As filed with the U.S. Securities and Exchange Commission on February 13, 2020

Registration No. 333-224382

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ideanomics, Inc.

(Exact name of registrant as specified in our charter)

Nevada	7380	20-1778374
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Broadway, 19th Floor

New York, NY 10006

(212) 206-1216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alfred Poor

Chief Executive Officer

55 Broadway, 19th Floor

New York, NY 10006

(212) 206-1216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Haddad

Venable LLP

Rockefeller Center, 1270 Avenue of the Americas

New York, NY 10020

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:            ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐

		Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common stock, $0.001 par value per share	33,136,693	$0.82	$27,291,714	$3,526.94
Total	33,136,693	$0.82	$27,291,714	$3,526.94

(1)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional common shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the Common Stock as traded on the NASDAQ on December 30, 2019.

(3)

The Registrant previously paid $12,126.60 in connection with the initial filing of the Registration Statement on April 20, 2018 and $1,752.18 was previously paid in connection with the amended filing of the Registration Statement on August 24, 2018.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 13, 2020

PRELIMINARY PROSPECTUS

33,136,693 Shares of Common Stock

The selling stockholders named in this prospectus (the “Selling Stockholders”) may offer and sell from time to time up to 33,136,693 shares of our common stock, par value $0.001 per share:

The selling stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See “Plan of Distribution” beginning on page 108 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbols “IDEX”. On February 12, 2020 the last reported sales price of our common stock was $ 0.54 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               , 2020

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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Special Note Regarding Forward Looking Statements

In addition to historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act (as defined below), and Section 21E of the Exchange Act (as defined below). We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Such statements include, among others, those concerning our transition to become a next-generation financial technology company; our expectations regarding the market for our new and existing products and industry segment growth; our expectations regarding demand for and acceptance of our new and existing products or services; our expectations regarding our partnerships and joint ventures, acquisitions, investments; our beliefs regarding the potential benefits and opportunities from integrating digital artificial intelligence and blockchain technology as part of our product and services offerings; our business strategies and goals; any projections of sales, earnings, revenue, margins or other financial items; any statements regarding the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in the PRC; and all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, and without limitation, those identified in Item 1A—“Risk Factors” included herein, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein are made as of the date of this report. We undertake no obligation to update any of these forward-looking statements, whether written or oral, that may be made, from time to time, after the date of this report to conform our prior statements to actual results or revised expectations.

Use of Terms

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” “the Company,” “IDEX,” or “Ideanomics,” are to the business of Ideanomics, Inc. (formerly known as “Seven Star Cloud Group, Inc.,” “SSC” and “Wecast Network, Inc.”), a Nevada corporation, and its consolidated subsidiaries and variable interest entities.

In addition, unless the context otherwise requires and for the purposes of this report only:

•	“CB Cayman” refers to our wholly-owned subsidiary China Broadband, Ltd., a Cayman Islands company;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“GTD” refers to our minority shareholder, GT Dollar Pte. Ltd., a Singapore based information technology solution company;
•	“GTB” refers to cryptocurrency received from GTD for digital asset management service and disposal of certain assets;

•	“FINRA” refers to the Financial Industry Regulatory Authority;
•	“HK SAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“Hua Cheng” refers to Hua Cheng Hu Dong (Beijing) Film and Television Communication Co., Ltd., a PRC company that is 39% owned by Sinotop Beijing and is a 20% owner of Zhong Hai Media;

•	“Intelligenta” refers to the BDCG joint venture which was rebranded as Intelligenta. As part of the rebranding, Intelligenta’s strategy will now include credit services, corporation services, index services and products, and capital market services and products.
•	“Legacy YOD” business/segment refers to the premium content and integrated value-added service solutions for the delivery of VOD (defined below) and paid video programing to digital cable providers, Internet Protocol Television (“IPTV”) providers, Over-the-Top (“OTT”) streaming providers, mobile manufacturers and operators, as well as direct customers.
•	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China;

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•	“Renminbi” and “RMB” refer to the legal currency of the PRC;
•	“SEC” refers to the United States Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended;
•	“SSF” refers to Tianjin Sevenstarflix Network Technology Limited, a PRC company controlled by YOD Hong Kong through contractual arrangements;
•	“Shandong Broadcast” refers to Shandong Broadcast & TV Weekly Press, a PRC company;
•	“Shandong Media” refers to Shandong Lushi Media Co., Ltd., a PRC company and a joint venture with respect to which we previously directly owned 50%; effective July 1, 2012, our interest in Shandong Media was reduced to a 30% stake held by Sinotop Beijing, which we indirectly control;
•	“Sinotop Beijing” refers to Beijing Sino Top Scope Technology Co., Ltd., a PRC company controlled by YOD Hong Kong through contractual arrangements;
•	“U.S. dollars,” “dollars,” “USD,” “US$,” and “$” refer to the legal currency of the United States;
•	“U.S. Tax Reform” refers to the Tax Cuts and Jobs Act, enacted by the United States of America on December 22, 2017;
•	“VIEs” refers to our current variable interest entities Sinotop Beijing, and SSF;
•	“VOD” refers to video on demand, which includes near video on demand (“NVOD”), subscription video on demand (“SVOD”), and transactional video on demand (“TVOD”);
•	“Wecast Services” business/segment refers to all other operations other than Legacy YOD segment;
•	“WSG” refers to our wholly-owned subsidiary Wecast Services Group Limited (formerly known as Sun Video Group Hong Kong Limited), a Hong Kong company;
•	“Wecast SH” refers to Shanghai Wecast Supply Chain Management Limited, a PRC company that is 51% owned by the Company;
•	“WFOE” refers to Beijing China Broadband Network Technology Co., Ltd., a PRC company and a “wholly foreign-owned enterprise,” which we previously wholly owned and which was sold during the quarter ended March 31, 2014;
•	“Wide Angle” refers to Wide Angle Group Limited, a Hong Kong company that is 55% owned by the Company;
•	“YOD Hong Kong” refers to YOU On Demand (Asia) Limited, formerly Sinotop Group Limited, a Hong Kong company, which is wholly- owned by CB Cayman;
•	“YOD WFOE” refers to YOU On Demand (Beijing) Technology Co., Ltd., a PRC company and a “wholly foreign-owned enterprise,” which is wholly-owned by YOD Hong Kong; and
•	“Zhong Hai Media” refers to Zhong Hai Shi Xun Media Co., Ltd., a PRC company that was 80% owned by Sinotop Beijing until June 30, 2017.

•	“SSSIG” refers to Sun Seven Stars Investment Group Limited, a British Virgin Islands corporation, an affiliate of Dr. Wu.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The “Company,” “SSC” “we,” “our,” “us” or similar terms mean Ideanomics, Inc. and our consolidated subsidiaries.

General

Ideanomics, Inc. (Nasdaq: IDEX) is a Nevada corporation that primarily operates in the United States and Asia. The Company is comprised of two operating segments (i) our Legacy YOD business with primary operations in the PRC which has been winding down operations over the last 12 months and (ii) our Mobile Energy Group (MEG) (formally known as our Wecast Service) business, which is transitioning to focus on the commercial fleet market for electric vehicles in addition to the Company’s existing fintech advisory business. Our MEG business operates as an end-to-end solutions provider for the procurement, financing, charging and energy management needs for fleet operators of commercial Electronic Vehicles (EV). MEG operates through a series of joint ventures with the leading companies in the commercial EV space, principally in China, and earns fees for every transaction completed based on the spread for group buying of vehicles and fees derived from the arrangement of financing and energy management such as commercial purchasing of pre-paid electricity credits. MEG focuses on commercial EV rather than passenger EV, as commercial EV is on an accelerated adoption path when compared to consumer EV adoption – which is expected to take between ten to fifteen years. We focus on four distinct commercial vehicles types with supporting income streams: 1) Closed-area heavy commercial, in areas such as Mining, Airports, and Sea Ports; 2) Last-mile delivery light commercial; 3) Buses and Coaches; 4) Taxis. The purchase and financing of vehicles provides for one-time fees and the charging and energy management provides for recurring revenue streams. In July 2019 the company invested in Glory Connection Snd. Bhd, (Glory) a vehicle manufacturer based in Malaysia. Glory holds the only license granted so far for the manufacture of electric vehicles in Malaysia and is in the process of setting up its manufacturing and assembly capabilities.

We continue to develop our FinTech services which principally consist of our ownership of the Delaware Board of Trade (DBOT) ATS, Intelligenta for marketing AI solutions to the Financial Services industry and FinTech Village, a 58 acre development site in West Hartford, Connecticut.

The fintech business intends to offer customized services based on best-in-class blockchain, AI and other technologies to mature and emerging businesses across various industries. To do so, we are building a financial technology ecosystem through license agreements, joint ventures and strategic investments, which we refer to as our “Fintech Ecosystem”.

Fintech Ecosystem

We primarily rely upon third-party intellectual property (“IP”) for the AI and blockchain technology being developed for our Mobile Energy Group (MEG) (formally Wecast Services) segment. In evaluating prospective technologies we seek to acquire, in-license or promote through joint ventures, we are focused on identifying industry leaders with strong and established engineering teams and technologies that are substantially developed. In doing so, we believe we can reduce the risks of reliance on a single technology with speculative functionality and adoption potential, while enhancing our flexibility and adaptability in a rapidly evolving technological environment.

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Our strategy is to leverage the technology and teams that comprise our Fintech Ecosystem to create customized solutions for the use cases presented to us by our Industry Ventures. The customization of these business applications would be undertaken by our acquired subsidiaries or the joint ventures, as applicable, with the business development efforts of our parent company focused on expanding the network of technologies in our Fintech Ecosystem and facilitating other synergies between our Fintech Ecosystem and our Industry Ventures. While the development and expansion of our Fintech Ecosystem is primarily driven by a desire to match specific technologies with specific use applications in our Industry Ventures, we believe that many of the technologies in our Fintech Ecosystem will have applications outside of our own Industry Ventures, and that the work in customizing technology to our Industry Ventures can be leveraged to develop products and services for third parties.

BDCG Joint Venture

Between December 2017 and April 2018, we formed BBD Digital Capital Group Ltd., a New York corporation (“BDCG”), as a joint venture with management partner Seasail, an affiliate of Big Business Data (“BBD”). We hold approximately 60% of the equity interest of BDCG and have the power to appoint three of the five directors of the board of BDCG. BDCG intends to capitalize on commodity and energy providers’ needs for more precise risk management services, more informed operational planning and more strategic decision-making, specifically in the trading of index funds, futures and commodities. BDCG focuses on developing AI-driven financial data services as well as building transactional platforms for index, futures and derivative trading, for both global commodity and energy clients. Planned financial data services also include risk management solutions, platforms for trading derivatives and indices, and debt and credit product offerings, with the primary objective being enhancing trading and risk management strategies.

BDCG leverages Pluto, Seasail’s AI technology, which Seasail licenses to BDCG. Pluto takes in dynamic, multi-variable inputs, such as, in the case of crude oil, information regarding trading, production origination, economic data and weather, and processes them according to flexible programmed models. For debt and credit products, BDCG has focused on data collection and integration capabilities based on “massive public data” and “acquired third-party data,” including credit and multi-party loans. BBD has accumulated the information of over 100 million companies. Such information contains more than 150 data tables and over 3,700 data fields, and the amount of data continues to grow rapidly. BDCG can use the data accumulated by BBD to create risk and index models. Once these models are layered into a rating and risk management system and loan approval system for trade finance, the AI system can make informed recommendations as to trading and risk management. Pluto is then sold and licensed to third party financial product stakeholders for these services.

We believe we can leverage BDCG’s AI services for the creation of financial products, risk ratings and indexing, and selection and recommendation systems on behalf of key stakeholders. By using AI technology to analyze the digital securitized assets we intend to develop, we aim to elevate not only the quality of the financial product, but also interactions among stakeholders. We also intend to design the digital securitized assets we develop to have data attributes that can be integrated into BDCG’s approach for processing financial data.

Fundamental Interactions

In June 2018, we entered into a non-exclusive, royalty-bearing licensing agreement with Fundamental Interactions, Inc. (“FI”), which currently expires on June 25, 2021, with respect to certain blockchain technologies, including FI’s Velocity Ledger, a blockchain-based, software-as-a-service (SaaS) platform that operates as a private blockchain solution for financial services. Through this agreement, we intend to leverage core FI technology and the Velocity Ledger platform to support the tokenization, secondary trading and settlement of new blockchain-based securities.

FinTalk

In September 2018, we entered into an agreement for the acquisition of FinTalk, a secure mobile messaging, collaboration and information services platform that delivers encrypted text and media messaging, with high performance large file transfer capabilities.

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Industry Ventures

We believe there are a number of industries that can benefit from the application of next-generation technologies, such as blockchain, AI, machine learning and big data. Our strategy is not only to promote the development of promising technologies through our Fintech Ecosystem, but also to acquire, invest in and form joint ventures with businesses in the various industries that we believe can be well served by our Fintech Ecosystem. In so doing, we believe that we can benefit both from growth in the Industry Ventures themselves, as well as from the enhanced potential for monetizing the technologies in our Fintech Ecosystem that would come with refining these technologies for our Industry Ventures.

Logistics Management and Financing

Our first group of Industry Ventures has focused on the logistics management and financing industry. Logistics management is the component of supply chain management that helps organizations plan, manage and implement processes to store and move goods from origin to destination. Logistics financing supports businesses where the order-to-delivery cycle may not correlate with cash flow needs. We believe that by ensuring that information is transparent, accurate and verifiable at various stages during the shipping process, blockchain-enabled logistics management platforms can streamline and standardize the product flow from sellers to buyers and eliminate standard transactional intermediaries in the freight and shipping industry. Further, we believe that by decreasing middle-man costs, we can greatly improve the efficiency of capital utilization, expand margins and accelerate inventory turnover for companies shipping and ordering goods. In addition, we believe that the transparency and security provided by blockchain technologies, combined with the computing power of AI technologies, can reduce existing logistics financing costs, including by improving risk management and decision making, and enable alternative logistics financing solutions.

To support the development of blockchain- and AI-based technologies for the logistics management and financing industries, we entered the commodities trading business, with the primary goal of learning about the needs of buyers and sellers in industries that rely heavily on the shipment of goods to inform our understanding of the features a blockchain platform would need in order to serve this industry vertical. Specifically, we elected to focus on the crude oil and consumer electronics businesses, which are industries that we estimate are sufficiently commoditized and high volume, in order to (i) serve as meaningful controls, (ii) identify inefficiencies in the logistics management and finance industries and (iii) generate data to support the potential future application of AI solutions.

Our crude oil trading business commenced in October 2017, when we formed our Singapore joint venture, Seven Stars Energy Pte. Ltd. (“SSE”), which is 51% owned by us. The other partner in the joint venture is a businessman based in Singapore with extensive experience in the oil trading industry and ownership or control of several large oil tankers. Our consumer electronics trading business commenced on January 2017, and is operated by our subsidiary Amer Global Technology Limited (“Amer”), in which we have a 55% interest. The end customers in our crude oil and consumer electronics trading businesses include about 15 to 20 corporations across the world. Our crude oil trading business does not currently integrate blockchain- or AI-based logistics solutions.

While we have begun phasing out of the crude oil trading business and the electronics trading business, we intend to continue to capitalize on our efforts and learning from these businesses so that we can leverage the applications of our technologies and FinTech Ecosystem across this business and as part of our Industry Ventures strategy.

Consumer Digital Products

Our second group of Industry Ventures focuses on consumer digital products. We believe that existing communities of consumers, merchants and service providers can significantly benefit from platforms that leverage blockchain technologies to aggregate content and services and products, such as blockchain-based digital membership cards, digital wallets, and loyalty programs that offer cash or other token-based rewards to users within these communities.

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In September 2018, we purchased a 65.65% equity interest in Grapevine Logic Inc. (“Grapevine”), and an affiliate of Dr. Bruno Wu, our Chairman of the Board has an option to require us to acquire the remaining stake in Grapevine. Grapevine is an end-to-end influencer marketing platform that facilitates collaboration between advertisers and brands with video based social influencers and content creators. Through the Grapevine platform, more than 4,700 companies have been able to hire the services of over 177,000 social influencers, ultimately helping these companies to promote their products and strengthen their brand. We believe that Grapevine will help us develop strength in the consumer digital products industry vertical by providing the platform for connecting brands with content-producing influencers and their large-scale audience of consumer-driven followers to whom digital tokens, loyalty and discount cards, multi-purpose digital wallets, and other services may be marketed via Grapevine on behalf of Ideanomics, brand advertisers and influencers, all according to a follower’s areas of interest.

Also in September 2018, we announced the proposed joint venture with Asia Times Holdings (“AT”), a Hong Kong company which owns the Asia Times newspaper, to be named Asia Times Financial Limited (“ATF”). Effective February 20, 2019, the Company and AT agreed to terminate their subscription agreement so that the Company will retain approximately 4.0% interest in AT, and not be obligated to make any further investment into AT. In addition, the parties have agreed to terminate the Shareholder’s Agreement for the joint venture, Asia Times Financial.

Financial Services

As evidenced by the proliferation of offerings of blockchain-based tokens in recent years, and the rapid growth of an industry to support these offerings, we believe that a core use case for blockchain and AI technology lies in financial services, digital asset securitization, and blockchain-enabled trading platforms. We plan to provide consulting services to companies seeking financing both through the sales of blockchain based instruments, such as securitized assets represented by digital tokens, which we refer to as “digital securitized assets,” as well as through conventional means, such as sales of traditional equity and debt securities. We believe that this dual approach to financial transactions, coupled with a related AI and blockchain enabled financial services platform, will provide us with flexibility to address the needs of issuers and investors. We also aim to use AI-powered analytics from our technology investments for different use cases, such as the trading, pricing, indexing and ratings of digital tokens (including digital securitized assets). Although we do not yet offer products or services in this industry vertical, we believe that ultimately, the Industry Ventures we form, acquire, or invest in this area will become the core of our business.

Digital Asset Securitization

We believe that we can use AI- and blockchain-enabled technology to provide a seamless method and platform for the creation and trading of digital securitized assets. Specifically, we plan to facilitate the securitization of tangible and intangible assets, such as data and IP, into new financial products, to “tokenize” these financial products by digitally recording them on a blockchain, to enable advanced platforms and capabilities using AI and blockchain technology, and to support the distribution and monetization of digital securitized assets. In so doing, we can be a leader in the transition of traditional financial products, such as commodities, currencies, credit, leasing, real estate and other asset classes, into the asset digitalization era.

Creating digital securitized assets requires the conversion of illiquid, tangible and intangible assets into blockchain enabled securities that we anticipate will, subject to future regulatory approval, be easily traded via exchanges, and as such, are more liquid than the underlying asset. We refer to this process as “digital asset securitization.”

As a first step in this process, we are identifying and engaging in discussions, negotiations and, in some cases, joint ventures, with third parties that own the specific tangible and intangible assets to be securitized, who we refer to as “asset originators,” or that have relationships with asset originators. We may also elect to securitize assets owned by our Company. Next, we will work with domestic and international securities market professionals, including licensed broker-dealers, merchant banks, ratings agencies and financial institutions, to structure and document the securitization of the assets, creating an asset backed financial product that can be more easily distributed and traded. This securitization process may include the pooling of assets, whether within the same asset class or across asset classes or asset originator types, or fractionalization of ownership of individual assets.

Once assets have been securitized, the new asset backed financial product will be represented in the form of digital, blockchain based tokens. We refer to this process as “digital tokenization.” Digital tokens are representative units of value, analogous to a stock certificate or a book-entry position, each of which reflects a holder’s ownership of a security, the terms of which are established in the investment documentation. Each of these tokens will be created by a “smart contract,” a self-executing agreement whose lines of code will reflect the economic and governance terms determined in the asset securitization process.

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We intend for our digital tokenization process largely to rely upon technologies already in use and accessible in today’s blockchain market, such as Ethereum’s ERC-20 tokens, thus reducing the need, costs and execution risks of new technology development. We also intend to enter into leverage our Fintech Ecosystem to use blockchains that may be optimized for tokenization of assets in specific industry verticals, including, potentially basing these technologies on FI’s Velocity Ledger. We believe there are myriad benefits that can potentially be afforded by tokenizing securities via Velocity Ledger, including new product creation and market exposure, competitive fees, fast deal execution, and access to institutional investors and broker dealers.

Trading and Financial Services Platforms

We believe that regulated alternative trading systems (“ATSs”) and sophisticated risk management software are important for the development of trading markets for blockchain based digital tokens, including the digital securitized assets we plan to originate as part of our financial services business. Accordingly, we are making strategic investments that are intended to promote the development of regulated ATSs that will enhance the blockchain token trading ecosystem and AI-based ratings systems to enhance the market viability of our digital securitized assets.

Between August 2017 and December 2018, we acquired approximately 36.92% of the capital stock of Delaware Board of Trade Holdings, Inc. (“DBOT”), which is a FINRA member firm and has filed an initial operations report on Form ATS to give notice of operations of DBOT ATS, LLC (“DBOT ATS”), and which we believe is well positioned to develop blockchain-enabled transactional platforms. DBOT operates three business lines, (i) DBOT ATS, which is intended to be an ATS for equity securities not listed on the New York Stock Exchange or the Nasdaq, (ii) DBOT Issuer Services LLC, which is focused on setting and maintaining issuer standards, as well as the provision of issuer services to DBOT designated issuers, and (iii) DBOT Technology Services LLC, which is focused on the provision of market data and marketplace connectivity.

DBOT has entered into agreements with FI (which is also a licensor to Ideanomics), pursuant to which FI is developing a blockchain enabled primary issuance and secondary trading platform for DBOT ATS using the Velocity Ledger. Under the agreements, DBOT will maintain licensing rights for the technology.

Our Fintech Revenue Model:

As part of our transitioning to a next-generation fintech company, we began developing our revenue and business model to be closely aligned with the technologies and industries that we support in our FinTech Ecosystem and Industry Ventures in a way that we can capitalize on the market demand for these products and services.

Our FinTech business and revenue model is directly connected with the agreements and partnerships that we engage in. The underlying economics vary on a case by case basis (due to the particular industry that they are a part of, and specific facts and circumstances for each agreement), but generally they have the following characteristics:

Digital Assets, Blockchain and AI:

•	Proceeds of new digital asset creation (i.e. Token Generation Event) on behalf of subsidiary companies or third parties
•	Proceeds from the creation and issuance of financial instruments tied with new data-based products such as indexes and futures
•	Fees collected by the securitization, tokenization/primary digital issuance, and trading of digital assets
•	Revenue sharing agreements with strategic partners
•	FinTech consulting and advisory service fees related to these asset classes

Asia Operations:

•	Monetization of Electrical Vehicle Related Agreements:
•	Commissions: related to the underwriting performed by our partners for Asset Backed Securities (ABS)
•	Recharging Station Fees: Recurring Revenue streams for the reaching of electrical vehicles and their use of recharging station networks (as a transaction fee, or as a percentage of revenue or profit)
•	Electrical Vehicle Sales Commissions: bus sales commissions associated with the sales of electrical bus fleets
•	Revenue share agreements for the use of our AI capabilities associated with the transmission of data across the electrical vehicles, their charging stations, and related connectivity

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Lease Financing:

•	Lease Financing Commissions
•	ABS Issuance Commissions
•	Electrical Vehicle Sales Commissions: bus sales commissions associated with the sales of electrical bus fleets

U.S. Operations:

Licensing of Technologies / FinTech Village:

•	Recurring licensing revenue derived from the licensing of our technology ecosystem
•	Licensing and recurring revenue from other technologies we intend to bring into our ecosystem

Equity Investments:

Additionally, we benefit from the various equity interests that we have in our various subsidiaries, joint ventures, and partnerships across our Fintech Ecosystem and Industry Ventures. In cases where valuable intellectual property is generated by through these strategic investments, the Company will consider strategic licensing agreements and additional business models in exchange for our services to further enhance revenue.

Legacy YOD Segment

Since 2010, we have provided premium content and integrated value-added service solutions for the delivery of VOD and paid video programming to digital cable providers, IPTV providers, OTT streaming providers, mobile manufacturers and operators, as well as direct customers. The core revenues were generated from both minimum guarantee payments and revenue sharing arrangements with distribution partners as well as subscription or transactional fees from subscribers.

In October 2016, we signed an agreement to form a five year partnership with Zhejiang Yanhua Culture Media Co., Ltd., a company organized under the laws of the PRC (“Yanhua”), where Yanhua will act as the exclusive distribution operator (within the territory of PRC) of our licensed library of major studio films (the “Yanhua Partnership”). We entered into the Yanhua Partnership and exclusive distribution agreement in order to offset losses from high upfront minimum guarantee licensing fees to studios. The Yanhua Partnership modified and improved our legacy major studio paid content business model by moving from a framework that included high and fixed costs and upfront minimum guaranteed payments, rising content costs from major Hollywood studios and low margins to a structure that will now include relatively nominal costs to our Company and the opportunity to reach an even wider audience. With the Yanhua Partnership, Yanhua assumed all sales and marketing costs and will pay us a minimum guarantee in exchange for a percentage of the total revenue share.

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Pursuant to the Yanhua Partnership, the existing legacy Hollywood studio paid content as well as other IP content specified in the agreement, along with the corresponding authorized rights letter that we are entitled to, were transferred to Yanhua for RMB13,000,000 (approximately $2 million), to be paid in two equal installments in the amount of RMB6,500,000 (approximately $1 million). The first installment was received on December 30, 2016 and was recognized as revenue in 2017 based on the relative fair value of licensed content delivered to Yanhua. The second installment will be paid if the license content fees due to studios for the existing legacy Hollywood paid contents are settled. To date, the legacy Hollywood studio paid content and other IP has not been transferred, as the second installment was not yet made.

We still run our legacy YOD segment with limited resources and plan to continue to run it through the Yanhua Partnership, where Yanhua will act as the exclusive distribution operator (within the PRC) of our licensed library of major studio films. We launched our legacy VOD service through the acquisition of YOD Hong Kong (formerly Sinotop Group Limited) on July 30, 2010, by China CB Cayman. Through a series of contractual arrangements, YOD WFOE, the subsidiary of YOD Hong Kong, controls Sinotop Beijing, a corporation established in the PRC. Sinotop Beijing was the 80% owner of Zhong Hai Media until June 30, 2017, through which we provided: (1) integrated value–added business–to–business (“B2B”) service solutions for the delivery of VOD and enhanced premium content for digital cable; (2) integrated value–added business–to–business–to–customer (“B2B2C”) service solutions for the delivery of VOD and enhanced premium content for IPTV and OTT providers; and (3) a direct to user, or business-to-customer (“B2C”), mobile video service app. We sold Zhong Hai Media on June 30, 2017 to Hanghzou for a nominal amount.

Management Team with Significant FinTech, Blockchain and AI Experience

To support our transition to a next-generation AI and blockchain enabled fintech company, we have strategically secured a management team with diversified expertise in operations, technology, fintech, blockchain, AI, capital markets and the financial services industry, and largely transitioned our operations toward the United States, having 18 U.S. employees as of December 31, 2018 compared to three as of December 31, 2017. As of the date of this filing, key members of our management team include:

Dr. Bruno Wu. Our Chairman of the Board is an experienced investor, technology and media entrepreneur, and philanthropist. Dr. Wu has been actively involved with blockchain enabled and big data technologies since October 2011. After four years of investment and research, in 2015, Dr. Wu and Beijing Sun Seven Stars Culture Development Limited (“SSS”), an affiliate of Dr. Wu and a significant shareholder in our Company, proceeded to execute the strategy of becoming a leader in fintech and asset digitization services by aggregating AI, blockchain and other big data and cloud-based technologies, carefully sourced and selected on a global basis through joint ventures and partnerships. These partnerships focus on customizing and enabling actual business use case applications. Dr. Wu actively participated in the build out of a leading big data hub in Guiyang, China, particularly by endorsing the integration of AI and blockchain. Dr. Wu has committed to transforming our Company into a fintech and asset digitization services flagship, with multiple use case technology engines to be rolled out.

Mr. Alf Poor. Our Chief Executive Officer, and President of the Connecticut Fintech Village, is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

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Ms. Kate Lam is Managing Director, Digital Capital Markets. Ms. Lam has more than twenty years of financial markets experience in marketing multiple asset classes to Propellr, a fintech platform for multi-asset financing. She successfully obtained the SEC broker dealer license for Propellr Securities and integrated regulatory best practices into the platform. As CEO of the broker dealer, she worked closely with engineers and product managers to design specifications for investor vetting, as well as perform due diligences on financing deals. She was also the Head of Institutional Sales and Investor Relations for the company. Prior to Propellr, Ms. Lam held senior management positions at Deutsche Bank, Bear Stearns and Standard Chartered Bank with a client base spanning central banks, global and regional banks, asset managers, global insurance companies and hedge funds.

Dr. George Yuan. Dr. George Yuan is the Chief Technology Officer of BBDCG. Dr. Yuan is a world leading expert on dynamic ontology for credit risk assessment and risk management. He served as the leader for risk management consulting at KPMG (US) and the Director of China / Hong Kong Deloitte Financial Consulting. Dr. Yuan was selected as a National Distinguished Expert in Shanghai’s and Sichuan’s “The Thousand Talents Plan” in 2013 and 2018, and he is the Chief Editor for The Journal of Financial Engineering. Dr. Yuan’s is leading BDCG’s focus on AI driven financial data services as well as transactional platforms for index, futures and derivative trading, for both global commodity and energy clients. Dr. Yuan is the Chief Risk Officer and Chief Engineer of BDCG. Dr. Yuan has held a professorship at the Institute of Risk Management at Tongji University. Dr. Yuan’s study and work has centered around the valuation of financial derivatives and value-at-risk (“VaR”) modeling for market risk, credit risk and operational risk under the framework of the Basel II (Basel III) Accord, financial and credit derivatives pricing, portfolio optimization, risk limit design, commodity forward price curve design, complex position, commodity price risk assessment and asset valuation.

Preferred Stock

The Company has a multi-tiered capital structure that includes Series A Preferred Stock.

Ranking. With respect to rights upon liquidation, winding-up or dissolution, the Series A Preferred Stock ranks senior to our common stock and pari passu with any other series of our preferred stock established by our board of directors.

Voting. The holders of the Series A Preferred Stock are entitled to ten (10) votes for each one (1) share of common stock that is issuable upon conversion of a share of Series A Preferred Stock (each of the 7,000,000 shares of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock, or a total of 9,333,330 votes). Except as required by law, all shares of Series A Preferred Stock and all shares of common stock shall vote together as a single class.

Conversion. Each share of Series A Preferred Stock is convertible, at any time at the option of the holder, into ten (10) fully paid and nonassessable shares of common stock, subject to adjustment as provided in the Certificate of Designation.

Dividends. The Series A Preferred Stock is only entitled to receive dividends when and if declared by our board of directors.

Liquidation. Upon the occurrence of a liquidation event, the holders of the Series A Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $0.50 per share, as may be adjusted from time to time, plus all accrued, but unpaid dividends, before any payment shall be made or any assets distributed to the holders of common stock or any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event. For purposes of the Certificate of Designation, a “liquidation event” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and upon the election of the holders of a majority of the then outstanding Series A Preferred Stock shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation, or other transaction in which control of the Company is transferred, but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company) unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company.

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Corporate Information

Ideanomics, Inc. (formerly China Broadband, Inc., Seven Stars Cloud Group, Inc. and WeCast) was incorporated in Nevada on October 22, 2004 pursuant to a reorganization of a California entity formed in 1988. Prior to January 2007 we were a blank check shell company. On January 23, 2007, we acquired CB Cayman, which at the time was a party to the cooperation agreement with our PRC-based WFOE, in a reverse acquisition transaction. Our principal executive offices are located at 55 Broadway, 19th Floor, New York, NY 10006, and our telephone number is (212) 206-1216. Our corporate website address is www.ideanomics.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Recent Developments

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2020, Ideanomics, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2).

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted a 180 calendar day grace period, or until July 8, 2020, to regain compliance with the minimum bid price requirement. The continued listing standard will be met if the Company evidences a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period. In order for Nasdaq to consider granting the Company additional time beyond July 8, 2020, the Company would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on Nasdaq, with the exception of the minimum bid price requirement. If measured today, the Company would qualify for Nasdaq’s consideration of an extension because the Company currently has stockholders’ equity of at least $5 million. In the event the Company does not regain compliance with the $1.00 bid price requirement by July 8, 2020, eligibility for Nasdaq’s consideration of a second 180 day grace period would be determined on the Company’s compliance with the above referenced criteria on July 8, 2020.

The Company is diligently working to evidence compliance with the minimum bid price requirement for continued listing on Nasdaq; however, there can be no assurance that the Company will be able to regain compliance or that Nasdaq will grant the Company a further extension of time to regain compliance, if necessary. If the Company fails to regain compliance with the Nasdaq continued listing standards, its common stock will be subject to delisting from Nasdaq.

Issuance of common stock for True-Up related to purchase of the Delaware Board of Trade

On January 31, 2020 the Company issued 10,883,668 shares of the company’s common stock pursuant to the terms of the True-Up provisions of the securities purchase agreement for the Company’s acquisition of the Delaware Board of Trade (DBOT). The securities purchase agreement required the Company to issue additional shares of the Company’s common stock (“True-Up Common Stock”) in the event the stock price of the common stock was below $2.11 at the close of trading on January 30, 2020, the day immediately preceding the lock-up date. The common stock issuance is subject to the restrictions of Rule 144A of the Securities Act of 1933. At the date of acquisition, the Company accounted for the additional True-Up Common Stock consideration as a liability in accordance with ASC 480 and recorded a liability at fair value of $2,217,034. As of September 30, 2019, we remeasured this liability to $2,327,919 and the remeasurement loss of $(110,885) was recorded in the other income/(expense) of the income statement. The Company is in the process of completing another remeasurement as of December 31, 2019 the result of which will be reported in the financial results for the fourth quarter. The 10,883,668 shares issued for the True-Up are included in the 178,727,383 Shares Outstanding after the Offering set out on page 10 of this S-1 filing. In the event that the stock price of the common stock is $0.54 (which was the Company’s closing price on February 12, 2019) on April 19, 2020 the Company would be required to issue 4,138,383 additional shares of common stock in order to comply with the terms of the True-Up provisions of the securities purchase agreement with DBOT .

Impairment Charge on the Company’s holdings of Cryptocurrencies.

As of December 31, 2019 the Company had holdings of cryptocurrency classified as Indefinite Lived Intangible Assets with a value of $61.1 million. As required by US GAAP the company has performed an impairment analysis as of December 31, 2019 and the preliminary and unaudited conclusion of this analysis is that the cryptocurrency has a de-minis value and an impairment charge estimated to be in the range of $60 million should be recorded in the financial results for the fourth quarter of 2019. This charge is non-cash and will be recorded in Other Expense.

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The Offering

Shares offered by the selling stockholders	We are registering the resale by the selling stockholders named in this prospectus, or their permitted transferees, of an aggregate of 33,136,693(1) shares of common stock.

Shares offered by the Company	None

Terms of the offering	The selling stockholders will determine when and how they will dispose of the shares of common stock registered under this prospectus for resale.

Shares outstanding prior to the offering	As of February 5, 2020, we had 160,301,387 shares of common stock issued and outstanding.

Shares outstanding after the offering	178,727,293 (2) shares of common stock.

Use of proceeds

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. However, we may receive up to a maximum of approximately $9,829,240 of gross proceeds from the exercise of the Warrants (as defined in footnote 1 below) (based on an initial exercise price of $1.00 and $1.50 per share) by selling stockholders to the extent they are exercised on a cash basis, which proceeds we expect to use for general corporate purposes and for working capital. No assurances can be given that all or any portion of the Warrants will ever be exercised.

Nasdaq ticker symbol	Our common stock are listed on the Nasdaq Capital Market under the symbol “IDEX”.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 108.

(1)	Consists of (i) 14,710,787 shares of common stock; (ii) 9,430,000 shares of common stock underlying convertible notes (the “Notes”); (iii) 8,995,996 shares of common stock underlying warrants (the “Warrants”) to purchase common stock.
(2)	Assumes conversion of the Notes and the exercise of the Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. If any of these risks actually occur, it could harm our business, financial condition, results of operations and cash flows and our prospects. In that event, the price of our securities could decline and you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND STRATEGY

Substantial doubt about our ability to continue as a going concern.

This Annual Report on Form 10-K for the year ended December 31, 2018 includes disclosures and an opinion from our independent registered public accounting firm stating that our recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements as of December 31, 2018 were prepared under the assumption that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. As of December 31, 2018, we had accumulated deficit of $150.0 million, with liabilities of $49.8 million and cash on hand of $3.1 million. As of September 30, 2019, we had accumulated deficit of 138.47 million, with liabilities of $47.26 million and cash on hand of $1.69 million.

We will need to rely on proceeds from debt and equity issuances to pay for ongoing operating expenses in order to execute its business plan. Management has taken several actions to ensure that the Company will continue as a going concern, including debit financings and reductions in YOD legacy segment related expenses and discretionary expenditures.

While we believe that our existing resources will be sufficient to fund our planned operations until September 30, 2020, we cannot provide assurances that our estimates are accurate, that we will be successful in transforming our business model or that we will be able to generate sufficient cash from operations or raise additional capital through equity and/or debt financings, collaborative or other funding arrangements with partners, or through other sources of financing on favorable terms or at all. If we are in fact unable to continue as a going concern, our shareholders may lose their entire investment in our Company.

We expect to require additional financing in the future to meet our business requirements. Such capital raising may be costly, difficult or not possible to obtain and, if obtained, could significantly dilute current stockholders’ equity interests

We must continue to rely on proceeds from debt and equity issuances to pay for ongoing operating expenses and repay existing debt in order to execute our business plan. Although we may attempt to raise funds by issuing debt or equity instruments, additional financing may not be available to us on terms acceptable us or at all or such resources may not be received in a timely manner. If we are unable to raise additional capital when required or on acceptable terms, we may be required to scale back or to discontinue certain operations, scale back or discontinue the development of new business lines, reduce headcount, sell assets, file for bankruptcy, reorganize, merge with another entity, or cease operations.

We are in the process of transforming our business model, such that there is only a limited basis to evaluate our business and prospects. This transformation may continue to evolve, and ultimately may not be successful.

We are in the process of transforming our business model to become a next generation AI- and blockchain-enabled fintech company. In connection with this transformation, we are in the process of considerable changes, including initiatives to assemble a new management team, reconfigure the business structure, and expand our mission and business lines. It is uncertain whether these efforts will prove beneficial or whether we will be able to develop the necessary business models, infrastructure and systems to support the business. This includes having or hiring the right talent to execute our business strategy, and building a team with the technological capability and know-how to build the products and provide the services we envision. Market acceptance of new product and service offerings will be dependent in part on our ability to include functionality and usability that address customer requirements, and optimally price our products and services to meet customer demand and cover our costs.

Although we have been operating our legacy YOD business for several years, because our new Mobile Energy Group (MEG) (formally Wecast Services) segment has only been developed since 2017, there is only a limited basis upon which to evaluate our business and prospects. Our future success depends, in part, on our ability to implement our business plans and complete the transformation we envision. An investor in our stock should consider the challenges, expenses, and difficulties we will face as a company seeking to provide new types of fintech solutions in a competitive market. For example, we have not generated and may never generate revenue from any AI- or blockchain-enabled products or services. Any failure to implement our business plans in accordance with our expectations may have a material adverse effect on our financial results.

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Further, as digital assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Government regulation may cause us to potentially change our future business in order to comply fully with the federal securities and other laws as well as applicable state securities laws. As a result, to stay current with the industry, our business model may need to continue to evolve as well. From time to time, we may modify aspects four business model relating to our products and services. We cannot offer any assurance that these or any other modifications will be successful or will not have an adverse effect to our business.

Even if we implement our plan in accordance with our expectations, our assumptions regarding costs and growth of revenue may differ substantially from reality. Furthermore, even if the anticipated benefits and savings are realized in part, there may be consequences, internal control issues, or business impacts that were not expected. Additionally, as a result of our restructuring efforts in connection with our business transformation plan, we may experience a loss of continuity, loss of accumulated knowledge or loss of efficiency during transitional periods. Reorganization and restructuring can require a significant amount of management and other employees’ time and focus, which may divert attention from operating activities and growing our business. If we fail to achieve some or all of the expected benefits of these activities, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

Our operating results are likely to fluctuate significantly and may differ from market expectations.

Our annual and quarterly operating results have varied significantly in the past, and may vary significantly in the future, due to a number of factors which could have an adverse impact on our business. Our revenue may fluctuate as we expect a disproportionate amount of our revenues generated from our Mobile Energy Group (MEG) (formally Wecast Services) segment quarter over quarter due to the customers’ seasonal demand, as normally holiday demand for consumer electronics would increase our revenue. Furthermore, as the launch dates of our new products may not be the same as what we have planned, we expect the financial performance might fluctuate significantly depending on timing, quantity and outcome of such product launches.

The transformation of our business will put added pressure on our management and operational infrastructure, impeding our ability to meet any potential increased demand for our services and possibly hurting our future operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for the services that we offer, and by the introduction of new goods or services. Growth in our businesses will place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

•	our ability to successfully and rapidly expand sales to potential new distributors in response to potentially increasing demand;

•	the costs associated with such growth, which are difficult to quantify, but could be significant; and

•	rapid technological change.

To accommodate any such growth and compete effectively, we will need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage our employees, and such funding may not be available in sufficient quantities, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

The success of our business is dependent on our ability to retain our existing key employees and to add and retain senior officers to our management.

We depend on the services of our key employees. Our success will largely depend on our ability to retain these key employees and to attract and retain qualified senior and middle level managers to our management team. In addition, in connection with our transition to a new AI- & blockchain-enabled fintech business model, we have recruited certain members of management and employees with extensive knowledge of the blockchain market or technology, and the loss of their expertise could diminish our business.

We have recruited executives and management both in the United States and the PRC to assist in our ability to manage the business and to recruit and oversee employees. While we believe we offer compensation packages that are consistent with market practice, we cannot be certain that we will be able to hire and retain sufficient personnel to support our business. In addition, severe capital constraints have limited our ability to attract specialized personnel. Moreover, our budget limitations will restrict our ability to hire qualified personnel. The loss of any of our key employees, or failure to find a suitable successor, would significantly harm our business. Our future success will also depend on our ability to identify, hire, develop and retain skilled key employees. We do not maintain key person life insurance on any of our employees. Future sales or acquisitions by us may also cause uncertainty among our current employees and employees of an acquired entity, which could lead to the departure of key employees. Such departures could have an adverse impact on our business and the anticipated benefits of a sale or acquisition.

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Changes in our management team may adversely affect our operations.

Over the last several months, we have experienced turnover or changes in our senior management. On April 6, 2018, our CFO, Mr. Simon Wu announced his resignation as our CFO. On April 11, 2018, our Board of Directors (the “Board”) appointed Mr. Jason Wu to serve as interim CFO. Effective June 1, 2018, the Board appointed Mr. Federico Tovar as our new CFO. On September 10, 2018, the Board appointed Mr. Brett McGonegal as Co-CEO, and on November 14, 2018 appointed him as CEO and Director. On February 20 2019, Mr. Brett McGonegal announced his resignation as our CEO, and the Board of Directors appointed its Chief Operations Officer, Mr. Alfred Poor, as the CEO. On April 30, 2019, the Company, its Board of Directors, and the Audit committee unanimously accepted the resignation of Mr. Federico Tovar, the Company’s Chief Financial Officer. Effective May 1, 2019, Mrs. Cecilia Xu, our Corporate Controller, assumed the duties of interim Chief Financial Officer of Ideanomics, Inc.  Mrs. Xu, 41, joined the Company in October 2018 as Corporate Controller, and has served in that role until May 1, 2019. Mr. Conor McCarthy was appointed Chief Financial Officer on September 9, 2019 and Mrs. Xu relinquished her role as Interim Chief Financial Officer. Mrs. Xu remains in her position as Corporate Controller.

While we expect to engage in an orderly transition process as we integrate newly appointed officers and managers, we face a variety of risks and uncertainties relating to management transition, including diversion of management attention from business concerns, failure to retain other key personnel or loss of institutional knowledge. These risks and uncertainties could result in operational and administrative inefficiencies and added costs, which could adversely impact our results of operations, stock price and research and development of our products.

We are highly dependent on the services of Dr. Bruno Wu, our Chairman.

We are highly dependent on the services of Dr. Bruno Wu, our Chairman and largest stockholder, particularly as it relates to our operations in the PRC and Asia. Although Dr. Wu spends significant time with Ideanomics and is highly active in our management, he does not devote his full time and attention to Ideanomics. Dr. Wu also currently serves as CEO of Sun Seven Stars Investment Group.

Our international operations expose us to a number of risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages or otherwise succeed. It is costly to establish, develop, and maintain international operations and platforms, and promote our brand internationally.

Our international sales and operations are subject to a number of risks, including:

•	local economic and political conditions;

•	government regulation of e-commerce and other services, electronic devices, and competition, and restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization, and restrictions on foreign ownership;

•	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of IP rights;

•	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;

•	limited technology infrastructure;

•	environmental and health and safety liabilities and expenditures relating to the disposal and remediation of hazardous substances into the air, water and ground;

•	shorter payable and longer receivable cycles and the resultant negative impact on cash flow;

•	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, and restrictions on pricing or discounts;

•	geopolitical events, including war and terrorism.

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We may face challenges in expanding our international and cross-border businesses and operations.

As we expand our international and cross-border businesses into an increasing number of international markets, we will face risks associated with expanding into markets in which we have limited or no experience and in which we may be less well-known. We may be unable to attract a sufficient number of customers and other participants, fail to anticipate competitive conditions or face difficulties in operating effectively in these new markets. The expansion of our international and cross-border businesses will also expose us to risks inherent in operating businesses globally, including:

•	inability to recruit international and local talent and challenges in replicating or adapting our Company policies and procedures to operating environments different than that of the PRC;

•	lack of acceptance of our product and service offerings;

•	challenges and increased expenses associated with staffing and managing international and cross-border operations and managing an organization spread over multiple jurisdictions;

•	trade barriers, such as import and export restrictions, customs duties and other taxes, competition law regimes and other trade restrictions, as well as other protectionist policies;

•	differing and potentially adverse tax consequences;

•	increased and conflicting regulatory compliance requirements;

•	challenges caused by distance, language and cultural differences;

•	increased costs to protect the security and stability of our information technology systems, IP and personal data, including compliance costs related to data localization laws;

•	availability and reliability of international and cross-border payment systems and logistics infrastructure;

•	exchange rate fluctuations; and

•	political instability and general economic or political conditions in particular countries or regions.

As we expand further into new regions and markets, these risks could intensify, and efforts we make to expand our international and cross-border businesses and operations may not be successful. Failure to expand our international and cross-border businesses and operations could materially and adversely affect our business, financial condition and results of operations.

Transactions conducted through our international and cross-border platforms may be subject to different customs, taxes and rules and regulations, and we may be adversely affected by the complexity of and developments in customs and import/export laws, rules and regulations in the PRC and other jurisdictions. For example, effective as of April 8, 2016, the Notice on Tax Policies of Cross-Border E-Commerce Retail Importation, or the New Cross-Border E-commerce Tax Notice, replaced the previous system for taxing consumer goods imported into the PRC and introduced a 16% value-added tax, or VAT, on most products sold through e-commerce platforms and consumption tax on high-end cosmetics.

We may also have operations in various markets with volatile economic or political environments and may pursue growth opportunities in a number of newly developed and emerging markets. These investments may expose us to heightened risks of economic, geopolitical, or other events, including governmental takeover (i.e., nationalization) of our manufacturing facilities or IP, restrictive exchange or import controls, disruption of operations as a result of systemic political or economic instability, outbreak of war or expansion of hostilities, and acts of terrorism, each of which could have a substantial adverse effect on our financial condition and results of operations. Further, the U.S. government, other governments, and international organizations could impose additional sanctions that could restrict us from doing business directly or indirectly in or with certain countries or parties, which could include affiliates.

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As we acquire, dispose of or restructure our businesses, product lines, and technologies, we may encounter unforeseen costs and difficulties that could impair our financial performance

An important element of our management strategy is to review acquisition prospects that would complement our existing products, augment our market coverage and distribution ability, or enhance our capabilities. As a result, we may seek to make acquisitions of companies, products, or technologies, or we may reduce or dispose of certain product lines or technologies that no longer fit our business strategies. For regulatory or other reasons, we may not be successful in our attempts to acquire or dispose of businesses, products, or technologies, resulting in significant financial costs, reduced or lost opportunities, and diversion of management’s attention. Managing an acquired business, disposing of product technologies, or reducing personnel entails numerous operational and financial risks, including, among other things, (i) difficulties in assimilating acquired operations and new personnel or separating existing business or product groups, (ii) diversion of management’s attention away from other business concerns, (iii) amortization of acquired intangible assets, (iv) adverse customer reaction to our decision to cease support for a product, and (v) potential loss of key employees or customers of acquired or disposed operations. There can be no assurance that we will be able to achieve and manage successfully any such integration of potential acquisitions, disposition of product lines or technologies, or reduction in personnel or that our management, personnel, or systems will be adequate to support continued operations. Any such inabilities or inadequacies could have a material adverse effect on our business, operating results, financial condition, and/or cash flows.

In addition, any acquisition could result in changes, such as potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, the amortization of related intangible assets, and goodwill impairment charges, any of which could materially adversely affect our business, financial condition, results of operations, cash flows, and/or the price of our common stock.

We derived a substantial portion of our revenue from several major customers. If we lose any of these customers, or if the volume of business with these distribution partners decline, our revenues may be significantly affected.

We have agreements with only one distribution partner to operate all of our legacy YOD business, and in 2018, one customer individually accounted for more than 10% of third party revenue in our WecastMobile Energy Group (MEG) (formally Wecast Services) segment. Due to our reliance on those customers, any of the following events may cause a material decline in our revenue and have a material adverse effect on our results of operations:

•	reductions, delays or cessation of purchases from one or more significant customer;

•	loss of one or more significant customer and our inability to find new customers that can generate the same volume of business; and

•	failure of any customer to make timely payment of our products and services.

We cannot be certain whether these relationships will continue to develop or if these significant customers will continue to generate significant revenue for us in the future.

Intellectual property litigation could cause us to spend substantial resources and could distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to IP claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development, sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of IP litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

If we fail to develop and maintain effective disclosure controls and an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and market price of our shares may be adversely impacted.

Our reporting obligations as a public company place a significant strain on our management and our operational and financial resources and systems and will continue to do so for the foreseeable future. We are subject to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), which requires us to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Material weaknesses and significant deficiencies may be identified during the audit process or at other times. In 2016, a material weakness was identified in the internal control over financial reporting related to the design, documentation and implementation of effective internal controls for the review of the cash flow forecasts used in the accounting for licensed content recoverability. Specifically, we did not design and maintain effective internal controls related to management’s review of the data inputs and assumptions used in our cash flow forecasts for licensed content recoverability. As of December 31, 2017, management concluded that our internal control over financial reporting was ineffective because this material weakness related to the design, documentation and implementation of effective internal controls over the review of the cash flow forecasts used in the accounting for licensed content recoverability still existed at the time effectiveness was re-tested. See Part II—Item 9A—“Controls and Procedures.”

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If we fail to remediate this material weakness, or to develop and maintain effective internal control over financial reporting in the future, our management may not be able to conclude that we have effective internal control over financial reporting at a reasonable assurance level. This could in turn result in the loss of investor confidence in the reliability of our financial statements. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports. Any failure to improve and maintain the effectiveness of our internal controls over financial reporting could lead to future errors in our financial statements that could require a restatement or untimely filings, which could cause investors to lose confidence in our reported financial information, and result in a decline in our stock price.

The Sarbanes-Oxley Act also requires that we maintain effective disclosure controls and procedures. As a publicly traded company, we are required to file periodic reports containing our consolidated financial statements with the SEC within a specified time following the completion of quarterly and annual periods. Maintaining effective disclosure controls and procedures is necessary to identify information we must disclose in our periodic reports. Our disclosure controls and procedures have been ineffective in the past, and to the extent that our disclosure controls and procedures are found to be ineffective in the future, such finding could result in the loss of investor confidence in the reliability of our disclosures, harm our business, and negatively impact the trading price of our common stock.

RISKS RELATED TO OUR MOBILE ENERGY GROUP (MEG) (FORMALLY WECAST SERVICES) SEGMENT

We experience significant competitive pressure in the Mobile Energy Group (MEG) (formally Wecast Services) segment, which may negatively impact our business, financial condition, and results of operations.

We will face significant competition with respect to the products and services we plan to offer in the blockchain- and AI-enabled fintech business we are building, and we currently face significant competition with respect to the businesses we operate that generate revenue for our Company.

Our long term strategic goal is to leverage blockchain- and AI-based fintech solutions to offer products and services that will bring transparency, efficiency and cost savings to various markets, including logistics management and finance, consumer products, media, and financial services. We therefore face significant competitive pressure not only with other developers of blockchain and AI technologies in the fintech space, but also in the markets for the products and services we offer or plan to offer, which are very competitive and subject to rapid technological advances, new market entrants, non-traditional competitors, changes in industry standards and changes in customer needs and consumption models.

The blockchain industry is densely populated by companies touting blockchain capabilities, including Smart Valor, Polymath, tZero and Consensys, among others. Our competitors, both in the fintech space and in the markets we plan to service, may introduce new platforms and solutions that are superior to ours, or may offer additional, vertically integrated products and services that we do not yet plan to provide. Certain competitors may have entered these spaces much earlier than us, may be better capitalized, may have more industry connections, and may be able to adapt more quickly to new technologies or may be able to devote greater resources to the development, marketing and sale of their products than we can. In addition, we are competing not only with respect to potential business, but with respect to the acquisition of novel and effective technologies, receipt of required regulatory approvals and retention of human capital and talent.

In addition, the fintech market in general is seeing myriad new capabilities and solutions introduced by large established companies, such as IBM, Google and Amazon, as well as smaller emerging companies. These technologies may rely on blockchain technology or AI, as well as other innovative technologies such as machine learning or big data. As we apply our blockchain-and AI-based fintech solutions to the finance industry, we will compete with private and public financial institutions, investment banks, broker-dealers and financial consulting firms, among other institutions, that may have their own proprietary solutions (including trading platforms, web based and mobile algorithm trading platforms, social trading platforms, high-frequency trading platforms, back office solutions, risk management tools, and other software), and that may offer regulated services that we do not at this time plan to offer (including underwriting services, advisory services, and investment management services). Other potential competitors include national securities exchanges that may be developing blockchain-based solutions and other regulated securities exchange industry participants, including ATSs, market makers and other execution venues.

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In addition, the logistics management and financing industries have been increasingly competitive. Through our joint ventures, we offer services covering a range of supply chain operations, including in the crude oil trading and consumer electronics industries. On the logistics management side, we also face competition from manufacturing services, third party logistics providers, and supply chain management companies. On the logistics financing side, we believe our primary competitors in this space will be supply chain finance solutions providers in the B2B Supply Chain marketplace, such as Longfin Corp. as well as those in the commodities financing and trading space, including companies such as the conglomerate ABCD (comprised of Archer Daniels Midland Company, Bunge Ltd., Cargill Inc., and Louis Dreyfus Company) and Xpansiv.

Our failure to maintain and enhance our competitive position could adversely affect our business and prospects. Furthermore, our efforts to compete in the marketplace could cause deterioration of gross profit margins and, thus, overall profitability.

There can be no assurance that we will ever develop, issue or support the trading of securitized digital assets, or that we or our partners will build blockchain-based trading and logistics management platforms, or that any such products will be well received.

We intend to securitize assets that may be owned by third parties or owned by our Company, to encode such securitized assets as digital tokens using blockchain technology, and to support the issuance and trading of such securitized digital assets. As part of our larger blockchain strategy, we also intend to enter into joint ventures, strategic investments and partnerships to explore the application of blockchain technologies to logistics management. There can be no assurance that we will ever develop, issue or support the trading of any securitized digital assets, whatsoever, or that we will ever develop a blockchain or AI enabled logistics management platform. Should we fail to do so, our financial position may be adversely affected.

Even if we do succeed in developing digital securitized assets, there can be no assurance that investors will be interested in purchasing such digital securitized assets, or that a robust ecosystem for their trading on our platforms will develop. For example, established financial institutions may refuse to process the digital assets for these transactions, process wire transfers, or maintain accounts for entities transacting in our digital assets. Conversely, a significant portion of demand for any digital securitized assets we develop may be generated by speculators and investors seeking to profit from the short- or long-term holding of our digital assets. Price volatility undermines the exchange of these digital assets and the liquidity of the digital assets we original may always be low, further fueling price volatility. Increased volatility may lead to a reduction in the value of the digital securitized assets we develop, which could adversely impact the value of any digital securitized assets we originate based on our own assets, and which could reduce demands for our digital financial services by reducing interest in using digital assets as a mean of creating liquidity from others’ owned assets.

In addition, the blockchain-enabled platforms and software upon which our products and services will be based, are in their early stages. Despite the efforts of our strategic partners and joint ventures to develop and complete the launch of, and subsequently to maintain, blockchain platforms for digital token trading and logistics management, it is possible that they will experience malfunctions or otherwise fail to be adequately secured and maintained. We may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully develop blockchain platforms and products, including digital assets, and progress them to a successful launch. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain a blockchain, and addressing such considerations will require significant time and resources. There can be no assurance that we will be able to develop the blockchain platform in such a way that achieves all of the features we anticipate that it will provide, or that the features provided will be sufficient to attract a significant number of users such that the blockchain platform will be widely adopted.

Blockchain technology and tokenized assets are subject to a number of inherent risks that may impact our ability to provide the services we are developing and adversely affect an investment in us.

Blockchain technology and tokenized assets are subject to a number of inherent risks, including reliability risks, security risks, and risks associated with human error, that may impact our ability to provide the services we are developing. For example, a blockchain platform’s functionality depends on the Internet, and a significant disruption in Internet connectivity could disrupt a platform’s operations until the disruption is resolved; such disruption may have an adverse effect on the value of the digital assets traded on a platform. In addition, a hacking or service attack on a platform may cause temporary delays in block creation on the blockchain and in the transfer of digital assets recorded on the chain. Any disruptions, attacks or other security breaches, or the perception that our blockchain technology is unreliable for any reason, may have a material adverse effect on the value of the digital assets, investment in the digital assets and the operations and success of our business operations and financial results.

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In addition, tokenized digital assets based on blockchain technology can only be transferred with the private key associated with a platform’s address in which the digital assets are held. We intend to safeguard and securely store the private keys associated with a platform’s addresses by engaging a custodian. To the extent a private key is lost, destroyed, or otherwise compromised and no backup of the private key is accessible, the custodian will be unable to transfer the digital assets held in a platform’s addresses associated with that private key. Consequently, the digital assets associated with such address will effectively be lost, which would adversely affect an investment in digital assets.

We and our digital asset customers may be subject to the risks encountered by the digital asset exchanges we partner with, including a malicious hacking, sale of a digital asset exchange, loss of the digital assets by the exchange, and other risks. Many digital asset exchanges do not provide insurance and may lack the resources to protect against hacking and theft. If a material amount of our digital assets or the digital assets of our customers are held by exchanges, we and our customers may be materially and adversely affected if an exchange suffers a cyberattack or incurs financial problems

Further, the recording of digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on a certain blockchain platform. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of such digital assets generally will not be reversible. We, our customers and our partners may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, digital assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent that we, our customers or our partners are unable to seek a corrective transaction with such third party or are incapable of identifying the third party that has received the digital assets through error or theft, we, our customers or our partners will be unable to revert or otherwise recover incorrectly transferred digital assets. To the extent that we, our customers and our partners are unable to seek redress for such error or theft, such loss could adversely affect our reputation and our business.

The growth of the blockchain industry in general, as well as the blockchain networks, is subject to a high degree of uncertainty.

The factors affecting the further development of the digital asset industries, as well as blockchain networks, include uncertainty regarding:

•	worldwide growth in the adoption and use of digital assets, and other blockchain technologies;

•	government and quasi-government regulation of digital assets and other blockchain assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•	the maintenance and development of the open-source software protocol of the blockchain networks;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using traditional currencies or existing networks;

•	general economic conditions and the regulatory environment relating to digital assets; and

•	The popularity or acceptance of blockchain-enabled tokens.

The digital assets industries as a whole have been characterized by rapid changes and innovations and are continually evolving. Although blockchain networks and blockchain assets have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of these networks and assets may materially adversely affect our business plans and results of operations.

We currently have limited intellectual property rights related to our new Mobile Energy Group (MEG) (formally Wecast Services) segment, and primarily rely on third parties through joint ventures to conduct research and development activities and protect proprietary information.

Although we believe our success will depend in part on our ability to acquire, invest in or develop proprietary technology to effectively compete with our competitors, we currently have, and for the foreseeable future will have, limited direct IP rights related to our new Mobile Energy Group (MEG) (formally Wecast Services) segment. The IP relevant to the products and services we plan to provide is held primarily by joint ventures and our strategic partners. Accordingly, we will rely on these third parties for research and development activities, which will present certain risks. For example, we will have limited control over the research and development activities of the business of our joint ventures, and may require licenses from these third parties if we wish to develop products directly. If our joint venture businesses are unable to effectively maintain a competitive edge relative to the market with their technologies and IP, it may adversely affect our business and financial position.

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Our reliance on third parties also presents risks related to ownership, use and protection of proprietary information. We are required to rely on the terms of the joint venture and partnership agreements to protect our interests, as well as our joint ventures’ and partners’ trade secret protections, non-disclosure agreements, and invention assignment agreements to protect confidential and proprietary information. If the IP and other confidential information of our joint ventures and strategic partners are not adequately protected, competitors may be able to use their proprietary technologies and information, thereby eroding any competitive advantages that IP provides to us.

Domestic and international regulatory regimes governing blockchain technologies, digital assets, distribution and utilization of digital assets is uncertain, and new regulations or policies may materially adversely affect the development and the value of certain digital assets.

Blockchain and distributed ledger platforms are recent technological innovations, and the regulatory schemes to which digital assets may be subject have not been fully explored or developed. Regulation of digital assets varies from country to country as well as within countries. In some cases, existing laws have been interpreted to apply to blockchain-based technologies and digital assets, and in other cases, jurisdictions have adopted laws, regulations or directives that specifically affect digital assets, and some jurisdictions have not taken any regulatory stance on digital assets and or have explicitly declined to apply regulation. Accordingly, there is no clear regulatory framework applicable to blockchain platforms or digital asset products, and laws that do apply at times may overlap or change. Regulation in these areas is likely to rapidly evolve as government agencies take regulatory action to monitor companies and their activities with respect to these areas.

Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, or guidance, or take other actions, which may severely impact the operability of blockchain platforms and the permissibility of digital assets generally, the technology behind the assets, or the means of transacting or in transferring such assets. Failure by us to comply with any laws, rules and regulations, some of which may not yet exist or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

Digital assets are novel and the application of U.S. federal and state securities laws is unclear in many respects. Digital assets are not traditional investment securities and issues that might be resolved with traditional securities may not be resolved with digital assets if the offer or sale of such digital assets is not made in full compliance with applicable registration exemptions or the federal securities laws, the token issuer may be in violation of such laws. It is possible that regulators may interpret laws in a manner that adversely affects a digital asset’s value.

Blockchain-enabled networks and distributed ledger technologies also face an uncertain regulatory landscape in many foreign jurisdictions, including the PRC. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that may conflict with those of the United States or may directly and negatively impact our business. The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to our business.

The further development and acceptance of blockchain platforms, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain platforms and blockchain assets would have a material adverse effect on our business plans and could have a material adverse effect on us.

Regulatory authorities may never permit a trading system or ATS on which digital assets could trade to become operational.

In order for a securities exchange to allow U.S. investors to participate on its platform, it must register as a broker-dealer with the SEC, become a member of FINRA, file a Form ATS with the SEC and comply with Regulation ATS. DBOT, one of our joint venture investments, has filed an initial operations report on Form ATS to give notice of operations of DBOT ATS. Our investment in DBOT’s ATS is not approved by the SEC or FINRA. If FINRA, the SEC or any other regulatory authority objected to such system, such regulatory authorities could prevent the system from ever becoming operational.

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If the digital assets we develop are considered to be derivatives or commodities, we may be subject to the provisions of the Commodities Exchange Act and the CFTC regulations.

The CFTC has defined “virtual currencies” as a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. The CFTC has considered digital assets as commodities or derivatives, depending on the facts of the offering. If we facilitate borrowing transactions that permit the trading of the securitized digital assets we develop on a “leveraged, margined or financed basis,” we must comply with the provisions of the Commodities Exchange Act and CFTC regulations. Any regulatory issues encountered with respect to compliance with these regulations and laws would have a material adverse impact on our financial position.

In addition, the Federal Energy Regulatory Commission, the CFTC and the Federal Trade Commission hold statutory authority to monitor certain segments of the physical energy commodities markets. The trading of digital assets linked to such energy commodities may be subject to such regulations. To the extent that any digital asset is deemed to fall within the definition of a commodity future, such as those represented by oil or energy assets, pursuant to subsequent rulemaking by the CFTC, we and/or the issuer of such digital asset may be required to register and comply with additional regulation under the CEA. Moreover, we or the issuer may be required to register as a commodity pool operator and register the platform, or such other entity created to hold the digital assets, as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary expenses to us, and adversely impact the value of our common stock.

If regulatory changes or interpretations of our activities require the registration as a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or licensing as a MT (or equivalent designation) under state law in any state in which we operate, compliance with these requirements would result in extraordinary expenses to us or the termination of our Company.

To the extent that our activities cause our Company to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement AML programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause our Company to be deemed a MT (or equivalent designation) under state law in any state in which we operates, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may including the implementation of AML programs, maintenance of certain records and other operational requirements.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our common stock in a material and adverse manner. Furthermore, our Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. Such noncompliance or extraordinary expense to comply with regulations may have an adverse effect on the value of our common stock and affect the financial position of the business.

We will face additional risks associated with the businesses of the Industry Ventures we own or operate.

While we believe that our principal growth potential lies in our ability to apply blockchain- and AI-based technologies to bring transparency, efficiency and cost savings to various markets, including logistics management and finance, consumer products, and financial services, we also intend to own and operate various businesses, which we refer to as our Industry Ventures, to synergistically benefit from and enhance the performance of the technologies in our Fintech Ecosystem. Accordingly, we will be subject to various risks associated with the industries in which those Industry Ventures operate. For example, for as the commodities trading component of the logistics management and financing businesses we acquired in 2017 provided 95.6% and 100.0% of our revenue for the year ended December 31, 2017 and 2018, respectively, our ability to report revenues in the near term, as well as potential liabilities to our Company overall, will be tied to risks associated with buying, selling and shipping crude oil, many of which may be outside of our control, such as volatility in shipping rates, the market cost for crude oil, compliance with safety, environmental and other governmental requirements and related costs, and import and export control risks.

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We are subject to risks related to holding cryptocurrencies and accepting cryptocurrencies as a form of payment.

We have formed strategic partnerships with third parties and related parties, and entered into service agreements that provided us with cryptocurrencies as compensation for our services. Cryptocurrencies are not considered legal tender or backed by any government and have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrency such as bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences.

As part of our strategy of forming strategic alliances with other companies in the blockchain and FinTech services industry, we may receive cryptocurrency or tokens as compensation for services. For instance, as part of our digital asset management services agreement with GTD, our compensation was paid in GTB. The prices of cryptocurrency, including GTB, are typically highly volatile and subject to exchange rate risks, as well as the risk that regulatory or other developments may adversely affect their value. However, our GTB will be tested for impairment annually and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. As a result, fluctuations in the market value of GTB could cause us to record an impairment charge on the value of our GTB, which would directly impact our balance sheet and statements of operations. The company is unable to predict when our cryptocurrency holdings will be convertible into fiat and consequently does not consider them to be part of the company’s liquid resources.

In particular, our GTB may experience periods of extreme volatility due to (i) GTB having a very limited trading history, (ii) a lack of adoption of GTB by cryptocurrency holders, including a lack of adoption of cryptocurrencies generally due to the expense of mining cryptocurrencies in the current cryptocurrency price environment and (iii) GTB trading on one cryptocurrency exchange which has limited operating histories. Speculators and investors who seek to profit from trading and holding GTB currently account for a significant portion of GTB demand. Such speculation regarding the potential future appreciation in the value of GTB may artificially inflate their price. Fluctuations in the value of our GTB or any other cryptocurrencies that we hold may also lead to fluctuations in the value of our common stock.  In addition, because of converting our holdings to fiat currency would likely take an extended period of time. If the exchange where GTB trades was to cease operations or no longer quote GTB, there would be no trading platform for GTB and it would likely be impossible to convert GTB into fiat currency.

In addition, there is substantial uncertainty regarding the future legal and regulatory requirements relating to cryptocurrency or transactions utilizing cryptocurrency. For instance, governments may in the near future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. These uncertainties, as well as future accounting and tax developments, or other requirements relating to cryptocurrency, could have a material adverse effect on our business.

The cryptocurrency exchange on which our GTB trade has limited operating histories and, in most cases, is largely unregulated and, therefore, may be more exposed to fraud and failure than established, regulated exchanges for traditional securities and other products. To the extent that such exchange involved in fraud or experience security failures or other operational issues, it may result in negative impact to our financial results, or the loss or destruction of, our GTB.

The cryptocurrency exchange on which the GTB trade has limited operating histories and, in most cases, are largely unregulated. Furthermore, the cryptocurrency exchange does not provide the public with significant information regarding their ownership structure, management team, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in or may experience problems relating to such exchange. Cryptocurrency exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits, or they may suspend withdrawals entirely, rendering the exchange of GTB for other digital assets or for fiat currency difficult or impossible.

Over the past few years, a number of cryptocurrency exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their account balances in such exchanges. The AsiaEDX, which is the principal exchange for the GTB, launched in 2018 and is less likely to have the infrastructure and capitalization that make larger cryptocurrency exchanges more stable. As a result, the AsiaEDX may be at risk for cybersecurity attacks or may suffer from a greater exposure to technical failure.

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GTB and other cryptocurrencies that we hold may be subject to loss, theft or restriction on access.

There is a risk that some or all of our cryptocurrencies could be lost or stolen. Access to our coins could also be restricted by cybercrime. We currently hold all of our GTB in cold storage. Cold storage refers to any cryptocurrency wallet that is not connected to the internet. Cold storage is generally more secure than hot storage but is not ideal for quick or regular transactions. We expect to continue to hold the majority of our cryptocurrencies in cold storage to reduce the risk of malfeasance, but this risk cannot be eliminated.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the cryptocurrency network source code, exchange servers, third party platforms, cold and hot storage locations or software, or by other means. We are in control and possession of one of the more substantial holdings of GTB, and we may in the future hold substantial positions in other cryptocurrencies. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible, and we may be denied access for all time to our cryptocurrency holdings or the holdings of others. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local ‘cold storage’ or online ‘hot storage’ digital wallet solutions in which they are held. The wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our cryptocurrency coins, and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our business, prospects or operations and the value of any GTB or other cryptocurrencies we hold for our own account. As part of the effort to mitigate the risk of loss of our private keys, Ideanomics, Inc. makes use of cold storage, as noted above. This practice helps to minimize, but does not eliminate, the risk of a cyberattack impacting the ability of Ideanomics, Inc. to control the private key(s). Further, self-custody of private keys in a cold storage solution gives management full discretion when deciding to access assets resulting from hard forks and airdrops.

As with other cryptocurrencies, it is possible that events outside of Ideanomics, Inc.’s control could impact the underlying blockchain and result in additional risks related to the GTB held. Forks and airdrops represent risks related to Ideanomics, Inc.’s holding of GTB, as the assets distributed as a result of forks and airdrops may constitute securities or other regulated assets, requiring additional disclosures and/or compliance measures. Additionally, resulting assets may have additional unknown risks related to their function not currently present in GTB. Forks and airdrops may result in impairments to the value of cryptocurrencies held.

In the event of a fork on the underlying blockchain, Ideanomics, Inc. may be exposed to additional risks related to GTB. A ‘soft fork’, or backwards-compatible consensus network upgrade, of the underlying blockchain will not cause Ideanomics, Inc. to have the right to receive additional cryptocurrency. However, additional risks, known or unknown may be present in features and functions added to the cryptocurrency with the soft fork, and Ideanomics, Inc. typically controls whether and when it elects to update the related software used to access the GTB. In the event of a split in network consensus, a ‘hard fork’ of the underlying blockchain may cause Ideanomics, Inc. to have the right to receive additional cryptocurrency on a separate blockchain incompatible with the original blockchain but sharing the same pre-fork transaction history. This occurs unilaterally, and assets are distributed to addressees based on balance of addresses on the pre-fork blockchain at the time of the fork. In order to claim assets on a diverging network, Ideanomics, Inc. may need to run new software to access one or both of the divergent networks and associated assets. There is a possibility that one of the diverging networks may fail or become dormant, resulting in a risk to the function and economics associated with the related cryptocurrency. In such cases, the cryptocurrency associated with the failed or dormant blockchain may lose value versus the cryptocurrency of the other divergent blockchain. Depending on Ideanomics, Inc.’s ability and/or desire to access each of the divergent blockchains, this may impact the value of the cryptocurrency holdings of Ideanomics, Inc. Ideanomics, Inc. may elect not to access one of the diverging networks and thus not recognize control of the associated cryptocurrency, regardless of the stability of that network. The election to either access or not access a network and the associated cryptocurrency is at the discretion of management.

Similarly, an airdrop, which is best described as a passive token distribution event, is a bootstrapping mechanism for new projects that leverages an established blockchain’s ledger to distribute new assets. Other networks may replicate the GTB ledger and elect to distribute assets to users of the GTB blockchain, on separate infrastructure. Assets distributed via airdrop may constitute securities, requiring additional disclosures or compliance measures. As with hard forks, in order to claim the airdropped assets, Ideanomics, Inc. may need to run new software. The election to access a cryptocurrency received via an airdrop is at the discretion of management.

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RISKS RELATED TO DOING BUSINESS IN THE PRC AND TO OUR LEGACY YOD BUSINESS

U.S. financial regulatory and law enforcement agencies, including without limitation the SEC, U.S. Department of Justice and U.S. national securities exchanges, have limited ability, and in fact may have no ability, to conduct investigations within the PRC concerning our Company, our PRC-based officers, directors, market research services or other professional services or experts.

A substantial part of our assets and our current operations are conducted in the PRC, and some of our officers, directors and other professional service providers are nationals and residents of the PRC. U.S. financial regulatory and law enforcement agencies, including without limitation the SEC, U.S. Department of Justice and U.S. national securities exchanges, have limited ability, and in fact may have no ability, to conduct investigations within the PRC concerning our Company, and the PRC may have limited or no agreements in place to facilitate cooperation with the SEC’s Division of Enforcement for investigations within its jurisdiction.

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of the PRC, which could materially and adversely affect the growth of our business and our competitive position.

Our business operations are conducted in the PRC. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in the PRC. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the degree of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange;
•	the allocation of resources;
•	an evolving and rapidly changing regulatory system; and
•	a lack of sufficient transparency in the regulatory process.

While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and across various sectors of the economy. The Chinese economy has also experienced certain adverse effects due to the global financial crisis. In addition, the growth rate of the PRC’s gross domestic product has slowed in recent years to 6.6% in 2018, according to the National Bureau of Statistics of China. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments, foreign currency exchange restrictions or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in the PRC is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Any adverse change in the economic conditions or government policies in the PRC could have a material adverse effect on overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

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Uncertainties with respect to the PRC legal system could limit the legal protections available to you and to us, which could cause material adverse effects to our business operations.

We conduct part of our business through our subsidiaries and VIEs in the PRC. Our subsidiaries and VIEs are generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in the PRC. For example, on January 19, 2015, MOFCOM published a draft of the PRC law on Foreign Investment (Draft for Comment), of the Draft Foreign Investment Law, which was open for public comments until February 17, 2015. At the same time, MOFCOM published an accompanying explanatory note of the Draft Foreign Investment Law, or the Explanatory Note, which contains important information about the Draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in the PRC controlled by FIEs, primarily through contractual arrangements such as VIE arrangements. The Draft Foreign Investment Law is intended to replace the current foreign investment legal regime consisting of three laws: the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, as well as detailed implementing rules. The Draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The proposed Draft Foreign Investment Law is to regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in a “Negative List.” As the Negative List has yet to be published, it is unclear whether it will differ from the current list of industries subject to restrictions or prohibitions on foreign investment. The Draft Foreign Investment Law also provides that only FIEs operating in industries on the Negative List will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIEs operating in industries on the Negative List may not be able to continue to conduct their operations through contractual arrangements. Moreover, it is uncertain whether business industries in which our VIEs operate will be subject to the foreign investment restrictions or prohibitions set forth in the Negative List to be issued.

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The Draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the existing VIE structures, while it is soliciting comments from the public on this point by illustrating several possible options. Under these varied options, a company that has a VIE structure and conducts the business on the Negative List at the time of enactment of the new Foreign Investment Law has either the option or obligation to disclose its corporate structure to the authorities, while the authorities may either permit the company to continue to maintain the VIE structure (if the company is deemed ultimately controlled by PRC nationals), or require the company to dispose of its businesses and/or VIE structure based on circumstantial considerations. The Draft Foreign Investment Law also provides that only FIEs operating in industries on the Negative List will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of such entry clearance and approvals or certain restructuring of our corporate structure and operations, to be completed by companies with existing VIE structure like us, we face substantial uncertainties as to whether these actions can be timely completed, or at all, and our business and financial condition may be materially and adversely affected.

Although the overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in the PRC, the PRC has not developed a fully integrated legal system. Recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in the PRC or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and to us. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of resources and management’s attention. In addition, some of our executive officers and directors are residents of the PRC and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and entities.

In order to comply with PRC regulatory requirements, we operate our legacy YOD businesses through companies with which we have contractual relationships. By virtue of these contractual relationships, we control the economic interests and have the power to direct the activities of these entities, and are therefore determined to be the primary beneficiary of these entities, but we do not have any equity ownership interest in these entities. If the PRC government determines that our contractual agreements with these entities are not in compliance with applicable regulations, our business in the PRC could be materially adversely affected.

We do not have direct or indirect equity ownership of our VIEs, which collectively operate all of our legacy YOD businesses in the PRC, but instead have entered into contractual arrangements with our VIEs and each of its individual legal shareholder(s) pursuant to which we received an economic interest in, and have the power to direct the activities of the VIEs, in a manner substantially similar to a controlling equity interest. Although we believe that our business operations are in compliance with the current laws in the PRC, we cannot be sure that the PRC government would view our operating arrangements to be in compliance with PRC regulations that may be adopted in the future. If we are determined not to be in compliance, the PRC government could levy fines, revoke our business and operating licenses, require us to restrict or discontinue our operations, restrict our right to collect revenues, require us to restructure our business, corporate structure or operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business. As a result, our legacy YOD business in the PRC could be materially adversely affected.

We rely on contractual arrangements with our VIEs for our operations, which may not be as effective for providing control over these entities as direct ownership.

Our legacy YOD operations and financial results are dependent on our VIEs in which we have no equity ownership interest and must rely on contractual arrangements to control and operate the businesses of our VIEs. These contractual arrangements may not be as effective for providing control over the VIEs as direct ownership. For example, the VIEs may be unwilling or unable to perform its contractual obligations under our commercial agreements. Consequently, we may not be able to conduct our operations in the manner currently planned. In addition, the VIEs may seek to renew their agreements on terms that are disadvantageous to us. Although we have entered into a series of agreements that provide us with the ability to control the VIEs, we may not succeed in enforcing our rights under them insofar as our contractual rights and legal remedies under PRC law are inadequate. In addition, if we are unable to renew these agreements on favorable terms when these agreements expire or to enter into similar agreements with other parties, our legacy YOD business may not be able to operate or expand, and our operating expenses may significantly increase.

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Our arrangements with our VIEs and its respective shareholders may be subject to a transfer pricing adjustment by the PRC tax authorities which could have an adverse effect on our income and expenses.

We could face material and adverse tax consequences if the PRC tax authorities determine that our contracts with our VIEs and their respective shareholders were not entered into based on arm’s length negotiations. Although our contractual arrangements are similar to those of other companies conducting similar operations in the PRC, if the PRC tax authorities determine that these contracts were not entered into on an arm’s length basis, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any.

We depend upon contractual arrangements with our VIEs for the success of our legacy YOD business and these arrangements may not be as effective in providing operational control as direct ownership of these businesses and may be difficult to enforce.

Our operations are partially conducted in the PRC, where the PRC government restricts or prohibits foreign-owned enterprises from owning certain other operations in the PRC. Accordingly, we depend on our VIEs, in which we have no direct ownership interest, to provide those services through contractual agreements among the parties and to hold some of our assets. These arrangements may not be as effective in providing control over our operations through direct ownership of these businesses. Due to our VIE structure, we have to rely on contractual rights to effect control and management of our VIEs, which exposes us to the risk of potential breach of contract by the VIEs or their shareholders. A failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them could have an adverse effect on our business and financial condition. Furthermore, if the shareholders of our VIEs were involved in proceedings that had an adverse impact on their shareholder interests in such VIEs or on our ability to enforce relevant contracts related to the VIE structure, our legacy YOD business would be adversely affected.

As all of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. We would have to rely for enforcement on legal remedies under PRC law, including specific performance, injunctive relief or damages, which might not be effective. As these PRC governmental authorities have wide discretion in granting such approvals, we could fail to obtain such approval. In addition, our VIE contracts might not be enforceable in the PRC if PRC governmental authorities, courts or arbitral tribunals took the view that such contracts contravened PRC law or were otherwise not enforceable for public policy reasons. In the event we were unable to enforce these contractual arrangements, we would not be able to exert effective control over our VIEs, and our ability to conduct our legacy YOD business, and our financial condition and results of operations, would be severely adversely affected.

You may have difficulty enforcing judgments against us.

Most of our assets are located outside of the United States and a substantial part of our current operations are conducted in the PRC. In addition, some of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, that are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered against us by a court in the United States.

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The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in the PRC are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Our results could be adversely affected by the trade tensions between the United States and the PRC.

With the increasing interconnectedness of global economic and financial systems and our business related to the PRC, trade tensions between the United States and the PRC can have an immediate and material adverse impact on our business. Changes to trade policies, treaties and tariffs in the jurisdictions in which we operate, or the perception that these changes could occur, could adversely affect our international and cross-border operations, our financial condition and results of operations. For example, the U.S. administration under President Donald Trump has advocated greater restrictions on trade generally and significant increases on tariffs on goods imported into the United States, particularly from the PRC. Such trade restrictions or tariffs could cause U.S. companies to respond by minimizing their use of Chinese suppliers, thereby moving the supply chain away from China and limiting our competitive advantage in developing our logistics management and financing business. Further, the U.S. or the PRC could impose additional sanctions that could restrict us from doing business directly or indirectly in either country. Such actions could have material adverse impact on our profitability and operations.

The enforcement of the PRC labor contract law may materially increase our costs and decrease our net income.

The PRC adopted a new Labor Contract Law, effective on January 1, 2008, issued its implementation rules and regulations, effective on September 18, 2008, and amended the Labor Contract Law, effective on July 1, 2013. The Labor Contract Law and related rules and regulations impose more stringent requirements on employers with regard to, among other things, minimum wages, severance payment and non-fixed-term employment contracts, time limits for probation periods, as well as the duration and the times that an employee can be placed on a fixed-term employment contract. Due to the limited period of effectiveness of the Labor Contract Law, its implementation rules and regulations and its amendment, and the lack of clarity with respect to its implementation and the potential penalties and fines, it is uncertain how it will impact our current employment policies and practices. In particular, compliance with the Labor Contract Law and its implementation rules and regulations may increase our operating expenses. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules and regulations may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, and could result in a material decrease in our profitability.

Future inflation in the PRC may inhibit our ability to conduct business in the PRC.

In recent years, the Chinese economy has experienced periods of rapid expansion, significant stock market volatility and highly fluctuating rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. In 2010 and 2011, for example, the Chinese economy experienced high inflation and to curb the accelerating inflation, the People’s Bank of China (“PBOC”), the PRC central bank, raised benchmark interest rates three times in 2011. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in the PRC, and thereby harm the market for our products and services and our company.

Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

At present, a substantial part of our sales will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside the PRC or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in the PRC authorized to conduct foreign exchange business. In addition, foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities and companies are required to open and maintain separate foreign exchange accounts for capital account items. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and the VIEs. Recent volatility in the RMB foreign exchange rate as well as capital flight out of the PRC may lead to further foreign exchange restrictions and policies or practices which adversely affect our operations and ability to convert RMB. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

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Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

At present, part of our sales are earned by our PRC operating entities. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

SAFE has promulgated several regulations, including the Notice Concerning Foreign Exchange Controls on Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (“Circular 75”), effective on November 1, 2005, and the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles (“Circular 37”), effective on July 4, 2015, which replaced Circular 75. Under Circular 37, PRC residents must register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity for the purpose of holding domestic or offshore assets or interests, referred to as a “special purpose vehicle” in Circular 37. In addition, amendments to the registration must be made in the event of any material change, such as an increase or decrease in share capital contributed by the individual PRC resident shareholder, share transfer or exchange, merger, division or other material event. Failure to comply with the specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity. Further, failure to comply with the SAFE registration requirements may result in penalties under PRC law for evasion of foreign exchange regulations.

We have asked our shareholders who are PRC residents as defined in Circular 37 and related rules to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that they can obtain the above SAFE registrations required by Circular 37 and related rules. Moreover, because Circular 37 is newly issued, there is uncertainty over how Circular 37 and related rules will be interpreted and implemented and how or whether SAFE will apply it to us, and we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 37 and related rules by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 37 and related rules. We have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which became effective on September 8, 2006.

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (the “CSRC”), promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006 and was amended in June 2009. This regulation, among other things, governs the approval process by which a PRC company may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the regulation will require the PRC parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the regulation is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

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The regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulation also prohibits a transaction at an acquisition price obviously lower than the appraised value of the PRC business or assets, and in certain transaction structures, may require that consideration be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our shareholders’ economic interests.

Our existing contractual arrangements with Sinotop Beijing, SSF and their respective shareholders may be subject to national security review by MOFCOM, and the failure to receive the national security review could have a material adverse effect on our legacy YOD business and operating results.

In August 2011, MOFCOM promulgated the Rules of Ministry of Commerce on Implementation of Security Review System of Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “Security Review Rules”) to implement the Notice of the General Office of the State Council on Establishing the Security Review System for Merger and Acquisition of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011 (“Circular 6”). The Security Review Rules became effective on September 1, 2011. Under the Security Review Rules, a national security review is required for certain mergers and acquisitions by foreign investors raising concerns regarding national defense and security. Foreign investors are prohibited from circumventing the national security review requirements by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. The application and interpretation of the Security Review Rules remain unclear. Based on our understanding of the Security Review Rules, we do not need to submit our existing contractual arrangements with Sinotop Beijing, SSF and their respective shareholders to the MOFCOM for national security review because, among other reasons, (i) we gained de facto control over Sinotop Beijing in 2010 prior to the effectiveness of Circular 6 and the Security Review Rules; and (ii) there are currently no explicit provisions or official interpretations indicating that our current businesses fall within the scope of national security review. Although we have no plan to submit our existing contractual arrangements with Sinotop Beijing and its shareholders to MOFCOM for national security review, the relevant PRC government agencies, such as MOFCOM, may reach a different conclusion. If MOFCOM or another PRC regulatory agency subsequently determines that we need to submit our existing contractual arrangements with Sinotop Beijing, SSF and their respective shareholders for national security review by interpretation, clarification or amendment of the Security Review Rules or by any new rules, regulations or directives promulgated, we may face sanctions by MOFCOM or another PRC regulatory agency. These sanctions may include revoking the business or operating licenses of our PRC entities, discontinuing or restricting our operations in the PRC, confiscating our income or the income of Sinotop Beijing and SSF, and taking other regulatory or enforcement actions, such as levying fines, that could be harmful to our business. Any of these sanctions could cause significant disruption to our legacy YOD business operations.

The Security Review Rules may make it more difficult for us to make future acquisitions or dispositions of our business operations or assets in the PRC.

The Security Review Rules, effective as of September 1, 2011, provide that when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the national security review by MOFCOM, the principle of substance-over-form should be applied. Foreign investors are prohibited from circumventing the national security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. If the business of any target company that we plan to acquire falls within the scope of national security review, we may not be able to successfully acquire such company by equity or asset acquisition, capital increase or even through any contractual arrangement.

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Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in dividends payable to our foreign investor and gains on sale of our common stock by our foreign investors may become subject to PRC taxation.

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax law (the “EIT Law”), and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in the PRC; (ii) its financial or personnel decisions are made or approved by bodies or persons in the PRC; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in the PRC; and (iv) at least half of its directors with voting rights or senior management often reside in the PRC. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders that do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gains realized on the transfer of our shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Detailed measures on the imposition of tax from non-domestically incorporated resident enterprises are not readily available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-PRC source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the United States and the PRC, and our PRC tax may not be creditable against our U.S. tax.

Heightened scrutiny of acquisition transactions by PRC tax authorities may have a negative impact on our business operations or the value of your investment in us.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”), effective on January 1, 2008, and the Announcement on Several Issues Related to Enterprise Income Tax for Indirect Asset Transfer by Non-PRC Resident Enterprises (“SAT Announcement 7”), effective on February 3, 2015, issued by the SAT, if a non-resident enterprise transfers the equity interests of or similar rights or interests in overseas companies which directly or indirectly own PRC taxable assets through an arrangement without a reasonable commercial purpose resulting in the avoidance of PRC corporate income taxes, such a transaction may be re-characterized and treated as a direct transfer of PRC taxable assets subject to PRC corporate income tax. SAT Announcement 7 specifies certain factors that should be considered in determining whether an indirect transfer has a reasonable commercial purpose. However, as SAT Announcement 7 is newly issued, there is uncertainty as to its application and the interpretation of the term “reasonable commercial purpose.” In addition, under SAT Announcement 7, the entity which has the obligation to pay the consideration for the transfer to the transferring shareholders has the obligation to withhold any PRC corporate income tax that is due. If the transferring shareholders do not pay corporate income tax that is due for a transfer and the entity which has the obligation to pay the consideration does not withhold the tax due, the PRC tax authorities may impose a penalty on the entity that so fails to withhold, which may be relieved or exempted from the withholding obligation and any resulting penalty under certain circumstances if it reports such transfer to the PRC tax authorities.

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As SAT Circular 698 and SAT Announcement 7 are relatively new and there is uncertainty over their application, we and our non-PRC resident investors may be subject to being taxed under Circular 698 and SAT Announcement 7 and may be required to expend valuable resources to comply with Circular 698 and SAT Announcement 7 or to establish that we or our non-PRC resident investors should not be taxed under Circular 698 and SAT Announcement 7, which could have a material adverse effect on our financial condition and results of operations.

We may be subject to fines and legal sanctions if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee share options.

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC and the related Implementation Rules issued by the SAFE, all foreign exchange transactions involving an employee share incentive plan, share option plan or similar plan participated in by PRC citizens may be conducted only with the approval of the SAFE. Under the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company (“Offshore Share Incentives Rule”), issued by the SAFE on February 15, 2012, PRC citizens who are granted share options, restricted share units or restricted shares by an overseas publicly listed company are required to register with the SAFE or its authorized branch and comply with a series of other requirements. The Offshore Share Incentives Rule also provides procedures for registration of incentive plans, the opening and use of special accounts for the purpose of participation in incentive plans, and the remittance of funds for exercising options and gains realized from such exercises and sales of such options or the underlying shares, both outside and inside the PRC. We, and any of our PRC employees or members of our Board who have been granted share options, restricted share units or restricted shares, are subject to the Administration Measures on Individual Foreign Exchange Control, the related Implementation Rules, and the Offshore Share Incentives Rule. If we, or any of our PRC employees or members of our Board who receive or hold options, restricted share units or restricted shares in us or any of our subsidiaries, fail to comply with these registration and other procedural requirements, we may be subject to fines and other legal or administrative sanctions.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations and agreements with third parties, and make most of our sales in the PRC. The PRC also strictly prohibits bribery of government officials. Our activities in the PRC create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, which may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Our operations in foreign countries are subject to risks that could adversely impact our financial results, such as economic or political volatility, foreign legal and regulatory requirements, international trade factors (export controls, trade sanctions, duties, tariff barriers and other restrictions), protection of our proprietary technology in certain countries, potentially burdensome taxes, crime, employee turnover, staffing, managing personnel in diverse culture, labor instability, transportation delays, and foreign currency fluctuations.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Over the past several years, U.S. public companies that have substantially all of their operations in the PRC, particularly companies like ours which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity is in connection with financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or not, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from growing our Company.

The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where part of our operations and business are located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in the PRC, Hong Kong and Singapore. Since substantially all of our operations and business takes place outside of United States, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the CSRC. Accordingly, you should review our SEC reports, filings and our other public announcements with the understanding that no local regulator has done any due diligence on our Company and with the understanding that none of our SEC reports, other filings or any of our other public announcements has been reviewed or otherwise been scrutinized by any local regulator.

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RISKS RELATED TO OUR STOCK

The market price of our common stock is volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control or are not discernible or determinable by our Company, may cause the market price of our common stock to fluctuate significantly. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for specific business reasons. Factors such as variations in our revenues, earnings and cash flow, announcements of new investments, cooperation arrangements or acquisitions, and fluctuations in market prices for our products could cause the market price for our shares to change substantially.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, the trading market for our common stock will be influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our common stock, the market price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price for our common stock or trading volume to decline.

The market price of our common stock could be also subject to volatility if the value of our business and common stock is viewed as being linked to the price and value of digital assets. A decrease in the price of a single digital asset may cause volatility in the entire digital asset and security token industry. For example, a security breach that affects purchaser or user confidence in Bitcoin or Ether may affect the industry as a whole. If investors view our business and the value of our common stock as dependent upon or linked to the value or growth of digital assets, whether or not tokenized on our blockchain platforms, the price of such digital assets may influence significantly the market price of shares of our common stock.

Furthermore, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

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Although publicly traded, the trading market in our common stock has been substantially less liquid than the average trading market for a stock quoted on the Nasdaq Stock Market and this low trading volume may adversely affect the price of our common stock.

Our common stock trades on the Nasdaq Capital Market. The trading volume of our common stock has been comparatively low compared to other companies listed on Nasdaq. Limited trading volume will subject our shares of common stock to greater price volatility and may make it difficult for you to sell your shares of common stock at a price that is attractive to you.

Provisions in our articles of incorporation and bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore, depress the trading price of our common stock.

Our articles of incorporation authorize our Board to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board without further action by the shareholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our Board to issue preferred stock could make it more difficult, delay, discourage, prevent or make it costlier to acquire or effect a change-in-control, which in turn could prevent our shareholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

In addition, Section 78.438 of the Nevada Revised Statutes prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last three years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder) unless the business combination is approved in a prescribed manner. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Certain of our shareholders hold a significant percentage of our outstanding voting securities.

As of March 25, 2019, Our Chairman, Dr. Wu, is the beneficial owners of approximately 27.7% of our outstanding voting securities (through their ownership of the Common Stock and 100% our Series A Preferred Stock, which entitle the holder to cast ten votes for every share of common stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of common stock), or a total of 9,333,330 votes). Star Thrive Group Limited is the beneficial owner of approximately 19.4% of our outstanding voting securities. Mr. Shane McMahon, our Vice Chairman, is the beneficial owner of approximately 5.2% of our outstanding voting securities. As a result, each possesses significant influence over the election of our directors and the authorization of any proposed significant corporate transactions. Their respective ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock or Series A preferred stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant. In addition, our ability to declare and pay dividends is dependent on our ability to declare dividends and profits in our PRC subsidiaries. PRC rules greatly restrict and limit the ability of our subsidiaries to declare dividends to us which, in addition to restricting our cash flow, limits our ability to pay dividends to our shareholders. See “—Risks Related to Doing Business in the PRC and to Our Legacy YOD Segment—Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.”

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Even if we are able to pay dividends on our common stock or Series A preferred stock, our Board may choose not to declare dividends on our capital stock. In addition, financing agreements that we may enter into in the future may limit our ability to pay cash dividends. Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the PBOC regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Risks Related to this Offering

Sales of shares issued in this offering may cause the market price of our shares to decline.

Upon the effectiveness of the registration statement, an aggregate of 33,136,693 shares of common stock issued may be freely sold in the open market. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

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USE OF PROCEEDS

All shares offered in this prospectus are being sold by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is quoted on the Nasdaq Capital Market under the symbol “IDEX.” Trading of our common stock is sometimes limited and sporadic. The following table sets forth, for the periods indicated, the high and low closing bid prices of our common stock.

	Closing Bid Prices
	High	Low
Year Ended December 31, 2020
1st Quarter	$0.80	$0.62

Year Ended December 31, 2019
1st Quarter	$2.07	$1.13
2nd Quarter	$2.46	$1.28
3rd Quarter	$2.80	$1.64
4th Quarter	$1.51	$0.86

Year Ended December 31, 2018
1st Quarter	$4.97	$1.46
2nd Quarter	$3.15	$1.79
3rd Quarter	$5.42	$1.78
4th Quarter	$3.93	$1.14

Year Ended December 31, 2017
1st Quarter	$2.21	$1.14
2nd Quarter	$3.22	$1.72
3rd Quarter	$2.65	$1.38
4th Quarter	$5.90	$1.79

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this report. In addition to historical information, the following discussion contains certain forward-looking information. See “Special Note Regarding Forward Looking Statements” above for certain information concerning those forward-looking statements.

OVERVIEW

Ideanomics is a holding company comprised of Legacy YOD business with primary operations in the PRC and Wecast Service business as a global financial technology (“Fintech”) advisory and Platform-as-a-Service company with the intent of offering customized services based on best-in-class blockchain, AI and other technologies to mature and emerging businesses across various industries. To do so, we are building a technology ecosystem through license agreements, joint ventures and strategic acquisitions, which we refer to as our Fintech Ecosystem. In parallel, through strategic acquisitions, equity investments and joint ventures, we are building a network of businesses, which operate across industry verticals and which we refer to as our Industry Ventures, that we believe have significant potential to recognize benefits from blockchain and AI technologies that may, for example, enhance operations, address cost inefficiencies, improve documentation and standardization, unlock asset value and improve customer engagement. Our core business strategy is to promote the use, development and advancement of blockchain- and AI-based technologies, and our positioning in the fintech industry overall, through the creation and promotion of synergies between the businesses in our expanding Fintech Ecosystem and Industry Ventures network.

The year 2018 is a transformational year for the Company from the Legacy YOD business to our new fintech services business, as well as Fintech Village and the human capital and infrastructure needed to build out the U.S. operations. As part of our transition strategy, we are identifying promising technologies and use cases for operations as a next-generation fintech company. Currently, aside from our legacy YOD segment, only the commodities trading component of the logistics management and financing businesses that we acquired in 2017 is operational and revenue generating. While we have begun phasing out of the crude oil trading business and the electronics trading business, as further described below, we intend to continue to capitalize on our efforts and learnings from these businesses so that we can leverage the applications of our technologies and FinTech Ecosystem across this business and as part of our Industry Ventures strategy.

We have significant holdings of GTB cryptocurrency, to date the Asia EDX exchange has not allowed holders of GTB to convert to fiat. It is our intention to convert our GTB holdings to fiat, however we do not know when conversion will be permitted and the conversion rate that will apply, if, when conversion is permitted, consequently we do not consider our holdings of GTB to be part of our liquid resources.

Principal Factors Affecting Our Financial Performance

Our business is expected to be impacted by both macroeconomic and Ideanomics-specific factors. The following factors have been part of the transformation of the Company which affected the results of our operations in 2018:

•	Our business strategy may affect the comparability of financial results

Our business strategy and the primary goal for entering certain industries, such as logistics management for crude oil trading and electronics, was to learn about the needs of buyers and sellers in industries and to promote the use, development and advancement of blockchain- and AI-based technologies.

In parallel, and for strategic reasons, during the course of the fourth quarter of 2018 we also chose to focus our resources and efforts on other non-crude oil trading and non-logistics management revenue generating opportunities that we identified in the market. These new market opportunities also involve the use of our technologies in our FinTech Ecosystem and their application across Industry Ventures. We intend to continue to capitalize on our efforts and learnings from the crude oil trading business and overall logistics management business, but it is not intended to be our core business. Therefore, for comparability purposes, the financial results may not be comparable as we phase out of the logistics management business going forward.

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•	Our ability to transform our business and to meet internal or external expectations of future performance. In connection with this transformation, we are in the process of considerable changes, which include assembling a new management team in the United States and overseas, reconfiguring our business structure to reflect our blockchain-based fintech strategy, continuing to further enhance our controls, procedures, and oversight during this transformation, and expanding our mission and business lines for continued growth. It is uncertain whether these efforts will prove beneficial or whether we will be able to develop the necessary business models, infrastructure and systems to support our businesses. To succeed, among other things, we will need to have or hire the right talent to execute our business strategy. Market acceptance of new product and service offerings will be dependent in part on our ability to include functionality and usability that address customer requirements, and optimally price our products and services to meet customer demand and cover our costs.

•	Our ability to remain competitive. As we transition to becoming an AI- and blockchain-enabled fintech company, we will continue to face intense competition: these new technologies are constantly evolving, and our competitors may introduce new platforms and solutions that are superior to ours. In addition, our competitors may be able to adapt more quickly to new technologies or may be able to devote greater resources to the development, marketing and sale of their products than we can. We may never establish and maintain a competitive position in the hybrid financing and logistics management businesses.

•	The fluctuation in earnings from the deployment of the Mobile Energy Group (MEG) (formally Wecast Services) segment through acquisitions, strategic equity investments, the formation of joint ventures, and in-licenses of technology. Our results of operations may fluctuate from period to period based on our entry into new transactions to expand our Fintech Ecosystem and Industry Ventures. There could be an increase in value in the Mobile Energy Group (MEG) (formally Wecast Services) segment as a result of increases in value from our investment in DBOT or other unconsolidated entities. In addition, while we intend to contribute cash and other assets to our joint ventures, we do not intend for our holding company to conduct significant research and development activities. We intend research and development activities to be conducted by our technology partners and licensors. These fluctuations in growth or costs and in our joint ventures and partnerships may contribute to significant fluctuations in the results of our operations.

•	Longer periods for development and implementation of our technology. The Company has moved into a fintech advisory services and Platform-as-a-Service model. Our technology in this area of our ecosystem is new and constantly evolving and thus it has taken longer than anticipated to implement these technologies. Innovation is an integral part of our ecosystem and, while we strive to be first to market, it is also important to be best in class.

•	Ongoing evaluations of our Legacy YOD business. We are currently evaluating various assets and investments previously done as part of the Legacy YOD business, and their ability to contribute to the business strategy of our new fintech advisory and services business, to our cash flows, and the overall recoverability of these assets.

Information about segments

Mobile Energy Group (MEG) (formally Wecast Services) Segment Within the Mobile Energy Group (MEG) (formally Wecast Services) segment, we are engaged in the trading of (1) consumer electronics starting from January 2017, which is operated out of Hong Kong through our subsidiary, Amer; and (2) crude oil trading business commenced in October 2017 when we formed our Singapore joint venture, SSE. Our end customers in our crude oil and consumer electronics trading businesses include about 15 to 20 corporations across the world. We have engaged in the crude oil trading (i.e. the sale of crude oil) and consumer electronics businesses with the primary goal of learning about the needs of buyers and sellers in industries that rely heavily on the shipment of goods in order to (i) inform our understanding of the features a blockchain platform would need to serve the logistics management and finance market, (ii) identify inefficiencies in this market and (iii) generate data to support the potential future application of AI solutions.

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Legacy YOD Segment

The core revenues from our legacy YOD segment have been generated both from minimum guarantee payments and revenue sharing arrangements with distribution partners as well as subscription or transactional fees from subscribers. We have run our legacy YOD segment with limited resources. Since October 2016, our legacy YOD segment has operated through a five-year partnership with Yanhua, where Yanhua acts as the exclusive distribution operator (within the PRC) of our licensed library of major studio films (the “Yanhua Partnership”). We entered into the Yanhua Partnership in order to offset losses from high upfront minimum guarantee licensing fees to studios. The Yanhua Partnership modified and improved our legacy major studio paid content business model by moving from a framework that included high and fixed costs and upfront minimum guaranteed payments, rising content costs from major Hollywood studios and low margins to a structure that will now include relatively nominal costs to our Company and the opportunity to reach an even wider audience. With the Yanhua Partnership, Yanhua assumed all sales and marketing costs and will pay us a minimum guarantee in exchange for a percentage of the total revenue share.

Pursuant to the Yanhua agreement, the existing legacy Hollywood studio paid content as well as other IP content specified in the agreement, along with the corresponding authorized rights letter that we are entitled to, will be transferred to Yanhua for RMB13,000,000 (approximately $2 million), to be paid in two equal installments in the amount of RMB6,500,000 (approximately $1 million). The first installment was received on December 30, 2016 and was recognized as revenue in 2017 based on the relative fair value of licensed content delivered to Yanhua. The second installment will be paid if the license content fees due to studios for the existing legacy Hollywood paid contents are settled. To date, the legacy Hollywood studio paid content and other IP has not been transferred, as the second installment was not yet made.

Our Unconsolidated Equity Investments

For the investments where we may exercise significant influence, but not control, are classified as long-term equity investments and accounted for using the equity method. Under the equity method, the investment is initially recorded at cost and adjusted for our share of undistributed earnings or losses of the investee. Investment losses are recognized until the investment is written down to nil, provided that we do not guarantee the investee’s obligations or we are committed to provide additional funding. Please refer to Note 10 of the Notes to Consolidated Financial Statements included in Part IV, Item 8 of this Annual Report on Form 10-K for further information.

Taxation

United States

Ideanomics, Inc., M.Y. Products, LLC, Grapevine Logic, Inc. and Red Rock Global Capital Ltd, which was disposed of in July 2019, are United States companies subject to the provisions of the Internal Revenue Code. No provision for income taxes has been provided as neither of the companies had taxable profit since inception.

The Tax Cut and Jobs Act (TCJA) of 2017 includes provision for Global Intangible Low-Taxed Income (GILTI) under which taxes on foreign income are imposed on the excess of a deemed return on tangible assets of certain foreign subsidiaries. TCJA also enacted the Base Erosion and Anti-Abuse Tax (BEAT) under which taxes are imposed on certain base eroding payments to related foreign companies, subject to certain requirements.

There are substantial uncertainties in the interpretation of BEAT and GILTI and while certain formal guidance has been issued by the U.S. tax authorities, there are still aspects of the TCJA that remain unclear and additional clarification is expected in 2019. Future guidance may result in changes to the interpretations and assumptions the company made and actions it may have to take, which may impact amounts recorded with respect to international provisions of the TCJA.

Based on current year financial results, the company has determined that there is no GILTI nor BEAT tax liability.

In addition, the TCJA now entitles US companies that owns 10% or more of a foreign corporation a 100% dividends-received deduction for the foreign-source portion of dividends paid by such foreign corporation. Also, net operating losses (NOLs) arising after December 31, 2017 are deductible only to the extent of 80% of the taxpayer’s taxable income, and may be carried forward indefinitely but generally not allowed to be carried back.

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Cayman Islands and the British Virgin Islands

Under current laws of the Cayman Islands and the British Virgin Islands, the company is not subject to tax on its income or capital gains. In addition, dividend payments are not subject to withholding tax in the Cayman Islands or British Virgin Islands.

Hong Kong

The company’s subsidiaries incorporated in Hong Kong are subject to Profits Tax of 16.5%. No provision for Hong Kong Profits Tax has been made as NOL carryovers offset current taxable income.

The People’s Republic of China

Under the PRC’s Enterprise Income Tax Law, the company’s Chinese subsidiaries and VIEs are subject to an EIT of 25.0%.

The company’s future effective income tax rate depends on various factors, such as tax legislation, geographic composition of its pre-tax income and non-tax deductible expenses incurred. The company’s management regularly monitors these legislative developments to determine if there are changes in the statutory income tax rate.

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Comparison of Three Months Ended September 30, 2019 and 2018

	Three Months Ended
	September 30,	September 30,	Amount
	2019	2018	Change	% Change
Revenue	$3,103,690	$43,707,937	(40,604,247)	(93)
Cost of revenue	243,360	42,844,876	(42,601,516)	(99)
Gross profit	2,860,330	863,061	1,997,269	231
Operating expenses:
Selling, general and administrative expenses	7,769,503	4,333,259	3,436,244	79
Research and development expense	—	667,416	(667,416)	(100)
Professional fees	1,388,842	1,927,431	(538,589)	(28)
Impairment of property and equipment	2,298,887	—	2,298,887	100
Depreciation and amortization	806,481	291,512	514,969	177
Total operating expenses	12,263,713	7,219,618	5,044,095	70
Loss from operations	(9,403,383)	(6,356,557)	(3,046,826)	48

Interest and other income (expense):
Interest expense, net	(639,395)	(145,610)	(493,785)	339
Equity in loss of equity method investees	(40,369)	(13,882)	(26,487)	191
Gain on disposal of subsidiaries	1,057,363	—	1,057,363	100
Loss on remeasurement of DBOT investment	(3,178,702)	—	(3,178,702)	100
Others	(99,997)	(925,771)	825,774	(89)
Income (Loss) before income taxes and non-controlling interest	(12,304,483)	(7,441,820)	(4,862,663)	65

Income tax benefit	—	—
Net income (loss)	(12,304,483)	(7,441,820)	(4,862,663)	65
Net (income) loss attributable to non-controlling interest	(1,407,384)	254,973	(1,662,357)	(652)
Net income (loss) attributable to IDEX common shareholders	$(13,711,867)	$(7,186,847)	(6,525,020)	91

Earnings (loss) per share
Basic	$(0.11)	$(0.10)
Diluted	$(0.11)	$(0.10)

Revenues

	Three Months Ended
	September 30,	September 30,	Amount
	2019	2018	Change	% Change
- Mobile Energy Group (formerly Wecast Services)
Crude oil	$—	$—	$—	—
Consumer electronics	—	43,432,556	(43,432,556)	(100)
Digital asset management services	—	—	—	—
Electric Vehicles (“EV”)	2,854,178	—	2,854,178	100
Other	249,512	275,381	(25,869)	(9)
Total	$3,103,690	$43,707,937	$(40,604,247)	(93)

Revenue for the three months ended September 30, 2019 was $3.1 million as compared to $43.7 million for the same period in 2018, a decrease of approximately $40.6 million, or 93%. The decrease was mainly due to a change to our business focus from logistics management to digital business consulting services and electric vehicle businesses. Our business strategy and the primary goal for entering the crude oil and electronic trading businesses was to learn about the needs of buyers and sellers in these industries that rely heavily on the shipment of goods. Our activities in the crude oil trading and electronic trading business have been successful in various aspects in 2018, and for strategic reasons we have now phased out of our crude oil trading business and electronics trading business so that we can work towards enabling the application of our Fintech Ecosystem for other useful cases that we have identified.

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We did not generate any revenue from YOD Legacy business in 2018 and for the three months ended September 30, 2019 since our new fintech services business strategy limits the support of the Legacy YOD business.

Cost of revenues

	Three Months Ended
	September 30,	September 30,	Amount
	2019	2018	Change	% Change
- Mobile Energy Group (formerly Wecast Services)
Crude oil	$—	$—	$—	—
Consumer electronics	—	42,658,775	(42,658,775)	(100)
Digital asset management services	—	—	—	—
Electric Vehicles (“EV”)	—	—	—	—
Other	243,360	186,101	57,259	31
Total	$243,360	$42,844,876	$(42,601,516)	(99)

Cost of revenues was approximately $0.2 million for the three months ended September 30, 2019, as compared to $42.8 million for the three months ended September 30, 2019, a decrease of approximately $42.6 million, or 99%. From a comparability perspective, the cost of revenue during 2018 is not necessarily indicative of the digital business consulting services and electric vehicle businesses in 2019. The cost of revenue during 2018 was primarily associated with the logistics management business (oil trading and electronics trading), which traditionally has a very high cost of revenue and low gross margin, while the cost of revenue during the third quarter of 2019 is primarily associated with subsidiaries including Grapevine and DBOT.

Gross profit

	Three Months Ended
	September 30,	September 30,	Amount
For the Period ended	2019	2018	Change	% Change
- Mobile Energy Group (formerly Wecast Services)
Crude oil	$—	$—	$—	—
Consumer electronics	—	773,781	(773,781)	(100)
Digital asset management services	—	—	—	—
Electric Vehicles (“EV”)	2,854,178	—	2,854,178	100
Other	6,152	89,280	(83,128)	(93)
Total	$2,860,330	$863,061	$1,997,269	231

Gross profit ratio

	Three Months Ended
	September 30,	September 30,
	2019	2018
- Mobile Energy Group (formerly Mobile Energy Group
Crude oil	0%	0%
Consumer electronics	0%	2%
Digital asset management services	0%	0%
Electric Vehicles (“EV”)	100%	0%
Other	2%	32%
Total	92%	2%

Our gross profit for the three months ended September 30, 2019 was approximately $2.9 million, as compared to $0.9 million during the same period in 2018, representing an increase of 231%. The gross profit ratio for the three months ended September 30, 2019 was 92%, as compared to 2% during the same period in 2018.

42

Selling, general and administrative expenses

Selling, general and administrative expenses for the three months ended September 30, 2019 was $7.8 million as compared to $4.3 million for the same period in 2018, an increase of approximately $3.5 million or 79%. Majority of the increase was due to:

•	an increase of $2.6 million in share-based compensation expense primarily related to the stock options granted to employees and directors during Q1 2019;
•	an increase of $0.3 million in office related expenses; and
•	an increase of $0.3 million in insurance expenses

Research and development expense

Research and development expense decreased to zero for the three months ended September 30, 2019 from $0.7 million in the same period in 2018. Majority of the expense in 2018 was related to the early stage technology development.

Professional fees

Professional fees are generally related to public company reporting and governance expenses as well as legal fees related to business transition and expansion. Our professional fees for the three months ended September 30, 2019 was $1.4 million as compared to $1.9 million for the same period in 2018, a decrease of approximately $0.5 million. The decrease was related to a decrease in legal, valuation, audit and tax as well as fees associated with continuing to build out our technology ecosystem and establishing strategic partnerships and M&A activity as part of this technology ecosystem.

Impairment of property and equipment

Impairment of property and equipment increased $2.3 million for the three months ended September 30, 2019 as compared to the same period in 2018. The increase was due to the impairment charge recorded in connection with four of the five existing buildings on Fintech Village which are expected to be demolished.

Depreciation and amortization

Depreciation and amortization for the three months ended September 30, 2019 was $0.8 million as compared to $0.3 million for the same period in 2018, an increase of approximately $0.5 million. The increase was mainly due to the increase in amortization expense from intangible assets acquired during 2019.

Interest expense, net

Our interest expense increased $0.5 million to $0.6 million for the three months ended September 30, 2019, from $0.1 million during the same period of 2018. The increase in interest expense was primarily because of the accretion of interest expense and amortization of beneficiary conversion features associated with the convertible note issued in February 2019.

Equity in loss of equity method investees

Loss of equity method investees increased $0.03 million for the three months ended September 30, 2019 comparing to the same period in 2018 was primarily due to the net loss incurred in Glory (see Note 9 to the Consolidated Financial Statements).

Gain on disposal of subsidiaries

Gain on disposal of subsidiaries increased $1.1 million for the three months ended September 30, 2019 comparing to the same period in 2018 was due to the disposal of Redrock and the dilution of the Company’s equity interest in Amer from 55% to 10% (see Note 5 to the Consolidated Financial Statements).

Loss on remeasurement of DBOT investment

Loss on remeasurement of DBOT investment increased $3.2 million for the three months ended September 30, 2019 comparing to the same period in 2018 was due to the acquisition of controlling equity interest in DBOT which resulted in the remeasurement of the Company’s previously held equity interest in DBOT at the acquisition-date fair value.

Net (income) loss attributable to non-controlling interest

Net income attributable to non-controlling interests was approximately $1.4 million for the three months ended September 30, 2019, as compared to a net loss of $0.3 million during the same period in 2018. The change is primarily due to the $1.4 million net income attributable to the noncontrolling interest of the Mobile Energy Group (“MEG”) in relation to the taxis commission revenue recognized during the quarter.

43

Consolidated Results of Operations

Comparison of Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended
	September 30,	September 30,	Amount
	2019	2018	Change	% Change
Revenue	$44,503,562	$362,628,296	(318,124,734)	(88)
Cost of revenue	1,217,184	359,839,565	(358,622,381)	(100)
Gross profit	43,286,378	2,788,731	40,497,647	1,452

Operating expenses:
Selling, general and administrative expenses	18,442,280	16,861,425	1,580,855	9
Research and development expense	—	1,393,025	(1,393,025)	(100)
Professional fees	3,918,461	3,280,729	637,732	19
Impairment of property and equipment	2,298,887	—	2,298,887	100
Depreciation and amortization	1,420,480	314,737	1,105,743	351
Total operating expenses	26,080,108	21,849,916	4,230,192	19

Income (Loss) from operations	17,206,270	(19,061,185)	36,267,455	(190)

Interest and other income (expense):
Interest expense, net	(1,955,476)	(201,782)	(1,753,694)	869
Equity in loss of equity method investees	(606,390)	(44,316)	(562,074)	1268
Gain on disposal of subsidiaries	1,057,363	—	1,057,363	100
Loss on remeasurement of DBOT investment	(3,178,702)	—	(3,178,702)	100
Others	(155,946)	(558,271)	402,325	(72)
Income (Loss) before income taxes and non-controlling interest	12,367,119	(19,865,554)	32,232,673	(162)

Income tax benefit	513,935	—	513,935	100

Net income (loss)	12,881,054	(19,865,554)	32,746,608	(165)

Net (income) loss attributable to non-controlling interest	(1,374,193)	637,314	(2,011,507)	(316)
Net income (loss) attributable to IDEX common shareholders	$11,506,861	$(19,228,240)	30,735,101	(160)
Earnings (loss) per share
Basic	$0.10	$(0.27)
Diluted	$0.10	$(0.27)

Revenues

	Nine Months Ended
	September 30,	September 30,	Amount
	2019	2018	Change	% Change
- Mobile Energy Group (formerly Wecast Services)
Crude oil	$—	$260,034,401	$(260,034,401)	(100)
Consumer electronics	—	102,081,176	(102,081,176)	(100)
Digital asset management services	40,700,000	—	40,700,000	100
Electric Vehicles (“EV”)	2,854,178	—	2,854,178	100
Other	949,384	512,719	436,665	85
Total	$44,503,562	$362,628,296	$(318,124,734)	(88)

Revenue for the nine months ended September 30, 2019 was $44.5 million as compared to $362.6 million for the same period in 2018, a decrease of approximately $318.1 million, or 88%. The decrease was mainly due to a change to our business focus from logistics management to digital business consulting services and electric vehicle businesses. Our business strategy and the primary goal for entering the crude oil and electronic trading businesses was to learn about the needs of buyers and sellers in these industries that rely heavily on the shipment of goods. Our activities in the crude oil trading and electronic trading business have been successful in various aspects in 2018, and for strategic reasons we have now phased out of our crude oil trading business and electronics trading business so that we can work towards enabling the application of our Fintech Ecosystem for other useful cases that we have identified.

Please see Note 3 to the unaudited consolidated financial statements included in this report.

We did not generate any revenue from YOD Legacy business in 2018 and for the nine months ended September 30, 2019 since our new fintech services business strategy limits the support of the Legacy YOD business.

44

Cost of revenues

	Nine Months Ended
	September 30,	September 30,	Amount
	2019	2018	Change	% Change
- Mobile Energy Group (formerly Wecast Services)
Crude oil	$—	$260,006,382	$(260,006,382)	(100)
Consumer electronics	—	99,568,729	(99,568,729)	(100)
Digital asset management services	466,894	—	466,894	100
Electric Vehicles (“EV”)	—	—	—	—
Other	750,290	264,454	485,836	184
Total	$1,217,184	$359,839,565	$(358,622,381)	(100)

Cost of revenues was approximately $1.2 million for the nine months ended September 30, 2019, as compared to $359.8 million for the same period in 2018, a decrease of approximately $358.6 million, or 100%. From a comparability perspective, the cost of revenue during 2018 is not necessarily indicative of the new FinTech business in 2019. The cost of revenue during 2018 was primarily associated with the logistics management business (oil trading and electronics trading), which traditionally has a very high cost of revenue and low gross margin, while the cost of revenue during the first 9 months of 2019 primarily include the personnel cost associated with our digital asset management services and creator payments from the Grapevine business. Majority of the cost associated with the development of the master plan services have already been incurred in 2018. In 2018, due to the uncertainty associated with the future economic benefits when such costs were incurred, the Company expensed those costs during 2018.

Gross profit

	Nine Months Ended
	September 30, 2019	September 30, 2018	Amount Change	% Change
For the Period ended
- Mobile Energy Group (formerly Wecast Services)
Crude oil	$—	$28,019	$(28,019)	(100)
Consumer electronics	—	2,512,447	(2,512,447)	(100)
Digital asset management services	40,233,106	—	40,233,106	100
Electric Vehicles (“EV”)	2,854,178	—	2,854,178	100
Other	199,094	248,265	(49,171)	(20)
Total	$43,286,378	$2,788,731	$40,497,647	1,452

Gross profit ratio

	Nine Months Ended
	September 30, 2019	September 30, 2018
- Mobile Energy Group (formerly Wecast Services)
Crude oil	0%	0%
Consumer electronics	0%	2%
Digital asset management services	99%	0%
Electric Vehicles (“EV”)	100%	0%
Other	21%	48%
Total	97%	1%

Our gross profit for the nine months ended September 30, 2019 was approximately $43.3 million, as compared to $2.8 million during the same period in 2018. The gross profit ratio for the nine months ended September 30, 2019 was 97%, while it was 1% during the same period in 2018. The increase was mainly due to: 1) the Company recorded service revenue from digital asset management services in 2019 and 2) the low cost of revenue with our digital asset management services, which resulted in higher gross profit margin in 2019 compared to the low gross profit margin of the logistics management business in 2018.

45

Selling, general and administrative expenses

Selling, general and administrative expenses for the nine months ended September 30, 2019 was $18.4 million, as compared to $16.9 million for the same period in 2018, an increase of approximately $1.6 million or 9%. Majority of the increase was due to:

•	an increase of $2.9 million in share-based compensation expense primarily related to the stock options granted to employees and directors during Q1 2019;
•	an increase of $0.8 million in severance payments to the former Chief Executive Officer, former Chief Investment Officer and former Chief Strategy Officer; partially offset by
•	a decrease of $2.3 million in salary and employee benefits expenses

Research and development expense

Research and development expense decreased to zero for the nine months ended September 30, 2019 from $1.4 million in the same period in 2018. Majority of the expense in 2018 was related to the early stage technology development.

Professional fees

Professional fees for the nine months ended September 30, 2019 was $3.9 million as compared to $3.3 million for the same period in 2018, an increase of approximately $0.6 million. The increase was related to an increase in legal, valuation, audit and tax as well as fees associated with continuing to build out our technology ecosystem and establishing strategic partnerships and M&A activity as part of this technology ecosystem.

Impairment of property and equipment

Impairment of property and equipment increased $2.3 million for the nine months ended September 30, 2019 as compared to the same period in 2018. The increase was due to the impairment charge recorded in connection with four of the five existing buildings on Fintech Village which are expected to be demolished.

Depreciation and amortization

Depreciation and amortization for the nine months ended September 30, 2019 was $1.4 million as compared to $0.3 million for the same period in 2018, an increase of approximately $1.1 million. The increase was mainly due to the increase in amortization expense from intangible assets acquired during 2019.

Interest expense, net

Our interest expense increased $1.8 million to $2.0 million for the nine months ended September 30, 2019, from $0.2 million during the same period of 2018. The increase in interest expense was primarily because of the accretion of interest expense and amortization of beneficiary conversion features associated with convertible notes issued in June 2018 and February 2019.

Equity in loss of equity method investees

Loss of equity method investees increased $0.6 million for the nine months ended September 30, 2019 comparing to the same period of 2018 was due to net loss incurred in DBOT for the first half of the year (see Note 9 to the Consolidated Financial Statements).

Gain on disposal of subsidiaries

Gain on disposal of subsidiaries increased $1.1 million for the nine months ended September 30, 2019 comparing to the same period in 2018 was due to the disposal of Redrock and the dilution of the Company’s equity interest in Amer from 55% to 10% (see Note 5 to the Consolidated Financial Statements).

Loss on remeasurement of DBOT investment

Loss on remeasurement of DBOT investment increased $3.2 million for the nine months ended September 30, 2019 comparing to the same period in 2018 was due to the acquisition of controlling equity interest in DBOT which resulted in the remeasurement of the Company’s previously held equity interest in DBOT at the acquisition-date fair value.

Income tax expenses

During the nine months ended September 30, 2019, the Company recorded an income tax benefit of $513,935, $152,876 resulting from losses of Grapevine Logic, Inc. offsetting deferred tax liabilities that were recognized on the acquisition of Grapevine Logic, Inc. and a $361,059 reduction of the valuation allowance on Ideanomics, Inc. deferred tax assets in excess of those reversed to offset Ideanomics, Inc.’s income. The reduction in valuation allowance resulted from Ideanomics, Inc.’s acquisition of additional ownership interests in Grapevine Logic, Inc. which caused Grapevine Logic, Inc. to be included in a consolidated tax return with Ideanomics, Inc. beginning June 30, 2019. This meant that $361,059 of Ideanomics, Inc.’s deferred tax assets could be utilized to offset Grapevine Logic Inc.’s remaining deferred tax liabilities.

Net (income) loss attributable to non-controlling interest

Net income attributable to non-controlling interests was approximately $1.4 million for the nine months ended September 30, 2019, as compared to a net loss of $0.6 million during the same period in 2018. The change is primarily due to (1) the $1.4 million net income attributable to the noncontrolling interest of the Mobile Energy Group (“MEG”) in relation to the taxis commission revenue recognized during the third quarter and (2) the decrease in net loss from Grapevine and Amer.

46

Liquidity and Capital Resources

As of September 30, 2019, we had cash of approximately $1.7 million. Approximately $1.6 million was held in our Hong Kong, US and Singapore entities and $0.1 million was held in our PRC entities.

The following table provides a summary of our net cash flows from operating, investing and financing activities (unaudited).

	Nine Months Ended
	September 30, 2019	September 30, 2018
Net cash used in operating activities	$(8,712,029)	$(17,641,902)
Net cash used in investing activities	(1,737,881)	(5,043,300)
Net cash provided by financing activities	9,067,292	31,186,771
Effect of exchange rate changes on cash	(37,030)	(48,638)
Net decrease in cash	(1,419,648)	8,452,931
Total cash at beginning of period	3,106,244	7,577,317
Cash at end of period	$1,686,596	$16,030,248

Operating Activities

Cash used in operating activities decreased by $8.9 million for the nine months ended September 30, 2019 compared to the same period in 2018, primarily due to (1) an increase in operating results from net loss of $19.9 million for the nine months ended September 30, 2018 to net income of $12.9 million in the same period in 2019, (2) total non-cash adjustments increase (decrease) to net income (loss) was $(25.5) million and $3.8 million for the nine months ended September 30, 2019 and 2018, respectively, and (3) total changes in operating assets and liabilities resulted in an increase of $3.9 million and of $(1.5) million in cash used in operations activities for the nine months ended September 30, 2019 and 2018, respectively.

Investing Activities

Cash used in investing activities decreased by $3.3 million, primarily due to the $2.8 million cash consideration paid for the acquisition of Grapevine in 2018.

Financing Activities

We received $4.8 million from the issuance of convertible notes and $2.5 million in proceeds in a private placement from the issuance of restricted shares for the nine months ended September 30, 2019, to certain investors, including officers, directors and other affiliates. While in the same period in 2018, we received $31.2 million. In addition, the borrowings from related parties increased by $1.8 million for the nine month ended September 30, 2019 from the same period in 2018.

Currently, our primary source of liquidity is cash on hand and we have relied on debt and equity financings to fund our operations to date. We believe that our cash balance and our expected cash flow, including additional debt & equity issuances will be sufficient to meet all of our financial obligations for the twelve months from the date of this report.

In the future, we will need additional capital to fund our operations and growth initiatives, which we expect to raise through a combination of equity offerings, debt financings, related party or third-party funding.

The Company’s operating strategy is to enter into joint ventures (JVs) with partners who bring special capabilities in a particular market sector, Because we operate through joint ventures we may be restricted by the operating agreement governing a particular JV from accessing any cash balances in the JV for use in other Company activities outside of the JV.

We have historically incurred significant losses which could raise substantial doubt about our ability to continue as a going concern. The unaudited consolidated financial statements included in this report have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s independent registered public accounting firm’s report of the financial statements for year ended December 31, 2018, contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

47

Effects of Inflation

Inflation and changing prices have had an effect on our business and we expect that inflation or changing prices could materially affect our business in the foreseeable future. Our management will closely monitor the price change and make efforts to maintain effective cost control in operations.

Off-Balance Sheet Arrangements

Off-balance sheet arrangements are obligations the Company has with nonconsolidated entities related to transactions, agreements or other contractual arrangements. The Company holds variable interests in joint ventures accounted for under the equity method of accounting. The Company is not the primary beneficiary of these joint ventures and therefore is not required to consolidate these entities (see Note 9 to the Consolidated Financial Statements).

We do not have other off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Contractual Obligations and Commitments

As of the date of this report, other than changes related to adoption of the new lease accounting standard as described in Note 2 to the unaudited consolidated financial statements, there were no material changes to our contractual obligations and commitments outside the ordinary course of business since April 1, 2019 as reported in our 2018 Form 10-K.

48

RESULTS OF OPERATIONS

Comparison of Years Ended December 31, 2018 and 2017

For the years ended December 31,	2018	2017	Amount Change	% Change
		(As Adjusted)
Revenue	$377,742,872	$144,352,840	$233,390,032	162
Cost of revenue	374,575,038	137,188,393	237,386,645	173
Gross profit	3,167,834	7,164,447	(3,996,613)	(56)

Operating expenses:
Selling, general and administrative expenses	22,471,976	13,129,313	9,342,663	71
Research and development expense	1,654,491	406,845	1,247,646	307
Professional fees	4,749,799	3,200,885	1,548,914	48
Depreciation and amortization	352,332	308,102	44,230	14
Impairment of other intangible assets	134,290	216,468	(82,178)	(38)
Total operating expenses	29,362,888	17,261,613	12,101,275	70

Loss from operations	(26,195,054)	(10,097,166)	(16,097,888)	159

Interest and other income (expense):
Interest expense, net	(804,595)	(94,618)	(709,977)	750
Change in fair value of warrant liabilities	-	(112,642)	112,642	(100)
Equity in loss of equity method investees	(180,625)	(129,193)	(51,432)	40
Loss on disposal of subsidiaries	(1,183,289)	-	(1,183,289)	-
Others	(99,765)	(426,698)	326,933	(77)
Loss before income taxes and non-controlling interest	(28,463,328)	(10,860,317)	(17,603,011)	162

Income tax benefit	40,244	-	40,244	-

Net loss	(28,423,084)	(10,860,317)	(17,562,767)	162

Net loss attributable to non-controlling interest	996,728	357,268	639,460	179

Net loss attributable to IDEX common shareholders	$(27,426,356)	$(10,503,049)	(16,923,307)	161

Basic and diluted loss per share	$(0.35)	$(0.17)

Revenues

For the years ended December 31,	2018	2017	Amount Change	% Change
		(As Adjusted)
- WecastService
Crude oil	$260,034,401	$19,028,003	$241,006,398	1,267
Consumer electronics	116,723,251	119,278,514	(2,555,263)	(2)
Other	985,220	5,252,050	(4,266,830)	(81)
	377,742,872	143,558,567	234,184,305	163
-Legacy YOD	-	794,273	(794,273)	(100)
Total	$377,742,872	$144,352,840	$233,390,032	162

Revenue for the year ended December 31, 2018 was $377.7 million as compared to $144.4 million for the same period in 2017, an increase of approximately $233.3 million, or 162%. The increase was mainly due to our Wecast business of crude oil trading initiated in October 2017 and partially offset in the amount of $0.8 million by a decrease of our legacy YOD business.

49

Our business strategy and the primary goal for entering crude oil and consumer electronic is to learn about the needs of buyers and sellers in industries that rely heavily on the shipment of goods. Our activities in the crude oil trading and consumer electronic business have been successful in various aspects. We generated revenue of $359.8 million for the first 3 quarters and have gained experience in the traditional logistics management and financing business, such that we have identified initial use cases for the applications of the technologies in our Fintech ecosystem. While we have gained this experience, the Company does not intend to be a logistics management company. Therefore, we decided to gradually start contracting our crude oil trading business and consumer electronics business starting in the third quarter of 2018 so that we can work towards enabling the application of our Fintech Ecosystem for other useful cases that we have identified. Therefore, revenue decreased by $88.3 million, from $132 million for the second quarter of year 2018 to $43.7 million for the third quarter of year 2018. During the fourth quarter of 2018, revenue further decreased to $17.0 million.  We do not anticipate any revenue from our crude oil trading business and electronics trading business in the future at this point.

In parallel, for strategic reasons, during the course of the fourth quarter, we also chose to focus our resources and efforts on other non-crude oil trading and non-logistics management revenue generating opportunities that we have identified in the market. These other market opportunities also involve the use of our technologies across our Fintech Ecosystem and their applications across Industry Ventures.

We did not generate any revenue from YOD Legacy business in 2018 since our new fintech services business strategy limits the support of the Legacy YOD business. Currently, we have a partnership with a third party (since 2016) that acts as the exclusive distribution operator (within the territory of PRC) of our licensed library of major studio films.

Cost of revenue

For the years ended December 31,	2018	2017	Amount Change	% Change
		(As Adjusted)
-Wecast Service
Crude oil	$260,006,382	$18,972,000	$241,034,382	1,270
Consumer electronics	114,477,226	116,010,031	(1,532,805)	(1)
Other	91,430	1,443,748	(1,352,318)	(94)
	374,575,038	136,425,779	238,149,259	175
-Legacy YOD	-	762,614	(762,614)	(100)
Total	$374,575,038	$137,188,393	$237,386,645	173

Cost of revenues was $ 374.6 million for the year ended December 31, 2018, as compared to $137.2 million for the year ended December 31, 2017. Our cost of revenues increased by $237.4 million which is in line with our increase in revenues. Our cost of revenues is primarily comprised of cost to purchase electronics products and crude oil from suppliers in our logistics management business and the cost of sales in Legacy YOD business is primarily comprised of content licensing fees. Our content license agreements with production companies incorporate minimum guaranteed payment levels.

Gross profit

For the years ended December 31,	2018	2017	Amount Change	% Change
		(As Adjusted)
-Wecast Service
Crude oil	$28,019	$56,003	$(27,984)	(50)
Consumer electronics	2,246,025	3,268,483	(1,022,458)	(31)
Other	893,790	3,808,302	(2,914,512)	(77)
	3,167,834	7,132,788	(3,964,954)	(56)
-Legacy YOD	-	31,659	(31,659)	(100)
Total	$3,167,834	$7,164,447	$(3,996,613)	(56)

50

Gross profit ratio

For the years ended December 31,	2018	2017
		(As Adjusted)
-Wecast Service
Crude oil	0%	0%
Consumer electronics	2%	3%
Other	91%	73%
	1%	5%
-Legacy YOD	0%	4%
Total	1%	5%

Our gross profit for the year ended December 31, 2018 was approximately $3.2 million, as compared to $7.2 million during the same period in 2017.

Our current crude oil and consumer electronics trading business operates in highly competitive global markets characterized by aggressive price competition, resulting in downward pressure on already low gross margins. Further, factors such as frequent introduction of new products, short product life cycles, evolving industry standards, price sensitivity on the part of consumers place continued competitive pressure in our consumer electronics trading business, and our crude oil trading margins are impacted by many factors outside of our control, including geopolitical developments and fluctuations in the world’s markets.

As such, the logistics management business typically has low margins and the Company has primarily focused its activities in this area with the intent of learning the logistics management business so that we could develop use cases for the applications of our technologies and the overall benefit of our long-term strategy, not necessarily with a focus on deriving margin improvement.

Selling, general and administrative expenses

Our selling, general and administrative expense for the year ended December 31, 2018 was $ 22.5 million as compared to $13.1 million for the same period in 2017, an increase of approximately $9.3 million or 71%. The majority of the increase was due to

•	an increase in headcounts and relevant traveling expense in the amount of $2.5 million;
•	an increase of approximately of $2.1 million in share based compensation that were paid to our employees;
•	an increase of approximately of $3.0 million in consulting, legal, and professional service fees that were paid to our external consultants who provided various consulting services with respect to our Fintech and Platform-as-a-Service business; and
•	an increase in our sales and marketing expense in the amount of $0.9 million relating to the introduction and promotion of our business models to various potential investors and business partners, as well as the marketing of Wecast Services business.
•	an increase in rent expense by $1 million mainly for our office in New York City.

Research and development expense

Research and development expenses for the year ended December 31, 2018 was $1.7 million as compared to $0.4 million for the same period in 2017, an increase of approximately $1.3 million or 307%. The majority of the increase was related to the early stage technology development.

Professional fees

Professional fees are generally related to public company reporting and governance expenses as well as legal fees related to business transition and expansion. Our professional fees increased approximately by $1.5 million, or 48%, for the year ended December 31, 2018, compared with the same period in 2017. The increase was related to an increase in legal, valuation, audit and tax as well as fees associated with continuing to build out our technology ecosystem and establishing strategic partnerships and M&A activity as part of this technology ecosystem.

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Depreciation and amortization

No material changes in depreciation and amortization.

Impairment of other intangible assets

We did not have any material impairment charges during 2018 and 2017.

Loss from operations

Our loss from operations was increased by $16.1 million to $26.2 million for the year ended December 31, 2018, from $10.1 million during 2017. This was mostly due to the decrease in gross profit from our Wecast Services segment and the increase of operating expenses for the development of Wecast Service business.

Interest expense, net

Our interest expense increased $0.7 million to $0.8 million for the year ended December 31, 2018, from $0.1 million during 2017. The interest expense increase during 2018 was primarily due to the amortization of beneficiary conversion features associated with convertible notes issued in 2018.

Change in fair value of warrant liabilities

Certain of our warrants are recognized as derivative liabilities and re-measured at the end of every reporting period and upon settlement, with the change in value reported in the statement of operations. We reported loss of $0.1 million for the years ended December 31, 2017 and no warrant liability in 2018.

Equity in loss of equity method investees

No material change.

Loss on disposal of subsidiaries

The increase in loss ($1.2 million) is due to the sales of our investment (55% interest) in Wide Angle and Shanghai Huicang Supplychain Management Ltd in 2018. Please see Note 6 to the consolidated financial statements included in this report.

Net loss attributable to non-controlling interest

Net loss attributable to non-controlling interests was $1.0 million in 2018 compared to a net loss of $0.4 million in 2017. The increase is primarily due to net loss from Amer (we have 55% ownership and its primary business is consumer electronic) and Grapevine (we have 65.65% ownership and it was acquired in 2018).

Comparison of Years Ended December 31, 2017 and 2016

	Year Ended
	December 31, 2017	December 31, 2016	Amount Change	% Change
Revenue (including related party revenue of $18,973,054 and nil for the years ended December 31, 2017 and 2016, respectively)	$144,338,805	$35,185,508	$109,153,297	310%
Cost of revenue	137,188,353	35,551,198	101,637,155	286%
Gross profit (loss)	7,150,452	(365,690)	7,516,142	2055%

Operating expenses:
Selling, general and administrative expenses	12,848,184	10,898,323	1,949,861	18%
Research and development expenses	406,845	-	406,845	100%
Professional fees	3,153,697	1,400,139	1,753,558	125%
Depreciation and amortization	306,801	505,028	(198,227)	(39)%
Impairments of other intangible assets	216,468	2,018,628	(1,802,160)	(89)%
Earn-out share award expenses	-	13,700,000	(13,700,000)	(100)%
Total operating expense	16,931,995	28,522,118	(11,590,123)	(41)%

Loss from operations	(9,781,543)	(28,887,808)	19,106,265	(66)%

Interest & other income/(expense):
Interest expense, net	(95,658)	(254,725)	159,067	(62)%
Change in fair value of warrant liabilities	(112,642)	324,432	(437,074)	(135)%
Equity in loss of equity method investees	(129,193)	(31,557)	(97,636)	309%
Impairment of equity method investments	-	(38,448)	38,448	(100)%
Others	(73,833)	57,017	(130,850)	(229)%

Loss before income taxes and non-controlling interests	(10,192,869)	(28,831,089)	18,638,220	(65)%

Income tax benefit	-	330,124	(330,124)	(100)%

Net loss	(10,192,869)	(28,500,965)	18,308,096	(64)%

Net loss attributable to non-controlling interests	357,268	2,092,991	(1,735,723)	(83)%

Net loss attributable to SSC shareholders	(9,835,601)	(26,407,974)	16,572,373	(63)%

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Revenues

	2017	2016	Difference
	USD	USD	USD	%
Legacy YOD	794,273	4,543,616	(3,749,343)	(83)%
Wecast Services	143,544,532	30,641,892	112,902,640	368%
Total	144,338,805	35,185,508	109,153,297	310%

Revenue for the year ended December 31, 2017 was $144.3 million as compared to $35.2 million for the same period in 2016, an increase of approximately $109.2 million, or 310%. The increase was mainly due to a $112.9 million increase in revenues from our Wecast Services segment, which was partially offset by a $3.7 million decrease in revenues from our legacy YOD segment. Specifically, for the year ended December 31, 2017, the commodities trading component of the logistics management and financing businesses we acquired in 2017 provided 95.6% of our revenue, our legacy YOD segment provided 0.6% of our revenue and the remaining 3.8% of our revenue was provided by one-time consulting services, one-time platform maintenance services and certain technology support services.

In our legacy YOD segment, the decrease in revenue was primarily due to the change of our strategy, namely the transition away from our legacy YOD business (acting as a premium content VOD service provider) to the Wecast Services segment (focusing on becoming a next-generation fintech company). This transition limits the support of the YOD business and the YOD segment revenue is mainly from legacy contracts. Currently, we have a partnership with a third party acts that as the exclusive distribution operator (within the territory of PRC) of our licensed library of major studio films.

In our Wecast Services segment, the increase in revenue was mainly due to our new business lines, namely consumer electronics trading starting in January 2017 and crude oil trading starting in October 2017, and to a lesser extent, one-time consulting services that we provided to certain customers. In particular, Wecast Services segment revenue for the year ended December 31, 2016 only included the revenue of SVG and Wide Angle from November 10, 2016, while for the year ended December 31, 2017 it included the revenue of SVG and Wide Angle for the full fiscal year. In addition, our acquisitions of SVG and Wide Angle resulted in new customer channels for our business and incremental sales, all of which allowed us to experience strong growth in 2017.

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Cost of revenue

	2017	2016	Difference
	USD	USD	USD	%
Legacy YOD	762,614	4,434,260	(3,671,646)	(83)%
Wecast Services	136,425,739	31,116,938	105,308,801	338%
Total	137,188,353	35,551,198	101,637,155	286%

Cost of revenues was $137.2 million for the year ended December 31, 2017, as compared to $35.6 million for the year ended December 31, 2016. Our cost of revenues increased by $101.6 million which is in line with our increase in revenues. Our cost of revenues is primarily comprised of costs to purchase electronics products and crude oil from suppliers in our supply chain business as well as the cost of sales from the Legacy YOD business which is primarily comprised of content licensing fees. Our content license agreements with production companies incorporate minimum guaranteed payment levels.

Gross profit

	2017	2016	Difference
	USD	USD	USD	%
Legacy YOD	31,659	109,356	(77,697)	(71)%
Wecast Services	7,118,793	(475,046)	7,593,839	1,599%
Total	7,150,452	(365,690)	7,516,142	2055%

Our gross profit for the year ended December 31, 2017 was approximately $7.2 million, as compared to a gross loss of $0.4 million during the same period in 2016. Gross profit ratio for the year ended December 31, 2017 was 5.0%, while in 2016, it was negative. The reason for the gross loss in 2016 was due to the costs associated with the commercial electronic supply chain business that had large startup costs in its infancy, as the Company looked to expand its customer base and sales volume. For the year ended December 31, 2017, gross margin for the electronic supply chain business has increased to 2.7%, which contributed gross profit in the amount of $3.3 million.

Selling, general and administrative expenses

Our selling, general and administrative expense for the year ended December 31, 2017 was $12.8 million as compared to $10.9 million for the same period in 2016, an increase of approximately $1.9 million or 18%. The majority of the increase was due to 1) an increase in our sales and marketing expense in the amount of $1.6 million to introduce and promote our business to various new potential business partners; 2) an increase of approximately of $0.9 million of share based compensation due to the option and restricted shares units that the Company approved for grant to independent board members for their 2017 compensation, which included a significant increase in board related work during 2017 compared with prior years; 3) an increase in headcount and relevant traveling expenses in the amount of $1.1 million and 4) leasehold improvement disposal losses of approximately $0.7 million that were incurred when the Company canceled its purchase of Beijing office building in 2017.

Professional fees

Professional fees are generally related to public company reporting and governance expenses as well as legal fees related to business transition and expansion. Our professional fees increased approximately by $1.8 million, or 125%, for the year ended December 31, 2017, compared with the same period in 2016. The increase in professional fees was related to an increase in audit service fees, which increased from $0.6 million in 2016 to $1.2 million in 2017. This increase can be primarily attributed to the non-recurring opening audit fess due to the auditor change as well as increasing legal, finance advisory, valuation and auditing service fees incurred in relation to acquisitions and general business activity in 2017.

Depreciation and amortization

Our depreciation and amortization expense decreased approximately $0.2 million, or 39%, to $0.3 million for the year ended December 31, 2017, from $0.5 million during 2016. The decrease was mainly due to the sale of our Beijing office building in early 2017.

Impairment of other intangible assets

On July 30, 2010, the Company entered into an Ordinary Share Purchase Agreement by and among the Company, CB Cayman, and Weicheng Liu, an individual, where the Company recognized additional assets identified from the business acquisition. Our impairment of other intangible assets are generally related to the impairment of mobile app development, the Charter/Cooperation agreement and work force for $0.2 million and $2.0 million for the year ended December 31, 2017 and 2016, respectively, due to no significant revenue or cash flows generated from the Charter/Cooperation agreement and the decision to stop developing the APP and the termination of the working group.

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Earn-out share award expenses

Our earn-out share award expenses are related to the 10,000,000 share awards issued to SSS at the closing price $1.37 on the stock issuance date.

Pursuant to the Amended Tianjin Agreement dated December 21, 2015, contingent on the performance of SSF, Tianjin Enternet will receive shares of the Company’s common stock over three years, with the exact number not exceeding 5.0 million per year, provided the earn-out provisions for each of the 2016, 2017 and 2018 annual periods (the “Earn-Out Share Award”) are achieved. The earn-out provision for 2016, 2017 and 2018, based on SSF performance, are either 50.0 million homes/users passed or $4.0 million net income, 100.0 million homes/users passed or $6.0 million net income and 150.0 million homes/users passed or $8.0 million net income, respectively. The earn-out provision is based on either the number of home/user pass or the net income of SSF.

On November 10, 2016, the Board of Directors (the “Board”) of Wecast Network held a special meeting. At the recommendation of the Company’s audit committee, the Board determined that it is in the best interests of the Company and the Company’s shareholders to amend the terms of the Earn-Out Share Award to (1) reduce the total Earn-Out Share Award from 15,000,000 shares of Common Stock to 10,000,000 shares of Common Stock and (2) measure the achievement of the earn-out provisions based on the Companywide achievement of homes passed in lieu of the measurement being measured by SFF’s stand-alone achievement of homes passed. Based on evidence provided to the Board, the requisite thresholds necessary to trigger issuance of all shares of Common Stock subject to the Earn-Out Share Award have been achieved. Accordingly, on November 10, 2016, the Board approved the issuance of 10,000,000 shares of its common stock, par value $0.001 per share (“Common Stock to SSS”) and the shares were issued on November 11, 2016.

The Company recognized the fair value of the Common Stock to SSS of approximately $13,700,000 in 2016, based on the market price of the Company’s Common Stock, as Earn-out share award expense.

In 2017, there was no such expense incurred.

Loss from operations

Our loss from operations was decreased by $19.1 million to $9.8 million for the year ended December 31, 2017, from $28.9 million loss during 2016. This was mostly due to the increase in gross profit from our Wecast Service segment and a decrease in earn-out share award expenses.

Interest expense, net

Our interest expense decreased $0.2 million to $0.1 million for the year ended December 31, 2017, from $0.3 million during 2016. The interest expense decrease during 2017 was primarily attributable to interest expenses recorded and related to the amortization of debt issuance costs related to the $17.7 million convertible note to SSS in 2016 which was not incurred in 2017.

Change in fair value of warrant liabilities

Certain of our warrants are recognized as derivative liabilities and re-measured at the end of every reporting period and upon settlement, with the change in value reported in the statement of operations. We reported loss of $0.1 million and gain of $0.3 million for the years ended December 31, 2017 and 2016, respectively. The changes are primarily due to fluctuation in our closing stock price.

Equity in loss of equity method investees

Our equity in loss of equity method investees increased $0.1 million to $0.1 million for the year ended December 31, 2017. This was primarily due to Wecast Internet which recognized a $0.1 million loss on investment in 2017 and recognized $17 thousand loss on investment in 2016 as the operation went worse in 2017.

Net loss attributable to non-controlling interest

Hua Cheng previously had a 20% non-controlling interest in Zhong Hai Media and accounting for that interest under the equity method by recording 20% of the operating losses of Zhong Hai Media. For the year ended December 31, 2017, operating loss attributable to Hua Cheng was approximately $1.6 million. The Company sold Zhong Hai Media on June 30, 2017 and only $0.03 million operating loss were attributable to Hua Cheng for the same period in 2017.

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Dillon Yu has a 49% non-controlling interest in Shanghai Wecast Supply Chain Management Limited (“Wecast SH”) and as such we allocate 49% of the operating loss of Wecast SH to Dillon Yu. During the year ended December 31, 2017, approximately $0.6 million of our operating loss from Wecast SH was allocated to Dillon Yu, which was $0.2 million in the same period in 2016.

Swiss Guorong Limited has a 45% non-controlling interest in Wide Angle and as such we allocate 45% of the operating profit of Wide Angle to Swiss Guorong Limited. During the year ended December 31, 2017, approximately $0.2 million of our operating profit from Wide Angle was allocated to Swiss Guorong Limited, which was $0.01 million operating loss for the same period in 2016.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2018, we had cash of approximately $3.1 million. Approximately $1.5 million was held in our Hong Kong, US and Singapore entities and $1.6 million was held in our PRC entities.

As discussed in Note 3 to the consolidated financial statements included in this report for going concern and management’s plan, the Company has incurred significant continuing losses in 2018 and 2017, and total accumulated deficits were $150.0 million and $126.7 million as of December 31, 2018 and 2017, respectively. The Company also used cash for operations of approximately $20.2 million and $10.3 million for the year ended December 31, 2018 and 2017, respectively. We believe our existing cash resources will be sufficient to fund our planned operations into April 2020. However, we cannot provide assurances that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate. We must continue to rely on proceeds from debt and equity issuances to fund ongoing operating expenses to date, which could raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements included in this report have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that may result from the outcome of this uncertainty.

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The following table provides a summary of our net cash flows from operating, investing, and financing activities.

	Year Ended
	December 31,	December 31,
	2018	2017
Net cash used in operating activities	$(20,160,210)	$(10,318,774)
Net cash used in investing activities	(19,140,641)	(525,456)
Net cash provided by financing activities	34,898,919	14,258,290
Effect of exchange rate changes on cash	(69,141)	83,488
Net increase/(decrease) in cash, cash equivalents and restricted cash	(4,471,073)	3,497,548
Total cash, cash equivalents and restricted cash at beginning of period	7,577,317	4,079,769
Cash, cash equivalents and restricted cash at end of period	$3,106,244	$7,577,317

Operating Activities

Cash used in operating activities increased by $9.8 million for the year ended December 31, 2018 compared to 2017, primarily due to (1) an increase in net loss from $10.9 million in 2017 to $28.4 million in 2018, (2) total non-cash adjustments to net loss was $6.0 million and $2.9 million for the year ended December 31, 2018 and 2017, respectively; and (3) total changes in operating assets and liabilities resulted in an increase of $2.5 million and a reduction of $2.4 million in cash used in operations activities for the year ended December 31, 2018 and 2017, respectively.

Investing Activities

Cash used in investing activities increased by $19.1 million, primarily used for the acquisition of Fintech Village, the related costs and surety bond (approximately $10.7 million) and an increase of approximately $5.0 million during 2018 related to acquisitions of subsidiaries and long term investments.

Financing Activities

We received $13 million from the issuance of convertible notes and $21.5 million in proceeds in a private placement from the issuance of common shares, warrant and options for the year ended December 31, 2018, to certain investors, including officers, directors and other affiliates. While in the same period in 2017, we received $13.6 million.

Effects of Inflation

Inflation and changing prices have had an effect on our business and we expect that inflation or changing prices could materially affect our business in the foreseeable future. Our management will closely monitor the price change and make efforts to maintain effective cost control in operations.

Off-Balance Sheet Arrangements

Off-balance sheet arrangements are obligations the Company has with nonconsolidated entities related to transactions, agreements or other contractual arrangements. The Company holds variable interests in joint ventures accounted for under the equity method of accounting. The Company is not the primary beneficiary of these joint ventures and therefore is not required to consolidate these entities (see Note 8 to the Consolidated Financial Statements).

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We do not have other off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Contractual Obligations

As of December 31, 2018, we have the following contractual obligations:

	Payments due by Period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years
Contractual Obligations
Operating lease	$6,910,639	$1,728,670	$2,543,520	$2,638,449	$2,587,280
Asset retirement obligations	8,000,000	-	8,000,000	-	-
Long-term debt obligations	12,000,000	-	12,000,000	-	-

Total	$26,910,639	$1,728,670	$22,543,520	$2,638,449	$2,587,280

Seasonality

Our operating results and operating cash flows historically for our legacy YOD business have not been subject to seasonal variations. However, we expect a disproportionate amount of our revenues generated from Wecast Services quarter over quarter to be subject to seasoned fluctuations at holiday periods and due to introduction of new products. This pattern may change, however, as a result of new market opportunities or new product introductions.

OUTLOOK

In order to meet market demands, the Company has identified various areas that we intend to develop as part of our overall fintech services strategy, which are complementary to both our FinTech Ecosystem and Industry Ventures. These areas will focus primarily around (i) an Ideanomics AI Engine Group, (ii) a Digital Banking Advisory Group, and (iii) a Digital Asset Management Group.

1.	The Ideanomics AI Engine Group: we will leverage BDCG’s technology as we intend to work towards developing an AI-powered database, which will be customized for the banking and insurance industries.

2.	Ideanomics Digital Banking Advisory Group: we intend to utilize and integrate our investments in technologies done during 2017 and 2018 into two key areas of operations:

a.	Digital Renaissance Innovation: we will serve as an expansion of our FinTech Village in Connecticut and act as a catalyst hub to foster a pipeline of technological excellence in various industries.
b.	Global Debt Exchange Ecosystem: we will provide services around deal origination, AI risk management, advisory, issuance, and sales in a regulatory and complaint manner across fixed income products.

3.	Digital Asset Management Group: we intent to provide large-scale holders of assets and digital currencies with digital asset management services which work towards stabilizing and growing the value of their portfolios, in a regulatory and compliant manner across jurisdictions. In this capacity, we recently entered into an agreement with GT Dollar Ptd. Ltd., a minority shareholder of the Company, to provide digital asset management services.

Through these groups, we intend to further leverage our core business strategy, which is to promote the use, development and advancement of blockchain- and AI-based technologies, by bringing technology leaders together with industry leaders and creating synergies in our Fintech Ecosystem and the business in our network of Industry Ventures.

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Environmental Matters

We are subject to various federal, state and local laws and regulations governing, among other things, hazardous materials, environmental contamination and the protection of the environment. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures. We may also incur fines and penalties from time to time associated with noncompliance with such laws and regulations. Starting from year 2018, we had $8 million accrued for Asset Retirement Obligations. The increase is related to our legal contractual obligation in connection with the acquisition of Fintech Village.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and required management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements. We have reviewed our critical accounting policies and estimates with the audit committee of our board of directors.

Variable Interest Entities

We account for entities qualifying as VIEs in accordance with Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation. For our consolidated VIEs, management has made evaluations of the relationships between our VIEs and the economic benefit flow of contractual arrangement with VIEs. In connection with such evaluation, management also took into account the fact that, as a result of such contractual arrangements, we control the legal shareholders’ voting interests and have power of attorney in the VIEs, and therefore we are able to direct all business activities of the VIEs. As a result of such evaluation, management concluded that we are the primary beneficiary of our consolidated VIEs.

We have consulted our PRC legal counsel in assessing our ability to control our PRC VIEs. Any changes in PRC laws and regulations that affect our ability to control our PRC VIEs may preclude us from consolidating these companies in the future.

Revenue Recognition

For the sale of goods and services, we evaluate whether we are the principal, and report revenues on a gross basis, or an agent, and report revenues on a net basis. In this assessment, the Company recognizes revenue on a gross basis based on the consideration if we obtain control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment, inventory risk, and discretion in establishing price.

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Licensed Content

We obtain content through content licensing agreements with studios and distributors. We recognize licensed content when the license fee and the specified content titles are known or reasonably determinable. Prepaid license fees are classified as an asset on the consolidated balance sheets as licensed content and accrued license fees payable are classified as a liability on the consolidated balance sheets.

We amortize licensed content in cost of revenues over the content contractual window of availability based on the expected revenue derived from the licensed content, beginning with the month of first availability, such that our revenues bear a representative amount of the cost of the licensed content. We review factors that impact the amortization of licensed content on a regular basis, including factors that may bear direct impact on expected revenue from specific content titles. We estimate expected revenue by reviewing relevant factors, including marketing considerations, programming efforts, relationship with our channel partners, expected customer renewals and content offered by other distributors on the same platform. Changes in our expected revenue from licensed content could have a significant impact on our amortization pattern.

Long-lived Assets

Long-lived assets, including property and equipment and intangible assets, excluding goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The evaluation is performed at the lowest level of identifiable cash flows independent of other assets. An impairment loss would be recognized when estimated undiscounted future cash flows generated from the assets are less than their carrying amount. Measurement of an impairment loss would be based on the excess of the carrying amount of the asset group over its fair value.

The assumptions and estimates used to determine future values and remaining useful lives of our intangible and other long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our forecasts for future expansion development. Based on our impairment assessment, no impairment has been recognized.

Asset Retirement Obligations

Asset retirement obligations generally apply to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction or development and the normal operation of a long-lived asset.  If a reasonable estimate of fair value can be made, the fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred or a change in estimate occurs.  Asset retirement costs associated with asset retirement obligations are capitalized with the carrying amount of the related long-lived assets and depreciated over the asset’s estimated life.  The Company’s asset retirement obligations as of December 31, 2018 are mainly associated with the acquisition of Fintech Village that we are contractually obligated to remediate the existing environmental conditions.  We included it in the construction in progress and asset retirement obligation (long term) in the consolidated balance sheets. We will start to amortize asset retirement costs upon completion of the assets and put into use.

Goodwill

The Company performs goodwill impairment testing at the reporting unit level which is defined as the operating segment or one level below the operating segment. One level below the operating segment, or component, is a business in which discrete financial information is available and regularly reviewed by segment management. The Company tests goodwill for impairment annually (during the fourth quarter), or more frequently when events or changes in circumstances indicate it is more likely than not that the fair value of a reporting unit has declined below its carrying value. Goodwill is evaluated for impairment using qualitative and/or quantitative testing procedures.

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The Company has the option to first perform qualitative testing to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the reporting unit, composition, personnel or strategy changes affecting the reporting unit and recoverability of asset groups within a reporting unit. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each reporting unit.

If we determine that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, goodwill is further tested for impairment by comparing the carrying value to the estimated fair value of its reporting units, determined using externally quoted prices (if available) or a discounted cash flow model and, when deemed necessary, a market approach.

Digital Currency

Digital Currency consist of GTB received in connection with the services agreement and assets purchase agreement with GTD. Given that there is limited precedent regarding the classification and measurement of cryptocurrencies and other digital currencies under current GAAP, the Company has determined to account for these currencies as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other until further guidance is issued by the FASB.

Indefinite-lived intangible assets are recorded at cost and are not subject to amortization, but shall be tested for impairment annually and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. If, at the time of an impairment test, the carrying amount of an intangible asset exceeds its fair value, an impairment loss in an amount equal to the excess is recognized. The fair value of GTB was a Level 2 measurement based upon the consideration agreed by GTD and the Company with a discount considering volatility, risk and limitations at contract inception.

New Accounting Pronouncements

Information regarding new accounting pronouncements is included in Note 2 to the Consolidated Financial Statements.

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BUSINESS

Ideanomics, Inc.

Overview

Ideanomics, Inc. (Nasdaq: IDEX) is a Nevada corporation that primarily operates in the United States and Asia. The Company is comprised of two operating segments (i) our Legacy YOD business with primary operations in the PRC which has been winding down operations over the last 12 months and (ii) our Mobile Energy Group (MEG) (formally known as our Wecast Service) business, which is transitioning to focus on the commercial fleet market for electric vehicles in addition to the Company’s existing fintech advisory business. Our MEG business operates as an end-to-end solutions provider for the procurement, financing, charging and energy management needs for fleet operators of commercial Electronic Vehicles (EV). MEG operates through a series of joint ventures with the leading companies in the commercial EV space, principally in China, and earns fees for every transaction completed based on the spread for group buying of vehicles and fees derived from the arrangement of financing and energy management such as commercial purchasing of pre-paid electricity credits. MEG focuses on commercial EV rather than passenger EV, as commercial EV is on an accelerated adoption path when compared to consumer EV adoption – which is expected to take between ten to fifteen years. We focus on four distinct commercial vehicles types with supporting income streams: 1) Closed-area heavy commercial, in areas such as Mining, Airports, and Sea Ports; 2) Last-mile delivery light commercial; 3) Buses and Coaches; 4) Taxis. The purchase and financing of vehicles provides for one-time fees and the charging and energy management provides for recurring revenue streams. In July 2019 the company invested in Glory Connection Snd. Bhd, (Glory) a vehicle manufacturer based in Malaysia. Glory holds the only license granted so far for the manufacture of electric vehicles in Malaysia and is in the process of setting up its manufacturing and assembly capabilities.

We continue to develop our FinTech services which principally consist of our ownership of the Delaware Board of Trade (DBOT) ATS, Intelligenta for marketing AI solutions to the Financial Services industry and FinTech Village, a 58 acre development site in West Hartford, Connecticut.

The fintech business intends to offer customized services based on best-in-class blockchain, AI and other technologies to mature and emerging businesses across various industries. To do so, we are building a financial technology ecosystem through license agreements, joint ventures and strategic investments, which we refer to as our “Fintech Ecosystem”.

Fintech Ecosystem

We primarily rely upon third-party intellectual property (“IP”) for the AI and blockchain technology being developed for our Mobile Energy Group (MEG) (formally Wecast Services) segment. In evaluating prospective technologies we seek to acquire, in-license or promote through joint ventures, we are focused on identifying industry leaders with strong and established engineering teams and technologies that are substantially developed. In doing so, we believe we can reduce the risks of reliance on a single technology with speculative functionality and adoption potential, while enhancing our flexibility and adaptability in a rapidly evolving technological environment.

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Our strategy is to leverage the technology and teams that comprise our Fintech Ecosystem to create customized solutions for the use cases presented to us by our Industry Ventures. The customization of these business applications would be undertaken by our acquired subsidiaries or the joint ventures, as applicable, with the business development efforts of our parent company focused on expanding the network of technologies in our Fintech Ecosystem and facilitating other synergies between our Fintech Ecosystem and our Industry Ventures. While the development and expansion of our Fintech Ecosystem is primarily driven by a desire to match specific technologies with specific use applications in our Industry Ventures, we believe that many of the technologies in our Fintech Ecosystem will have applications outside of our own Industry Ventures, and that the work in customizing technology to our Industry Ventures can be leveraged to develop products and services for third parties.

BDCG Joint Venture

Between December 2017 and April 2018, we formed BBD Digital Capital Group Ltd., a New York corporation (“BDCG”), as a joint venture with management partner Seasail, an affiliate of Big Business Data (“BBD”). We hold approximately 60% of the equity interest of BDCG and have the power to appoint three of the five directors of the board of BDCG. BDCG intends to capitalize on commodity and energy providers’ needs for more precise risk management services, more informed operational planning and more strategic decision-making, specifically in the trading of index funds, futures and commodities. BDCG focuses on developing AI-driven financial data services as well as building transactional platforms for index, futures and derivative trading, for both global commodity and energy clients. Planned financial data services also include risk management solutions, platforms for trading derivatives and indices, and debt and credit product offerings, with the primary objective being enhancing trading and risk management strategies.

BDCG leverages Pluto, Seasail’s AI technology, which Seasail licenses to BDCG. Pluto takes in dynamic, multi-variable inputs, such as, in the case of crude oil, information regarding trading, production origination, economic data and weather, and processes them according to flexible programmed models. For debt and credit products, BDCG has focused on data collection and integration capabilities based on “massive public data” and “acquired third-party data,” including credit and multi-party loans. BBD has accumulated the information of over 100 million companies. Such information contains more than 150 data tables and over 3,700 data fields, and the amount of data continues to grow rapidly. BDCG can use the data accumulated by BBD to create risk and index models. Once these models are layered into a rating and risk management system and loan approval system for trade finance, the AI system can make informed recommendations as to trading and risk management. Pluto is then sold and licensed to third party financial product stakeholders for these services.

We believe we can leverage BDCG’s AI services for the creation of financial products, risk ratings and indexing, and selection and recommendation systems on behalf of key stakeholders. By using AI technology to analyze the digital securitized assets we intend to develop, we aim to elevate not only the quality of the financial product, but also interactions among stakeholders. We also intend to design the digital securitized assets we develop to have data attributes that can be integrated into BDCG’s approach for processing financial data.

Fundamental Interactions

In June 2018, we entered into a non-exclusive, royalty-bearing licensing agreement with Fundamental Interactions, Inc. (“FI”), which currently expires on June 25, 2021, with respect to certain blockchain technologies, including FI’s Velocity Ledger, a blockchain-based, software-as-a-service (SaaS) platform that operates as a private blockchain solution for financial services. Through this agreement, we intend to leverage core FI technology and the Velocity Ledger platform to support the tokenization, secondary trading and settlement of new blockchain-based securities.

FinTalk

In September 2018, we entered into an agreement for the acquisition of FinTalk, a secure mobile messaging, collaboration and information services platform that delivers encrypted text and media messaging, with high performance large file transfer capabilities.

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Industry Ventures

We believe there are a number of industries that can benefit from the application of next-generation technologies, such as blockchain, AI, machine learning and big data. Our strategy is not only to promote the development of promising technologies through our Fintech Ecosystem, but also to acquire, invest in and form joint ventures with businesses in the various industries that we believe can be well served by our Fintech Ecosystem. In so doing, we believe that we can benefit both from growth in the Industry Ventures themselves, as well as from the enhanced potential for monetizing the technologies in our Fintech Ecosystem that would come with refining these technologies for our Industry Ventures.

Logistics Management and Financing

Our first group of Industry Ventures has focused on the logistics management and financing industry. Logistics management is the component of supply chain management that helps organizations plan, manage and implement processes to store and move goods from origin to destination. Logistics financing supports businesses where the order-to-delivery cycle may not correlate with cash flow needs. We believe that by ensuring that information is transparent, accurate and verifiable at various stages during the shipping process, blockchain-enabled logistics management platforms can streamline and standardize the product flow from sellers to buyers and eliminate standard transactional intermediaries in the freight and shipping industry. Further, we believe that by decreasing middle-man costs, we can greatly improve the efficiency of capital utilization, expand margins and accelerate inventory turnover for companies shipping and ordering goods. In addition, we believe that the transparency and security provided by blockchain technologies, combined with the computing power of AI technologies, can reduce existing logistics financing costs, including by improving risk management and decision making, and enable alternative logistics financing solutions.

To support the development of blockchain- and AI-based technologies for the logistics management and financing industries, we entered the commodities trading business, with the primary goal of learning about the needs of buyers and sellers in industries that rely heavily on the shipment of goods to inform our understanding of the features a blockchain platform would need in order to serve this industry vertical. Specifically, we elected to focus on the crude oil and consumer electronics businesses, which are industries that we estimate are sufficiently commoditized and high volume, in order to (i) serve as meaningful controls, (ii) identify inefficiencies in the logistics management and finance industries and (iii) generate data to support the potential future application of AI solutions.

Our crude oil trading business commenced in October 2017, when we formed our Singapore joint venture, Seven Stars Energy Pte. Ltd. (“SSE”), which is 51% owned by us. The other partner in the joint venture is a businessman based in Singapore with extensive experience in the oil trading industry and ownership or control of several large oil tankers. Our consumer electronics trading business commenced on January 2017, and is operated by our subsidiary Amer Global Technology Limited (“Amer”), in which we have a 55% interest. The end customers in our crude oil and consumer electronics trading businesses include about 15 to 20 corporations across the world. Our crude oil trading business does not currently integrate blockchain- or AI-based logistics solutions.

While we have begun phasing out of the crude oil trading business and the electronics trading business, we intend to continue to capitalize on our efforts and learning from these businesses so that we can leverage the applications of our technologies and FinTech Ecosystem across this business and as part of our Industry Ventures strategy.

Consumer Digital Products

Our second group of Industry Ventures focuses on consumer digital products. We believe that existing communities of consumers, merchants and service providers can significantly benefit from platforms that leverage blockchain technologies to aggregate content and services and products, such as blockchain-based digital membership cards, digital wallets, and loyalty programs that offer cash or other token-based rewards to users within these communities.

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In September 2018, we purchased a 65.65% equity interest in Grapevine Logic Inc. (“Grapevine”), and an affiliate of Dr. Bruno Wu, our Chairman of the Board has an option to require us to acquire the remaining stake in Grapevine. Grapevine is an end-to-end influencer marketing platform that facilitates collaboration between advertisers and brands with video based social influencers and content creators. Through the Grapevine platform, more than 4,700 companies have been able to hire the services of over 177,000 social influencers, ultimately helping these companies to promote their products and strengthen their brand. We believe that Grapevine will help us develop strength in the consumer digital products industry vertical by providing the platform for connecting brands with content-producing influencers and their large-scale audience of consumer-driven followers to whom digital tokens, loyalty and discount cards, multi-purpose digital wallets, and other services may be marketed via Grapevine on behalf of Ideanomics, brand advertisers and influencers, all according to a follower’s areas of interest.

Also in September 2018, we announced the proposed joint venture with Asia Times Holdings (“AT”), a Hong Kong company which owns the Asia Times newspaper, to be named Asia Times Financial Limited (“ATF”). Effective February 20, 2019, the Company and AT agreed to terminate their subscription agreement so that the Company will retain approximately 4.0% interest in AT, and not be obligated to make any further investment into AT. In addition, the parties have agreed to terminate the Shareholder’s Agreement for the joint venture, Asia Times Financial.

Financial Services

As evidenced by the proliferation of offerings of blockchain-based tokens in recent years, and the rapid growth of an industry to support these offerings, we believe that a core use case for blockchain and AI technology lies in financial services, digital asset securitization, and blockchain-enabled trading platforms. We plan to provide consulting services to companies seeking financing both through the sales of blockchain based instruments, such as securitized assets represented by digital tokens, which we refer to as “digital securitized assets,” as well as through conventional means, such as sales of traditional equity and debt securities. We believe that this dual approach to financial transactions, coupled with a related AI and blockchain enabled financial services platform, will provide us with flexibility to address the needs of issuers and investors. We also aim to use AI-powered analytics from our technology investments for different use cases, such as the trading, pricing, indexing and ratings of digital tokens (including digital securitized assets). Although we do not yet offer products or services in this industry vertical, we believe that ultimately, the Industry Ventures we form, acquire, or invest in this area will become the core of our business.

Digital Asset Securitization

We believe that we can use AI- and blockchain-enabled technology to provide a seamless method and platform for the creation and trading of digital securitized assets. Specifically, we plan to facilitate the securitization of tangible and intangible assets, such as data and IP, into new financial products, to “tokenize” these financial products by digitally recording them on a blockchain, to enable advanced platforms and capabilities using AI and blockchain technology, and to support the distribution and monetization of digital securitized assets. In so doing, we can be a leader in the transition of traditional financial products, such as commodities, currencies, credit, leasing, real estate and other asset classes, into the asset digitalization era.

Creating digital securitized assets requires the conversion of illiquid, tangible and intangible assets into blockchain enabled securities that we anticipate will, subject to future regulatory approval, be easily traded via exchanges, and as such, are more liquid than the underlying asset. We refer to this process as “digital asset securitization.”

As a first step in this process, we are identifying and engaging in discussions, negotiations and, in some cases, joint ventures, with third parties that own the specific tangible and intangible assets to be securitized, who we refer to as “asset originators,” or that have relationships with asset originators. We may also elect to securitize assets owned by our Company. Next, we will work with domestic and international securities market professionals, including licensed broker-dealers, merchant banks, ratings agencies and financial institutions, to structure and document the securitization of the assets, creating an asset backed financial product that can be more easily distributed and traded. This securitization process may include the pooling of assets, whether within the same asset class or across asset classes or asset originator types, or fractionalization of ownership of individual assets.

Once assets have been securitized, the new asset backed financial product will be represented in the form of digital, blockchain based tokens. We refer to this process as “digital tokenization.” Digital tokens are representative units of value, analogous to a stock certificate or a book-entry position, each of which reflects a holder’s ownership of a security, the terms of which are established in the investment documentation. Each of these tokens will be created by a “smart contract,” a self-executing agreement whose lines of code will reflect the economic and governance terms determined in the asset securitization process.

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We intend for our digital tokenization process largely to rely upon technologies already in use and accessible in today’s blockchain market, such as Ethereum’s ERC-20 tokens, thus reducing the need, costs and execution risks of new technology development. We also intend to enter into leverage our Fintech Ecosystem to use blockchains that may be optimized for tokenization of assets in specific industry verticals, including, potentially basing these technologies on FI’s Velocity Ledger. We believe there are myriad benefits that can potentially be afforded by tokenizing securities via Velocity Ledger, including new product creation and market exposure, competitive fees, fast deal execution, and access to institutional investors and broker dealers.

Trading and Financial Services Platforms

We believe that regulated alternative trading systems (“ATSs”) and sophisticated risk management software are important for the development of trading markets for blockchain based digital tokens, including the digital securitized assets we plan to originate as part of our financial services business. Accordingly, we are making strategic investments that are intended to promote the development of regulated ATSs that will enhance the blockchain token trading ecosystem and AI-based ratings systems to enhance the market viability of our digital securitized assets.

Between August 2017 and December 2018, we acquired approximately 36.92% of the capital stock of Delaware Board of Trade Holdings, Inc. (“DBOT”), which is a FINRA member firm and has filed an initial operations report on Form ATS to give notice of operations of DBOT ATS, LLC (“DBOT ATS”), and which we believe is well positioned to develop blockchain-enabled transactional platforms. DBOT operates three business lines, (i) DBOT ATS, which is intended to be an ATS for equity securities not listed on the New York Stock Exchange or the Nasdaq, (ii) DBOT Issuer Services LLC, which is focused on setting and maintaining issuer standards, as well as the provision of issuer services to DBOT designated issuers, and (iii) DBOT Technology Services LLC, which is focused on the provision of market data and marketplace connectivity.

DBOT has entered into agreements with FI (which is also a licensor to Ideanomics), pursuant to which FI is developing a blockchain enabled primary issuance and secondary trading platform for DBOT ATS using the Velocity Ledger. Under the agreements, DBOT will maintain licensing rights for the technology.

Our Fintech Revenue Model:

As part of our transitioning to a next-generation fintech company, we began developing our revenue and business model to be closely aligned with the technologies and industries that we support in our FinTech Ecosystem and Industry Ventures in a way that we can capitalize on the market demand for these products and services.

Our FinTech business and revenue model is directly connected with the agreements and partnerships that we engage in. The underlying economics vary on a case by case basis (due to the particular industry that they are a part of, and specific facts and circumstances for each agreement), but generally they have the following characteristics:

Digital Assets, Blockchain and AI:

•	Proceeds of new digital asset creation (i.e. Token Generation Event) on behalf of subsidiary companies or third parties
•	Proceeds from the creation and issuance of financial instruments tied with new data-based products such as indexes and futures
•	Fees collected by the securitization, tokenization/primary digital issuance, and trading of digital assets
•	Revenue sharing agreements with strategic partners
•	FinTech consulting and advisory service fees related to these asset classes

Asia Operations:

•	Monetization of Electrical Vehicle Related Agreements:
•	Commissions: related to the underwriting performed by our partners for Asset Backed Securities (ABS)
•	Recharging Station Fees: Recurring Revenue streams for the reaching of electrical vehicles and their use of recharging station networks (as a transaction fee, or as a percentage of revenue or profit)
•	Electrical Vehicle Sales Commissions: bus sales commissions associated with the sales of electrical bus fleets
•	Revenue share agreements for the use of our AI capabilities associated with the transmission of data across the electrical vehicles, their charging stations, and related connectivity

Lease Financing:

•	Lease Financing Commissions
•	ABS Issuance Commissions
•	Electrical Vehicle Sales Commissions: bus sales commissions associated with the sales of electrical bus fleets

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U.S. Operations:

Licensing of Technologies / FinTech Village:

•	Recurring licensing revenue derived from the licensing of our technology ecosystem
•	Licensing and recurring revenue from other technologies we intend to bring into our ecosystem

Equity Investments:

Additionally, we benefit from the various equity interests that we have in our various subsidiaries, joint ventures, and partnerships across our Fintech Ecosystem and Industry Ventures. In cases where valuable intellectual property is generated by through these strategic investments, the Company will consider strategic licensing agreements and additional business models in exchange for our services to further enhance revenue.

Legacy YOD Segment

Since 2010, we have provided premium content and integrated value-added service solutions for the delivery of VOD and paid video programming to digital cable providers, IPTV providers, OTT streaming providers, mobile manufacturers and operators, as well as direct customers. The core revenues were generated from both minimum guarantee payments and revenue sharing arrangements with distribution partners as well as subscription or transactional fees from subscribers.

In October 2016, we signed an agreement to form a five year partnership with Zhejiang Yanhua Culture Media Co., Ltd., a company organized under the laws of the PRC (“Yanhua”), where Yanhua will act as the exclusive distribution operator (within the territory of PRC) of our licensed library of major studio films (the “Yanhua Partnership”). We entered into the Yanhua Partnership and exclusive distribution agreement in order to offset losses from high upfront minimum guarantee licensing fees to studios. The Yanhua Partnership modified and improved our legacy major studio paid content business model by moving from a framework that included high and fixed costs and upfront minimum guaranteed payments, rising content costs from major Hollywood studios and low margins to a structure that will now include relatively nominal costs to our Company and the opportunity to reach an even wider audience. With the Yanhua Partnership, Yanhua assumed all sales and marketing costs and will pay us a minimum guarantee in exchange for a percentage of the total revenue share.

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Pursuant to the Yanhua Partnership, the existing legacy Hollywood studio paid content as well as other IP content specified in the agreement, along with the corresponding authorized rights letter that we are entitled to, were transferred to Yanhua for RMB13,000,000 (approximately $2 million), to be paid in two equal installments in the amount of RMB6,500,000 (approximately $1 million). The first installment was received on December 30, 2016 and was recognized as revenue in 2017 based on the relative fair value of licensed content delivered to Yanhua. The second installment will be paid if the license content fees due to studios for the existing legacy Hollywood paid contents are settled. To date, the legacy Hollywood studio paid content and other IP has not been transferred, as the second installment was not yet made.

We still run our legacy YOD segment with limited resources and plan to continue to run it through the Yanhua Partnership, where Yanhua will act as the exclusive distribution operator (within the PRC) of our licensed library of major studio films. We launched our legacy VOD service through the acquisition of YOD Hong Kong (formerly Sinotop Group Limited) on July 30, 2010, by China CB Cayman. Through a series of contractual arrangements, YOD WFOE, the subsidiary of YOD Hong Kong, controls Sinotop Beijing, a corporation established in the PRC. Sinotop Beijing was the 80% owner of Zhong Hai Media until June 30, 2017, through which we provided: (1) integrated value–added business–to–business (“B2B”) service solutions for the delivery of VOD and enhanced premium content for digital cable; (2) integrated value–added business–to–business–to–customer (“B2B2C”) service solutions for the delivery of VOD and enhanced premium content for IPTV and OTT providers; and (3) a direct to user, or business-to-customer (“B2C”), mobile video service app. We sold Zhong Hai Media on June 30, 2017 to Hanghzou for a nominal amount.

Management Team with Significant FinTech, Blockchain and AI Experience

To support our transition to a next-generation AI and blockchain enabled fintech company, we have strategically secured a management team with diversified expertise in operations, technology, fintech, blockchain, AI, capital markets and the financial services industry, and largely transitioned our operations toward the United States, having 18 U.S. employees as of December 31, 2018 compared to three as of December 31, 2017. As of the date of this filing, key members of our management team include:

Dr. Bruno Wu. Our Chairman of the Board is an experienced investor, technology and media entrepreneur, and philanthropist. Dr. Wu has been actively involved with blockchain enabled and big data technologies since October 2011. After four years of investment and research, in 2015, Dr. Wu and Beijing Sun Seven Stars Culture Development Limited (“SSS”), an affiliate of Dr. Wu and a significant shareholder in our Company, proceeded to execute the strategy of becoming a leader in fintech and asset digitization services by aggregating AI, blockchain and other big data and cloud-based technologies, carefully sourced and selected on a global basis through joint ventures and partnerships. These partnerships focus on customizing and enabling actual business use case applications. Dr. Wu actively participated in the build out of a leading big data hub in Guiyang, China, particularly by endorsing the integration of AI and blockchain. Dr. Wu has committed to transforming our Company into a fintech and asset digitization services flagship, with multiple use case technology engines to be rolled out.

Mr. Alf Poor. Our Chief Executive Officer, and President of the Connecticut Fintech Village, is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

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Ms. Kate Lam is Managing Director, Digital Capital Markets. Ms. Lam has more than twenty years of financial markets experience in marketing multiple asset classes to Propellr, a fintech platform for multi-asset financing. She successfully obtained the SEC broker dealer license for Propellr Securities and integrated regulatory best practices into the platform. As CEO of the broker dealer, she worked closely with engineers and product managers to design specifications for investor vetting, as well as perform due diligences on financing deals. She was also the Head of Institutional Sales and Investor Relations for the company. Prior to Propellr, Ms. Lam held senior management positions at Deutsche Bank, Bear Stearns and Standard Chartered Bank with a client base spanning central banks, global and regional banks, asset managers, global insurance companies and hedge funds.

Dr. George Yuan. Dr. George Yuan is the Chief Technology Officer of BBDCG. Dr. Yuan is a world leading expert on dynamic ontology for credit risk assessment and risk management. He served as the leader for risk management consulting at KPMG (US) and the Director of China / Hong Kong Deloitte Financial Consulting. Dr. Yuan was selected as a National Distinguished Expert in Shanghai’s and Sichuan’s “The Thousand Talents Plan” in 2013 and 2018, and he is the Chief Editor for The Journal of Financial Engineering. Dr. Yuan’s is leading BDCG’s focus on AI driven financial data services as well as transactional platforms for index, futures and derivative trading, for both global commodity and energy clients. Dr. Yuan is the Chief Risk Officer and Chief Engineer of BDCG. Dr. Yuan has held a professorship at the Institute of Risk Management at Tongji University. Dr. Yuan’s study and work has centered around the valuation of financial derivatives and value-at-risk (“VaR”) modeling for market risk, credit risk and operational risk under the framework of the Basel II (Basel III) Accord, financial and credit derivatives pricing, portfolio optimization, risk limit design, commodity forward price curve design, complex position, commodity price risk assessment and asset valuation.

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Corporate Structure

The following chart depicts our corporate structure as of December 31, 2018:

(1).	The Sinotop Beijing VIE agreements, including those entered into with Mei Chen and Yun Zhu, the nominee shareholders of Sinotop Beijing, are listed below and described in Note 5 to the consolidated financial statements included in this report. See also “—VIE Structure and Arrangements” below. Mei Chen, holder of 95% equity ownership in Sinotop Beijing and a party to certain VIE arrangements between YOD WFOE and Sinotop Beijing, is the former CFO of our Company. Yun Zhu, holder of 5% equity ownership in Sinotop Beijing and a party to certain VIE arrangements between YOD WFOE and Sinotop Beijing, is Vice President of SSS, a significant shareholder of our Company.

(i)	Management Services Agreement between Sinotop Beijing and YOD Hong Kong, dated as of March 9, 2010.
(ii)	Call Option Agreement among YOD WFOE, Sinotop Beijing, Mei Chen and Yun Zhu, dated as of January 25, 2016; and Call Option Agreement among YOD WFOE, Sinotop Beijing and Mei Chen, dated as of November 4, 2016.
(iii)	Equity Pledge Agreement among YOD WFOE, Sinotop Beijing and Yun Zhu, dated as of January 25, 2016, Mei Chen’s Equity Pledge Agreement with YOD WFOE and Sinotop Beijing, dated as of November 21, 2016.
(iv)	Power of Attorney agreements among YOD WFOE, Sinotop Beijing and Mei Chen was dated on November 4, 2016 and Power of Attorney agreements among YOD WFOE, Sinotop Beijing and Yun Zhu, dated as of January 25, 2016.
(v)	Technical Services Agreement among YOD WFOE and Sinotop Beijing, dated as of January 25, 2016.

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(2).	The SSF VIE agreements, including those entered into with Lan Yang and Yun Zhu, the nominee shareholders of SSF, are listed below and described in Note 5 to the consolidated financial statements included in this report. See also “—VIE Structure and Arrangements” below. Lan Yang, holder of 99% equity ownership in SSF and a party to certain of the SSF VIE Agreements, is the spouse of Dr. Wu, our then Chairman and Chief Executive Officer. Yun Zhu, holder of 1% equity ownership in SSF and a party to certain of the SSF VIE Agreements, is the Vice President of SSS.

(i)	Management Services Agreement between SSF and YOD Hong Kong, dated as of April 6, 2016.
(ii)	Call Option Agreement among YOD WFOE, SSF, Lan Yang and Yun Zhu, dated April 5, 2016.
(iii)	Equity Pledge Agreement among YOD WFOE, Lan Yang and Yun Zhu, dated April 5, 2016; Amended and Restated Equity Pledge Agreement among YOD WFOE, Lan Yang and Yun Zhu, dated May 23, 2016.
(iv)	Power of Attorney agreements among YOD WFOE, SSF and each of Lan Yang and Yun Zhu, dated April 5, 2016.
(v)	Technical Service Agreement between YOD WFOE and SSF, dated April 5, 2016.
(vi)	Spousal Consent, undersigned by the respective spouse of Lan Yang and Yun Zhu, dated April 5, 2016.
(vii)	Letter of Indemnification among YOD WFOE and Lan Yang and YOD WFOE and Yun Zhu, both dated as of April 5, 2016.
(viii)	Loan Agreement among YOD WFOE, Lan Yang and Yun Zhu, dated April 5, 2016; Supplemental Loan agreement among YOD WFOE, Lan Yang and Yun Zhu, dated May 31, 2016.

(3).	On January 30, 2017, we entered into a Securities Purchase Agreement (the “SVG Purchase Agreement”) with BT Capital Global Limited, a Hong Kong company (“BT”) and affiliate of Dr. Wu, our then Chairman and Chief Executive Officer, pursuant to which we agreed to purchase and BT agreed to sell all of the outstanding capital of SVG for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note with the principal and interest thereon convertible into shares of our common stock at a conversion rate of $1.50 per share of our common stock. BT has guaranteed that SVG will achieve certain financial goals within 12 months of the closing as described in Note 6 to the consolidated financial statements included in this report.

(4).	In December 2018, we sold our investment (55% interest) in Wide Angle Group Limited and Shanghai Huicang Supplychain Management Ltd. for a nominal amount. (Please see Note 6 to the consolidated financial statements included in this report.)

(5).	In October 2017, we entered into a joint venture, SSE, in order to engage in the oil trading business as part of our strategy to develop our logistics management business, as described above under “—Overview—Industry Ventures—Logistics Management and Financing.” The other partner in the joint venture is a businessman based in Singapore with extensive experience in the oil trading industry and ownership or control of several large oil tankers. We contributed $510,000 to the joint venture and hold a 51% equity stake, while the other joint venture partner contributed $490,000 to the joint venture and holds a 49% equity stake. Our subsidiary, Wide Angle, designates two of the board members of the joint venture, and the other board member is designated by the individual minority partner.

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VIE Structure and Arrangements

To comply with PRC laws and regulations that prohibit or restrict foreign ownership of companies that provide value-added telecommunication services, we provide services through Sinotop Beijing and SSF, which hold the licenses and approvals to provide digital distribution and Internet content services in the PRC. We have the ability to control Sinotop Beijing and SSF through a series of contractual agreements, as described below, entered into among YOD WFOE, YOD Hong Kong, Sinotop Beijing, SSF and the respective legal shareholders of Sinotop Beijing and SSF.

Through these contractual arrangements, we have acquired both control over and rights to, 100% of the economic benefit of Sinotop Beijing and SSF. Accordingly, Sinotop Beijing and SSF are each considered a VIE, and are therefore consolidated in our financial statements. Pursuant to the below contractual agreements, YOD WFOE can have the assets transferred freely out of each VIE without any restrictions. Therefore, YOD WFOE considers that there is no asset of the respective VIE that can be used only to settle obligation of such VIE, except for the registered capital of each respective VIE, amounting to RMB10.6 million (approximately $1.6 million) for Sinotop Beijing, and RMB27.6 million (approximately $4.2 million) has been injected as of December 31, 2018. As Sinotop Beijing and SSF are incorporated as limited liability companies under PRC Company Law, creditors of these two entities do not have recourse to the general credit of our other entities.

The following is a summary of the common contractual arrangements that provide us with effective control our VIEs and that enable us to receive substantially all of the economic benefits from their operations:

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement among YOD WFOE and the respective nominee shareholders, the nominee shareholders pledge all of their capital contribution rights in the VIEs to YOD WFOE as security for the performance of the obligations of the VIEs to make all the required technical service fee payments pursuant to the Technical Services Agreement and for performance of the nominee shareholders’ obligation under the Call Option Agreement. The terms of the Equity Pledge Agreement expire upon satisfaction of all obligations under the Technical Services Agreement and Call Option Agreement.

Call Option Agreement

Pursuant to the Call Option Agreement among YOD WFOE, the VIEs and the respective nominee shareholders, the nominee shareholders grant an exclusive option to YOD WFOE, or its designee, to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the nominee shareholders’ equity in the VIEs. The exercise price of the option shall be determined by YOD WFOE at its sole discretion, subject to any restrictions imposed by PRC law. The term of the agreement is until all of the equity interest in the VIEs held by the nominee shareholders is transferred to YOD WFOE, or its designee and may not be terminated by any party to the agreement without consent of the other parties.

Power of Attorney

Pursuant to the Power of Attorney agreements among YOD WFOE, each VIE and each of the respective nominee shareholders, each nominee shareholder grants YOD WFOE the irrevocable right, for the maximum period permitted by law, to all of its voting rights as shareholder of the VIE. The nominee shareholders may not transfer any of their equity interest in the VIE to any party other than YOD WFOE. The Power of Attorney agreements may not be terminated except until all of the equity in the VIE has been transferred to YOD WFOE or its designee.

Technical Service Agreement

Pursuant to the Technical Service Agreement, between YOD WFOE and each VIE, YOD WFOE has the exclusive right to provide technical service, marketing and management consulting service, financial support service and human resource support services to VIE, and VIE is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by YOD WFOE. As compensation for providing the services, YOD WFOE is entitled to receive service fees from VIE equivalent to YOD WFOE’s cost plus 20-30% of such costs as calculated on accounting policies generally accepted in the PRC. YOD WFOE and VIE agree to periodically review the service fee and make adjustments as deemed appropriate. The term of the Technical Services Agreement is perpetual, and may only be terminated upon written consent of both parties.

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Spousal Consent

Pursuant to the Spousal Consent, undersigned by the respective spouse of the nominee shareholders, the spouses unconditionally and irrevocably agree to the execution of the Equity Pledge Agreement, Call Option Agreement and Power of Attorney agreement. The spouses agree to not make any assertions in connection with the equity interest of VIE and to waive consent on further amendment or termination of the Equity Pledge Agreement, Call Option Agreement and Power of Attorney agreement. The spouses further pledge to execute all necessary documents and take all necessary actions to ensure appropriate performance under these agreements upon YOD WFOE’s request. In the event the spouses obtain any equity interests of VIE which are held by the nominee shareholders, the spouses agreed to be bound by the VIE agreements, including the Technical Services Agreement, and comply with the obligations thereunder, including sign a series of written documents in substantially the same format and content as the VIE agreements.

Letter of Indemnification

Pursuant to the Letter of Indemnification among YOD WFOE and each nominee shareholder, YOD WFOE agrees to indemnify such nominee shareholder against any personal, tax or other liabilities incurred in connection with their role in equity transfer to the greatest extent permitted under PRC law. YOD WFOE further waives and releases the nominee shareholders from any claims arising from, or related to, their role as the legal shareholder of the VIE, provided that their actions as a nominee shareholder are taken in good faith and are not opposed to YOD WFOE’s best interests. The nominee shareholders will not be entitled to dividends or other benefits generated therefrom, or receive any compensation in connection with this arrangement. The Letter of Indemnification will remain valid until either the nominee shareholder or YOD WFOE terminates the agreement by giving the other party hereto sixty (60) days’ prior written notice.

Management Services Agreement

In addition to VIE agreements described above, our subsidiary and the parent company of YOD WFOE, YOU On Demand (Asia) Limited, a company incorporated under the laws of Hong Kong (“YOD Hong Kong”) has entered into a Management Services Agreement with each VIE.

Pursuant to such Management Services Agreement, YOD Hong Kong has the exclusive right to provide to the VIE management, financial and other services related to the operation of the VIE’s business, and the VIE is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by YOD Hong Kong. As compensation for providing the services, YOD Hong Kong is entitled to receive a fee from the VIE, upon demand, equal to 100% of the annual net profits as calculated on accounting policies generally accepted in the PRC of the VIE during the term of the Management Services Agreement. YOD Hong Kong may also request ad hoc quarterly payments of the aggregate fee, which payments will be credited against the VIE’s future payment obligations.

In addition, at the sole discretion of YOD Hong Kong, the VIE is obligated to transfer to YOD Hong Kong, or its designee, any part or all of the business, personnel, assets and operations of the VIE which may be lawfully conducted, employed, owned or operated by YOD Hong Kong, including:

(a)           business opportunities presented to, or available to the VIE may be pursued and contracted for in the name of YOD Hong Kong rather than the VIE, and at its discretion, YOD Hong Kong may employ the resources of the VIE to secure such opportunities;

(b)           any tangible or intangible property of the VIE, any contractual rights, any personnel, and any other items or things of value held by the VIE may be transferred to YOD Hong Kong at book value;

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(c)           real property, personal or intangible property, personnel, services, equipment, supplies and any other items useful for the conduct of the business may be obtained by YOD Hong Kong by acquisition, lease, license or otherwise, and made available to the VIE on terms to be determined by agreement between YOD Hong Kong and the VIE;

(d)           contracts entered into in the name of the VIE may be transferred to YOD Hong Kong, or the work under such contracts may be subcontracted, in whole or in part, to YOD Hong Kong, on terms to be determined by agreement between YOD Hong Kong and the VIE; and

(e)           any changes to, or any expansion or contraction of, the business may be carried out in the exercise of the sole discretion of YOD Hong Kong, and in the name of and at the expense of, YOD Hong Kong;

(f)           provided, however, that none of the foregoing may cause or have the effect of terminating (without being substantially replaced under the name of YOD Hong Kong) or adversely affecting any license, permit or regulatory status of the VIE.

The term of each Management Services Agreement is 20 years, and may not be terminated by the VIE, except with the consent of, or a material breach by, YOD Hong Kong.

Loan Agreement

Pursuant to the Loan Agreement among YOD WFOE and the nominee shareholders, YOD WFOE agrees to lend RMB19.8 million and RMB0.2 million, respectively, to the nominee shareholders of SSF for the purpose of establishing SSF and for development of its business. As of December 31, 2018, RMB27.6 million ($4.2 million) and RMB nil have been lent to Lan Yang and Yun Zhu, respectively. Lan Yang has contributed all of the RMB27.6 million ($4.2 million) in the form of capital contribution and accordingly the loan is eliminated with the capital of SSF upon consolidation. The loan can only be repaid by a transfer by the nominee shareholders of their equity interests in SSF to YOD WFOE or YOD WFOE’s designated persons, through (i) YOD WFOE having the right, but not the obligation to at any time purchase, or authorize a designated person to purchase, all or part of the Nominee Shareholders’ equity interests in SSF at such price as YOD WFOE shall determine (the “Transfer Price”), (ii) all monies received by the nominee shareholders through the payment of the Transfer Price being used solely to repay YOD WFOE for the loans, and (iii) if the Transfer Price exceeds the principal amount of the loans, the amount in excess of the principal amount of the loans being deemed as interest payable on the loans, and to be payable to YOD WFOE in cash. Otherwise, the loans shall be deemed to be interest-free. The term of the Loan Agreement is perpetual, and may only be terminated upon the nominee shareholders receiving repayment notice, or upon the occurrence of an event of default under the terms of the agreement.

Our Unconsolidated Equity Investments

We hold a 30% ownership interest in Shandong Media, which is our print based media business, and account for our investment in Shandong Media under the equity method. The business of Shandong Media includes a television programming guide publication, the distribution of periodicals, the publication of advertising, the organization of public relations events, the provision of information related services, copyright transactions, the production of audio and video products, and the provision of audio value added communication services.

We hold a 39% ownership interest in Hua Cheng, and account for our investment in Hua Cheng under the equity method. The business of Hua Cheng mainly includes distribution of content and VOD business on television terminal.

We hold a 50% ownership interest in Wecast Internet Limited, a Hong Kong company (“Wecast Internet”), and account for our investment in Wecast Internet under the equity method. The business of Wecast Internet mainly includes computer network technology development, integrated circuit of software and hardware technology development, technical consultation.

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From August 2017 through December 31, 2018, we acquired 36.92% ownership interest in DBOT, and are accounting for our investment in DBOT under the equity method starting from October 2018. DBOT is a FINRA member firm, and filed an initial operations report on Form ATS to give notice of DBOT ATS’s operations. DBOT is powered through blockchain technology licensed from one of our strategic licensing partners.

In 2018, we signed a joint venture agreement to establish BDCG located in the United States for providing blockchain services for financial or energy industries by utilizing AI and big data technology in the United States.  We hold a 60% ownership and Seasail ventures limited (“Seasail”) holds 40% of BDCG.  The new entity is currently in the process of ramping up its operations.

Our investments in Shandong Media, Hua Cheng, Wecast Internet, DBOT and BDCG where we may exercise significant influence, but not control, is classified as a long-term equity investment and accounted for using the equity method. Under the equity method, the investment is initially recorded at cost and adjusted for our share of undistributed earnings or losses of the investee. Investment losses are recognized until the investment is written down to nil, provided that we do not guarantee the investee’s obligations or we are committed to provide additional funding.

Our Competition

Wecast Services Segment

We will face significant competition with respect to the products and services we plan to offer in the blockchain and AI enabled fintech business we are building, and we currently face significant competition with respect to the businesses we operate that currently generate revenue for our Company. Our long-term strategic goal is to leverage blockchain and AI based fintech solutions to offer products and services that will bring transparency, efficiency and cost savings to various markets, including finance, commodities, energy, consumer products and transportation logistics. We therefore face significant competitive pressure not only with other developers of blockchain and AI technologies in the fintech space, but also in the markets for the products and services we offer or plan to offer, which are very competitive and subject to rapid technological advances, new market entrants, non-traditional competitors, changes in industry standards and changes in customer needs and consumption models.

We believe that our parallel development strategy of building out our Fintech Ecosystem while developing a network of Industry Ventures will enable us to compete in our planned businesses on the basis of our ability to offer a wider range of value-added services than our competitors. We also believe that our unique position as a cross-border company will give us the ability to create partnerships with companies developing new technologies in both the U.S. and Asia.

While we generate revenues from our crude oil and consumer electronics business, we engage in this business largely for research purposes to support our development of fintech solutions for this space, and not primarily with a view to competitive returns.

YOD Segment

The market for video entertainment is subject to continuous change and aggressive competition. Our primary competitors in this space include Internet based content providers and the DVD market, such as iQiyi.com, Youku, Tencent and Sohu. We also face competitors who may attempt to undercut the market by providing pirated (illegal) content. Although we can provide no assurances that other companies will not enter the market of providing such services, we believe that we will have a competitive advantage over any new market entrant because of our exclusive joint venture partnership with CCTV-6’s pay channel, CHC, and first to market advantage.

Seasonality Variations in Business

We expect a disproportionate amount of our revenues generated from Wecast Services quarter over quarter to be subject to seasoned fluctuations at holiday periods and due to introduction of new consumer electronics products. There may also be fluctuations related to weather changes for the crude oil trading business. This pattern may change, however, as a result of new market opportunities or new product introductions.

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Regulation

General Regulation of Businesses in the PRC

We are required to obtain government approval from the Ministry of Commerce of the PRC (“MOFCOM”), and other government agencies in the PRC for transactions, such as our acquisition or disposition of business entities in the PRC. Additionally, foreign ownership of business and assets in the PRC is not permitted without specific government approval. For this reason, Sinotop Beijing was acquired through our acquisition of YOD Hong Kong, which controls Sinotop Beijing through a series of contractual agreements with YOD Hong Kong and YOD WFOE. We use voting control agreements among the parties so as to obtain equitable and legal ownership or control of our subsidiaries and VIEs to conduct our legacy YOD business.

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the MOFCOM and the National Development and Reform Commission. The Catalogue sets forth the industries in which foreign investments are “encouraged”, “restricted”, or “prohibited”. Industries that are not listed in any of the above three categories are permitted areas for foreign investments and are generally open to foreign investment unless specifically restricted by other PRC regulations. Establishment of wholly foreign owned enterprises is generally allowed in encouraged and permitted industries. Foreign investors are not allowed to invest in industries in the prohibited category

According to the latest version of the Catalogue, which came into effect on July 28, 2017, foreign investments in value-added telecommunications services (except for e-commerce) are “restricted”. Therefore, we provide value-added telecommunications services through our VIE in the PRC.

Other than value-added telecommunications, most of our PRC subsidiaries mainly engage in technical services, consultations and trading activities, which are “encouraged” under the latest version of the Catalogue.

Under PRC law, the establishment of a wholly foreign owned enterprise is subject to the approval of or filing with the MOFCOM or its local counterparts and the wholly foreign owned enterprise must register with the competent industry and commerce bureau. Our significant PRC subsidiaries have duly obtained all material approvals required for their business operations.

Foreign direct investment in telecommunications companies in the PRC is governed by the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, which was promulgated by the State Council on December 11, 2001 and recently amended on February 6, 2016. The regulations provide that a foreign investor’s beneficial equity ownership in an entity providing value-added telecommunications services in the PRC is not permitted to exceed 50%. In addition, the main foreign investor who invests in a foreign-invested value-added telecommunications enterprise operating the value-added telecommunications business in the PRC must demonstrate a good track record and experience in operating a value-added telecommunications business, provided such investor is a major one among the foreign investors investing in a value-added telecommunications enterprise in the PRC. Moreover, foreign investors that meet these requirements must obtain approvals from the Ministry of Industry and Information Technology, or the MIIT, and the MOFCOM, or their authorized local counterparts, which retain considerable discretion in granting approvals, for its commencement of value-added telecommunications business in the PRC.

The MIIT’s Notice Regarding Strengthening Administration of Foreign Investment in Operating Value-Added Telecommunication Businesses, or the MIIT Notice, issued on July 13, 2006 prohibits holders of these services licenses from leasing, transferring or selling their licenses in any form, or providing any resources, sites or facilities, to any foreign investors intending to conduct such businesses in the PRC.

The PRC market, in which we operate our legacy YOD business, poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of us to conduct wireless telecommunication services through contractual arrangements in the PRC since the industry remains highly regulated. We conduct those operations in the PRC through a series of contractual arrangements entered among YOD WFOE, Sinotop Beijing as the parent company of Zhong Hai Media, SSF and the respective legal shareholders of Sinotop Beijing and SSF. We believe that these contractual arrangements are in compliance with PRC law and are legally enforceable. If Sinotop Beijing, SSF or their respective legal shareholders fail to perform the obligations under the contractual arrangements or any dispute relating to these contracts remains unresolved, YOD WFOE or YOD HK can enforce its rights under the VIE contracts through PRC law and courts. However, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In particular, the interpretation and enforcement of these laws, rules and regulations involve uncertainties. If YOD WFOE had direct ownership of Sinotop Beijing and SSF, it would be able to exercise its rights as a shareholder to effect changes in the board of directors of Sinotop Beijing or SSF, which in turn could effect changes at the management level, subject to any applicable fiduciary obligations. However, under the current contractual arrangements, we rely on Sinotop Beijing, SSF and their respective legal shareholders to perform their contractual obligations to exercise effective control. We also give no assurance that PRC government authorities will not take a view in the future that is contrary to our opinion. If our current ownership structure and our contractual arrangements with the VIEs and their equity holders were found to be in violation of any existing or future PRC laws or regulations, our ability to conduct its business could be impacted and we may be required to restructure our ownership structure and operations in the PRC to comply with the changes in the PRC laws which may result in deconsolidation of the VIEs.

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In addition, the telecommunications, information and media industries remain highly regulated. Restrictions are currently in place and are unclear with respect to which segments of these industries foreign owned entities, like YOD WFOE, may operate. The PRC government may issue from time to time new laws or new interpretations on existing laws to regulate areas, such as telecommunications, information and media, some of which are not published on a timely basis or may have retroactive effect. For example, there is substantial uncertainty regarding the Draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption and effective date of the final form of the law. Administrative and court proceedings in the PRC may also be protracted, resulting in substantial costs and diversion of resources and management attention. While such uncertainty exists, we cannot assure that the new laws, when it is adopted and becomes effective, and potential related administrative proceedings will not have a material and adverse effect on our ability to control the affiliated entities through the contractual arrangements. Regulatory risk also encompasses the interpretation by the tax authorities of current tax laws, and our legal structure and scope of operations in the PRC, which could be subject to further restrictions resulting in limitations on our ability to conduct business in the PRC.

Chinese regulations will also significantly impact our Wecast Services segment. For example, in September 2017, reports were published that the PRC may begin prohibiting the practice of using digital assets for capital fundraising. In 2018, reports surfaced that the PRC had banned local digital asset exchanges from operating within the country. Until there is greater regulatory clarity and acceptance of digital token and blockchain-based financial products in the PRC, we may not be able to provide services under our Wecast Services segment in the PRC.

Taxation

On March 16, 2007, the National People’s Congress of the PRC passed the EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified earned income tax (“EIT”) rate of 25.0% on all domestic-invested enterprises and foreign invested enterprises (“FIEs”) unless they qualify under certain limited exceptions. In addition, under the EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see Part I—Item 1A—“Risk Factors—Risks Related to Doing Business in the PRC and to Our Legacy YOD Business —Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of the PRC.” Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

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Foreign Currency Exchange

Approximately 50% of our gross profit and most expenses are denominated in RMB. Under the PRC foreign currency exchange regulations applicable to us, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Currently, our PRC operating entities may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the PRC State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of SAFE. In particular, if our PRC operating entities borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the MOFCOM, or their respective local branches. These limitations could affect our PRC operating entities’ ability to obtain foreign exchange through debt or equity financing.

Dividend Distributions

Approximately 50% of our gross profits are earned by our PRC entities. However, PRC regulations restrict the ability of our PRC entities to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividends by our PRC entities only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Each of our PRC subsidiaries is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in such fund reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Our PRC subsidiaries have the discretion to allocate a portion of their after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

In addition, under the new EIT law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates (Notice 112), which was issued on January 29, 2008, and the Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties (Notice 601), which became effective on October 27, 2009, dividends from our PRC operating subsidiaries paid to us through our entities will be subject to a withholding tax at a rate of 10%. Furthermore, the ultimate tax rate will be determined by treaty between the PRC and the tax residence of the holder of the PRC subsidiary. Dividends declared and paid from before January 1, 2008 on distributable profits are grandfathered under the EIT Law and are not subject to withholding tax.

We intend to reinvest profits, if any, and do not intend on making cash distributions of dividends in the near future.

Regulation Regarding our Fintech Businesses

Blockchain and distributed ledger platforms are recent technological innovations, and the regulatory schemes to which digital assets may be subject have not been fully explored or developed. Regulation of digital assets varies from country to country as well as within countries. In some cases, existing laws have been interpreted to apply to blockchain based technologies and digital assets, and in other cases, jurisdictions have adopted laws, regulations or directives that specifically affect digital assets, and some jurisdictions have not taken any regulatory stance on digital assets and or have explicitly declined to apply regulation. Accordingly, there is no clear regulatory framework applicable to blockchain platforms or digital asset products, and laws that do apply at times may overlap.

As both the regulatory landscape develops and journalistic familiarity with digital assets increase, mainstream media’s understanding of such digital assets and the regulation thereof may improve. An increase in the regulation of digital assets may affect our proposed business by increasing compliance costs or prohibiting certain or all of our proposed activities.

Securities and Commodities Laws

Actions taken by securities regulators in the United States and internationally have confirmed that certain digital assets may be securities under the laws of applicable jurisdictions, as a result of which we will face government regulation and oversight. For example, under U.S. federal law, an instrument is generally considered to be an “investment contract,” and therefore a security, where there is (i) an investment of money; (ii) money is made in a common enterprise; (iii) with an expectation of profits; (iv) to be derived from the efforts of others. We anticipate that all of the securitized digital assets we develop will be securities under U.S. federal law, as well as the securities laws of some overseas jurisdictions, such as Canada, Australia and Japan, which accordingly will trigger registration or qualification requirements with the SEC, or potentially, certain foreign jurisdiction where we may market such securitized digital assets, or require us to rely on any available exemptions.

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Platforms for the exchange and trading of digital assets that qualify as securities under applicable laws, such as the four platforms we expect to offer, may also be subject to regulatory requirements and approvals. In order for a securities exchange to allow U.S. investors to participate on its platform, it must register as a broker-dealer with the SEC, become a member of FINRA, file a Form ATS with the SEC and comply with Regulation ATS. Depending on a securities exchange’s activities, it may be required to also register as a broker dealer on the state level. DBOT, one of our joint venture investments, has filed a Form ATS with the SEC. We, or our joint ventures, may also be required to comply with laws applicable to securities exchanges to the extent our exchange platforms are made available in jurisdictions where the securitized digital assets that trade on those platforms are treated as securities.

In addition, the U.S. Commodity Futures Trading Commission (“CFTC”) has defined “virtual currencies” as a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. The CFTC has considered digital assets as commodities or derivatives, depending on the facts of the offering. We do not plan to facilitate borrowing transactions that permit the trading of the securitized digital assets we develop on a “leveraged, margined or financed basis.”

Money Services and Transmitter Laws

FinCEN, a bureau of the U.S. Department of the Treasury responsible for the federal regulation of currency market participants, has issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” As a result of this guidance, some companies that act as an administrator or exchanger of digital assets may be considered a money service businesses (“MSB”). MSBs are required to register as an MSB under FinCEN’s money transmitter regulations, be subject to reporting requirements and perform recordkeeping functions. As a result, digital asset exchanges that offer services to U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that most miners, software developers, hardware manufacturers, escrow service providers and investors in certain digital assets would not be required to register with FinCEN on the basis of such activity alone, but that digital asset exchanges, payment processors and convertible digital asset administrators would likely be required to register with FinCEN. We are currently evaluating whether our planned operations may be require our registration as an MSB.

In addition, various U.S. state regulators, including the California Department of Financial Institutions, the New York State Department of Financial Services, the Virginia Corporation Commission, the Idaho Department of Financial Services, and the Washington State Department of Financial Institutions, have released interpretations or mandates that digital asset exchanges and similar service providers register on a state-level as money transmitters (“MTs”) or MSBs. Many of the states have their own application and process to apply for an MT license.

Financial Crimes and Sanctions Compliance

The jurisdictions in which we operate and intend to operate generally have adopted laws to prevent money laundering, terrorist financing, fraud and other financial crime, as well as to ensure compliance with applicable sanctions regimes. Various aspects of our business require us to develop and implement policies and procedures that confirm the identity of customers, detect suspicious activities and ensure we do not do business with blocked persons. Accordingly, we have already implemented specific anti-money laundering (“AML”) and “know your customer” policies for the SSE oil trading operations and Amer consumer electronics operations through each entity’s bank.

Laws or Regulations Directed at Digital Assets

Certain jurisdictions may require specific licensees for companies operating blockchain and digital asset based businesses. Some jurisdictions, such as the PRC, Ecuador, Russia, South Korea and India, have prohibited or severely restricted the trading of digital assets and/or operation of exchanges that trade in such digital assets, which may prevent us from marketing the securitized digital assets we plan to develop in those countries, or from making the exchanges we are designing available in those countries.

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European regulators generally have generally not yet implemented specific laws or regulations directed at digital assets, but reports suggest they may do so in the future. For example, in October 2012, the European Central Bank issued a report on “virtual currency” schemes indicating that digital assets may become the subject of regulatory interest in the European Union, in July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and AML regulations to digital currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to digital currencies, with amendments to existing regulation as a stopgap measure. Australian lawmakers have also introduced legislation to regulate digital asset exchanges and increase AML policies. We intend to monitor the extent to which any such regulations are adopted and will apply to our business.

Environmental Disclosures

As part of the acquisition of the Fintech Village property (see Part I—Item 2—“Properties”), we agreed to assume responsibility for completing environmental remediation, previously initiated by the prior owner, relating to the cleanup of asbestos and polychlorinated biphenyls (“PCBs”) from building materials on the property and any contamination of soil and groundwater on the land, an existing condition cited by the Department of Energy and Environmental Protection for the State of Connecticut (“DEEP”). We were required, as part of the purchase of the land, to post an $8 million surety bond ($3.6 million of which was cash collateral), the approximate cost of previous remediation costs. The surety bond will serve either serve as collateral to the state if we do not complete the environmental remediation to state and federal requirements or be returned to us in full if remediation efforts are successful and completed.

Our remediation efforts are ongoing and are currently in the initial testing stage. We plan to remove or renovate the contaminated buildings on the property and, through a third party, are currently testing levels of contaminants in the groundwater in some of the wetlands and ponds on the property. DEEP and the Environmental Protection Agency continue to monitor our remediation efforts. Although there can be no assurance, based upon the information available, we do not expect expenses associated with these activities to be material. If we elect to sell, transfer or change the use of the facility, additional environmental testing may be required. We cannot assure that we will not discover further environmental contamination, that any planned timeline for remediation will not be delayed, that we would not be required by DEEP or the EPA to incur significant expenditures for environmental remediation in the future.

Our Employees

As of December 31, 2018, we had a total of 50 full-time employees, including three located in the United States. The following table sets forth the number of our employees by function on December 31, 2018.

Function	Number of Employees
Business Development	15
Project Management and Operations	5
Technology	8
Finance and Legal	16
Human Resources	2
Administrative	4
TOTAL	50

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

We are required under PRC law to make contributions to employee benefit plans at specified percentages of employee salary. In addition, we are required by the PRC law to cover employees in the PRC with various types of social insurance. We believe that we are in compliance with the relevant PRC laws.

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MANAGEMENT

Executive Officers and Board of Director

The following sets forth the name and position of each of our current executive officers and directors.

The following sets forth the name and position of each of our current executive officers and directors as of December 30, 2019.

NAME	AGE	POSITION
Bruno Wu	53	Chairman
Shane McMahon	47	Vice Chairman
Alf Poor	49	Chief Executive Officer, Director
Conor McCarthy	61	Chief Financial Officer
James Cassano	71	Director
Jerry Fan	51	Director
Chao Yang	69	Director
Steven Fadem	68	Director
John Wallace	69	Director
Harry Edelson	86	Director

Dr. Bruno Wu. Dr. Wu has served as our Chairman since January 12, 2016. Dr. Wu is the founder, co-chairman and CEO of Sun Seven Stars Media Group Limited, a private media and investment company in China, since 2007. Its predecessor is Sun Media Group Holdings Limited, which was established by Dr. Wu and his spouse in 1999. Dr. Wu served as chairman of Sun Media Group from 1999 to 2007 and was former director of Shanda Group, a private investment group, from 2006 to 2009 and as former co-chairman of Sina Corporation (NASDAQ: SINA), a Chinese media and Internet services company, from 2001 to 2002. Additionally, Dr. Wu served as the chief operating officer for ATV, a free-to-air television broadcaster in Hong Kong, from 1998 to 1999. Dr. Wu served as a director of Seven Star Works Co Ltd (KOSDAQ:121800) between 2015 to 2017, and served as a director of Semir Garment Co. Ltd (SHE:00256) between 2008 and 2012. Dr. Wu received a Ph.D. from the School of International Relations and Public Affairs at Fudan University in 2001 and prior to that received an M.A. in International Relations from Washington University, a B.A. in Business Management from Culver-Stockton College of Missouri and a diploma in Superior Studies in French Literature from the School of French Language and Literature at the University of Savoie in Chambery, France.

Mr. Shane McMahon. Mr. McMahon was appointed Vice Chairman as of January 12, 2016 and was previously our Chairman from July 2010 to January 2016. Prior to joining us, from 2000 to December 31, 2009, Mr. McMahon served in various executive level positions with World Wrestling Entertainment, Inc. (NYSE: WWE). Mr. McMahon also sits on the Boards of Directors of International Sports Management (USA) Inc., a Delaware corporation, and Global Power of Literacy, a New York not-for-profit corporation.

Mr. Alf Poor. Our Chief Executive Officer and President of the Connecticut Fintech Village is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

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James S. Cassano. Mr. Cassano was appointed as director of the Company effective as of January 11, 2008. Mr. Cassano is currently a Partner & Chief Financial Officer of CoActive Health Solutions, LLC, a worldwide contract research organization, supporting the pharmaceutical and biotechnology industries. Mr. Cassano has served as executive vice president, chief financial officer, secretary and director of Jaguar Acquisition Corporation a Delaware corporation (OTCBB: JGAC), a blank check company, since its formation in June 2005. Mr. Cassano has served as a managing director of Katalyst LLC, a company which provides certain administrative services to Jaguar Acquisition Corporation, since January 2005. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the Board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was renamed Tickets.com and went public through an IPO in 1999. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, and from February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Jerry Fan. Mr. Fan was appointed as director of the Company on January 12, 2016. Mr. Fan has served as Managing Director and Country Manager for the Greater China region at Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor company since November, 2012. Prior to ADI, Mr. Fan worked for Cisco Systems, Inc. (NASDAQ: CSCO) for 15 years between 1997 and 2012 in a number of senior management roles, including Sales Managing Director for Cisco China, Sale Director for Cisco Australia and Senior Manager for Operations and Strategy for the Cisco Service Provider business based in Hong Kong. Mr. Fan started his career in 1998 working at Fudan University as a faculty member in both teaching and research roles. He graduated from Fudan University with a Computer Science Bachelor degree and an Executive MBA degree from CEIBS (China European International Business School) in 1999.

Steven Fadem. Mr. Fadem was appointed as director of the Company effective as of August 14, 2019. He is an innovative executive and thought leader with substantial experience building media, entertainment, technology, information services, big data and cybersecurity companies with experience in the digital transformation of traditional businesses. Mr. Fadem has successfully launched start-ups; turned-around and revitalized complex corporate businesses and created long-term-value for professional services organizations. Mr. Fadem was the Chairman of Global Data Sentinel, a cybersecurity firm he co-founded in 2014. In his capacity as Chairman, he has led the company’s strategic development and client acquisition efforts. Previously, Mr. Fadem ran several private equity-backed companies in media, energy, information services and financial services; the business side of a top-five Am Law firm, Kirkland & Ellis; and a major financial services firm, Geller & Co. which, among other things, possesses a major multifamily office servicing the ultra-high net worth community and is the outsourced CFO for Bloomberg L.P. Mr. Fadem received his JD from Emory University School of Law and a B.S. in Economics from the Wharton School of the University of Pennsylvania .

Harry Edelson. Mr. Edelson was appointed as director of the Company effective as of September 15, 2019, CFA, CCP, CDP, is the Founder of Edelson Technology Partners, and President since 1980 of Edelson Technology, Inc., a company involved in consulting, fundraising, M&A, and investments. From 1984 until 2005 Mr. Edelson was an advisor and consultant for 10 multinational corporations (AT&T, Viacom, 3M, Ford Motor, Cincinnati Bell, Colgate-Palmolive, Reed Elsevier, Imation, Asea Brown Boveri and UPS). During this time he managed four technology-oriented strategic venture capital funds for the aforementioned 10 companies using corporate rather than pension money. He has served on over 150 boards of directors, 12 as chairman. At some time in the past five years, Harry Edelson served as a director of four private companies, Airwire, PogoTec, eChinaCash, Pathway Genomics, and one public company, China Gerui. Executive positions in industry include Senior Systems Computer Engineer for Unisys, Transmission Engineer for AT&T (1962-1967), CTO for Cities Service (1967-1970) and Director of Marketing for a terminal manufacturer serving the nascent internet industry (1971-1973). His experience in technology led him to a 12 year career as a securities analyst on Wall Street covering telecommunications, computers, and office equipment for three leading investment banking firms in the 1970s and 1980s. Harry obtained a BS in Physics from Brooklyn College in 1962, MBA from New York University Graduate School of Business in 1965, and completed a Graduate Program in Telecommunications Engineering at the Cornell Graduate School of Electrical Engineering in 1966. In 2007, Harry served as Chairman and Chief Executive Officer for China Opportunity Acquisition Corp., a SPAC that raised $40 million and merged with China Gerui in 2009. Mr. Edelson was a Council member of The Julliard School of Music Dance & Drama, and is the founder and still Chairman of the China Investment Group; and the founder and current member of the Chinese Cultural Foundation. Harry’s qualifications to serve as a director include decades of experience on Wall Street and various venture capital ventures. He has SPAC experience, vast board experience, and participated in numerous M&A transactions.

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John Wallace *. Mr. Wallace is a seasoned executive with experience across a range of industries. For the majority of his career, John was a senior executive & officer of the Philadelphia Stock Exchange ("PHLX"). John started at the PHLX in 1964 and became a member of the PHLX in 1971. John served as a member of the PHLX Board of Governors from 1984 until August 2008. During his tenure at the PHLX John held several senior positions including Chairman, Vice Chairman and Chief Executive Officer. He traded on all floors of the exchange in the capacity of a specialist/market maker on the options and equity floors, and as a floor broker for equities, options, and currencies. In addition to his service as Chairman of the PHLX Options Committee and member of the PHLX Executive Committee, John served on virtually every PHLX Committee and chaired the following PHLX committees: Admissions, Allocation, Arbitration, Elections, Evaluation and Securities, Finance, Long Range Strategic Planning, Marketing, New Product Development and Nominating. John also served as Chairman of the Board of the Stock Clearing Corporation of Philadelphia, Chairman of the Board of the Philadelphia Board of Trade, Chairman of the Board of the Philadelphia Depository Corporation and as a board member of the PHLX's technology subsidiary, and Advanced Tech Source Company. Over the course of his career in the securities industry, John has also been a member of the Toronto Stock Exchange, a seat owner of the New York Mercantile Exchange as well as registered with the National Futures Association as a floor broker.

Chao Yang *. Mr. Yang was appointed as a director of the Company on August 7, 2018. Mr. Yang has been an Independent Non-Executive Director of Fosun International Limited since December 2014. Mr. Yang was the chairman of China Life Insurance Company Limited (listed on the Hong Kong Stock Exchange with stock code: 02628) from July 2005 to June 2011, the president and secretary of party committee of China Life Insurance (Group) Company from May 2005 to May 2011 and an independent non-executive director of SRE Group Limited (listed on the Hong Kong Stock Exchange with stock code: 01207) from November 2013 to December 2015. As at 31 December 2017, Mr. Yang has been a member of the 12th National Committee of the Chinese People’s Political Consultative Conference and its Social and Legislative Committee. Mr. Yang, a Senior Economist, has more than 40 years of experience in the insurance and banking industries, and was awarded special allowance by the State Council. Mr. Yang graduated from Shanghai International Studies University and Middlesex University in the United Kingdom, majoring in English and business administration respectively, and received a master’s degree in business administration.

Mr. Yang has significant senior management experience, including service as chairman, president and director. In light of our business and structure, Mr. Yang’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Conor McCarthy. Mr. McCarthy was appointed as our Chief Financial Officer on September 9, 2019. Mr. McCarthy has over 30 years of experience as a Chief Financial Officer in areas such as corporate strategy and corporate finance including capital raising and M&A. Mr. McCarthy most recently served as the Chief Financial Officer of OS33, a private equity backed FinTech SaaS platform for compliance and productivity enablement for the wealth management industry with 200 employee from July 2018 to May 2019. Prior to that, Mr. McCarthy served as the (i) Chief Financial Officer of Intent from May 2016 to July 2018; (ii) the Chief Financial Officer of Convergex Group from June 2014 to July 2015 and (iii) the Chief Financial Officer and Finance Director of the Americas for GFI Group, Inc., a NYSE-listed fintech wholesale money broker with revenues of almost $1Billion (now part of BGC Partners, Nasdaq: BGCP), from March 2005 to June 2014. Mr.McCarthy, holds a CA from the Institute of Chartered Accountants in Ireland. Mr. McCarthy started his career as an auditor with KPMG in Ireland. Mr. McCarthy then transitioned into financial services, working as CFO, Treasurer, and in other executive finance roles, with trading and brokerage firms, as well as high growth fintech partners supporting the financial services industry.

There are no agreements or understandings between any of our executive officers or directors and any other persons to resign at the request of another such other person and to act on behalf of or at the direction of any such other person.

Directors are elected for one-year term and until their successors are duly elected and qualified.

Corporate Governance

Our current corporate governance practices and policies are designed to promote shareholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

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Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website http://corporate.sevenstarscloud.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting our Corporate Secretary at No.4 Drive-in Movie Theater Park, No. 21 Liangmaqiao Road, Chaoyang District, Beijing, 100125, China.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of nine members: Bruno Wu, Shane McMahon, Alfred Poor, James Cassano, Jerry Fan, Chao Yang, Harry Edelson, Steven Fadem and John Wallace. The Board has established three Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the Committees which are available on the Company’s website www.ideanomics.com. Printed copies of these charters may be obtained, without charge, by contacting our Corporate Secretary at No.4 Drive-in Movie Theater Park, No. 21 Liangmaqiao Road, Chaoyang District, Beijing, 100125, China.

Governance Structure

Our Board of Directors is responsible for corporate governance in compliance with reporting laws and for representing the interests of our shareholders. As of the date of this Annual report, the Board was composed of nine members, five of whom are considered independent, non-executive directors. Details on Board membership, oversight and activity are reported below.

We encourage our shareholders to learn more about our Company’s governance practices at our website, http://corporate.sevenstarscloud.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

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The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee members meet separately with representatives of the independent auditing firm.

•	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material direct or indirect interest in a transaction or relationship with such entity). The Board has determined that James Cassano, Shane McMahon, Jerry Fan, Chao Yang, Steven Fadem, John Wallace and Harry Edelson are independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined in NASDAQ Listing Rule 5605.

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Audit Committee

Our Audit Committee consists of James Cassano, Jerry Fan and Steven Fadem with Mr. Cassano acting as Chair. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Mr. Cassano serves as our Audit Committee financial experts as that term is defined by the applicable SEC rules. The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;
•	reviewing with our independent auditors any audit problems or difficulties and management’s response;
•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;
•	discussing the annual audited financial statements with management and our independent auditors;
•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;
•	annually reviewing and reassessing the adequacy of our Audit Committee charter;
•	overseeing the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting;
•	reporting regularly to and reviewing with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the performance and independence of the independent auditors and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

Compensation Committee

Our Compensation Committee consists of Steven Fadem and James Cassano with Mr. Fadem acting as Chair. Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. The Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation;
•	reviewing and making recommendations to the Board with regard to the compensation of other executive officers;
•	reviewing and making recommendations to the Board with respect to the compensation of our directors; and
•	reviewing and making recommendations to the Board regarding all incentive-based compensation plans and equity-based plans.

The Compensation Committee has sole authority to retain and terminate any consulting firm or other outside advisor to assist the committee in the evaluation of director, chief executive officer or senior executive compensation and other compensation-related matters, including sole authority to approve the firms’ fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees consisting of one or more members of the Compensation Committee.

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Governance and Nominating Committee

Our Governance and Nominating Committee consists of Steven Fadem, Jerry Fan and Harry Edelson with Mr. Fadem acting as Chair. The Governance and Nominating Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Governance and Nominating Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;
•	selecting directors for appointment to committees of the Board; and
•	overseeing annual evaluation of the Board and its committees for the prior fiscal year

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The Governance and Nominating Committee has sole authority to retain and terminate any search firm that is to be used by the Company to assist in identifying director candidates, including sole authority to approve the firms’ fees and other retention terms. The Governance and Nominating Committee may also form and delegate authority to subcommittees consisting of one or more members of the Governance and Nominating Committee.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential director candidate, including those recommended by shareholders, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

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Summary of Qualifications of Current Directors

Set forth below is a narrative disclosure that summarizes some of the specific qualifications, attributes, skills and experiences of our directors. For more detailed information, please refer to the biographical information for each director set forth above.

Bruno Wu. Dr. Wu is a leading media investor and entrepreneur with experience in helping Chinese media companies achieve business transformation, operational and financial performance improvement and sustainable business growth. In light of our business and structure, Dr. Wu’s extensive executive, industry and management experience led us to the conclusion that he should serve as a director of our Company.

Shane McMahon. Mr. McMahon has significant marketing and promotion experience and has been instrumental in exploiting pay-per-view programming on a global basis. In light of our business and structure, Mr. McMahon’s extensive executive and industry experience led us to the conclusion that he should serve as a director of our Company.

Alfred Poor. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations. James Cassano. Mr. Cassano has significant senior management experience, including service as chief executive officer, executive vice president, chief financial officer, secretary and director. In light of our business and structure, Mr. Cassano’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

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Jerry Fan. Mr. Fan has more than 20 years of experience in top management positions in China and the Asia Pacific region, working for several multinational technology companies. He also has served in senior management positions of several U.S. public companies. In light of our business and structure, Mr. Fan’s extensive industry and business experience and his educational background led us to the conclusion that he should serve as a director of our Company.

John Wallace. Mr. Wallace provides our Board with extensive stock exchange and public company experience., His experience is across a range of industries and led us to the conclusion that he should serve as a director of our Company.

Chao Yang. Mr. Yang has significant senior management experience, including service as chairman, president and director. In light of our business and structure, Mr. Yang’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

James S. Cassano. Mr. Cassano has significant senior management experience, including service as chief executive officer, executive vice president, chief financial officer, secretary and director. In light of our business and structure, Mr. Cassano’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Mr. Steven Fadem. Mr. Fadem is an innovative executive and thought leader with substantial experience building media, entertainment, technology, information services, big data and cybersecurity companies with experience in the digital transformation of traditional businesses. Mr. Fadem’s extensive experience successfully launching start-ups; turn-arounds and revitalizing complex corporate businesses and creating long-term-value for professional services organizations let us to the conclusion that he should serve as a director of our Company.

Mr. Harry Edelson. Mr Edelson has decades of experience on Wall Street, with various venture capital ventures. Mr. Edelson’s significant board experience and past participation in numerous M&A transactions let us to the conclusion that he should serve as a director of our Company.

Family Relationships

There are no family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in Item 13 - Certain Relationships and Related Transactions, and Director Independence - Transactions with Related Persons, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Section 16(A) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, Directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC by and representations of our Directors and executive officers, except for the Form 3 Initial Statement of Beneficial Ownership to be filed by our director Chao Yang, and the Form 4 in connection with grants of stock options to be filed by our directors Bruno Wu, James Cassano, Shane McMahon and Jerry Fan, we believe that our Directors and executive officers filed the required reports on time during 2018.

Code of Ethics

Our board of directors adopted a code of business conduct and ethics that applies to our directors, officers, employees and advisors, which became effective in January 2015. We have posted a copy of our code of business conduct and ethics on our website at corporate.sevenstarscloud.com.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related person transactions. The Audit Committee has primary responsibility for reviewing all related party transactions involving the Company’s directors, officers and directors’ and officers’ immediate family members. The Board may determine to permit or prohibit the Related Party Transaction. For any ongoing relationships, the Board shall annually review and assess the relationships with the Related Party and whether the Related Party Transaction should continue.

Under the policy, a “related party transaction” means any transaction directly or indirectly involving any Related Party that would need to be disclosed under Item 404 of Regulation S-K. Under Item 404, the Company is required to disclose any transaction occurring since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. “Related Party Transaction” also includes any material amendment or modification to an existing Related Party Transaction. For the purposes of this policy, a “Related Party” means (A) a director, including any director nominee, (B) an executive officer; (C) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (D) a person known by the Company to be an immediate family member of any of the foregoing. “Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director, or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director, or beneficial owner.

The following is a summary of transactions since the beginning of the 2018 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Item 11—“Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions with Bruno Wu, Chairman

On November 25, 2019 Ideanomics, Inc. (the “Company”) entered into a convertible note purchase agreement (the “Purchase Agreement”) and a convertible note (the “Note”) with Sun Seven Stars Investment Group Limited, a company organized under the laws of the British Virgin Islands (“SSSIG”), for a principal amount of $1,000,000 (the “Note”). The Note bears interest at 4%, matures on November 25, 2020, and is convertible into the Company’s common stock at a conversion price of $1.25 per share anytime at the option of SSSIG. On November 25, 2019 SSSIG delivered $1,000,000 to the Company under the Note. The Purchase Agreement contains customary representations, warranties and agreements by the Company.

Effective on May 17, 2019, Ideanomics, Inc. (the “Company”) entered into a Sale Agreement (the “Red Rock Agreement”) with Redrock Capital Group Limited, a Cayman Island based private company in which Dr. Bruno Wu, Chairman of Ideanomics, is the major shareholder. Pursuant to the Red Rock Agreement Dr. Wu purchased 100% of the total registered capital and corresponding shareholder rights of Red Rock Global Capital Limited, a Deleware company, from the Company in exchange for $700,000. This transaction is a related party transaction and was approved by the Company’s audit committee.

On February 8, 2019, the Company entered into a convertible promissory note agreement with Sun Seven Stars Investment Group Limited (“SSSIG”), an affiliate of Dr. Wu, in the aggregate principal amount of $2,500,000. The convertible promissory note bears interest at a rate of 4%, matures on February 8, 2020, and is convertible into the shares of the Company’s common stock at a conversion price of $ 1.83 per share anytime at the option of SSSIG. As of September 30, 2019, the Company received $1.3 million from SSSIG. The Company has not received the remaining $1.2 million as of December 31, 2019. For the three and nine months ended September 30, 2019 the Company recorded interest expense of approximately $13,000 and $36,000 respectively related to this $2.5 million convertible promissory note.

In September 2018, the Company entered a share purchase agreement with SSSIG and other persons for whom SSSIG acted as seller-representative (the “Seller”) to purchase common stock of Hooxi, an entity listed on the TSX venture exchange in Canada. The share purchase consisted of the following:

•	an aggregate of 8,583,034 shares of common stock of Hooxi at fair market value in consideration for the Company’s common stock of equivalent value;

•	an aggregate of 3,240,433 additional shares of Hooxi, subject to the Sellers receiving those shares from Hooxi as award of performance shares (“Hooxi performance shares”), if and when certain performance and vesting conditions set out in an agreement among the Sellers and Hooxi are achieved, in consideration for Company common stock of equivalent value. These Hooxi performance shares represent 50% of performance based Hooxi shares to which the Sellers are entitled. In the event the performance criteria are not met, the Hooxi performance shares will not be issued to the Sellers and thus the purchase of these performance shares by the Company will not close.

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As of the date of this report, the shares related to the above transaction have not been issued by either the Company or SSSIG.

In addition, the Company signed a subscription agreement with Hooxi to purchase 1,173,333 common shares of Hooxi for $2.0 million in cash. The Company paid $2.0 million of the purchase price in 2018.

In December 2018, we entered an agreement with Hooxi and completed the sale of our investment (55% interest) in Wide Angle and Shanghai Huicang Supplychain Management Ltd., a subsidiary of Wide Angle., which operations mainly focus on magazines printing, for a nominal amount. This business was under Wecast business and has annual sales of approximately $400,000 and continuing to incur losses and net assets is approximately $46,000. The transaction resulted in an immaterial loss.

On April 24, 2018, the Company completed the acquisition of 100% equity ownership in Shanghai GuangMing Investment Management (“Guang Ming”), a PRC limited liability company, for a total purchase price of $0.36 million in cash. One of the two selling shareholders is a related party, an affiliate of Dr. Wu. Guang Ming holds a special fund management license. The acquisition will help the Company develop a fund management platform.

In connection with our acquisition with Grapevine on September 4, 2018, Fomalhaut Limited (“Fomalhaut”), a British Virgin Islands company and an affiliate of Bruno Wu (“Dr. Wu”), the Chairman of the Company, is the non-controlling equity holder of 34.35% in Grapevine (the “Fomalhaut Interest”). Fomalhaut entered into an option agreement, effective as of August 31, 2018 (the “Option Agreement”), with the Company pursuant to which the Company provided Fomalhaut with the option to sell the Fomalhaut Interest to the Company. The aggregate sale price for the Fomalhaut Interest is the fair market value of the Fomalhaut Interest as of the close of business on the date preceding the date upon which the right to sell the Fomalhaut Interest to the Company is exercised by Fomalhaut. If the option is exercised, the sale price for the Fomalhaut Interest is payable in a combination of 1/3 cash and 2/3 Company shares of common stock at the then market value. The Option Agreement will expire on August 31, 2021. Effective on May 17, 2019, (i) the Company and Fomalhaut agreed to amend the Option Agreement (the “Amended Option Agreement”) to allow the Company to deliver only Company shares of common stock in exchange for the Fomalhaut Interest upon the exercise by Fomalhaut of the Option Agreement and (ii) Fomalhaut exercised its option to sell the Fomalhaut Interest to the Company in exchange for 628,500 restricted common shares of the Company at $1.73 per share. The fair market value of the Fomalhaut Interest was based on a 3rd party valuation which concluded that the fair market value of GLI is $3,164,000. Therefore, the Fomalhaut Interest would be deemed to be worth $1,087,305.

On September 7, 2018, the Company entered into an agreement to purchase FinTalk Assets with Sun Seven Star International Limited, a Hong Kong company and an affiliate of Dr. Wu. FinTalk Assets are the rights, titles and interest in a secure mobile financial information, social, and messaging platform that has been designed for streamlining financial-based communication for professional and retail users. The purchase price for Fintalk Assets is $7.0 million payable with $1.0 million in cash and shares of the Company’s common stock with a fair market value of $6.0 million. The Company paid $1.0 million in October 2018 and recorded in prepaid expense.

In September 2018, we announced the proposed joint venture with Asia Times, a Hong Kong company which owns the Asia Times newspaper and an affiliate of three former executives, to be named Asia Times Financial Limited (“ATF”). Effective February 20, 2019, and in connection with the resignation of three former executives, the Company and Asia Times agreed to terminate their subscription agreement so that the Company retains approximately 4.0% interest in Asia Times for $1.2 million in cash, and not be obligated to make any further investment into Asia Times. In addition, the parties have agreed to terminate the shareholder’s agreement for the joint venture, ATF. The Company paid $1.2 million in 2018 and recorded in long term investment (non-marketable equity investment) but the Company has not received the shares from Asia Times.

Other Related Party Transactions

On May 10, 2012, at the Company’s request, our then Chairman and Chief Executive Officer and current Vice Chairman, Shane McMahon, made a loan to the Company in the amount of $3,000,000. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3,000,000 at an annual interest rate of 4% (the “McMahon Note”). Effective on January 31, 2014, the Company and Mr. McMahon entered into an amendment to the McMahon Note pursuant to which the McMahon Note will be, at Mr. McMahon’s option, payable on demand or convertible on demand into shares of Series E Preferred Stock at a conversion price of $1.75, until December 31, 2015. On December 30, 2014, the Company and Mr. McMahon entered into an amendment extending the maturity date of the McMahon Note to December 31, 2016. On December 31, 2016, the Company and Mr. McMahon entered into an amendment pursuant to which the McMahon Note will be, at Mr. McMahon’s option, payable on demand or convertible on demand into shares of the Company’s Series E Preferred Stock, provided that the McMahon Note will no longer be convertible into Series E Preferred Stock upon the conversion of the Series E Preferred stock owned by C Media Limited into the Company’s Common Stock (pursuant to which all Series E Preferred Stock will be automatically converted) but then convertible only into Common Stock at a conversion price of $1.50, until December 31, 2018. C Media Limited converted all Series E Preferred Stock owned by it to Common Stock on March 8, 2017, and as a result, the McMahon Note is currently convertible solely into the Company’s Common Stock. On November 9, 2017, the Company and Mr. McMahon entered into an amendment extending the maturity date of the McMahon Note to December 31, 2019.

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Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

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EXECUTIVE COMPENSATION

Summary Compensation Table (2018 and 2017)

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons (our “named executive officers”) for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards (4) ($)	Option awards ($)	Non equity incentive plan Compensation ($)	Nonqualified compensation earnings ($)	All other compensation ($)	Total ($)
Bruno Wu (Former Chief	2017	—	—	—	—	—	—	—	—
Executive Officer)(1)	2018	312,500	125,000	415,332	—	—	—	—	852,832
Brett McGonegal (Chief	2017	—	—	—	—	—	—	—	—
Executive Officer)(3)	2018	133,333	—	—	—	—	—	—	133,333
Alf Poor (Chief Operating	2017	—	—	—	—	—	—	—	—
Officer)	2018	83,333	—	—	—	—	—	—	83,333
Federico Tover (Chief	2017	—	—	—	—	—	—	—	—
Financial Officer)(5)	2018	116,667	65,000	145,200	—	—	—	—	326,867
Robert G. Benya (Chief
Revenue Officer)(2)	2017	40,000	—	—	—	—	—	—	40,000

(1)	On November 12, 2018, Bruno Wu resigned from his position as a Chief Executive Officer of the Company.

(2)	On November 12, 2018, Robert G. Benya resigned from his position as a Chief Executive Officer of the Company

(3)	On February 20, 2019, Brett McGonegal resigned from his position as a Chief Executive Officer of the Company

(4)	Reflects the aggregate grant date fair value of option or restricted stock units determined in accordance with FASB ASC Topic 718.

(5)	On April 30, 2019, Federico Tovar resigned from his position as Chief Financial Officer of the Company.

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Employment Agreements

Alfred Poor

Effective on August 1st, 2018, we entered into employment agreement with Mr. Poor for a term of 1 year pursuant to which Mr. Poor will receive an annual base salary of $200,000 and will be entitled to participate in all employment benefit plan and policies of the Company generally available. Effective Feb 15, 2019, the Board appointed Mr. Poor as the CEO. Mr. Poor will receive an annual base salary of $300,000. If the Company achieves two consecutive quarters in profits from operations, the base salary shall immediately be raised to $400,000.  Mr. Poor will be entitled to stock options up to 2,000,000 shares.

Federico Tovar

Effective on June 1, 2018, we entered into an employment agreement with Mr. Tovar for a term of 1 year pursuant to which Mr. Tovar will receive an annual base salary of $200,000 and will be entitled to participate in all employment benefit plans and policies of the Company generally available. Mr. Tovar resigned as Chief Financial Officer on April 30, 2019.

Brett McGonegal

Effective on September 24, 2018, we entered into employment agreement with Mr. McGonegal for a term of 2 years pursuant to which Mr. McGonegal will receive an annual base salary of $500,000 and will be entitled to participate in all employment benefit plan and policies of the Company generally available. Mr. McGonegal will be entitled to warrants up to 3,750,000 shares. On February 20, 2019, Brett McGonegal resigned from his position as a  Chief Executive Officer and no longer entitled to any warrants.

Simon Wang

On March 14, 2017, we entered into an employment agreement with Mr. Wang effective immediately. Mr. Wang’s employment agreement had an initial term of two years as CFO, with automatic one-year extensions thereafter unless written notice of nonrenewal was given by either party not less than 90 days prior to the end of the then current term. Mr. Wang was paid an initial base salary of RMB 1,200,000 ($184,000) per year, subject to annual review by the CEO and Compensation Committee of the Board. In addition, so long as he remains employed and achieved annual performance objectives. Mr. Wang was entitled to receive 80,000 shares of restricted stock under the Company’s 2010 Equity Incentive Plan on March 16, 2017. Mr. Wang was also entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees. Mr. Wang resigned on April 6, 2018.

Robert G. Benya

On November 1, 2017, we entered into an employment agreement with our Chief Revenue Officer, Robert Benya. The agreement is for a term of one year. Mr. Benya is entitled to participate in all of the benefit plans of the Company. In addition, on November 1, 2017, Mr. Benya was granted 60,000 shares of stock option under the Company’s 2010 Equity Incentive Plan. The Benya Agreement also contains customary restrictive covenants regarding non-competition relating to the pay-per-view business in the PRC, non-solicitation of employees and customers and confidentiality. Mr. Benya resigned in October 2018.

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Bing Yang

On March 28, 2016, we entered into an employment agreement with Mr. Yang effective as of April 26, 2016. Mr. Yang’s employment agreement has an initial term of two years, with automatic one–year extensions thereafter unless written notice of nonrenewal is given by either party not less than 90 days prior to the end of the then current term. Mr. Yang will be paid an initial base salary of $180,000 per year, which will be subject to annual review by the CEO and Compensation Committee of the Board and may be adjusted. Mr. Yang will also receive a one–time sign–on bonus of $20,000 In addition, so long as he remains employed and achieves annual performance objectives, Mr. Yang is entitled to receive 100,000 shares of restricted stock per year under the Company’s 2010 Equity Incentive Plan to be issued in April 2016, and each quarter after April 2016 till April 2018. Mr. Yang will also be entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees. On March 28, 2017, the Board of Directors approved an increase in Mr. Yang’s base salary to $220,000 to reflect his new position as CEO. Effective as of October 9, 2017, Mr. Yang announced his resignation as CEO and director of the Company’s Board of Directors. Mr. Yang’s resignation as CEO and director of the Board was not because of any disagreement with the Company known to an executive officer of the Company on any matter related to the Company’s operations, policies, or practices. Mr. Yang will resign from both the CEO and director positions immediately, but will remain with the Company in an advisory role until the end of 2017.

Mei Chen

On March 28, 2016, we entered into an employment agreement with Ms. Chen effective as of April 1, 2016. Ms. Chen’s employment agreement had an initial term of two years, with automatic one–year extensions thereafter unless written notice of nonrenewal was given by either party not less than 90 days prior to the end of the then current term. Ms. Chen was paid an initial base salary of RMB 1,008,000 per year, subject to annual review by the CEO and Compensation Committee of the Board. In addition, so long as she remained employed and achieved annual performance objectives, Ms. Chen was entitled to receive 25,000 shares of restricted stock per year under the Company’s 2010 Equity Incentive Plan to be issued on or around April 1, 2016, April 1, 2017 and April 1, 2018, respectively. Ms. Chen was also entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees. On January 30, 2017, Ms. Chen, notified the Board of Directors of her resignation from her position as CFO, effective February 4, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards of our named executive officers outstanding at December 31, 2018.

Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Bruno Wu	—	—	—	—	—	—	—
Brett McGonegal	—	—	—	—	—	—	—
Alf Poor	—	—	—	—	—	—	—
Federico Tover	—	—	—	—	—	—	—
Robert G. Benya	—	—	—	—	—	—	—

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Compensation of Directors

The following table sets forth certain information concerning the compensation paid to our directors for services rendered to us during the fiscal year ended December 31, 2018.

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Option awards(2) ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Bruno Wu	-	415,332	-	-	-	-	415,332
Shane McMahon	-	-	-	-	-	-	-
Alf Poor	-	-	-	-	-	-	-
James Cassano	46,800	156,000	-	-	-	-	202,800
Jerry Fan	46,800	156,000	-	-	-	-	202,800
Jin Shi	46,800	156,000	-	-	-	-	202,800
Kang Zhao	-	156,000	-	-	-	-	156,000
Chao Yang	-	156,000	-	-	-	-	156,000
Richard Frankel	-	182,000	-	-	-	-	182,000
Brett McGonegal	-	-	-	-	-	-	-

(1)	Reflects the aggregate grant date fair value of restricted stock determined in accordance with FASB ASC Topic 718.

(2)	Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the stock options are set forth in Note 15 to the Company’s consolidated financial statements, which are included in this report.

98

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of February 5, 2020 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our executive officers and directors as a group; and (iii) by all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Ideanomics, Inc., at 55 Broadway, 19th Floor, New York, NY 10006.

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Name and Address of		Common Stock(2)			Series A Preferred Stock (3)		Combined Common Stock and Series A(4)
Beneficial Owner	Office, If Any	Shares		% of Class	Shares	% of Class	Votes	Percentage
Directors and Officers
Bruno Wu	Chairman	24,394,044		13.6%	7,000,000		33,682,374	18.8%
Shane McMahon	Vice Chairman	6,0090,589	(6)	3.4%	0	*	6,101,767	3.4%
James Cassano	Director	258,993	(7)	*	0	*	296,990	* %
John Wallace	Director	340,000	(14)	*			340,000
Jerry Fan	Director	159,569	(9)	*	0	*	159,569	*
Steve Fadem	Director	0		*	0	*	0	*
Kang Zhao	Director (Former)	86,923	(11)	*	0	*	86,923	*
Harry Edelson	Director	0		*	0	*	0	*
Chao Yang	Director	26,923	(12)	*	0	*	26,923	*
Alfred Poor	Chief Executive Officer, Director	1,000,000	(15)	*	0	*	1,000,000	*
Conor McCarthy	Chief Financial Officer	125,000	(16)	*	0	*	125,000	*
Federico Tovar	CFO (Former)	60,000	(10)	*	0	*	60,000	*

All officers and directors as a group (8 persons named above)		31,328,727		30.6%			40,662,057	22.8%
5% Securities Holders

*       Less than 1%.

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(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	After this offering a total of 160,301,387 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of February 5, 2020.

(3)	Based on 7,000,000 shares of Series A Preferred Stock issued and outstanding as of March 25, 2019, with the holders thereof being entitled to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock), or a total of 9,333,330 votes.

(4)	Represents total voting power with respect to all shares of our Common Stock and Series A Preferred Stock.

(5)	Includes (i) 7,000,000 shares of Series A Preferred Stock, (ii) 22,584,038 shares of Common Stock, (iii) 174,536 shares of Common Stock are beneficially owned directly by Bruno Wu and 189,091 shares of Common Stock are beneficially owned by Lan Yang, the spouse of Bruno Wu. 7,000,000 shares of Series A Preferred Stock are beneficially owned directly by Wecast Media Investment Management Limited, a Hong Kong Company (“WMIML”) a wholly–owned subsidiary of Shanghai Sun Seven Stars Cultural Development Limited, a PRC company (“SSSSCD”) a wholly– owned subsidiary of Tianjin Sun Seven Stars Culture Development Limited, a PRC company (“TSSSCD”) a wholly–owned subsidiary of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”) a directly controlled subsidiary of Tianjin Sun Seven Stars Partnership Management Co., Ltd., a PRC company (“TSSS”). Lan Yang, who is the direct controlling shareholder and the Chairperson of TSSS, is the spouse of the Company’s director Bruno Wu, who serves as the Chairman, Chief Executive Officer and as a director of SSS. 20,584,038 shares of Common Stock are beneficially owned directly by Sun Seven Stars Investment Group Limited, a British Virgin Islands Company (“SSSMG”) a wholly-owned entity of Lan Yang. Dr. Wu disclaims beneficial ownership of 1,421,052 shares of common stock owned by Tiger Sports- BDCG, however, Dr. Wu has the right to vote such shares on behalf of Tiger Sports- BDCG.

(6)	Includes (i) 3,081,462 shares of Common Stock, (ii) 533,333 shares of Common Stock underlying options exercisable within 60 days at $3.00 per share, (iii) 40,000 shares of Common Stock underlying options exercisable within 60 days at $4.50 per share; (iv) 166,666 shares of Common Stock underlying options exercisable within 60 days at $2.00 per share, (v) 75,800 shares of Common Stock underlying options exercisable within 60 days at $5.57 per share, and (vi) 91,411 vested restricted shares units. In addition, Mr. McMahon’s shares of Common Stock includes 2,101,917 shares of Common Stock, issuable within 60 days, upon conversion of a promissory note which is convertible into Common Stock at a conversion price of $1.50, until December 31, 2019.

(7)	Includes (i) 133,963 shares of Common Stock, (ii)13,333 shares underlying options exercisable within 60 days at $2.00 per share, (iii) 8,974 shares underlying options exercisable within 60 days at $2.91 per share, (iv)75,800 shares underlying options exercisable within 60 days at $5.57 and (v) 26,923 vested restricted shares units.

(8)	Includes (i) 123,963 shares of Common Stock, (ii)75,800 shares underlying options exercisable within 60 days at $5.57 and (iii) 26,923 vested restricted shares units.

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(9)	Includes (i) 83,769 shares of Common Stock, (ii)75,800 shares underlying options exercisable within 60 days at $5.57 and (iii) vested 26,923 restricted shares units.

(10)	Includes (i) 60,000 shares of Common Stock.

(11)	Includes (i) 60,000 shares of Common Stock, (ii) vested 26,923 restricted shares units.

(12)	Includes (i) vested 26,923 restricted shares units.

(13)	Includes (i) 70,000 shares of Common Stock.

(14)	Includes (i) 340,000 shares of Common Stock

(15)	Includes 1,000,000 shares underlying options exercisable within 60 days at $1.92.

(16)	Includes 125,000 shares underlying options exercisable within 60 days at $1.97.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table includes the information as of December 31, 2018 for each category of our equity compensation plan:

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options	outstanding options	plans (excluding securities
Plan category	and rights (a)	and rights (b)	reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,706,431	$3.28	27,635,499
Equity compensation plans not approved by security holders	-	-	-
Total	1,706,431	$3.28	27,635,499

(1)	On August 3, 2018, our Board of Directors approved and on August 28, 2018 our shareholders approved the Ideanomics Amended and Restated 2010 Equity Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan to 31,500,000 pursuant to which incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares may be granted to employees, directors and consultants of the Company and its subsidiaries.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 1,500,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

Series A Preferred Stock

On July 30, 2010, we filed a Certificate of Designation with the Secretary of State of Nevada establishing a new series of our preferred stock designated as “Series A Preferred Stock.” A summary of the Certificate of Designation is set forth below:

Ranking. With respect to rights upon liquidation, winding-up or dissolution, the Series A Preferred Stock ranks senior to our common stock and pari passu with any other series of our preferred stock established by our board of directors.

Voting. The holders of the Series A Preferred Stock are entitled to ten (10) votes for each one (1) share of common stock that is issuable upon conversion of a share of Series A Preferred Stock. Except as required by law, all shares of Series A Preferred Stock and all shares of common stock shall vote together as a single class.

Conversion. Each share of Series A Preferred Stock is convertible, at any time at the option of the holder, into ten (10) fully paid and nonassessable shares of common stock, subject to adjustment as provided in the Certificate of Designation.

Dividends. The Series A Preferred Stock is only entitled to receive dividends when and if declared by our board of directors.

Liquidation. Upon the occurrence of a liquidation event, the holders of the Series A Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $0.50 per share, as may be adjusted from time to time, plus all accrued, but unpaid dividends, before any payment shall be made or any assets distributed to the holders of common stock or any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event. For purposes of the Certificate of Designation, a “liquidation event” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and upon the election of the holders of a majority of the then outstanding Series A Preferred Stock shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation, or other transaction in which control of the Company is transferred, but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company) unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company.

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As of December 15, 2019, there were 7,000,000 shares of Series A Preferred Stock issued and outstanding.

Warrants

The following table sets forth all outstanding warrants or other right to purchase shares of our common stock as of December 15, 2019:

	Number of
	Warrants Outstanding and	Exercise	Expiration
Warrants Outstanding	Exercisable	Price	Date

2019 IDV (Senior secured convertible note)	1,671,196	$1.00	02/22/2026
2019 IDV (Senior secured convertible note)	2,038,043	$1.00	09/27/2026
2019 IDV (Senior secured convertible note)	600,000	$1.00	10/29/2026
2019 IDV (Senior secured convertible note)	375,000	$1.00	11/8/2026
2019 IDV (Senior secured convertible note)	300,000	$1.00	11/13/2026
2019 IDV (Senior secured convertible note)	345,000	$1.00	11/27/2026
2019 IDV (Senior secured convertible note)	1,000,000	$1.00	12/28/2026
2019 YA II PN Ltd (Senior secured convertible note)	1,666,667	$1.50	12/18/2024
2019 YA II PN Ltd (Senior secured convertible note)	1,000,000	$1.00	12/18/2020
	8,995,906

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Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

•	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or
•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.

105

These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

Our independent stock transfer agent is Transfer Online, Inc. Their telephone number is (503) 227-2950.

106

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock being offered for resale by this prospectus, which consists of 33,136,693 shares of common stock. The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of each selling stockholder, the number of shares of common stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own after this offering.

Because each selling stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Common Stock
	Number
	Beneficially	Number	Number	Percent
	Owned	Registered	Beneficially	Owned
	Prior to	for Sale	Owned After	After
Name	Offering	Hereby	Offering(1)	Offering(2)
SolidOpinion, Inc.	450,000	450,000	-	-
ID Venturas 7, LLC(3)	14,436,239	14,436,239	-	-
YA II PN, Ltd (4)	11,228,312	11,228,312	-	-
Tengku Abdullah Ibni Sultan Hj Ahmad Sha	4,560,000	4,560,000	-	-
Technology Metals Market Ltd	1,646,925	1,646,925	-	-
Blackhorse Ventures	815,217	815,217	-	-

(1)	Assumes that all securities offered are sold.
(2)	Based upon a total of 160,301,387 shares of common stock outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any options exercisable within 60 days have been included in the denominator as of February 5, 2020.
(3)	Includes common stock underlying convertible notes of 4,430,000 and 6,329,239 shares of common stock underlying a warrant to purchase common stock, and 3,677,000 shares of common stock.
(4)	Includes 5,000,000 shares of common stock underlying convertible notes, 2,666,667 shares of common stock underlying a warrant to purchase common stock, and 3,561,645 shares of common stock.

107

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for our account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the hares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

108

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

109

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sherman & Howard, Las Vegas, Nevada.

EXPERTS

The financial statements of Ideanomics, Inc. at December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, appearing in this prospectus and registration statement have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm, as experts in accounting and auditing.

110

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock you should refer to the registration statement and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC's website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading SEC Filings at www.sevenstarscloud.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and our exhibits) of which this prospectus is a part, at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

111

IDEANOMICS, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Ideanomics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ideanomics, Inc. and its subsidiaries and variable interest entities (the "Company") as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred recurring losses from operations, has net current liabilities and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matters

As described in Note 6 to the financial statements, the Company’s financial statements as of and for the year ended December 31, 2017 have been retrospectively adjusted in accordance with FASB Accounting Standards Codification (“ASC”) Subtopic 805-50 due to business acquisition of entities controlled by the Company’s Chairman in April 2018.

The Company has significant transactions and relationships with related parties, including entities controlled by the Company’s Chairman, which are described in Note 14 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm's length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ B F Borgers CPA PC

We have served as the Company’s auditor since 2018.

Lakewood, Colorado

April 1, 2019

F-2

IDEANOMICS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31,	2018	2017
		(As adjusted*)
ASSETS
Current assets:
Cash and cash equivalents	$3,106,244	$7,208,037
Restricted cash	-	369,280
Accounts receivable, net	19,370,665	26,962,085
Licensed content	16,958,149	16,958,149
Inventory	-	216,453
Prepaid expenses	2,042,041	2,202,728
Other current assets	3,594,942	2,276,096
Total current assets	45,072,041	56,192,828
Property and equipment, net	15,029,427	127,275
Intangible assets, net	3,036,352	148,874
Goodwill	704,884	-
Long-term investments	26,408,609	6,975,511
Other non-current assets	3,983,799	-
Total assets	$94,235,112	$63,444,488

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities: (including amounts of the consolidated VIEs without recourse to Ideanomics, Inc. See note 5)
Accounts payable	$19,265,094	$26,829,593
Deferred revenue	405,929	222,350
Accrued interest due to a related party	140,055	20,055
Accrued salaries	706,351	737,072
Amount due to related parties	800,822	434,030
Other current liabilities	4,615,346	801,560
Convertible promissory note due to related parties	4,000,000	3,000,000
Total current liabilities	29,933,597	32,044,660
Deferred tax liabilities	513,935	-
Asset retirement obligations	8,000,000	-
Convertible note-long term	11,313,770	-
Other non-current liabilities	-	384,243
Total liabilities	49,761,302	32,428,903
Commitments and contingencies (Note 18)
Convertible redeemable preferred stock:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of December 31, 2018 and 2017, respectively	1,261,995	1,261,995
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 102,766,006 and 68,509,090 shares issued and outstanding as of December 31, 2018 and 2017, respectively	102,765	68,509
Additional paid-in capital	195,779,576	158,449,544
Accumulated deficit	(149,975,302)	(126,693,022)
Accumulated other comprehensive loss	(1,664,598)	(782,074)
Total IDEX shareholder’s equity	44,242,441	31,042,957
Non-controlling interest	(1,030,626)	(1,289,367)
Total equity	43,211,815	29,753,590
Total liabilities, convertible redeemable preferred stock and equity	$94,235,112	$63,444,488

* The above consolidated balance sheets include Shanghai Guang Ming Investment Management Limited (“Guang Ming”). The acquisition of Guang Ming was completed on April 4, 2018 and accounted for as a reorganization of entities under common control and as if it had been owned by the Company since November 10, 2016 in accordance with ASC Subtopic 805-50 (See Note 6 “Acquisition”)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,	2018	2017
		(As adjusted*)
Revenue from third parties	$278,024,867	$125,379,786
Revenue from related party	99,718,005	18,973,054
Total revenue	377,742,872	144,352,840
Cost of revenue from third parties	130,464,906	137,188,393
Cost of revenue from related parties	244,110,132	-
Gross profit	3,167,834	7,164,447

Operating expenses:
Selling, general and administrative expenses	22,471,976	13,129,313
Research and development expense	1,654,491	406,845
Professional fees	4,749,799	3,200,885
Depreciation and amortization	352,332	308,102
Impairment of other intangible assets	134,290	216,468
Total operating expenses	29,362,888	17,261,613

Loss from operations	(26,195,054)	(10,097,166)

Interest and other income (expense):
Interest expense, net	(804,595)	(94,618)
Change in fair value of warrant liabilities	-	(112,642)
Equity in loss of equity method investees	(180,625)	(129,193)
Loss on disposal of subsidiaries	(1,183,289)	-
Others	(99,765)	(426,698)
Loss before income taxes and non-controlling interest	(28,463,328)	(10,860,317)

Income tax benefit	40,244	-

Net loss	(28,423,084)	(10,860,317)

Net loss attributable to non-controlling interest	996,728	357,268

Net loss attributable to IDEX common shareholders	$(27,426,356)	$(10,503,049)

Basic and diluted loss per share	$(0.35)	$(0.17)

Weighted average shares outstanding:

Basic and diluted	78,386,116	61,182,209

*The above consolidated statements of operations include Guang Ming. The acquisition of Guang Ming was completed on April 4, 2018 and accounted for as a reorganization of entities under common control and as if it had been owned by the Company since November 10, 2016 in accordance with ASC Subtopic 805-50 (See Note 6 “Acquisition”)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the years ended December 31,	2018	2017
		(As adjusted*)
Net loss	$(28,423,084)	$(10,860,317)
Other comprehensive loss, net of nil tax
Foreign currency translation adjustments	(882,516)	766,070
Comprehensive loss	(29,305,600)	(10,094,247)
Comprehensive loss attributable to non-controlling interest	978,282	401,359
Comprehensive loss attributable to IDEX common shareholders	$(28,327,318)	$(9,692,888)

* The above consolidated statements of cash flows include Guang Ming. The acquisition of Guang Ming was completed on April 4, 2018 and accounted for as a reorganization of entities under common control and as if it had been owned by the Company since November 10, 2016 in accordance with ASC Subtopic 805-50 (See Note 6 “Acquisition”)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF EQUITY

For the years ended December 31, 2018 and 2017

	Series E Preferred Stock	Series E Par Value	Common Stock	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Ideanomics Shareholders' equity	Non- controlling Interest	Total Equity
Balance, January 1, 2017 (As adjusted*)	7,154,997	$7,155	53,918,523	$53,918	$152,792,855	$(115,829,451)	$(1,371,498)	$35,652,979	$(5,325,481)	$30,327,498
Share-based compensation	-	-	-	-	1,305,829	-	-	1,305,829	-	1,305,829
Common stock issuance	-	-	6,221,778	6,222	11,969,368	-	-	11,975,590	-	11,975,590
Common stock issuance for RSU vested	-	-	117,715	118	(118)	-	-	-	-	-
Common stock issuance for option exercised	-	-	188,687	189	100,129	-	-	100,318	-	100,318
Common stock issued for warrant exercised	-	-	907,390	907	1,724,819	-	-	1,725,726	-	1,725,726
Common stock issued from conversion of series E preferred stock	(7,154,997)	(7,155)	7,154,997	7,155	-	-	-	-	-	-
Disposal of Xhong Hai Shi Xun	-	-	-	-	(9,887,398)	(360,522)	(220,737)	(10,468,657)	3,947,473	(6,521,184)
Capital contribution from noncontrolling interest shareholder	-	-	-	-	-	-	-	-	490,000	490,000
Acquisition of Guang Ming*	-	-	-	-	444,060	-	-	444,060	-	444,060
Net loss	-	-	-	-	-	(10,503,049)	-	(10,503,049)	(357,268)	(10,860,317)
Foreign currency translation adjustments, net of nil tax	-	-	-	-	-	-	810,161	810,161	(44,091)	766,070
Balance, December 31, 2017 (As adjusted*)	-	$-	68,509,090	$68,509	$158,449,544	$(126,693,022)	$(782,074)	$31,042,957	$(1,289,367)	$29,753,590
Share-based compensation	-	-	-	-	3,412,977	-	-	3,412,977	-	3,412,977
Common stock issuance (GTD)	-	-	5,494,505	5,494	9,994,506	-	-	10,000,000	-	10,000,000
Common stock to be issued (SSSIG)			-	-	1,177,585	-	-	1,177,585	-	1,177,585
Common stock issuance (STAR)	-	-	5,027,324	5,027	9,194,973	-	-	9,200,000	-	9,200,000
Common stock issuance for option exercised	-	-	82,797	82	27,960	-	-	28,042	-	28,042
Common stock issued for warrant exercised	-	-	643,714	644	1,125,856	-	-	1,126,500	-	1,126,500
Common stock issuance for RSU vested	-	-	1,240,707	1,241	(1,241)	-	-	-	-	-
Common stock issuance for acquisition (BDCG)	-	-	3,000,000	3,000	7,797,000	-	-	7,800,000	-	7,800,000
Common stock issuance for acquisition (DBOT)	-	-	2,267,869	2,268	6,724,078	-	-	6,726,346	-	6,726,346
Beneficial conversion feature of convertible note-long term	-	-	-	-	1,384,615	-	-	1,384,615	-	1,384,615
Earnout shares to SSSIG	-	-	16,500,000	16,500	(16,500)	-	-	-	-	-
Acquisition resulting in non-controlling interest (Grapevine)	-	-	-	-	-	-	-	-	678,651	678,651
Disposal of subsidiaries			-	-	(3,491,777)	4,144,076	18,438	670,737	558,372	1,229,109
Net loss	-	-	-	-	-	(27,426,356)		(27,426,356)	(996,728)	(28,423,084)
Foreign currency translation adjustments, net of nil tax	-	-	-	-	-	-	(900,962)	(900,962)	18,446	(882,516)
Balance, December 31, 2018	-	$-	102,766,006	$102,765	$195,779,576	$(149,975,302)	$(1,664,598)	$44,242,441	$(1,030,626)	$43,211,815

* The above consolidated statements of equity include Guang Ming. The acquisition of Guang Ming was completed on April 4, 2018 and accounted for as a reorganization of entities under common control and as if it had been owned by the Company since November 10, 2016 in accordance with ASC Subtopic 805-50 (See Note 6 “Acquisition”)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,	2018	2017
		As adjusted*
Cash flows from operating activities:
Net loss	$(28,423,084)	$(10,860,317)
Adjustments to reconcile net loss to net cash used in operating activities
Share-based compensation expense	3,412,977	1,305,829
Provision for doubtful accounts	-	145,512
Depreciation and amortization	352,332	308,102
Non-cash interest expense	698,385	-
Equity in losses of equity method investees	180,625	129,193
Loss on disposal of assets	-	688,098
Loss on disposal of subsidiaries	1,183,289	-
Change in fair value of warrant liabilities	-	112,642
Impairment of other intangible assets	134,290	216,468

Change in assets and liabilities:
Accounts receivable	7,591,420	(18,802,766)
Licensed content	-	759,698
Inventory	216,453	-
Prepaid expenses and other assets	(1,296,872)	4,130,372
Accounts payable	(7,564,499)	13,493,865
Deferred revenue	183,579	(1,124,119)
Amount due to related parties (interest)	120,000	-
Accrued expenses, salary and other current liabilities	3,050,895	(821,351)
Net cash used in operating activities	(20,160,210)	(10,318,774)

Cash flows from investing activities:
Acquisition of property and equipment	(6,762,248)	(63,877)
Proceeds from disposal of property and equipment	-	2,515,923
Disposal of subsidiaries, net of cash disposed	(41,976)	(8,753)
Acquisition of subsidiaries, net of cash acquired	(2,784,243)	(754,361)
Investments in intangible assets	(301,495)	-
Payments for long term investments	(5,266,880)	(2,250,000)
Capital decrease in long term investment	-	35,612
Deposit for surety bond and other	(3,983,799)	-
Net cash used in investing activities	(19,140,641)	(525,456)

Cash flows from financing activities
Proceeds from issuance of convertible notes	13,000,000	-
Proceeds from issuance of shares, stock options and warrant	21,532,127	13,618,207
Proceeds from/(Repayment of) amounts due to related parties	366,792	(293,977)
Capital contribution from noncontrolling interest shareholder	-	490,000
Exemption of amounts due to related parties	-	444,060
Net cash provided by financing activities	34,898,919	14,258,290
Effect of exchange rate changes on cash	(69,141)	83,488
Net increase (decrease) in cash, cash equivalents and restricted cash	(4,471,073)	3,497,548

Cash, cash equivalents and restricted cash at the beginning of the year	7,577,317	4,079,769

Cash, cash equivalents and restricted cash at the end of the year	$3,106,244	$7,577,317

Supplemental disclosure of cash flow information:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$407,863

Exchange of Series E Preferred Stock for Common stock	$-	$7,155
Issuance of shares for acquisition of long-term investments	$14,526,346	$-
Issuance of earn-out shares	$16,500	$-
Asset retirement obligations acquired	$8,000,000	$-

* The above consolidated statements of cash flows include Guang Ming. The acquisition of Guang Ming was completed on April 4, 2018 and accounted for as a reorganization of entities under common control and as if it had been owned by the Company since November 10, 2016 in accordance with ASC Subtopic 805-50 (See Note 6 “Acquisition”)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

IDEANOMICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Principal Activities

Ideanomics, Inc. (Nasdaq: IDEX) (formerly known as Seven Stars Cloud Group, Inc. which changed its name effective as of October 17, 2018), is a Nevada corporation that primarily operates in Asia through its subsidiaries and variable interest entities (“VIEs”). Unless the context otherwise requires, the use of the terms "we," "us", "our" and the “Company” in these notes to consolidated financial statements refers to Ideanomics, Inc, its consolidated subsidiaries and VIEs.

Our Company consists of two operating segments which our Chief Executive Officer (our chief operating decision maker) reviews separately to make decisions about resource allocation and to assess performance: Legacy YOD segment and Wecast Service segment.

Legacy YOD segment provides premium content and integrated value-added service solutions for the delivery of video on demand (“VOD”) and paid video programming to digital cable providers, Internet Protocol Television (“IPTV”) providers, over-the-top (“OTT”) streaming providers, mobile manufacturers and operators, as well as direct customers. The Company historically has offered these products under the business name “YOU On Demand” and refers to these operations as the legacy YOD business. The revenues from Legacy YOD segment were from both minimum guarantee payments and revenue sharing arrangements with distribution partners as well as subscription or transactional fees from subscribers.

Wecast Services is currently primarily engaged in the logistics management and financing business primarily operated in Singapore.

Starting from early year 2017, the Company began transitioning our business model to become a next generation financial technology (“Fintech”) company through several acquisitions and the establishment of joint ventures, with the intention of offering financing solutions and logistics solutions, each based on the emergence of systems that utilize blockchain and artificial intelligence (“AI”) technologies. On the financing solutions side, the Company has been building capabilities both in providing business consulting services related to traditional financings, as well as in developing digital asset securitization services via AI and blockchain enabled platforms. On the logistics side, the Company has been building expertise in the traditional commodities trading business, with an initial focus on crude oil trading and consumer electronics trading, with the goal of leveraging such expertise to inform the development of an AI and blockchain enabled logistics platform.

Note 2. Summary of Significant Accounting Policies

(a)	Basis of Presentation

The consolidated financial statements of Ideanomics, Inc., its subsidiaries and VIEs were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the assets, liabilities, revenues and expenses of the subsidiaries over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. Intercompany transactions and balances are eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

On an ongoing basis, we evaluate our estimates, including those related to the bad debt allowance, sales returns, fair values of financial instruments, intangible assets and goodwill, licensed content, useful lives of intangible assets and property and equipment, asset retirement obligations, income taxes, and contingent liabilities, among others. We base our estimates on assumptions, both historical and forward looking, that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

F-8

(c)	Cash and Cash Equivalents

Cash consists of cash on hand and demand deposit with an original maturity of three months or less when purchased. Refer to Note 19 (d) and (e) for further information on our credit and foreign currency risks.

(d)	Accounts Receivable, net

Accounts receivable are recognized at invoiced amounts and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company reviews its allowance for doubtful accounts receivable on an ongoing basis. In establishing the required allowance, management considers any historical losses, the customer’s financial condition, the accounts receivable aging, and the customer’s payment patterns. After all attempts to collect a receivable have failed and the potential for recovery is remote, the receivable is written off against the allowance.

(e)	Licensed Content

The Company obtains content through content license agreements with studios and distributors. We recognize licensed content when the license fee and the specified content titles are known or reasonably determinable. Prepaid license fees are classified as an asset (licensed content) and accrued license fees payable are classified as a liability on the consolidated balance sheets.

We amortize licensed content in cost of revenues over the contents contractual availability based on the expected revenue derived from the licensed content, beginning with the month of first availability, such that our revenues bear a representative amount of the cost of the licensed content. We review factors that impact the amortization of licensed content at each reporting date, including factors that may bear direct impact on expected revenue from specific content titles. Changes in our expected revenue from licensed content could have a significant impact on our amortization pattern.

Management evaluates the recoverability of the licensed content whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. No impairment loss were recorded for the years ended December 31, 2018 and 2017. The Company sold entire licensed content in March 2019. Please refer to Note 22 for additional information.

(f)	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major renewals and improvements, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss thereon is recognized in the consolidated statement of operations. Depreciation is provided for on a straight-line basis over the estimated useful lives of the respective assets. The estimated useful life is 5 years for the furniture, 3 years for the electronic equipment, 5 to 10 years for the vehicles and lesser of lease terms or the estimated useful lives of the assets for the leasehold improvements.

Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to the construction. No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into use. Construction in progress at December 31, 2018 represents Fintech Village under construction (See Note 8).

Asset retirement obligations

Asset retirement obligations generally apply to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction or development and the normal operation of a long-lived asset. If a reasonable estimate of fair value can be made, the fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred or a change in estimate occurs. Asset retirement costs associated with asset retirement obligations are capitalized with the carrying amount of the related long-lived assets and depreciated over the asset’s estimated life. The Company’s asset retirement obligations as of December 31, 2018 are mainly associated with the acquisition of Fintech Village that we are contractually obligated to remediate the existing environmental conditions. We included it in the construction in progress and asset retirement obligation (long term) in the consolidated balance sheets. We will start to amortize asset retirement costs upon completion of the assets and put into use. Please see Note 8 for more information.

F-9

(g)	Business Combinations

We include the results of operations of the businesses that we acquire as of the acquisition date. We allocate the purchase price of the acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

(h)	Intangible Assets and Goodwill

Company accounts for intangible assets and goodwill, in accordance with ASC 350, Intangibles – Goodwill and Other. ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be evaluated for impairment at least annually. ASC 350 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment whenever events indicate the carrying amount may not be recoverable. In accordance with ASC 350, goodwill is allocated to reporting units, which are either the operating segment or one reporting level below the operating segment. On an annual basis, we review goodwill for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more-likely-than-not that the fair value of a reporting unit is less than its carrying amount. If we determine that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, goodwill is further tested for impairment by comparing the carrying value to the estimated fair value of its reporting units, determined using externally quoted prices (if available) or a discounted cash flow model and, when deemed necessary, a market approach.

Application of goodwill impairment tests requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units and determination of fair value of each reporting unit. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the reporting unit, composition, personnel or strategy changes affecting the reporting unit and recoverability of asset groups within a reporting unit. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each reporting unit.

(i)	Long-term investments

We account for equity investments through which we exercise significant influence but do not have control over the investee under the equity method (“Equity Method Investments”). Under the equity method, the investment is initially recorded at cost and adjusted for the Company’s share of undistributed earnings or losses of the investee. The Company’s share of losses is not recognized when the investment is reduced to zero since the Company does not guarantee the investees’ obligations nor is the Company committed to providing additional funding.

Beginning on January 1, 2018, our equity investment not result in consolidation and not accounted for under the equity method are either carried at fair value or under the measurement alternative upon the adoption of the FASB issued Accounting Standards Update (“ASU”) No. 2016-01 (“Non-marketable Equity Investments”).

We utilize the measurement alternative for equity investments that do not have readily determinable fair values and measure these investments at cost less impairment plus or minus observable price changes in orderly transactions for an identical or similar investment of the same issuer.

We classify our investments as non-current assets on the consolidated balance sheets as those investments do not have stated contractual maturity dates.

Impairment of Investments

We periodically review our equity investments for impairment. We consider impairment indicators such as negative changes in industry and market conditions, financial performance, business prospects, and other relevant events and factors. If indicators exist and the fair value of the security is below the carrying amount, we write down the security to fair value.

F-10

(j)	Fair Value Measurements

Accounting standards require the categorization of financial assets and liabilities, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The various levels of the fair value hierarchy are described as follows:

•	Level 1 - Financial assets and liabilities whose values are based on unadjusted quoted market prices for identical assets and liabilities in an active market that we have the ability to access.

•	Level 2 - Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable for substantially the full term of the asset or liability.

•	Level 3 - Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company reviews the valuation techniques used to determine if the fair value measurements are still appropriate on an annual basis, and evaluate and adjust the unobservable inputs used in the fair value measurements based on current market conditions and third party information.

Our financial assets and liabilities that are measured at fair value on a recurring basis include cash and cash equivalents, accounts receivable, accounts payable, accrued other expenses, other current liabilities and convertible notes. The fair values of these assets approximate carrying values because of the short-term nature of these instruments. If these instruments were measured at fair value in the financial statements, they would be classified as Level 1 in the fair value hierarchy.

Our financial assets that are measured at fair value on a nonrecurring basis include goodwill and other intangible assets asset retirement obligations, and adjustment in carrying value of equity securities for which the measurement alternative of cost less impairment plus or minus observable price changes is used. There were no material impairments for 2018 and 2017 and no material adjustments to equity securities using the measurement alternative for 2018.

(k)	Foreign Currency Translation

The Company uses the United States dollar (“$” or “USD”) as its reporting currency. The Company’s worldwide operations utilize the local currency or the U.S. dollar ("USD") as the functional currency, where applicable. For certain foreign subsidiaries, USD is used as the functional currency. This occurs when the subsidiary is considered an extension of the parent. The functional currency of certain subsidiaries and VIEs located in China (“PRC”) and Hong Kong is either the Renminbi (“RMB”) or Hong Kong dollars (“HKD”). In the consolidated financial statements, the financial information of the entities which use RMB and HKD as their functional currency has been translated into USD: assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at the historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Translation adjustments arising from these are reported as foreign currency translation adjustments and are shown as a component as a component of “Accumulated other comprehensive loss” in the equity section of the consolidated balance sheets.

Transactions denominated in currencies other than functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated in the functional currency at the applicable rates of exchange in effect at the balance sheet date. The resulting exchange differences are recorded in the consolidated statements of operations.

F-11

(l)	Revenue Recognition

Year 2018

We adopted ASU No. 2014-09, Revenue from Contracts with Customers, and other related ASUs (collectively, ASC 606, Revenue from Contracts with Customers) on January 1, 2018 using the modified retrospective transition approach. The Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. See Recently Adopted Accounting Pronouncements and Note 4 for further discussion on Revenues.

Year 2017

In periods prior to the adoption of ASC 606, the Company recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and the collectability of the resulting receivable is reasonably assured.

Legacy YOD

The revenue is recognized as services are performed. For certain contracts that involve sub-licensing content within the specified license period, revenue is recognized in accordance with ASC Subtopic 926-605, Entertainment-Films - Revenue Recognition, whereby revenue is recognized upon delivery of films when the arrangement includes a nonrefundable minimum guarantee, delivery is complete and the Company has no substantive future obligations to provide future additional services. Payments received from customers for the performance of future services are recognized as deferred revenue, and subsequently recognized as revenue in the period that the service obligations are completed. In 2018, we do not have any revenue generated from Legacy YOD business.

Wecast Services

Wecast Services is mainly engaged in the sales of crude oil and consumer electronics. For both sales of crude oil and consumer electronics, sales orders are confirmed after negotiation on price between customers and the Company. The Company recognizes revenue on a gross basis based on the indicator points in ASC 605-45-45-2 and ASC 606-10-55-39. The Company enters into the contracts with the supplier and customer independently. Purchase orders are confirmed after careful selection of suppliers and negotiation on price. The Company purchases crude oil and consumer electronics from suppliers in accordance with sales orders from customers. The Company is responsible for fulfilling the promise to provide the specified good or service in the contract, including sourcing the right oil products desired by the customers, issuing the bill of lading to customers and nominating the vessels that comply with the applicable laws and standards; however customers may still submit claims against the Company in connection with the quality and quantity of any products delivered. Revenue recognition criteria are met when the products are delivered. For sale of crude oil, the Company considers delivery to have occurred once it is shipped; for sale of the consumer electronics, the Company considers delivery to have occurred once it arrives at the designated locations in Hong Kong. The crude oil and electronics sales arrangement do not include provisions for cancellation, variable consideration, returns, inventory swaps or refunds. In accordance with ASC 605-45, Revenue Recognition – Principal Agent Consideration, the Company accounts for revenue from sales of goods on a gross basis. The Company is the primary obligor in the arrangements, as company has the ability to establish prices, and has discretion in selecting the independent suppliers and other third-party that will perform the delivery service, the company is responsible for the defective products and company bears credit risk with customer payments. Accordingly, all such revenue billed to customers is classified as revenue and all corresponding payments to suppliers are classified as cost of revenues. In accordance with ASC 606-10-55-39, the Company accounts for revenue from sales of goods on a gross basis. The Company is primarily responsible for fulfilling the promise to provide the goods to the customer; bears certain inventory risk and also has the discretion in establishing prices. See Note 4 for further discussion on Revenues.

(m)	Research and Development Costs

We expense research and development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products and as a result, development costs that meet the criteria for capitalization were not material for the periods presented.

F-12

Research and development costs also include costs to develop software to be used solely to meet internal needs and cloud based applications used to deliver our services. We capitalize development costs related to these software applications once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended. All the software developed in 2018 and 2017 did not reach technological feasibility and therefore no costs capitalized.

(n)	Share-Based Compensation

The Company awards share options and other equity-based instruments to its employees, directors and consultants (collectively “share-based payments”). Compensation cost related to such awards is measured based on the fair value of the instrument on the grant date. The Company recognizes the compensation cost over the period the employee is required to provide service in exchange for the award, which generally is the vesting period. The amount of cost recognized is adjusted to reflect the expected forfeiture prior to vesting. When no future services are required to be performed by the employee in exchange for an award of equity instruments, and if such award does not contain a performance or market condition, the cost of the award is expensed on the grant date. The Company recognizes compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, provided that the cumulative amount of compensation cost recognized at any date at least equals the portion of the grant-date value of such award that is vested at that date.

The Company also awards stocks and warrants for service to consultants for service and accounts for these awards under ASC 505-50, Equity - Equity-Based Payments to Non-Employees. The fair value of the awards is assessed at measurement date and is recognized as cost or expenses when the services are provided. If the related services are completed upon issuance date, measurement date is determined to be the date the awards are issued.

(o)	Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method. Deferred taxes are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established, as needed to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. There were no such interest or penalty for the years ended December 31, 2018 and 2017.

On December 22, 2017 the U.S. Tax Reform, which among other effects, reduces the U.S. federal corporate income tax rate to 21% from 34% (or 35% in certain cases) beginning in 2018, requires companies to pay a one-time transition tax on certain unrepatriated earnings from non-U.S. subsidiaries that is payable over eight years. No tax was due under this provision. U.S. Tax reform also makes the receipt of future non-U.S. sourced income of non-U.S. subsidiaries tax-free to U.S. companies and creates a new minimum tax on the earnings of non-U.S. subsidiaries relating to the parent’s deductions for payments to the subsidiaries.

(p)	Net Loss Per Share Attributable to IDEX Shareholders

Net loss per share attributable to our shareholders is computed in accordance with ASC 260, Earnings per Share. The two-class method is used for computing earnings per share. Under the two-class method, net income is allocated between ordinary shares and participating securities based on dividends declared (or accumulated) and participating rights in undistributed earnings as if all the earnings for the reporting period had been distributed. The Company’s convertible redeemable preferred shares are participating securities because the holders are entitled to receive dividends or distributions on an as converted basis. For the years presented herein, the computation of basic loss per share using the two-class method is not applicable as the Company is in a net loss position and net loss is not allocated to other participating securities, since these securities are not obligated to share the losses in accordance with the contractual terms.

F-13

Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Options and warrants are not considered outstanding in computation of basic earnings per share. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period under treasury stock method. Potential ordinary shares include options and warrants to purchase ordinary shares, preferred shares and convertible promissory note, unless they were anti-dilutive. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share.

(q)	Reclassifications of a General Nature

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income.

(r)	Recent Accounting Pronouncements

Standards Issued and Not Yet Implemented

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02 (“ASC 842”) "Leases." ASC 842 supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, "Leases." Under ASC 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. We will adopt ASC 842 effective January 1, 2019 using a modified retrospective method and will not restate comparative periods. As permitted under the transition guidance, we will carry forward the assessment of whether our contracts contain or are leases, classification of our leases and remaining lease terms. Based on our portfolio of leases as of December 31, 2018, approximately $8.3 million of lease assets and liabilities will be recognized on our consolidated balance sheet upon adoption. We are substantially complete with our implementation efforts.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses” (“ASC 326”): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model which requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes will result in earlier recognition of credit losses. We will adopt ASU 2016-13 effective January 1, 2020. We are currently evaluating the effect of the adoption of ASU 2016-13 on our consolidated financial statements. The effect will largely depend on the composition and credit quality of our investment portfolio and the economic conditions at the time of adoption.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which largely aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees. The ASU also clarifies that any share-based payment issued to a customer should be evaluated under ASC 606, Revenue from Contracts with Customers. The ASU requires a modified retrospective transition approach. We will adopt ASU 2018-07 effective as of January 1, 2019. The adoption will not have a material impact on the Company’s consolidated financial statements.

Recently Adopted Accounting Pronouncements

In the first quarter of 2018, the Company adopted ASC 606 using the modified retrospective method applied to those contracts/sales orders which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. The effect from the adoption of ASC 606 was not material to our financial statements. (See Note 2 (m) above and Note 4 for more information.)  The new standard was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017.

F-14

In the first quarter of 2018, the Company adopted ASU 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities," which amends various aspects of the recognition, measurement, presentation, and disclosure of financial instruments. We use the prospective method for our non-marketable equity securities. We have elected to use the measurement alternative for our non-marketable equity securities, defined as cost adjusted for changes from observable transactions for identical or similar investments of the same issuer, less impairment. The adoption of the new guidance did not have a material impact on the consolidated financial statements. See Notes 10 for additional information.

In the first quarter of 2018, the Company adopted ASU 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash," which clarifies how entities should present restricted cash and restricted cash equivalents in the statements of cash flows, and as a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statements of cash flows. An entity with a material balance of restricted cash and restricted cash equivalents must disclose information about the nature of the restrictions. The new standard was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The new guidance changed the presentation of restricted cash in the consolidated statements of cash flows and was implemented on a retrospective basis.

In the first quarter of 2018, the Company adopted ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The update affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The update is intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The update provides a more robust framework to use in determining when a set of assets and activities is a business, and also provides more consistency in applying the guidance, reduce the costs of application, and make the definition of a business more operable. The new standard was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, and should be applied prospectively. The adoption of the new guidance did not have a material impact on the consolidated financial statements. See Notes 6 for additional information.

Note 3. Going Concern and Management’s Plans

As of December 31, 2018, the Company had cash and cash equivalents of approximately $3.1 million and an accumulated deficit of approximately $150.0 million.  Additionally, the Company has incurred losses since its inception and must continue to rely on proceeds from debt and equity issuances to pay for ongoing operating expenses in order to execute its business plan.

Management has taken several actions below to ensure that the Company will continue as a going concern through March 31, 2020, including reductions in YOD legacy segment related expenses and discretionary expenditures.

•	As discussed in Note 14, the Company has entered into a convertible note agreement with Sun Seven Stars Investment Group Limited (“SSSIG”) in which it will receive approximately $1.5 million in additional cash during 2019.
•	Through the recent asset purchase of the SolidOpinion (defined in Note 22), we acquired $2.5 million in cash; and
•	The Company recently closed on a financing of $2.05 million with ID Venturas 7, LLC. Please refer to Note 22 for additional information.

As part of the Company’s strategy, management raised these recent capital to cover short and medium term cash needs, while it plans to unlock revenue from its new fintech advisory services business in 2019.  Therefore, the Company does not plan to take additional outside investments in the near term, unless there is a delay product expectations and sales.

Although the Company may attempt to raise funds by issuing debt or equity instruments, in the future additional financing may not be available to the Company on terms acceptable to the Company or at all or such resources may not be received in a timely manner. If the Company is unable to raise additional capital when required or on acceptable terms, the Company may be required to scale back or to discontinue certain operations, scale back or discontinue the development of new business lines, reduce headcount, sell assets, file for bankruptcy, reorganize, merge with another entity, or cease operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is in fact unable to continue as a going concern, the shareholders may lose their entire investment in the Company.

F-15

Note 4. Revenue

The majority of the Company’s revenue is derived from Wecast Service (100% in 2018 and 99.5% in 2017). The following table presents our revenues disaggregated by revenue source, geography (based on our business locations) and timing of revenue recognition.

	2018	2017
Geographic Markets
Singapore	$260,034,401	$19,028,003
USA	638,412	7,037
Hong Kong	117,070,059	119,683,121
PRC	-	5,634,679
	$377,742,872	$144,352,840
Segments
-Wecast Service
Crude oil	$260,034,401	$143,558,567
Consumer electronics	116,723,251	-
Other	985,220	-
	377,742,872	143,558,567
-Legacy YOD	-	794,273
Total	$377,742,872	$144,352,840

Wecast service revenue

Wecast Services is mainly engaged in the sales of crude oil and consumer electronics. Revenue from the sales of crude oil and consumer electronics is recognized when the customer obtains control of the Company’s crude oil and consumer electronics, which occurs at a point in time, usually upon shipment or upon acceptance. The contracts are generally short-term contracts where the time between order confirmation and satisfaction of all performance obligations is less than one year.

The most significant judgment is determining whether we are the principal or agent for the sales of crude oil and consumer electronics. We report revenues from these transactions on a gross basis where we are the principal considering the following principal versus agent indicators:

(a)	We are primarily responsible for fulfilling the promise to provide the goods to the customer. The Company enters into contracts with customers with specific quality requirements and the suppliers separately. The Company is obliged to provide the goods if the supplier fails to transfer the goods to the customer and responsible for the acceptability of the goods.
(b)	The Company has certain inventory risk. Although the Company has the title to the good only momentarily before passing title on to the customer, the Company is responsible to arrange and issue bill of lading to the customer so that the customer can have the right to obtain the required oil product. In addition, the customer can seek remedies and submit the clam against the Company regarding the quality or quantity of the products delivered.
(c)	The Company has discretion in establishing prices. Upon delivery of the crude oil and consumer electronics to the customer, the terms of the contract between the Company and the supplier require the Company to pay the supplier the agreed-upon price. The Company and the customer negotiate the selling price, and the Company invoices the customer for the agreed-upon selling price. The Company’s profit is based on the difference between the sales price negotiated with the customer and the price charged by the supplier. The sales price for crude oil is based on the daily benchmark price of spot product plus any premium determined by the Company.

Legacy YOD revenue

In October 2016, the Company signed an agreement to form a partnership with Zhejiang Yanhua ("Yanhua Agreement"), where Yanhua acts as the exclusive distribution operator in PRC. According to the Yanhua Agreement, the existing legacy Hollywood studio paid contents as well as other IP contents specified in the agreement, along with the corresponding authorized rights letter that the Company is entitled to, will be turned over to Yanhua as a whole package, which was agreed to be priced at RMB13 million (approximately $2 million) as minimal guarantee fee. In addition to the minimal guarantee fee specified, there is a provision in the Yanhua Agreement which states that once the revenue recognized from the existing contents transferred from us to Yanhua reaches the amount of minimal guarantee fee, the revenue above minimal guarantee fee will be shared with us from the date when this revenue threshold is reached based on certain revenue-sharing mechanism stipulated in the Yanhua Agreement.

The payment is agreed to be paid in two installments, the first half of RMB 6.5 million was received on December 30, 2016 and revenue was recognized in 2017 based on ASC 926-605. The remaining RMB 6.5 million will be paid under the scenario that the license content fees due to Hollywood studios for the existing legacy Hollywood paid contents will be settled. We did not recognize revenue for the second installment (RMB 6.5 million) since the Company is not entitled to the second installment as of December 31, 2018.

Arrangements with multiple performance obligations

Our contracts with customers may include multiple performance obligations. For such arrangements, we allocate revenue to each performance obligation based on its relative standalone selling price. We generally determine standalone selling prices based on an observable prices charged to customers or adjusted market assessment or using expected cost plus margin when one is available. Adjusted market assessment price is determined based on overall pricing objectives taking into consideration market conditions and entity specific factors.

F-16

Variable consideration

Certain customers may receive discounts, which are accounted for as variable consideration. We estimate these amounts based on the expected amount to be provided to customers and reduce revenues recognized. We believe that there will not be significant changes to our estimates of variable consideration.

Deferred revenues

We record deferred revenues when cash payments are received or due in advance of our performance, including amounts which are refundable. The increase in the deferred revenue balance for the year ended December 31, 2018 is primarily driven by cash payments received or due in advance of satisfying our performance obligations.

Our payment terms vary by the type and location of our customer and the products or services offered. The term between invoicing and when payment is due is not significant. For certain products or services and customer types, we require payment before the products or services are delivered to the customer.

Practical expedients and exemptions

We do not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Note 5. VIE Structure and Arrangements

We consolidate VIEs in which we hold a variable interest and are the primary beneficiary through contractual agreements. We are the primary beneficiary because we have the power to direct activities that most significantly affect their economic performance and have the obligation to absorb the majority of their losses or benefits. The results of operations and financial position of these VIEs are included in our consolidated financial statements.

For these consolidated VIEs, their assets are not available to us and their creditors do not have recourse to us. As of December 31, 2018 and 2017, assets (mainly long-term investments) that can only be used to settle obligations of these VIEs were approximately $3.5 million and $3.7 million, respectively, and the Company is the major creditor for the VIEs.

In order to operate our Legacy YOD business in PRC and to comply with PRC laws and regulations that prohibit or restrict foreign ownership of companies that provides value-added telecommunication services, the Company entered into a series of contractual agreements with two VIEs: Beijing Sinotop Scope Technology Co., Ltd (“Sinotop Beijing”) and Tianjin Sevenstarflix Network Technology Limited (“SSF”). These contractual agreements will be expired in March 2030 and April 2036, respectively and may not be terminated by the VIEs, except with the consent of, or a material breach by us. Currently, the Company is still evaluating the overall operating strategy for YOD legacy business and does not have plan to provide any funding to these two VIEs. Please refer to Note 19(a) for associated regulatory risks.

The key terms of the VIE Agreements are summarized as follows:

Equity Pledge Agreement

The VIEs’ Shareholders pledged all of their equity interests in VIEs (the “Collateral”) to YOD On Demand (Beijing) Technology Co., Ltd (“YOD WFOE”), our wholly owned subsidiary in PRC, as security for the performance of the obligations to make all the required technical service fee payments pursuant to the Technical Services Agreement and for performance of the VIEs’ Shareholders’ obligation under the Call Option Agreement. The terms of the Equity Pledge Agreement expire upon satisfaction of all obligations under the Technical Services Agreement and Call Option Agreement.

Call Option Agreement

The VIEs’ Shareholders granted an exclusive option to YOD WFOE, or its designee, to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the VIEs’ Shareholders’ equity in VIEs. The exercise price of the option shall be determined by YOD WFOE at its sole discretion, subject to any restrictions imposed by PRC law. The term of the agreement is until all of the equity interest in VIEs held by the VIEs’ Shareholders are transferred to YOD WFOE, or its designee and may not be terminated by any part to the agreement without consent of the other parties.

Power of Attorney

The VIEs’ Shareholders granted YOD WFOE the irrevocable right, for the maximum period permitted by law, all of its voting rights as shareholders of VIEs. The VIEs’ Shareholders may not transfer any of its equity interest in VIEs to any party other than YOD WFOE. The Power of Attorney agreements may not be terminated except until all of the equity in VIEs has been transferred to YOD WFOE or its designee.

Technical Service Agreement

YOD WFOE has the exclusive right to provide technical service, marketing and management consulting service, financial support service and human resource support services to the VIEs, and the VIEs is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by YOD WFOE. As compensation for providing the services, YOD WFOE is entitled to receive service fees from the VIEs equivalent to YOD WFOE’s cost plus 20-30% of such costs as calculated on accounting policies generally accepted in the PRC. YOD WFOE and the VIEs agree to periodically review the service fee and make adjustments as deemed appropriate. The term of the Technical Services Agreement is perpetual, and may only be terminated upon written consent of both parties.

F-17

Spousal Consent

Pursuant to the Spousal Consent, undersigned by the respective spouse of the VIEs’ Shareholders, the spouses unconditionally and irrevocably agree to the execution of the Equity Pledge Agreement, Call Option Agreement and Power of Attorney agreement. The spouses agree to not make any assertions in connection with the equity interest of VIE and to waive consent on further amendment or termination of the Equity Pledge Agreement, Call Option Agreement and Power of Attorney agreement. The spouses further pledge to execute all necessary documents and take all necessary actions to ensure appropriate performance under these agreements upon YOD WFOE’s request. In the event the spouses obtain any equity interests of VIE which are held by the VIEs’ Shareholders, the spouses agreed to be bound by the VIE agreements, including the Technical Services Agreement, and comply with the obligations thereunder, including sign a series of written documents in substantially the same format and content as the VIE agreements.

Letter of Indemnification

Pursuant to the Letter of Indemnification among YOD WFOE and each nominee shareholder, YOD WFOE agrees to indemnify such nominee shareholder against any personal, tax or other liabilities incurred in connection with their role in equity transfer to the greatest extent permitted under PRC law. YOD WFOE further waives and releases the VIEs’ Shareholders from any claims arising from, or related to, their role as the legal shareholder of the VIE, provided that their actions as a nominee shareholder are taken in good faith and are not opposed to YOD WFOE’s best interests. The VIEs’ Shareholders will not be entitled to dividends or other benefits generated therefrom, or receive any compensation in connection with this arrangement. The Letter of Indemnification will remain valid until either the nominee shareholder or YOD WFOE terminates the agreement by giving the other party hereto sixty (60) days’ prior written notice.

Management Services Agreement

In addition to VIE agreements described above, our subsidiary and the parent company of YOD WFOE, YOU On Demand (Asia) Limited, a company incorporated under the laws of Hong Kong (“YOD Hong Kong”) has entered into a Management Services Agreement with each VIE.

Pursuant to such Management Services Agreement, YOD Hong Kong has the exclusive right to provide to the VIE management, financial and other services related to the operation of the VIE’s business, and the VIE is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by YOD Hong Kong. As compensation for providing the services, YOD Hong Kong is entitled to receive a fee from the VIE, upon demand, equal to 100% of the annual net profits as calculated on accounting policies generally accepted in the PRC of the VIE during the term of the Management Services Agreement. YOD Hong Kong may also request ad hoc quarterly payments of the aggregate fee, which payments will be credited against the VIE’s future payment obligations.

In addition, at the sole discretion of YOD Hong Kong, the VIE is obligated to transfer to YOD Hong Kong, or its designee, any part or all of the business, personnel, assets and operations of the VIE which may be lawfully conducted, employed, owned or operated by YOD Hong Kong, including:

(a)	business opportunities presented to, or available to the VIE may be pursued and contracted for in the name of YOD Hong Kong rather than the VIE, and at its discretion, YOD Hong Kong may employ the resources of the VIE to secure such opportunities;

(b)	any tangible or intangible property of the VIE, any contractual rights, any personnel, and any other items or things of value held by the VIE may be transferred to YOD Hong Kong at book value;

(c)	real property, personal or intangible property, personnel, services, equipment, supplies and any other items useful for the conduct of the business may be obtained by YOD Hong Kong by acquisition, lease, license or otherwise, and made available to the VIE on terms to be determined by agreement between YOD Hong Kong and the VIE;

(d)	contracts entered into in the name of the VIE may be transferred to YOD Hong Kong, or the work under such contracts may be subcontracted, in whole or in part, to YOD Hong Kong, on terms to be determined by agreement between YOD Hong Kong and the VIE; and

(e)	any changes to, or any expansion or contraction of, the business may be carried out in the exercise of the sole discretion of YOD Hong Kong, and in the name of and at the expense of, YOD Hong Kong;

(f)	provided, however, that none of the foregoing may cause or have the effect of terminating (without being substantially replaced under the name of YOD Hong Kong) or adversely affecting any license, permit or regulatory status of the VIE.

Loan Agreement

Pursuant to the Loan Agreement dated April 5, 2016, YOD WFOE agrees to lend RMB 19.8 million and RMB 0.2 million, respectively, to the VIEs’ Shareholders for the purpose of establishing SSF and for development of its business. As of December 31, 2018, RMB27.6 million ($4.2 million) have been lent to VIEs’ Shareholders which has contributed all of the RMB27.6 million ($4.2 million) in the form of capital contribution to SSF. The loan can only be repaid by a transfer by the VIEs’ Shareholders of their equity interests in SSF to YOD WOFE or YOD WOFE’s designated persons, through (i) YOD WOFE having the right, but not the obligation to at any time purchase, or authorize a designated person to purchase, all or part of the VIEs’ Shareholders’ equity interests in SSF at such price as YOD WOFE shall determine (the “Transfer Price”), (ii) all monies received by the VIEs’ Shareholders through the payment of the Transfer Price being used solely to repay YOD WOFE for the loans, and (iii) if the Transfer Price exceeds the principal amount of the loans, the amount in excess of the principal amount of the loans being deemed as interest payable on the loans, and to be payable to YOD WOFE in cash. Otherwise, the loans shall be deemed to be interest free. The term of the Loan Agreement is perpetual, and may only be terminated upon the VIEs’ Shareholders receiving repayment notice, or upon the occurrence of an event of default under the terms of the agreement. The loan extended to the Nominee Shareholders and the capital of SSF are fully eliminated in the consolidated financial statements.

Therefore, we consider that there is no asset of the VIEs that can be used only to settle obligation of the Company, except for the registered capital of VIEs amounting to RMB38.2 million (approximately $5.8 million).

Note 6. Acquisitions and Divestitures

2018 Acquisitions

(a)	Grapevine Logic, Inc. (“Grapevine”)

On September 4, 2018, the Company completed the acquisition of 65.65% share of Grapevine for $2.4 million in cash. Grapevine fits within our overall core strategy to promote the use, development and advancement of technologies, by bringing technology leaders together with industry leaders and creating synergies in our Fintech Ecosystem and the businesses in our network of Industry Ventures. Grapevine is an end-to-end influencer marketing platform that facilitates collaboration between advertisers and brands with video based social influencers and content creators. We believe that Grapevine will help us develop strength in the consumer digital products industry vertical by providing the platform for connecting brands with content-producing influencers and their large-scale audience of consumer-driven followers to whom digital tokens, loyalty and discount cards, multi-purpose digital wallets, and other services may be marketed via Grapevine on behalf of the Company, brand advertisers and influencers, all according to a follower’s areas of interest. As a result of the acquisition, the Company can enhance our flexibility and adaptability in a rapidly evolving technological environment. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and Grapevine. All of the goodwill was assigned to the Company’s Wecast Service segment. None of the goodwill recognized is expected to be deductible for income tax purposes. The transaction was accounted for as a business combination.

F-18

The following table summarizes the amounts of the assets acquired and liabilities assumed recognized at the acquisition date, as well as the fair value at the acquisition date of the non-controlling interest in Grapevine as of December 31, 2018.

Cash	$508,000
Other financial assets	388,000
Financial liabilities	(747,000)
Noncontrolling interest	(679,000)
Goodwill	705,000
Influencer network	1,980,000
Customer contract	500,000
Trade name	110,000
Technology platform	290,000
Deferred tax liabilities	(570,000)
$2,485,000

Pro forma results of operations for Grapevine have not been presented because it is not material to the consolidated results of operations. For all intangible assets acquired and purchased during the year ended December 31, 2018, the influencer network has a weighted-average useful life of 10 years, customer contracts have a weighted-average useful life of 3 years, the trade name has a weighted-average useful life of 15 years and technology platform has a weighted-average useful life of 7 years.

Fomalhaut Limited (“Fomalhaut”), a British Virgin Islands company and an affiliate of Bruno Wu (“Dr. Wu”), the Chairman of the Company, is the non-controlling equity holder of 34.35% in Grapevine (the “Fomalhaut Interest”). Fomalhaut entered into an option agreement, effective as of August 31, 2018 (the “Option Agreement”), with the Company pursuant to which the Company provided Fomalhaut with the option to sell the Fomalhaut Interest to the Company. The aggregate sale price for the Fomalhaut Interest is the fair market value of the Fomalhaut Interest as of the close of business on the date preceding the date upon which the right to sell the Fomalhaut Interest to the Company is exercised by Fomalhaut. If the option is exercised, the sale price for the Fomalhaut Interest is payable in a combination of 1/3 in cash and 2/3 in the Company’s shares of common stock at the then market value on the exercise date. The Option Agreement will expire on August 31, 2021.

(b)	Shanghai Guang Ming Investment Management (“Guang Ming”)

On April 24, 2018, the Company completed the acquisition of 100% equity ownership in Guang Ming, a PRC limited liability company, for a total purchase price of $0.36 million in cash. One of the two selling shareholders is a related party, an affiliate of Dr. Wu. Guang Ming holds a special fund management license. The acquisition will help the Company develop a fund management platform. Under Accounting Standard Codification (“ASC”) 805-50-05-5 and ASC 805-50-30-5, the transaction was accounted for as a reorganization of entities under common control, in a manner similar to a pooling of interest, using historical costs. As a result of the reorganization, the net assets of Guang Ming were transferred to the Company, and the accompanying consolidated financial statements have been prepared as if the current corporate structure had been in place at the beginning of periods presented in which the common control existed.

Pro forma results of operations for year 2017 acquisitions have not been presented because they are not material to the consolidated results of operations, either individually or in the aggregate.

(c)	Joint Venture with TPJ Ltd.

On October 9 2018, the Company announced that it has entered into a joint venture agreement with TPJ Ltd (“TPJ”), to create Ideanomics Resources LTD, a company organized under the laws of England and Wales and based in London. The joint venture will initially focus its efforts in Africa and Middle East, where TPJ has significant long-term relationships and unlock value in the commodities and energy sectors by leveraging and utilizing the Ideanomics Platform-as-a-Service (“PaaS”) solutions. The Company owns 75% equity interest of Ideanomics Resources and has no obligation to fund the operations. Ideanomics Resources is still in development stage and no revenue generated in 2018.

F-19

2017 Acquisitions

In January 2017, we completed two acquisitions, Sun Video Group Hong Kong Limited (“SVG”) and Wide Angle Group Limited (“Wide Angle”), for our Wecast business. As of the result of these acquisitions, the Company started to engage in consumer electronics e-commerce and smart supply chain management operations as part of our business strategy for our Wecast Service.

The Company acquired 100% of ownership in SVG and 55% of ownership in Wide Angle from a related party, BT Capital Global Limited (“BT”) for $800,000 in cash and contingent consideration arrangement with a $50 million convertible Promissory Note (the “SVG Note”) and a certain percentage of profits. BT is 100% owned by Dr. Wu. The contingent consideration arrangements are as follows:

1.	SVG Note- SVG Note with the principal and interest thereon can be convertible into the Company’s common stock at a conversion rate of $1.50 per share and will be automatically convert upon shareholders’ approval. BT has guaranteed that the business of SVG and its subsidiaries and Wide Angle (the “Sun Video Business”) shall achieve revenue of $250 million and $15 million of gross profit (collectively the “Performance Guarantees”) within 12 months of the closing (by January 2018). If the Sun Video Business fails to meet the Performance Guarantees, BT shall either forfeit back to the Company the Company’s common stock (“Earnout Shares”) or the SVG Note, on a pro rata basis based on the Performance Guarantee for which the Sun Video Business achieves the lowest percentage of the respective amount guaranteed. In 2018, the Company determined to issue 16.5 million Earnout Shares directly to BT.

2.	Profit sharing payments- if the Sun Video Business achieves more than $50 million in cumulative net income within 3 years of closing, (the “Net Income Threshold”), the Company shall pay BT 50% of the amount of any cumulative net income above the Net Income Threshold. Profit sharing payments shall be made on an annual basis, in either cash or stock at the discretion of our Board of Directors. If the Board decides to make the payment in stock, the number of our shares of common stock to be awarded shall be determined on the basis of the closing market price of the Company’s common stock. As of December 31, 2018, the Company does not expect Sun Video Business will meet Net Income Threshold and therefore did not record contingent liability relating to profit sharing payments.

Since the Company, SVG and Wide Angle had been under common controlled by Dr. Wu since November 10, 2016, this transaction was accounted for as a business combination between entities under common control. Therefore, in accordance with ASC Subtopic 805-50, the consolidated financial statements of the Company include the acquired assets and liabilities of the SVG and Wide Angle at their historical carrying amounts starting from November 10, 2016. The consideration of $800,000 was paid in 2017 and 16.5 million Earnout Shares were issued in 2018 and the Company offset it against equity in accordance with ASC 805-50-25-2.B.

2018 Divestitures

The Company may divest certain businesses from time to time based upon review of the Company’s portfolio considering, among other items, factors relative to the extent of strategic and technological alignment and optimization of capital deployment, in addition to considering if selling the businesses results in the greatest value creation for the Company and for shareholders.

In December 2018, we entered into an agreement with Hooxi, an entity listed on the TSX venture exchange in Canada, and completed the sale of our investment (55% interest) in Wide Angle and Shanghai Huicang Supplychain Management Ltd., whose operations mainly focus on magazines printing, for a nominal amount. This business was under the Wecast segment and had annual sales of approximately $347,000 and continued to incur losses with net assets is approximately $46,000. The transaction resulted in a loss of approximately $1.2 million.

F-20

Note 7. Accounts Receivable

Accounts receivable is mainly from our Wecast Service business and consisted of the following:

	December 31,	December 31,
	2018	2017
Accounts receivable, gross	$19,370,665	$26,965,731
Less: allowance for doubtful accounts	-	(3,646)
Accounts receivable, net	$19,370,665	$26,962,085

The movement of the allowance for doubtful accounts is as follows:

	December 31,	December 31,
	2018	2017
Balance at the beginning of the year	$3,646	$2,828,796
Additions charged to bad debt expense	-	145,512
Write-off of bad debt allowance	-	(89,851)
Disposal of Zhong Hai Shi Xun	(3,646)	(2,880,811)
Balance at the end of the year	$-	$3,646

F-21

Note 8. Property and Equipment, net

The following is a breakdown of property and equipment:

	December 31,	December 31,
	2018	2017
Furniture and office equipment	$357,064	$308,383
Vehicle	63,135	147,922
Leasehold improvements	200,435	8,058
Total property and equipment	620,634	464,363
Less: accumulated depreciation	(186,514)	(337,088)
Construction in progress (Fintech Village)	14,595,307	-
Property and Equipment, net	$15,029,427	$127,275

The Company recorded depreciation expense of approximately $139,903 and $221,006, which is included in its operating expense for the years ended December 31, 2018 and 2017, respectively.

Global Headquarters for Technology and Innovation in Connecticut (“Fintech Village”)

On October 10, 2018, the Company purchased a 58-acre former University of Connecticut campus in West Hartford from the State of Connecticut for $5.2 million in cash and also assumed responsibility of the environmental remediation. The Company obtained a surety bond in favor of the University of Connecticut and the State of Connecticut (the “Seller”) in connection with the Company’s environmental remediation obligations. In order to obtain the surety bond, the Company was required to post $3.6 million in cash collateral with the bonding company and recorded in other non-current assets in the consolidated balance sheet. The Company recorded asset retirement obligations in the amount of $8.0 million as of December 31, 2018 which was the estimates performed by the Seller and at a discount to the purchase price, therefore, we considered it a reasonable estimate of fair value of our asset retirement obligation pursuant to ASC 410-20-25-6. We will assess asset retirement obligations periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

We plan to transform the property into a world-renowned technology campus named Fintech Village with a focus on being a leading technology and innovation facility for developing new and next-generation Fintech solutions utilizing artificial intelligence, deep learning and blockchain. The estimated cost to be incurred to complete construction of Fintech Village is approximately $283 million.

In connection with the acquisition, the Company also entered into an Assistance Agreement by and between the State of Connecticut, acting by the Department of Economic and Community Development (the “Assistance Agreement"), pursuant to which the State of Connecticut may provide up to $10.0 million of financial assistance (the “Funding”) which in such case shall be evidenced by a promissory note, provided, however, that the aggregate principal of the funding shall not exceed 50% of the cost of the project. The Company will provide security for its obligation to repay the Funding to the State of Connecticut in the form of a first position mortgage. The Company agrees that in exchange for the Funding it will provide a minimum number of jobs at a minimum annual amount of compensation by December 31, 2021. Failure of the Company to do so will subject it to certain cash penalties for each employee below the minimum employment threshold. If the Company meets the employment obligations it is eligible for forgiveness of up to $10.0 million of the Funding. The Company will agree to certain covenants with respect to the Funding and such Funding may become immediately due and payable upon the occurrence of certain standard events of default. There were no borrowings from the Funding as of December 31, 2018.

F-22

The Company capitalized direct costs and interest cost incurred on funds used to construct Fintech Village and the capitalized cost is recorded as part of construction in progress. Capitalized cost was approximately $945,000 in 2018 mainly related to the legal and architect costs.

Note 9. Goodwill and Intangible Assets

Goodwill

Changes in the carrying amount of goodwill for the years ended December 31, 2018 and 2017 were as follows:

Wecast business
Balance as of December 31, 2017	$-
Acquisitions	704,884
Foreign currency translation and other adjustments	-
Balance as of December 31, 2018	$704,884

Intangible Assets

Information regarding amortizing and indefinite lived intangible assets consisted of the following:

		December 31, 2018				December 31, 2017
	Weight Average Remaining Useful Life	Gross Carry Amount	Accumulated Amortization	Impairment Loss	Net Balance	Gross Carry Amount	Accumulated Amortization	Impairment Loss	Net Balance
Amortizing Intangible Assets
Animation Copyright	1.3	$301,495	$(64,606)	$-	$236,889	$-	$-	$-	$-
Software and licenses	-	97,308	(93,251)	-	4,057	214,210	(199,626)	-	14,584
Patent and trademark (i)	-	-	-	-	-	92,965	(39,943)	(53,022)	-
Influencer network (ii)	9.7	1,980,000	(66,000)	-	1,914,000	-	-	-	-
Customer contract (ii)	2.7	500,000	(55,556)	-	444,444	-	-	-	-
Trade name (ii)	14.7	110,000	(2,444)	-	107,556	-	-	-	-
Technology platform (ii)	6.7	290,000	(13,808)	-	276,192	-	-	-	-
Total amortizing intangible assets		$3,278,803	$(295,665)	$-	$2,983,138	$307,175	$(239,569)	$(53,022)	$14,584
Indefinite lived intangible assets
Website name (iii)		159,504	-	(134,290)	25,214	134,290	-	-	134,290
Patent (i)		28,000	-	-	28,000	10,599	-	(10,599)	-
Total intangible assets		$3,466,307	$(295,665)	$(134,290)	$3,036,352	$452,064	$(239,569)	$(63,621)	$148,874

(i)	During the second quarter of 2017, the Company determined that one of its subsidiaries in the US would not serve the core business or generate future cash flow. As no future cash flows will be generated from using the patents owned by this subsidiary, the Company estimated the fair value of those patents to be nil as of June 30, 2017. Fair value was determined using unobservable (Level 3) inputs. Impairment loss from patents of $63,621 was recognized in 2017 to write off the entire book value of the patents.
(ii)	During the third quarter of 2018, the Company completed the acquisition of 65.65% share of Grapevine. See Note 6.
(iii)	The Company wrote off the YOD website in the amount of approximately $134,000 in 2018 since we no longer used the website.

Amortization expense relating to purchased intangible assets was $212,429 and $87,096 for the years ended December 31, 2018, and 2017, respectively.

F-23

The following table outlines the expected amortization expense for the following years:

Amortization to be
Years ending December 31,	recognized
2019	$546,882
2020	520,921
2021	357,873
2022	246,762
2023 and thereafter	1,310,700
Total amortization to be recognized	$2,983,138

Note 10. Long-term Investments

Long-term investments consisted of Non-marketable Equity Investment (approximately $9.5 million and $6.6 million in 2018 and 2017, respectively) and Equity Method Investment (approximately $17.0 million and $0.4 million in 2018 and 2017, respectively)

Non-marketable equity investment

Our non-marketable equity investments are investments in privately held companies without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer and totaled approximately $9.5 million as of December 31, 2018. As of December 31, 2017, non-marketable equity securities accounted for under the cost method had a carrying value of approximately $6.6 million.

The Company reviews its equity securities without readily determinable fair values on a regular basis to determine if the investment is impaired. For purposes of this assessment, the Company considers the investee’s cash position, earnings and revenue outlook, liquidity and management ownership, among other factors, in its review. If management’s assessment indicates that an impairment exists, the Company estimates the fair value of the equity investment and recognizes in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount. There is no impairment in 2018 and 2017.

Equity method investments

The Company’s investment in companies accounted for using the equity method of accounting consist of the following:

		December 31, 2018
		January 1, 2018	Addition	Loss on investment	Impairment loss	Foreign currency translation adjustments	December 31, 2018
Wecast Internet	(i)	$6,044	$-	$(1,935)	$-	$5	$4,114
Hua Cheng	(ii)	353,498	-	(46,070)	-	1,238	308,666
BDCG	(iv)	-	9,800,000	-	-	-	9,800,000
DBOT	(v)	-	6,976,346	(132,620)	-	-	6,843,726
Total		$359,542	$16,776,346	$(180,625)	$-	$1,243	$16,956,506

All the investments above are privately held companies; therefore, quoted market prices are not available. We have not received any dividends since initial investments.

F-24

(i)	Wecast Internet

Starting from October 2016, we have 50% interest in Wecast Internet Limited (“Wecast Internet”) and initial investment was invested RMB 1,000,000 (approximately $149,750). Wecast Internet is in the process of liquidation and the remaining carrying value is immaterial.

(ii)	Hua Cheng Hu Dong (Beijing) Film and Television Communication Co., Ltd.(“Hua Cheng”)

As of December 31, 2018 and 2017, the Company held 39% equity ownership in Hua Cheng, a company established to provide integrated value-added service solutions for the delivery of VOD and enhanced content for cable providers.

(iii)	Shandong Lushi Media Co., Ltd (“Shandong Media”)

As of December 31, 2018 and 2017, the Company held 30% equity ownership in Shandong Media, a print based media business, for Legacy YOD business. The accumulated operating loss of Shandong Media reduced the Company’s investment in Shandong Media to zero. The Company has no obligation to fund future operating losses.

(iv)	BBD Digital Capital Group Ltd. (“BDCG”)

In 2018, we signed a joint venture agreement with two unrelated parties, to establish BDCG located in the United States for providing block chain services for financial or energy industries by utilizing AI and big data technology in the United States. On April 24, 2018, the Company acquired 20% equity ownership in BDCG from one noncontrolling party with cash consideration of a total consideration of $9.8 million which consists of $2 million in cash and $7.8 million paid in the form of the Company’s capital stock (valued at $2.60 per share and equal to 3 million shares of the Company’s common stock), increasing the Company’s ownership to 60%. The remaining 40% of BDCG are held by Seasail ventures limited (“Seasail”). The accounting treatment of the joint venture is based on the equity method due to variable substantive participanting rights (in accordance with ASC 810-10-25-11) granted to Seasail. The new entity is currently in the process of ramping up its operations.

(v)	Delaware Board of Trade Holdings, Inc. (“DBOT”)

In August, 2017, the Company made a strategic investment of $250,000 in the Delaware Board of Trade Holdings, Inc. (“DBOT”) to acquire 187,970 common shares. DBOT is an approved and licensed FINRA- and SEC-regulated electronic trading platform with operations in Delaware. One of our subsidiaries is powered by DBOT’s platform, trading system and technology. The Company accounts for this investment using the cost method in 2017, as the Company owns less than 4% of the common shares and the Company has no significant influence over DBOT.

By October 2018, the Company issued 2,267,869 shares of the Company’s common stock to acquire additional shares in DBOT, thereby increasing its holdings to 36.92%. As a result, the Company changed its method of accounting for this investment to equity method. The effect of the change from cost method to equity method was immaterial.

Note 11.  Supplementary Information

Other Current Assets

“Other current assets” were approximately $3.6 million and $2.3 million as of December 31, 2018 and 2017, respectively. Component of "Other current assets" as of December 31, 2018 and 2017 that was more than 5 percent of total current assets was other receivable in the amount of $3.3 million, including operations deposits receivable from a non-controlling shareholder (approximately $0.9 million) and $ 2.2 million due from third parties, respectively.

Other Current Liabilities

“Other current liabilities” were approximately $4.6 million and $0.8 million as of December 31, 2018 and 2017, respectively. Component of "Other current liabilities" that was more than 5 percent of total current liabilities was other payable to third parties in the amount of $4.6 million and $0.6 million respectively.

F-25

Note 12. Convertible Note-Long Term

On June 28, 2018, the Company entered into a convertible note purchase agreement with Advantech Capital Investment II Limited (“Advantech”) in the aggregate principal amount of $12,000,000 (the Notes). The Notes bear interest at a rate of 8%, mature on June 28, 2021, and are convertible into approximately 6,593,406 shares of the Company’s common stock at a conversion price of $ 1.82 per share. The difference between the conversion price and the fair market value of the common stock on the commitment date (transaction date) resulted in a beneficial conversion feature recorded of approximately $1.4 million. Total interest expense recognized relating to the beneficial conversion feature was $698,000 during the year ended December 31, 2018. The agreements also require the Company to comply with certain covenants, including restrictions on the use of the proceeds and other convertible note offering. As of December 31, 2018, the Company was in compliance with all ratios and covenants.

Note 13. Stockholders’ Equity

Convertible Preferred Stock

Our board of directors has authorized 50 million shares of convertible preferred stock, $0.001 par value, issuable in series. As of December 31, 2018 and 2017, 7 million shares of Series A preferred stock were issued and outstanding. The Series A preferred stock shall be entitled to one vote per common stock on an as-converted basis and only entitled to receive dividends when and if declared by the board.

Common Stock

Our board of directors has authorized 1,500 million shares of common stock, $0.001 par value.

Year 2018 Equity Transactions

In March and June 2018, the Company entered into a subscription agreement with GT Dollar Ptd. Ltd. (“GTD”) for a private placement and was subsequently amended to reduce the amount of the investment to from $40.0 million to $10.0 million. In October 2018, the Company received $10.0 million and issued an aggregate of 5,494,505 shares of the common stock of the Company, for $1.82 per share, to GTD.

In June and December 2018, the Company entered into a subscription agreement and amended agreements with Sun Seven Stars Investment Group Limited, a British Virgin Islands corporation (“SSSIG”), an affiliate of Dr. Wu, to purchase $1.1 million of Common Stock at the then market price. The Company has received $1.1 million in total as of December 31, 2018. The Company expects to issue 572,917 shares of common stock in 2019.

In July and December, 2018, the Company entered into a share purchase and option agreement and amended agreement with Star Thrive Group Limited (“Star”), a British Virgin Islands corporation, pursuant to which Star purchased 5,027,324 shares of the Company’s common stock, for $9.2 million (the “Investment”). The Company also granted to Star a share purchase option (the “Call Option”) pursuant to which the Star may, within 24 months after July 24, 2018, purchase from the Company such number of shares of common stock that would bring Star’s total ownership of the Company’s issued and outstanding shares up to 19.5% on a fully diluted basis, at a price equal to 95% of the weighted average trading price of the common stock within 3 months prior to the exercise date of the Call Option. As of December 31, 2018, the Company has received $9.2 million and 5,027,324 shares have been issued. The fair value of the call option is $8.0 million using the Black-Sholes valuation model using the following assumptions: expected terms 1.81 years; volatility 132.55%; dividend yield: zero and risk free interest rate 2.81%. The management determined that the call options is classified within shareholders’ equity as “Additional paid-in capital” upon the issuance in accordance with ASC 815-40 and the proceeds from the investment are allocated to common stock and call options based on the relative fair value of the securities in accordance with ASC 470-20-30.

Year 2017 Equity Transactions

In May 2017, the Company entered into a subscription agreement with certain investors, including officers, directors and other affiliates of the Company, pursuant to which the Company issued and sold to such investors, in a private placement, an aggregate of 727,273 shares of the common stock of the Company, for $2.75 per share, or a total purchase price of $2.0 million. Investors in the private placement included Lan Yang, the wife of the Company’s Chairman Dr. Wu, and China Telenet Ventures Limited, an entity owned and controlled by Sean Wang, a member of the Company’s Board of Directors. As of July 18, 2017, all subscription amounts have been received by the Company.

F-26

In October 2017, the Company entered into a Securities Purchase Agreement with Hong Kong Guo Yuan Group Capital Holdings Limited. Pursuant to the terms of the agreement, the Company sold and issued 5,494,505 shares of the Company’s common stock for $1.82 per share, or a total purchase price of $10.0 million.

Note 14.    Related Party Transactions

(a)	Convertible Note

$3.0 Million Convertible Note with Mr. Shane McMahon (“Mr. McMahon”)

On May 10, 2012, Mr. McMahon, our Vice Chairman, made a loan to the Company in the amount of $3,000,000. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3,000,000 (the “Note”) at a 4% interest rate computed on the basis of a 365-day year. We entered several amendments with respect to the effective conversion price (changed from $1.75 to $1.5), convertible stocks (changed from of Series E Preferred Stock to Common Stock) and extension of the maturity date to December 31, 2019.

On November 9, 2017, the Board of Directors approved Amendment No. 7 to $3.0 million Convertible Promissory Notes (“Note”) issued to Mr. Shane McMahon, our Vice Chairman, pursuant to which the maturity date of the Note was extended to December 31, 2019. The Note remains payable on demand or convertible on demand into Common Stock at a conversion price of $1.50.

In 2018 and 2017, the Company paid such interest in the amount of $0.0 and $407,863 to Mr. McMahon, and the accumulated interest payable as of December 31, 2018 and 2017 was $140,055 and $20,055.

For the years ended December 31, 2018 and 2017, the Company recorded interest expense of $120,000 and $120,000 related to the Note.

$2.5 Million Convertible Promissory Note with SSSIG

On February 8, 2019, the Company entered into a convertible promissory note agreement with SSSIG, an affiliate of Dr. Wu, in the aggregate principal amount of $2,500,000. The convertible promissory note bear interest at a rate of 4%, matures on February 8, 2020, and are convertible into the shares of the Company’s common stock at a conversion price of $ 1.83 per share anytime at the option of SSSIG.

As of December 31, 2018, SSSIG advanced $1.0 million to the Company. We have not received the remaining $1.5 million.

(b)	Assets Disposal to BT

On November 28, 2017, for strategic reasons, the Company and BT agreed to amend the BT share purchase agreement, in which the Company will neither sell the equity of Nanjing Tops Game Co., Ltd, and the equity of the Pantaflix joint venture to BT nor receive the previously agreed upon consideration for such sales. Instead the Company sold to BT 80% of the outstanding capital stock of Zhong Hai Shi Xun Media (Legacy YOD business) to streamline the operations of the Company and to eliminate the Company’s exposure to any liabilities and obligations of Zhong Hai Shi Xun Media.

(c)	Acquisition of Guang Ming

Please refer to Note 6 (b).

(d)	Stock Option to Non-controlling party in exchange of Grapevine’s interest with the stocks of the Company

Please refer to Note 6 (a) Fomalhaut Interest.

F-27

(e)	Investment in Asia Times Holdings (“Asia Times”)

In September 2018, we announced the proposed joint venture with Asia Times, a Hong Kong company which owns the Asia Times newspaper, to be named Asia Times Financial Limited (“ATF”). Effective February 20, 2019, and in connection with the resignation of three former executives (see Note 22), the Company and Asia Times agreed to terminate their subscription agreement so that the Company retains approximately 3.16% interest in Asia Times for $1.2 million in cash, and not be obligated to make any further investment into Asia Times. In addition, the parties have agreed to terminate the shareholder’s agreement for the joint venture, ATF. The Company paid $1.2 million in 2018 and recorded in long term investment (non-marketable equity investment).

(f)	Acquisition of Fintalk Assets (defined below)

For developing our Wecast business, on September 7, 2018, the Company entered into an agreement to purchase FinTalk Assets with Sun Seven Star International Limited, a Hong Kong company and an affiliate of Dr. Wu. FinTalk Assets are the rights, titles and interest in a secure mobile financial information, social, and messaging platform that has been designed for streamlining financial-based communication for professional and retail users. The purchase price for Fintalk Assets is $7.0 million payable with $1.0 million in cash and shares of the Company’s common stock with a fair market value of $6.0 million. The Company paid $1.0 million in October 2018 and recorded in prepaid expense. The transaction is expected to be completed by the second quarter of 2019.

(g)	Transactions with Hooxi Network (formerly known as Liberty Biopharma Inc.) (“Hooxi”)

Equity Investment

In September 2018, the Company entered a share purchase agreements with SSSIG and other persons for whom SSSIG acted as seller-representative (the “Seller”) to purchase common stock of Hooxi, an entity listed on the TSX venture exchange in Canada. The share purchase consisted of the following:

•	an aggregate of 8,583,034 shares of common stock of Hooxi at fair market value in consideration for the Company’s common stock of equivalent value; and
•	an aggregate of 3,240,433 additional shares of Hooxi, subject to the Sellers receiving those shares from Hooxi as award of performance shares (“Hooxi performance shares”), if and when certain performance and vesting conditions set out in an agreement among the Sellers and Hooxi are achieved, in consideration for Company common stock of equivalent value. These Hooxi performance shares represent 50% of performance based Hooxi shares to which the Sellers are entitled. In the event the performance criteria are not met, the Hooxi performance shares will not be issued to the Sellers and thus the purchase of these performance shares by the Company will not close.

As of the date of this report, the shares related to the above transaction have not been issued by either the Company or SSSIG.

In addition, the Company signed a subscription agreement with Hooxi to purchase 1,173,333 common shares of Hooxi for $2.0 million in cash. The Company paid $2.0 million of the purchase price in 2018. The Company recorded this in long-term investments (non-marketable equity investment) (Note 10) in consolidated balance sheets.

Sales of Wide Angle and its subsidiary

Please see Note 6 - 2018 Divestitures.

(h)	Crude Oil Trading

For the years ended December 31, 2018, we purchased crude oil in the amount of approximately $244 million from three suppliers that a minority shareholder of the Company has significant influence upon because this minority shareholder has significant influence on both our Singapore joint venture and these three suppliers. The Company has recorded the purchase on a separate line item referenced as “Cost of revenue from related parties” in its financial statements. There is no outstanding balances due (in Accounts Payable) as of December 31, 2018. No such related party transactions occurred in 2017.

For the years ended December 31, 2018 and 2017, we sold crude oil in the amount of approximately $0 million and $19 million to one customer that is partially owned by the same individual who is also a minority shareholder of Seven Stars Energy Pte. Ltd. (“SSE”). The Company has recorded this sale on a separate line item referenced as “Revenue from Related Party” in its financial statements.

F-28

(i)	Consumer Electronics Trading

For the years ended December 31, 2018, we sold consumer electronics in the amount of approximately $99.7 million to one customer that a director of minority shareholder of our subsidiary has significant influence upon. There is no outstanding balances due (in Accounts Receivable) as of December 31, 2018. No such related party transactions occurred in 2017. The Company has recorded this sale on a separate line item referenced as “Revenue from Related Party” in its financial statements.

Note 15. Share-Based Payments

As of December 31, 2018, the Company had 1,706,431 options, 87,586 restricted shares and 60,000 warrants outstanding.

The Company awards common stock and stock options to employees and directors as compensation for their services, and accounts for its stock option awards to employees and directors pursuant to the provisions of ASC 718, Stock Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes Merton valuation model. The Company recognizes the fair value of each option as compensation expense ratably using the straight-line attribution method over the service period, which is generally the vesting period.

Effective as of December 3, 2010 and amended on August 3, 2018, our Board of Directors approved the 2010 Stock Incentive Plan (“the 2010 Plan”) pursuant to which options or other similar securities may be granted. As of December 31, 2018, the maximum aggregate number of shares of our common stock that may be issued under the 2010 Plan increased from 4,000,000 shares to 31,500,000 shares. As of December 31, 2018, options available for issuance are 27,635,499 shares.

For the years ended December 31, 2018 and 2017, total share-based payments expense was approximately $3.4 million and $1.3 million, respectively.

(a)	Stock Options

Stock option activity for the year ended December 31, 2018 is summarized as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregated
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life (Years)	Value
Outstanding at January 1, 2018	1,853,391	$3.2	2.99	$0.02
Granted	-	-
Exercised	(136,961)	2.34
Expired	(9,999)	1.58
Forfeited	-	-
Outstanding at December 31, 2018	1,706,431	$3.28	4.08	$-
Vested and expected to be vested as of December 31, 2018	1,706,431	$3.28	4.08	$-
Options exercisable at December 31, 2018 (vested)	1,653,097	$3.33	3.94	$-

As of December 31, 2018, approximately $64,960 of total unrecognized compensation expense related to non-vested share options is expected to be recognized over a weighted average period of approximately 1.43 years. The total fair value of shares vested for the years ended December 31, 2018 and 2017 was $364,001 and $974,237 respectively.  Cash received from options exercised during 2018 and 2017 was approximately $28,000 and $100,000.

The following table summarizes the assumptions used to estimate the fair values of the share options granted for the year ended 2017 presented. There were no options granted in 2018.

December 31,
2017
Expected term	5.4 ~5.9 years
Expected volatility	55% ~ 85%
Expected dividend yield	0%
Risk free interest rate	2.04% ~2.29%

(b)	Warrants

In connection with the Company’s financings, the Warner Brother Agreement and the service agreements, the Company issued warrants to service providers to purchase common stock of the Company. The warrants issued to Warner Brother has been expired without exercise on January 31, 2019. The warrants that were issued to Beijing Sun Seven Stars Culture Development Limited (“SSS”) has been expired without exercise on March 28, 2018. Cash received from warrants exercised during 2018 and 2017 was approximately $1,126,000 and $1,725,000.

F-29

As of December 31, 2018, the weighted average exercise price was $1.75 and the weighted average remaining life was 0.08 years. The following table outlines the warrants outstanding and exercisable as of December 31, 2018 and December 31, 2017:

	2018	2017
	Number of	Number of
	Warrants	Warrants
	Outstanding and	Outstanding and	Exercise	Expiration
Warrants Outstanding	Exercisable	Exercisable	Price	Date

2014 Broker Warrants (Series E Financing)	60,000	703,714	$1.75	01/31/19
2016 Warrants to SSS	-	1,818,182	$2.75	03/28/18
	60,000	2,521,896

On September 24, 2018, the Company entered into an employment agreements with three executives and subsequently resigned in February 2019 (see Note 22). As part of their employment agreements, they were entitled to warrants for an aggregate of 8,000,000 shares at an exercise price of $5.375 per share, which is a 25% premium to the $4.30 per share closing market price of the Company’s common stock on September 7, 2018. As a result of the resignation, all the warrants were forfeited.

(c)	Restricted Shares

In January, 2017, the Company granted 35,000 restricted shares to one employee under the “2010 Plan”. The restricted shares have a vesting period of four years with the first one-fourth vesting on the first anniversary from grant date and the remaining three-fourth vesting ratably over twelve quarters. The grant date fair value of the restricted shares was $43,750. As this employee left the Company in February 2017, no expense was recorded.

In March and April, 2017, the Company granted 365,000 restricted shares to certain employees under the “2010 Plan”. The restricted shares have a vesting period of four years with the first one-fourth vesting on the first anniversary from grant date and the remaining three-fourth vesting ratably over twelve quarters. The grant date fair value of the restricted shares was $778,200.

In November, 2017, the Board of Directors approved 2017 independent board compensation plan, which approved to grant 4,488 restricted shares to each of four then independent directors under the “2010 Plan”. The restricted shares were all vested immediately since commencement date. The aggregated grant date fair value of all those restricted shares was $100,000.

In April and June, 2018, the Company granted 1,342,743 restricted shares to certain employees under the “2010 Plan”. 1,239,743 of the restricted shares were all vested immediately at commencement date. Rest of the shares have a vesting period of two years with the first half vesting on the first anniversary from grant date and the other half vesting on the second anniversary. The grant date fair value of the restricted shares was $3,469,532.

A summary of the unvested restricted shares is as follows:

		Weighted-average
	Shares	fair value
Non-vested restricted shares outstanding at January 1, 2018	109,586	$1.92
Granted	1,342,743	2.58
Forfeited	(100,000)	2.27
Vested	(1,264,743)	2.56
Non-vested restricted shares outstanding at December 31, 2018	87,586	$2.46

As of December 31, 2018, there was $131,950 of unrecognized compensation cost related to unvested restricted shares. This amount is expected to be recognized over a weighted-average period of 1.26 years.

F-30

Note 16. Loss Per Common Share

	2018	2017
Net loss attributable to common stockholders	$(27,426,356)	$(10,503,049)
Basic
Basic weighted average common shares outstanding	78,386,116	61,182,209
Diluted
Diluted weighted average common shares outstanding	78,386,116	61,182,209
Net loss per share:
Basic	$(0.35)	$(0.17)
Diluted	$(0.35)	$(0.17)

Basic loss per common share attributable to our shareholders is calculated by dividing the net loss attributable to our shareholders by the weighted average number of outstanding common shares during the period.

Diluted loss per share is calculated by taking net loss, divided by the diluted weighted average common shares outstanding. Diluted net loss per share equals basic net loss per share because the effect of securities convertible into common shares is anti-dilutive.

The following table includes the number of shares that may be dilutive potential common shares in the future. The holders of these shares do not have a contractual obligation to share in our losses and thus these shares were not included in the computation of diluted loss per share because the effect was either antidilutive.

	December 31,	December 31,
	2018	2017
Warrants	60,000	2,521,896
Options	1,706,431	2,162,977
Series A Preferred Stock	933,333	933,333
Convertible promissory note and interest	10,407,233	35,346,703
Total	13,106,997	40,964,909

Note 17. Income Taxes

(a)	Corporate Income Tax (“CIT”)

Ideanomics, Inc., M.Y. Products LLC and Grapevine Logic, Inc., are subject to U.S. federal and state income tax.

CB Cayman was incorporated in Cayman Islands as an exempted company and is not subject to income tax under the current laws of Cayman Islands.

Most of the Company’s income is generated in Hong Kong in 2018. The statutory income tax rate in HK is 16.5%.

Seven Stars Energy is incorporated in Singapore in late 2017 which is conducting crude oil trading business. The statutory income tax rate in Singapore is 17%.

YOD WFOE, Sinotop Beijing, and Sevenstarflix are PRC entities. The income tax provision of these entities is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in the PRC.

In accordance with the Corporate Income Tax Law of the PRC (“CIT Law”), effective beginning on January 1, 2008, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, and among other items, overall management and control over the production and business, personnel, accounting, and properties of an enterprise. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the CIT Law. Since our non-PRC entities have accumulated loss, the application of this tax rule will not result in any PRC tax liability, if our non-PRC incorporated entities are deemed PRC tax residents.

The CIT Law imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Under the PRC-HK tax treaty, the withholding tax on dividends is 5% provided that a HK holding company qualifies as a HK tax resident as defined in the tax treaty. No provision was made for the withholding income tax liability as the Company’s foreign subsidiaries were in accumulated loss.

F-31

Loss before tax and the provision for income tax benefit consists of the following components:

	2018	2017
Loss before tax
United States	$(13,139,622)	$(841,323)
PRC/Hong Kong/Singapore	(15,323,706)	(10,018,994)
	$(28,463,328)	$(10,860,317)

Deferred tax benefit of net operating loss
United States	$-	$-
PRC/Hong Kong/Singapore	-	-
	$-	$-
Deferred tax benefit other than benefit of net operating loss
United States	$40,244	$-
PRC/Hong Kong	-	-
Total income tax benefit	$40,244	$-

A reconciliation of the expected income tax derived by the application of the U.S. corporate income tax rate to the Company’s loss before income tax benefit is as follows:

	2018	2017
U. S. statutory income tax rate	21%	34%
Non-deductible expenses:
Non-deductible stock awards	(1.2)%	0.0%
Waiver of intercompany loan related to ZHV disposal	0.0%	14.7%
Others	(0.9)%	(2.9)%
Non-deductible interest expenses	(0.6)%	(0.4)%
Non-taxable change in fair value warrant liabilities	0.0)%	(0.4)%
Increase in valuation allowance	(18.4)%	(21.6)%
Tax rate differential	0.1%	(23.4)%
Effective income tax rate	0.0%	0.0%

Deferred income taxes are recognized for future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2018 and 2017 are as follows:

	2018	2017
U.S. NOL	$7,977,213	$6,152,242
Foreign NOL	6,406,052	5,365,437
Accrued payroll and expense	131,867	132,812
Nonqualified options	780,800	760,213
Others	171,819	30,040

Total deferred tax assets	$15,467,751	$12,440,744
Less: valuation allowance	$(15,467,751)	$(12,440,744)

F-32

As of December 31, 2018, the Company had approximately $38.9 million U.S domestic cumulative tax loss carryforwards and approximately $28.3 million foreign cumulative tax loss carryforwards, which may be available to reduce future income tax liabilities in certain jurisdictions. $26.8 million of the U.S. carryforwards expire in the years 2027 through 2037. The remaining U.S. tax loss is not subject to expiration under the new Tax Law. These PRC tax loss carryforwards will expire beginning year 2019 to year 2023. The Company also has a U.S. capital loss carryover, available to offset future capital gains, of $0.4 million which expires in 2024. Utilization of net operating losses may be subject to an annual limitation due to ownership change limitations provided in the Internal Revenue Code and similar state and foreign provisions. This annual limitation may result in the expiration of net operating losses before utilization.

Realization of the Company’s net deferred tax assets is dependent upon the Company’s ability to generate future taxable income in appropriate tax jurisdictions to obtain benefit from the reversal of temporary differences and net operating loss carryforwards The valuation allowance increased by approximately $3.0 million during 2018, which consists of $2.3 million resulting from operations and $0.7 million resulting from deferred tax liabilities acquired in the Grapevine acquisition.

(b)	Uncertain Tax Positions

Accounting guidance for recognizing and measuring uncertain tax positions prescribes a threshold condition that a tax position must meet for any of the benefit of uncertain tax position to be recognized in the financial statements. There was no identified unrecognized tax benefit as of December 31, 2018 and 2017.

As of December 31, 2018 and 2017, the Company did not accrue any material interest and penalties.

The Company’s United States income tax returns are subject to examination by the Internal Revenue Service for at least 2010 and later years. Due to the uncertainty regarding the filing of tax returns for years before 2007, it is possible that the Company is subject to examination by the IRS for earlier years. All of the PRC tax returns for the PRC operating companies are subject to examination by the PRC tax authorities for all periods from the companies’ inceptions in 2007 through 2017 as applicable.

(c)	U.S. Tax Reform

On December 22, 2017 the U.S. enacted the “Tax Cuts and Jobs Act” (“U.S. Tax Reform”) which made significant changes to corporate income tax law. One significant change was to decrease the general corporate income tax rate from 34% to 21%. This change in the rate reduced the Company’s deferred tax assets at December 31, 2017 by approximately $4.4 million. This reduction had no effect on the Company’s income tax expense as the reduction in deferred tax assets was offset by an equivalent reduction in the valuation allowance.

Another significant change resulting from U.S. Tax Reform is that any future remittances to the parent company from business income earned by its subsidiaries outside of the U.S. will no longer to taxable to the Company under U.S. tax law. The Company would be liable for payment of income tax, or reduction of the net operating loss carryover, at a reduced rate for any accumulated earnings and profits of its non-U.S. subsidiaries at December 31, 2017. Any such tax would be payable over eight years. The Company’s provisional estimate is that there are no such accumulated earnings and profits at December 31, 2017 and consequently no tax would be payable. The Company continues to gather information relating to this estimate and expects to confirm this estimate during 2018.

U.S. Tax Reform includes provisions for Global Intangible Low-Taxed Income (GILTI) under which taxes on foreign income are imposed on the excess of a deemed return on tangible assets of certain foreign subsidiaries and for Base Erosion and Anti-Abuse Tax (BEAT) under which taxes are imposed on certain base eroding payments to affiliated foreign companies. There are substantial uncertainties in the interpretation of BEAT and GILTI and while certain formal guidance was issued by the U.S. tax authority, there are still aspects of the Tax Act that remain unclear and additional guidance is expected in 2019. Such guidance may result in changes to the interpretations and assumptions we made and actions we may take, which may impact amounts recorded with respect to international provisions of U.S. Tax Reform, possibly materially. Consistent with accounting guidance, we treat BEAT as a period tax charge in the period the tax is incurred and have made an accounting policy election to treat GILTI taxes in a similar manner.

F-33

Note 18. Contingencies and Commitments

(a)	Operating Lease Commitment

The Company is committed to paying leased property costs related to our offices as follows:

Leased Property
Years ending December 31	Costs
2019	$1,728,670
2020	1,341,024
2021	1,202,496
2022	1,294,781
2023	1,343,668
Thereafter	2,587,280
Total	$9,497,919

(b)	Lawsuits and Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. As of December 31, 2018, there are no such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Note 19. Concentration, Credit and Other Risks

(a)	PRC Regulations

The PRC market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to conduct wireless telecommunication services through contractual arrangements in the PRC since the industry remains highly regulated. The Company conducts legacy YOD business in China through a series of contractual arrangements (See Note 5). The Company believes that these contractual arrangements are in compliance with PRC law and are legally enforceable. If Sinotop Beijing, SSF or their respective legal shareholders fail to perform the obligations under the contractual arrangements or any dispute relating to these contracts remains unresolved, We can enforce its rights under the VIE contracts through PRC law and courts. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements. In particular, the interpretation and enforcement of these laws, rules and regulations involve uncertainties. If we had direct ownership of Sinotop Beijing and SSF, it would be able to exercise its rights as a shareholder to effect changes in the board of directors of Sinotop Beijing or SSF, which in turn could effect changes at the management level, subject to any applicable fiduciary obligations. However, under the current contractual arrangements, the Company relies on Sinotop Beijing, SSF and their respective legal shareholders to perform their contractual obligations to exercise effective control. The Company also gives no assurance that PRC government authorities will not take a view in the future that is contrary to the opinion of the Company. If the current ownership structure of the Company and its contractual arrangements with the VIEs and their equity holders were found to be in violation of any existing or future PRC laws or regulations, the Company's ability to conduct its business could be affected and the Company may be required to restructure its ownership structure and operations in the PRC to comply with the changes in the PRC laws which may result in deconsolidation of the VIEs.

In addition, the telecommunications, information and media industries remain highly regulated. Restrictions are currently in place and are unclear with respect to which segments of these industries foreign owned entities, like YOD WFOE, may operate. The PRC government may issue from time to time new laws or new interpretations on existing laws to regulate areas such as telecommunications, information and media, some of which are not published on a timely basis or may have retroactive effect. For example, there is substantial uncertainty regarding the Draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption and effective date of the final form of the law. Administrative and court proceedings in China may also be protracted, resulting in substantial costs and diversion of resources and management attention. While such uncertainty exists, the Company cannot assure that the new laws, when it is adopted and becomes effective, and potential related administrative proceedings will not have a material and adverse effect on the Company's ability to control the affiliated entities through the contractual arrangements. Regulatory risk also encompasses the interpretation by the tax authorities of current tax laws, and the Company’s legal structure and scope of operations in the PRC, which could be subject to further restrictions resulting in limitations on the Company’s ability to conduct business in the PRC.

F-34

(b)	Major Customers

Legacy YOD business

The Company has agreements with distribution partners, including digital cable operators, IPTV operators, OTT streaming operators and mobile smartphone manufacturers and operator. A distribution partner that individually generates more than 10% of the Company’s revenue is considered a major customer in 2017. No revenue from Legacy YOD business in 2018.

Wecast Services

Wecast Services is currently primarily engaged with consumer electronics e-commerce and smart supply chain management operations. The Company’s ending customers are located across the world.

For the year ended December 31, 2017, two customers individually accounted for more than 10% of the Company’s third parties revenue. Three customers individually accounted for more than 10% of the Company’s net accounts receivables as of December 31, 2017, respectively.

For the year ended December 31, 2018, two customers individually accounted for more than 10% of the Company’s revenue. Two customers individually accounted for more than 10% of the Company’s net accounts receivables as of December 31, 2018, respectively.

(c)	Major Suppliers

Legacy YOD business

The Company relies on agreements with studio content partners to acquire video contents. A content partner that accounts for more than 10% of the Company’s cost of revenues is considered a major supplier.

Since January 1, 2017, only the content that was acquired from SSS in the amount of $17.7 million were still recorded as licensed content assets and amortized into cost of sales based on revenue and gross profit margin estimates. For the year ended December 31, 2017, $0.8 million was recorded in cost of sales and $0.8 million was recorded as revenue. No further revenue nor cost of sales was recorded since March 31, 2017.

Wecast Services

The Company relies on agreements with consumer electronics manufactures.

For the year ended December 31, 2017, five suppliers individually accounted for more than 10% of the Company’s cost of revenues. Two suppliers individually accounted for more than 10% of the Company’s accounts payable as of December 31, 2017.

For the year ended December 31, 2018, three suppliers (two of three suppliers are related parties) individually accounted for more than 10% of the Company’s cost of revenues. Two suppliers individually accounted for more than 10% of the Company’s accounts payable as of December 31, 2018.

F-35

(d)	Concentration of Credit Risks

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily consist of cash and accounts receivable. As of December 31, 2018 and 2017, the Company’s cash was held by financial institutions (located in the PRC, Hong Kong, the United States and Singapore) that management believes have acceptable credit. Accounts receivable are typically unsecured and are mainly derived from revenues from Wecast Services. The risk with respect to accounts receivable is mitigated by regular credit evaluations that the Company performs on its distribution partners and its ongoing monitoring of outstanding balances.

(e)	Foreign Currency Risks

A majority of the Company’s operating transactions are denominated in RMB and a significant portion of the Company’s assets and liabilities is denominated in RMB. RMB is not freely convertible into foreign currencies. The value of the RMB is subject to changes in the central government policies and to international economic and political developments. In the PRC, certain foreign exchange transactions are required by laws to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to complete the remittance.

Cash consist of cash on hand and demand deposits at banks, which are unrestricted as to withdrawal.

Time deposits, which mature within one year as of the balance sheet date, represent interest-bearing certificates of deposit with an initial term of greater than three months when purchased. Time deposits which mature over one year as of the balance sheet date are included in non-current assets.

Cash and time deposits maintained at banks consist of the following:

	December 31,
	2018	2017
RMB denominated bank deposits with financial institutions in the PRC	$1,523,622	$693,584
US dollar denominated bank deposits with financial institutions in the PRC	$133,053	$628,481
HKD denominated bank deposits with financial institutions in Hong Kong Special Administrative Region (“HK SAR”)	$13,133	$17,508
US dollar denominated bank deposits with financial institutions in Hong Kong Special Administrative Region (“HK SAR”)	$44,182	$1,505,271
US dollar denominated bank deposits with financial institutions in Singapore (“Singapore”)	$697,099	$1,033,769
US dollar denominated bank deposits with financial institutions in The United States of America (“USA”)	$695,155	$3,698,704
Total	$3,106,244	$7,577,317

As of December 31, 2018 and December 31, 2017 deposits of $0 and $369,280 were insured, respectively. To limit exposure to credit risk relating to bank deposits, the Company primarily places bank deposits only with large financial institutions in the PRC, HK SAR, USA, Singapore and Cayman with acceptable credit rating.

F-36

Note 20. Defined Contribution Plan

For our U.S. employees, during 2011, the Company began sponsoring a 401(k) defined contribution plan ("401(k) Plan") that provides for a 100% employer matching contribution of the first 3% and a 50% employer matching contribution of each additional percent contributed by an employee up to 5% of each employee’s pay. Employees become fully vested in employer matching contributions after six months of employment. Company 401(k) matching contributions were approximately $3,242 and $13,173 for the years ended December 31, 2018 and 2017, respectively.

Full time employees in the PRC participate in a government-mandated defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to make contributions based on certain percentages of the employees’ basic salaries. Other than such contributions, there is no further obligation under these plans. The total contribution for such PRC employee benefits was $456,268 and $439,227 for the years ended December 31, 2018 and 2017, respectively.

Note 21. Segments and Geographic Areas

The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

We operate our business in two operating segments: Legacy YOD and Wecast Service. Segment disclosures are on a performance basis consistent with internal management reporting. The Company does not allocate expenses below segment gross profit since these segments share the same executive team, office space, occupancy expenses, information technology infrastructures, human resources and finance department.

Information about segments during the periods presented were as follows:

	2018	2017
NET SALES TO EXTERNAL CUSTOMERS
-Legacy YOD	$-	$794,273
-Wecast Service	377,742,872	143,558,567
Net sales	377,742,872	144,352,840
GROSS PROFIT
-Legacy YOD	-	31,659
-Wecast Service	3,167,834	7,132,788
Gross profit	$3,167,834	$7,164,447

	December 31,	December 31,
	2018	2017
TOTAL ASSETS
-Legacy YOD	$26,442,810	$27,141,163
-Wecast Service	51,592,929	30,084,607
-Unallocated assets	16,199,373	11,270,378
-Intersegment elimination	-	(5,051,660)
Total	$94,235,112	$63,444,488

Note 22. Subsequent Event

Acquisition of Assets

On February 19, 2019, the Company entered into an agreement with SolidOpinion, Inc (“SolidOpinion”) to purchase the assets of SolidOpinion in exchange for 4.5 million shares of the Company’s common stock. The assets include cash ($2.5 million) and certain intellectual property (“IP”) which is complementary to the IP of Grapevine. The parties agreed that 450,000 of such shares of common stock (“Escrow Shares”) will be held in escrow until February 19, 2020 in connection with SolidOpinion’s indemnity obligations pursuant to the agreement.  SolidOpinion have the rights to vote and receive the dividends paid with respect to the Escrow Shares.

Severance Payments to Three Former Executives

On February 20, 2019, the Company accepted the resignation of former Chief Executive Officer, former Chief Investment Officer and former Chief Strategy Officer and agreed to pay approximately $423,000, $296,000 and $118,000, respectively for salary, severance and expenses.

F-37

Issuance of Senior Secured Convertible Debenture

On February 22, 2019, the Company executed an agreement with ID Venturas 7, LLC, whereby the Company issued $2,050,000 in convertible secured note. The note bears interest at a rate of 10% per year and matures on August 22, 2020. The holder is entitled to the following: (i) the convertible note is senior secured and convertible at $1.84 per share of Company common stock at the option of holder, subject to anti-dilution adjustments, (ii) 1,166,113 shares of common stock of the Company and (iii) a warrant exercisable for 150% of the number of shares of common stock which the Note is convertible into.

Acquisition of Tree Motion Sdn. Bhd. (“Tree Motion”)

On March 5, 2019, the Company entered into the following acquisition agreements:

•	Acquire 51% of Tree Motion, a Malaysian company, for 25,500,000 shares of the Company’s common stock at $2.00 per share
•	Acquire 11.22% of Three Motion’s parent company, Tree Manufacturing Sdn. Bhd., for 12,190,000 shares of the Company’s common stock and $620,000 in cash or/and loan.

The transactions are conditioned upon the Company’s completion of its due diligence and customary closing conditions.

Disposal of Assets in exchange of GTDollar coins

In March 2019, the Company entered into the agreement and completed the sale of the following assets (with total carrying amount of approximately $20.4 million) to GTD, a minority shareholder based in Singapore, in exchange for 1,250,000 GTDollar coins (with fair value of approximately $30.0 million).

•	License content (carrying amount approximately $17.0 million as of December 31, 2018)
•	Approximately 13% ownership interest in Nanjing Shengyi Network Technology Co., Ltd (“Topsgame”) (carrying amount approximately $3.2 million as of December 31, 2018 which is included in long-term investment-Non-marketable Equity Investment)
•	Animation copy right (net carrying amount approximately $0.2 million as of December 31, 2018 included in intangible asset.)

F-38

IDEANOMICS, INC.

F-39

IDEANOMICS, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,686,596	$3,106,244
Accounts receivable, net	2,941,245	19,370,665
Licensed content, current	-	16,958,149
Prepayments	1,013,384	2,042,041
Other current assets	2,371,913	3,594,942
Total current assets	8,013,138	45,072,041
Property and equipment, net	14,504,993	15,029,427
Intangible assets, net	81,960,331	3,036,352
Goodwill	10,028,073	704,884
Long-term investments	42,159,313	26,408,609
Operating lease right of use assets	6,845,031	-
Other non-current assets	1,252,797	3,983,799
Total assets	$164,763,676	$94,235,112

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities: (including amounts of the consolidated VIEs without recourse to Ideanomics, Inc. See Note 4)
Accounts payable	$1,543,291	$19,265,094
Deferred revenue	458,894	405,929
Amount due to related parties	2,565,812	800,822
Other current liabilities	9,141,870	5,321,697
Current portion of operating lease liabilities	912,271	-
Convertible promissory note due to related parties	1,288,032	4,140,055
Total current liabilities	15,910,170	29,933,597
Deferred tax liabilities	-	513,935
Asset retirement obligations	6,392,500	8,000,000
Convertible promissory note due to related parties – long term	3,000,000	-
Convertible note - long term	12,627,531	11,313,770
Promissory note - long term	3,000,000	-
Operating lease liability-long term	6,329,533	-
Total liabilities	47,259,734	49,761,302
Commitments and contingencies (Note 18)
Convertible redeemable preferred stock:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of September 30, 2019 and December 31, 2018	1,261,995	1,261,995
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 132,696,071 shares and 102,766,006 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	132,696	102,765
Additional paid-in capital	255,737,318	195,779,576
Accumulated deficit	(138,468,441)	(149,975,302)
Accumulated other comprehensive loss	(1,557,346)	(1,664,598)
Total IDEX shareholder’s equity	115,844,227	44,242,441
Non-controlling interest	397,720	(1,030,626)
Total equity	116,241,947	43,211,815
Total liabilities, convertible redeemable preferred stock and equity	$164,763,676	$94,235,112

The accompanying notes are an integral part of these unaudited consolidated financial statements.

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Revenue from third parties	$249,512	$43,707,937	$949,384	$362,628,296
Revenue from related party	2,854,178	-	43,554,178	-
Total revenue	3,103,690	43,707,937	44,503,562	362,628,296
Cost of revenue from third parties	243,360	42,844,876	750,290	115,729,433
Cost of revenue from related parties	-	-	466,894	244,110,132
Gross profit	2,860,330	863,061	43,286,378	2,788,731

Operating expenses:
Selling, general and administrative expense	7,769,503	4,333,259	18,442,280	16,861,425
Research and development expense	-	667,416	-	1,393,025
Professional fees	1,388,842	1,927,431	3,918,461	3,280,729
Impairment of property and equipment	2,298,887	-	2,298,887	-
Depreciation and amortization	806,481	291,512	1,420,480	314,737
Total operating expense	12,263,713	7,219,618	26,080,108	21,849,916

Income (loss) from operations	(9,403,383)	(6,356,557)	17,206,270	(19,061,185)

Interest and other income (expense)
Interest expense, net	(639,395)	(145,610)	(1,955,476)	(201,782)
Equity in loss of equity method investees	(40,369)	(13,882)	(606,390)	(44,316)
Gain on disposal of subsidiaries	1,057,363	-	1,057,363	-
Loss on remeasurement of DBOT investment	(3,178,702)	-	(3,178,702)	-
Other	(99,997)	(925,771)	(155,946)	(558,271)
Income (loss) before income taxes and non-controlling interest	(12,304,483)	(7,441,820)	12,367,119	(19,865,554)

Income tax benefit	-	-	513,935	-

Net income (loss)	(12,304,483)	(7,441,820)	12,881,054	(19,865,554)

Net (income) loss attributable to non-controlling interest	(1,407,384)	254,973	(1,374,193)	637,314

Net income (loss) attributable to IDEX common shareholders	$(13,711,867)	$(7,186,847)	$11,506,861	$(19,228,240)

Earnings (loss) per share
Basic	$(0.11)	$(0.10)	$0.10	$(0.27)
Diluted	$(0.11)	$(0.10)	$0.10	$(0.27)

Weighted average shares outstanding:
Basic	127,609,748	74,063,495	113,964,933	71,574,303
Diluted	127,609,748	74,063,495	118,319,893	71,574,303

 The accompanying notes are an integral part of these unaudited consolidated financial statements.

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Net income (loss)	$(12,304,483)	$(7,441,820)	$12,881,054	$(19,865,554)

Other comprehensive income (loss), net of nil tax
Foreign currency translation adjustments	23,502	708,140	102,481	565,315
Comprehensive income (loss)	(12,280,981)	(6,733,680)	12,983,535	(19,300,239)

Comprehensive loss attributable to non-controlling interest	(1,470,410)	243,078	(1,419,916)	614,298
Comprehensive income (loss) attributable to IDEX common shareholders	$(13,751,391)	$(6,490,602)	$11,563,619	$(18,685,941)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

IDEANOMICS, INC.

CONSOLIDATED STATEMENT OF EQUITY (Unaudited)

	Nine Months Ended September 30, 2018
	Common Stock	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Ideanomics Shareholders' equity	Non- controlling Interest	Total Equity
Balance, January 1, 2018	68,509,090	$68,509	$158,449,544	$(126,693,022)	$(782,074)	$31,042,957	$(1,289,367)	$29,753,590
Share-based compensation	-	-	121,190	-	-	121,190	-	121,190
Common stock issuance for RSU vested	13,464	13	(13)	-	-	-	-	-
Common stock issuance for option exercised	42,501	43	2,589	-	-	2,632	-	2,632
Common stock issued for warrant exercised	300,000	300	524,700	-	-	525,000	-	525,000
Net loss	-	-	-	(3,721,369)	-	(3,721,369)	(91,444)	(3,812,813)
Foreign currency translation adjustments, net of nil tax	-	-	-	-	(32,481)	(32,481)	(9,148)	(41,629)
Balance, March 31, 2018 (restated)	68,865,055	$68,865	$159,098,010	$(130,414,391)	$(814,555)	$27,937,929	$(1,389,959)	$26,547,970
Share-based compensation	-	-	3,239,727	-	-	3,239,727	-	3,239,727
Investment from GTD and SSS	-	-	5,900,000	-	-	5,900,000	-	5,900,000
Common stock issuance for RSU vested	1,227,244	1,227	(1,227)	-	-	-	-	-
Common stock issuance for acquisition of BDCG	3,000,000	3,000	7,797,000	-	-	7,800,000	-	7,800,000
Net loss	-	-	-	(8,320,024)	-	(8,320,024)	(290,897)	(8,610,921)
Foreign currency translation adjustments, net of nil tax	-	-	-	-	(121,465)	(121,465)	20,269	(101,196)
Balance, June 30, 2018	73,092,299	$73,092	$176,033,510	$(138,734,415)	$(936,020)	$36,436,167	$(1,660,587)	$34,775,580
Share-based compensation	-	-	11,530	-	-	11,530	-	11,530
Investment from GTD and SSS	-	-	5,288,502	-	-	5,288,502	-	5,288,502
Common stock issued for warrant exercised	343,714	344	601,156	-	-	601,500	-	601,500
Common stock issuance for option exercised	40,295	40	(40)	-	-	-	-
Common stock issuance for Star Thrive Group Limited	3,770,493	3,770	6,869,138	-	-	6,872,908	-	6,872,908
Conversion feature of convertible note	-	-	1,384,614	-	-	1,384,614	-	1,384,614
Acquisition of Grapevine	-	-	-	-	-		1,154,419	1,154,419
Net loss	-	-	-	(7,186,847)	-	(7,186,847)	(254,973)	(7,441,820)
Foreign currency translation adjustments, net of nil tax	-	-	-	-	696,245	696,245	11,895	708,140
Balance, September 30, 2018	77,246,801	77,246	190,188,410	(145,921,262)	(239,775)	44,104,619	(749,246)	43,355,373

The accompanying notes are an integral part of these unaudited consolidated financial statements.

IDEANOMICS, INC.

CONSOLIDATED STATEMENT OF EQUITY (Unaudited)

	Nine Months Ended September 30, 2019
	Common Stock	Par Value	Additional Paid-in Capital	Retained Earnings/ Accumulated (Deficit)	Accumulated Other Comprehensive Income (Loss)	Ideanomics Shareholders' equity	Non- controlling Interest	Total Equity
Balance, January 1, 2019	102,766,006	$102,765	$195,779,576	$(149,975,302)	$(1,664,598)	$44,242,441	$(1,030,626)	$43,211,815
Share-based compensation	-	-	224,484	-	-	224,484	-	224,484
Common stock issuance for restricted shares	129,840	130	(130)	-	-	-	-	-
Common Stock issuance for acquisition-SolidOpinion (Note 5(a))	4,500,000	4,500	7,150,500	-	-	7,155,000	-	7,155,000
Common stock issuance for convertible debt (Note 12(b))	1,166,113	1,166	2,048,834	-	-	2,050,000	-	2,050,000
Net income (loss)	-	-	-	19,926,515	-	19,926,515	(17,761)	19,908,754
Foreign currency translation adjustments, net of nil tax	-	-	-	-	172,133	172,133	(25,295)	146,838
Balance, March 31, 2019	108,561,959	$108,561	$205,203,264	$(130,048,787)	$(1,492,465)	$73,770,573	$(1,073,682)	$72,696,891
Share-based compensation	-	-	3,702,636	-	-	3,702,636	-	3,702,636
Common stock issuance for asset acquisition-Fintalk (Note 5(b))	2,860,963	2,861	5,347,139	-	-	5,350,000	-	5,350,000
Common stock issuance for acquisition of non-controlling interest Grapevine (Note 5(c))	590,671	591	491,027	-	-	491,618	(491,618)	-
Investment from SSSIG[1]	575,431	576	(576)	-	-	-	-	-
Net income (loss)	-	-	-	5,292,213	-	5,292,213	(15,430)	5,276,783
Foreign currency translation adjustments, net of nil tax	-	-	-	-	(75,851)	(75,851)	7,992	(67,859)
Balance, June 30, 2019	112,589,024	$112,589	$214,743,490	$(124,756,574)	$(1,568,316)	$88,531,189	$(1,572,738)	$86,958,451
Share-based compensation	-	-	2,547,107	-	-	2,547,107	-	2,547,107
Common stock issuance for acquisition of BlackHorse Ventures[2]	815,217	815	1,499,475	-	-	1,500,290	-	1,500,290
Common stock issuance for acquisition of Glory Connection (Note 5(e))	12,190,000	12,190	24,367,810	-	-	24,380,000	-	24,380,000
Common stock issuance for acquisition of DBOT (Note 5(f))	5,851,830	5,852	9,708,186	-	-	9,714,038	104,648	9,818,686
Common stock issuance for releasing Grapevine as collateral	250,000	250	372,250	-	-	372,500	-	372,500
Common stock issuance for Convertible note (Note 12(c))	1,000,000	1,000	2,499,000	-	-	2,500,000	-	2,500,000
Deconsolidation of Amer (Note 5(h))	-	-	-	-	-		445,894	445,894
Net income (loss)	-	-	-	(13,711,867)	-	(13,711,867)	1,407,384	(12,304,483)
Foreign curency translation adjustments, net of nil tax	-	-	-	-	10,970	10,970	12,532	23,502
Balance, September 30, 2019	132,696,071	132,696	255,737,318	(138,468,441)	(1,557,346)	115,844,227	397,720	116,241,947

Notes:

1 In 2018, the Company entered into a subscription agreement and amended agreements with SSSIG to purchase $1.1 million of Common Stock at the then market price. The Company has received $1.1 million in total in 2018 and issued 575,431 shares of common stock in June 2019.

2 On July 16, 2019, the Company entered into a share subscription agreement to subscribe 1,186 Pre-A preferred shares of BlackHorse Ventures, a Cayman Islands company, for a consideration of $1,500,290 paid in the form of common shares of the Company. The subscription shares represent 10% of the share capital of BlackHorse Ventures on a fully diluted basis.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

IDEANOMICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,2019	September 30, 2018

Cash flows from operating activities:
Net income (loss)	$12,881,054	$(19,865,554)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Share-based compensation expense	6,474,227	3,372,447
Depreciation and amortization	1,420,480	314,737
Non-cash interest expense	2,265,921	-
Equity in losses of equity method investees	606,390	44,316
Digital currency received as payment for services	(40,700,000)	-
Gain on disposal of subsidiaries	(1,057,363)	-
Impairment of property and equipment	2,298,887
Loss on remeasurement of DBOT investment	3,178,702	-
Change in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	(2,814,198)	(78,572,438)
Prepaid expenses and other assets	2,446,822	(3,332,696)
Accounts payable	1,024,370	6,560,434
Deferred revenue	149,723	366,474
Amount due to related parties	(104,323)	71,939,834
Accrued expenses, salary and other current liabilities	3,217,279	1,530,544
Net cash used in operating activities	(8,712,029)	(17,641,902)

Cash flows from investing activities:
Acquisition of property and equipment	(1,809,092)	(167,891)
Proceeds from disposal of subsidiaries	694,282	-
Acquisition of subsidiaries, net of cash acquired	246,929	(2,840,219)
Payments for long term investments	(870,000)	(2,035,190)
Net cash used in investing activities	(1,737,881)	(5,043,300)

Cash flows from financing activities:
Proceeds from issuance of convertible note	4,802,300	12,000,000
Proceeds from issuance of shares and warrant	2,500,000	19,186,771
Borrowings from related parties	1,764,992	-
Net cash provided by financing activities	9,067,292	31,186,771
Effect of exchange rate changes on cash	(37,030)	(48,638)
Net (decrease)/increase in cash and restricted cash	(1,419,648)	8,452,931

Cash and cash equivalents at the beginning of the period	3,106,244	7,577,317

Cash and cash equivalents at the end of the period	$1,686,596	$16,030,248

Supplemental disclosure of cash flow information:
Disposal of assets in exchange of GTB	$20,218,920	$-
Service Revenue received in GTB	$40,700,000	$-
Issuance of shares for acquisition of intangible assets	$10,005,000	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

IDEANOMICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Ideanomics, Inc. (Nasdaq: IDEX) is a Nevada corporation that primarily operates in the United States and Asia. The Company is comprised of two operating segments (i) our Legacy YOD business with primary operations in the PRC which has been winding down operations over the last 12 months and (ii) our Mobile Energy Group (MEG) (formally known as our Wecast Service) business, which is transitioning to focus on the commercial fleet market for electric vehicles in addition to the Company’s existing fintech advisory business. Our MEG business operates as an end-to-end solutions provider for the procurement, financing, charging and energy management needs for fleet operators of commercial Electronic Vehicles (EV). MEG operates through a series of joint ventures with the leading companies in the commercial EV space, principally in China, and earns fees for every transaction completed based on the spread for group buying of vehicles and fees derived from the arrangement of financing and energy management such as commercial purchasing of pre-paid electricity credits. MEG focuses on commercial EV rather than passenger EV, as commercial EV is on an accelerated adoption path when compared to consumer EV adoption – which is expected to take between ten to fifteen years. We focus on four distinct commercial vehicles types with supporting income streams: 1) Closed-area heavy commercial, in areas such as Mining, Airports, and Sea Ports; 2) Last-mile delivery light commercial; 3) Buses and Coaches; 4) Taxis. The purchase and financing of vehicles provides for one-time fees and the charging and energy management provides for recurring revenue streams. In July 2019 the company invested in Glory Connection Snd. Bhd, (Glory) a vehicle manufacturer based in Malaysia. Glory holds the only license granted so far for the manufacture of electric vehicles in Malaysia and is in the process of setting up its manufacturing and assembly capabilities.

We continue to develop our FinTech services which principally consist of our ownership of the Delaware Board of Trade (DBOT) ATS, Intelligenta for marketing AI solutions to the Financial Services industry and FinTech Village, a 58 acre development site in West Hartford, Connecticut.

The fintech business intends to offer customized services based on best-in-class blockchain, AI and other technologies to mature and emerging businesses across various industries. To do so, we are building a financial technology ecosystem through license agreements, joint ventures and strategic investments, which we refer to as our “Fintech Ecosystem”.

Basis of Presentation

In this Form 10-Q, unless the context otherwise requires, the use of the terms "we," "us", "our" and the “Company” refers to Ideanomics, Inc, its consolidated subsidiaries and variable interest entities (“VIEs”).

On April 24, 2018, the Company completed the acquisition of a 100% equity ownership in Shanghai Guang Ming Investment Management (“Guang Ming”), a PRC limited liability company. One of the two selling shareholders is a related party, an affiliate of Bruno Wu (“Dr. Wu”). Guang Ming holds a special fund management license. The acquisition will help the Company develop a fund management platform. Under Accounting Standard Codification (“ASC”) 805-50-05-5 and ASC 805-50-30-5, the transaction was accounted for as a reorganization of entities under common control, in a manner similar to a pooling of interest, using historical costs. As a result of the reorganization, the net assets of Guang Ming were transferred to the Company, and the accompanying consolidated financial statements as of and for the three and nine months ended September 30, 2018 have been prepared as if the current corporate structure had been in place at the beginning of the periods presented in which the common control existed.

In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation of the results for the interim periods presented. All significant intercompany transactions and balances are eliminated on consolidation. However, the results of operations included in such financial statements may not necessary be indicative of annual results.

We use the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. These unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on April 1, 2019 (“2018 Annual Report”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

On an ongoing basis, we evaluate our estimates, including those related to the bad debt allowance, variable considerations, fair values of financial instruments, intangible assets (including digital currencies) and goodwill, useful lives of intangible assets and property and equipment, asset retirement obligations, income taxes, and contingent liabilities, among others. We base our estimates on assumptions, both historical and forward looking, that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Fair Value Measurements

Accounting standards require the categorization of financial assets and liabilities, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The various levels of the fair value hierarchy are described as follows:

•	Level 1 - Financial assets and liabilities whose values are based on unadjusted quoted market prices for identical assets and liabilities in an active market that we have the ability to access.

•	Level 2 - Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable for substantially the full term of the asset or liability.

•	Level 3 - Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company reviews the valuation techniques used to determine if the fair value measurements are still appropriate on an annual basis and evaluate and adjust the unobservable inputs used in the fair value measurements based on current market conditions and third party information.

Our financial assets and liabilities that are measured at fair value on a recurring basis include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, other current liabilities and convertible notes. The fair values of these assets approximate carrying values because of the short-term nature of these instruments. If these instruments were measured at fair value in the financial statements, they would be classified as Level 1 in the fair value hierarchy.

Our financial assets that are measured at fair value on a nonrecurring basis include goodwill and other intangible assets, asset retirement obligations, and adjustment in carrying value of equity securities for which the measurement alternative of cost less impairment plus or minus observable price changes is used. There were no material impairments and no material adjustments to equity securities using the measurement alternative for the three and nine months ended September 30, 2019 and 2018.

Digital Currency

Digital currency consists of GTDollar Coins (“GTB”).

GTB is received in connection with the services agreement and assets purchase agreement with GT Dollar Pte. Ltd. (“GTD”), our minority shareholder at the time of the transaction (Note 3 and 14 (b)). As of September 30, 2019, GTD has disposed of its investment in the Company and is no longer a minority shareholder.

GTB is a type of digital asset that is not a fiat currency and is not backed by hard assets or other financial instruments, and does not represent an investment in GTD or a right to access GTD’s platform. As a result, the value of GTB is determined by the value that various market participants place on GTB through their transactions. GTB holders make or lose money from buying and selling GTB. To date, the Asia EDX exchange has not permitted holders of GTB to convert into fiat. The company is unable to predict when our cryptocurrency holdings will be convertible into fiat and consequently does not consider them to be part of the company’s liquid resources. It is the Company’s understanding that in some locations in Asia, principally Singapore, holders of GTB can use the GT App to pay for small purchases at merchants who accept GTB, e.g. taxis and coffee shops. The Company is not aware of any other publicly available applications on the GTD blockchain.

Given that there is limited precedent regarding the classification and measurement of cryptocurrencies and other digital currencies under current GAAP, the Company has determined to account for these currencies as indefinite-lived intangible assets in accordance with ASC 350, Intangibles-Goodwill and Other until further guidance is issued by the FASB.

Indefinite-lived intangible assets are recorded at cost and are not subject to amortization, but shall be tested for impairment annually and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. If, at the time of an impairment test, the carrying amount of an intangible asset exceeds its fair value, an impairment loss in an amount equal to the excess is recognized. The fair value of GTB currency was a Level 2 measurement (see Note 3) based upon the consideration agreed by GTD and the Company with a discount considering volatility, risk and limitations at contract inception.

Assets and Liabilities Held for Sale

The Company classifies assets and liabilities (disposal group) to be sold as held for sale in the period in which all of the following criteria are met: management, having the authority to approve the action, commits to a plan to sell the disposal groups; the disposal group is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such disposal group; an active program to locate a buyer and other actions required to complete the plan to sell the disposal group have been initiated; the sale of the disposal group is probable, and transfer of the disposal group is expected to qualify as a completed sale within one year, except if events or circumstances beyond the Company’s control extend the period of time required to sell the disposal group beyond one year; the disposal group is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

The Company initially measures a disposal group that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in the period in which the held for sale criteria are met. Gains are not recognized on the sale of a disposal group until the date of sale. The Company assesses the fair value of a disposal group, less any costs to sell, each reporting period it remains classified as held for sale and reports any subsequent losses as an adjustment to the carrying value of the disposal group.

Reclassifications of a General Nature

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income. Note 2 provides information about our adoption of new accounting standards for leases.

Note 2.	New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

We adopted Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), as of January 1, 2019, using a modified retrospective transition method and as a result, the consolidated balance sheet prior to January 1, 2019 was not restated, continues to be reported under ASC Topic 840, Leases, or ASC 840. For all leases at the lease commencement date, a right-of-use asset and a lease liability are recognized. The right-of-use asset represents the right to use the leased asset for the lease term. The lease liability represents the present value of the lease payments under the lease.

The lease liability is based on the present value of the remaining minimum lease payments, determined under ASC 840, discounted using our incremental borrowing rate at the effective date of January 1, 2019, using the original lease term as the tenor. As permitted under the transition guidance, we elected several practical expedients that permit us to not reassess (1) whether a contract is or contains a lease, (2) the classification of existing leases, and (3) whether previously capitalized costs continue to qualify as initial indirect costs. The application of the practical expedients did not have a significant impact on the measurement of the operating lease liability. Adoption of the new standard resulted in the recording of operating right of use assets and the related lease liabilities of approximately $3.6 million and $3.7 million, respectively, as of January 1, 2019. The difference between the additional lease assets and lease liabilities was immaterial. The standard did not materially impact our consolidated operating results and had no impact on cash flows. Please see Note 10.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which largely aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees. The ASU also clarifies that any share-based payment issued to a customer should be evaluated under ASC 606, Revenue from Contracts with Customers . The ASU requires a modified retrospective transition approach. We adopted ASU 2018-07 as of January 1, 2019 and there is no impact to our consolidated financial statement because we did not have such payments in 2019.

In July 2017, the FASB issued ASU No. 2017-11, (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The new standard applies to issuers of financial instruments with down-round features. A down-round provision is a term in an equity-linked financial instrument (i.e. a freestanding warrant contract or an equity conversion feature embedded within a host debt or equity contract) that triggers a downward adjustment to the instrument’s strike price (or conversion price) if equity shares are issued at a lower price (or equity-linked financial instruments are issued at a lower strike price) than the instrument’s then-current strike price. The purpose of the feature is typically to protect the instrument’s counterparty from future issuances of equity shares at a more favorable price. The ASU amends (1) the classification of such instruments as liabilities or equity by revising the certain guidance relative to evaluating if they must be accounted for as derivative instruments and (2) the guidance on recognition and measurement of freestanding equity-classified instruments. For the Company, this ASU was effective January 1, 2019. Please see Note 12.

Standards Issued and Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model which requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes will result in earlier recognition of credit losses. We will adopt ASU 2016-13 effective January 1, 2020. We are currently evaluating the effect of the adoption of ASU 2016-13 on our consolidated financial statements. The effect will largely depend on the composition and credit quality of our investment portfolio and the economic conditions at the time of adoption.

Note 3.	Revenue

The Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services.

All of the Company’s revenue is derived from Mobile Energy Group (formerly Wecast Services). The following table presents our revenues disaggregated by revenue source, geography (based on our business locations) and timing of revenue recognition.

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Geographic Markets
Singapore	$-	$-	$-	$260,034,401
USA	249,512	200,660	41,649,384	200,660
Hong Kong/PRC	2,854,178	43,507,277	2,854,178	102,393,235
Total	$3,103,690	$43,707,937	$44,503,562	$362,628,296
Services Lines
Mobile Energy Group (formerly Wecast Services)
Crude oil	$-	$-	$-	$260,034,401
Consumer electronics	-	43,432,556	-	102,081,176
Digital asset management services	-	-	40,700,000	-
Electric Vehicles (“EV”)	2,854,178	-	2,854,178	-
Digital advertising services and other	249,512	275,381	949,384	512,719
Total	$3,103,690	$43,707,937	$44,503,562	$362,628,296

Timing of Revenue Recognition
Products and services transferred at a point in time	$3,103,690	$43,707,937	$3,803,562	$362,628,296
Services provided over time	-	-	40,700,000	-
Total	$3,103,690	$43,707,937	$44,503,562	$362,628,296

Mobile Energy Group revenue (formerly Wecast Services)

Mobile Energy Group is engaged in the sourcing, procurement, financing and management of commercial fleets of electronic vehicles. Historically, the Mobile Energy Group were mainly engaged in the logistics management, including sales of crude oil, consumer electronics, and digital consulting services such as assets management and marketing services. As of September 30, 2019, we no longer have control over Amer, the subsidiary that engaged in consumer electronics business, as disclosed in Note 5(h).

Logistics management revenue:

Revenue from the sales of crude oil and consumer electronics is recognized when the customer obtains control of the Company’s crude oil and consumer electronics, which occurs at a point in time, usually upon shipment or upon acceptance. The contracts are generally short-term contracts where the time between order confirmation and satisfaction of all performance obligations is less than one year.

The most significant judgment is determining whether we are the principal or agent for the sales of crude oil and consumer electronics. We report revenues from these transactions on a gross basis where we are the principal considering the following principal versus agent indicators:

(a)	We are primarily responsible for fulfilling the promise to provide the goods to the customer. The Company enters into contracts with customers with specific quality requirements and the suppliers separately. The Company is obliged to provide the goods if the supplier fails to transfer the goods to the customer and responsible for the acceptability of the goods.

(b)	The Company has certain inventory risk. Although the Company has the title to the goods only momentarily before passing title on to the customer, the Company is responsible to arrange and issue bill of lading to the customer so that the customer can have the right to obtain the required oil product. In addition, the customer can seek remedies and submit the claim against the Company regarding the quality or quantity of the products delivered.

(c)	The Company has discretion in establishing prices. Upon delivery of the crude oil and consumer electronics to the customer, the terms of the contract between the Company and the supplier require the Company to pay the supplier the agreed-upon price. The Company and the customer negotiate the selling price, and the Company invoices the customer for the agreed-upon selling price. The Company’s profit is based on the difference between the sales price negotiated with the customer and the price charged by the supplier. The sales price for crude oil is based on the daily benchmark price of spot product plus any premium determined by the Company.

During the fourth quarter of 2018, we began experiencing market demand for non-logistics management revenue -generating opportunities and have begun focusing our efforts on these new market fintech services opportunities, while phasing out of the oil trading and electronics trading businesses.

Digital asset management service with GTD:

On March 14, 2019, the Company entered into a service agreement with GTD, one of our minority shareholders, to provide digital asset management services including consulting, advisory and management services which will be delivered in two phases. There are two performance obligations: (1) the development of a master plan for GTD’s assets for 7,083,333 GTB agreed by both parties; and (2) exclusive marketing and business development management services for a fee as percentage (0.25%) of the total market value of GTB ; based on a 10-day average of the 10 business days leading up to the end of a respective calendar month, and paid on the first day of each new calendar month. No marketing and business development management services were delivered by the Company during the current quarter and, furthermore, the company does not anticipate providing these services in the fourth quarter.

The Company recognizes revenue for the master plan development services over the contract period based on the progress of the services provided towards completed satisfaction. Based on ASC 606-10-32, at contract inception, the Company considered the following factors to estimate the value of GTB (noncash consideration): a) it only trades in one exchange, which operations have been less than one year; b) its historical volatility is high; c) the Company’s intention to hold the majority of GTB, as part of our digital asset management services; and d) associated risks discussed in Note 19 (f). Therefore, the value of 7,083,333 GTB using Level 2 measurement was approximately $40.7 million with a 76% discount to the fixed contract price agreed upon by both parties when signing the contract. We considered similar assets exchanges in Singapore and considered the volatility of the quoted prices and determined a discount of 76%. The estimated value of GTB is calculated using the Black-Scholes valuation model using the following assumptions: expected terms 3.0 years; volatility 155%; dividend yield: zero and risk free interest rate 2.25%.

The Company considers the payments for marketing and business development management services as performance based consideration, in accordance with ASC 606 on constraining estimates of variable consideration, including the following factors:

•	The susceptibility of the consideration amount to factors outside the Company’s influence.
•	The uncertainty associated with the consideration amount is not expected to be resolved for a long period of time.
•	The Company’s experience with similar types of contracts.
•	Whether the Company expects to offer price concessions or change the payment terms.
•	The range of possible consideration amounts.

As of September 30, 2019, all performance obligations associated with the development of the master plan for GTD’s assets have been satisfied. Accordingly, the Company recognized revenue of $0 and $40.7 million, for the three months and nine months ended September 30, 2019, respectively. No marketing and business development management services were delivered by the Company during the current quarter and, furthermore, the company does not anticipate providing these services in the fourth quarter.

Taxis Commission Revenue:

During Q2 2019, the Company signed an agreement with iUnicorn (also known as Shenma Zhuanche) to form a strategic joint venture (“JV”) that will focus on green finance and integrated marketing services for new energy taxi vehicles as part of Ideanomics’ Mobile Energy Group (“MEG”). The Company agreed to contribute advisory and sales resources which include arranging ABS-based auto financing with its bank partners, and will have 50.01% ownership interest in the JV and will have control of the board. iUnicorn, which will own 49.99% of the JV, agreed to contribute its vehicles sales orders in Sichuan province. The JV will generate revenues from commissions on vehicle sales order and ABS fees related to the financing, which will vary accordingly to manufacturer and vehicle model.

During Q3 2019, the JV took over an order of 4,172 EV taxis from a third-party and helped facilitate the completion of the order in Q3 2019. As part of the transaction, Qianxi agreed to pay a commission of $2.9 million to the JV for facilitating the completion of this order. There is no other remaining performance obligation relating to this commission. In addition, the commission revenue is considered revenue from related party as the minority shareholder of the JV is an affiliate of our customer, Qianxi.

Legacy YOD revenue

Since 2017, we have run our legacy YOD segment with limited resources. No revenue was recognized for the nine months ended September 30, 2019 and 2018. As of September 30, 2019, we have ceased operations in the YOD segment.

Arrangements with multiple performance obligations

Our contracts with customers may include multiple performance obligations. For such arrangements, we allocate revenue to each performance obligation based on its relative standalone selling price. We generally determine standalone selling prices based on the observable prices charged to customers or adjusted market assessment or using expected cost plus margin when one is available. Adjusted market assessment price is determined based on overall pricing objectives taking into consideration market conditions and entity specific factors.

Variable consideration

Certain customers may receive discounts, which are accounted for as variable consideration. We estimate these amounts based on the expected amount to be provided to customers and reduce revenues recognized. Our revenue reserves, consisting of various discounts and allowances, which are components of variable consideration as discussed above, are considered an area of significant judgment. Additionally, our digital asset management service revenue, as discussed above, is calculated as a percentage (0.25%) of the total market value of GTB. For these areas of significant judgment, actual amounts may ultimately differ from our estimates and are adjusted in the period in which they become known.

Deferred revenues

We record deferred revenues when cash payments are received or due in advance of our performance, including amounts which are refundable.

Our payment terms vary by the type and location of our customer and the products or services offered. For certain products or services and customer types, we require payment before the products or services are delivered to the customer.

Practical expedients and exemptions

We do not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Note 4.	VIE Structure and Arrangements

We consolidate VIEs in which we hold a variable interest and are the primary beneficiary through contractual agreements. We are the primary beneficiary because we have the power to direct activities that most significantly affect their economic performance and have the obligation to absorb the majority of their losses or benefits. The results of operations and financial position of these VIEs are included in our consolidated financial statements.

For these consolidated VIEs, their assets are not available to us and their creditors do not have recourse to us. As of September 30, 2019 and December 31, 2018, assets (mainly long-term investments) that can only be used to settle obligations of these VIEs were approximately $0.2 million and $3.5 million, respectively, and the Company is the major creditor for the VIEs.

In order to operate our Legacy YOD business in PRC and to comply with PRC laws and regulations that prohibit or restrict foreign ownership of companies that provides value-added telecommunication services, the Company entered into a series of contractual agreements with two VIEs: Beijing Sinotop Scope Technology Co., Ltd (“Sinotop Beijing”) and Tianjin Sevenstarflix Network Technology Limited (“SSF”). These contractual agreements will expire in March 2030 and April 2036, respectively and may not be terminated by the VIEs, except with the consent of  the Company , or , in event of a material breach of the agreement by the Company. Currently, the Company is still evaluating the overall operating strategy for YOD legacy business and does not have plan to provide any funding to these two VIEs. Please refer to Note 19(a) for associated regulatory risks.

Based on the contracts we entered with VIEs’ shareholders, we consider that there is no asset of the VIEs that can be used only to settle obligation of the Company, except for the registered capital of VIEs amounting to RMB 38.2 million (approximately $5.7 million).

Note 5.	Acquisitions and Divestitures

Acquisitions

(a) Assets Acquisition of SolidOpinion, Inc (“SolidOpinion”)

On February 19, 2019, the Company completed the acquisition of certain assets from SolidOpinion in exchange for 4,500,000 shares of the Company’s common stock. The assets include cash ($2.5 million) and intellectual property (“IP”) which is complementary to the IP of Grapevine. The parties agreed that 450,000 of such shares of common stock (“Escrow Shares”) will be held in escrow until February 19, 2020 in connection with SolidOpinion’s indemnity obligations pursuant to the agreement. SolidOpinion have the rights to vote and receive the dividends paid with respect to the Escrow Shares.

(b) Assets Acquisition of Fintalk Assets (“Fintalk”)

In September 2018, the Company entered into an agreement to purchase Fintalk Assets from Sun Seven Star International Limited, a Hong Kong company and an affiliate of Dr. Wu. FinTalk Assets include the rights, titles and interest in a secure mobile financial information, social, and messaging platform that has been designed for streamlining financial-based communication for professional and retail users. The purchase price for Fintalk Assets was $7.0 million payable with $1.0 million in cash and shares of the Company’s common stock with a fair market value of $6.0 million. The Company paid $1.0 million in October 2018 and recorded in prepaid expense as of December 31, 2018 because the transaction had not closed.

In June 2019, the Company entered into an amendment to the agreement which amended the purchase price for Fintalk Assets to $6.35 million payable with $1.0 million in cash and shares of the Company’s common stock with a fair market value of $5.35 million. The Company issued 2,860,963 shares ($1.87 per share) in June 2019 and completed the transaction. In addition, upon completion of transaction the $1.0 million cash paid in 2018 was reclassified from prepaid expense to intangible assets.

(c) Acquisition of Grapevine Logic, Inc. (“Grapevine”)

In September 2018, the Company completed the acquisition of a 65.65% share of Grapevine for $2.4 million in cash. Fomalhaut Limited (“Fomalhaut”), a British Virgin Islands company and an affiliate of Dr. Wu, the Chairman of the Company, is the non-controlling equity holder of 34.35% in Grapevine (the “Fomalhaut Interest”). Fomalhaut entered into an option agreement, effective as of August 31, 2018 (the “Option Agreement”), with the Company pursuant to which the Company provided Fomalhaut with the option to sell the Fomalhaut Interest to the Company (the “Option”). The aggregate exercise price for the Option is the fair market value of the Fomalhaut Interest as of the close of business on the date preceding the date upon which the Option is exercised, and is payable in a combination of 1/3 in cash and 2/3 in the Company’s shares of common stock at the then market value on the exercise date. The Option Agreement will expire on August 31, 2021.

In May 2019, the Company entered into two amendments to the Option Agreement, The aggregate exercise price for the Option is amended to the greater of (i) fair market value of the Fomalhaut Interest in Grapevine as of the close of business on the date preceding the date upon which the option is exercised; and (ii) $1.84 per share of the Company’s common stock. It was also agreed that the full amount of the exercise price shall be paid in the form of common stock of the Company.

In June 2019, the Company issued 590,671 shares in exchange for a 34.35% ownership in Grapevine as a result of the exercise of the Option, at the completion of this transaction the Company owned 100% of Grapevine. At the completion date of the transaction, the carrying amount of the non-controlling interest in Grapevine was approximately $0.5 million. The difference between the value of the consideration exchanged of approximately $1.1 million and the carrying amount of the non-controlling interest in Grapevine is recorded as a debit to Additional Paid in Capital based on ASC 810-10-45-23.

(d) Termination of agreements with Tree Motion Sdn. Bhd. (“Tree Motion”)

Effective July 18, 2019, Ideanomics, Inc. (the “Company”) terminated its Acquisition Agreement with Tree Motion Sdn. Bhd., a Malaysian company (“Tree Motion”), pursuant to which the Company was to acquire 51% of Tree Motion in exchange for 25,500,000 shares of the Company’s common stock at $2.00 per share. Further, the Company terminated its Acquisition Agreement to acquire 11.22% of Tree Motion’s parent company, Tree Manufacturing Sdn. Bhd. (the “Parent Company”) for 12,190,000 shares of the Company’s common stock; provided, however, that the Company has acquired 250 acres in Malaysia-China Kuantan Industrial Park (MCKIP), the 1st Malaysia National Industrial Park joint developed by both Malaysia and China for $620,000.

(e) Acquisition of Glory Connection Sdn. Bhd (“Glory”)

On July 18, 2019, Ideanomics, Inc. (the “Company”) entered into an Acquisition Agreement (“Glory Agreement”) to purchase a 34% interest in Glory Connection Sdn. Bhd. a Malaysian Company, from its shareholder Beijing Financial Holding Limited, a Hong Kong registered company, for the consideration of 12,190,000 restricted common shares of Ideanomics (IDEX), representing $24.4 million at $2.00 per share. As part of this transaction, the Company was also granted an option to purchase a 40% interest in Bigfair Holdings Limited (“Bigfair”) from its shareholder Beijing Financial Holding Limited for an exercise price of $13.2 million in the form of common shares of Ideanomics. Bigfair currently holds a 51% ownership stake in Glory. The option is exercisable from July 18, 2020 to July 19, 2021. If the option was exercised, the Company would have 20.4% indirect ownership in Glory in addition to the 34% direct ownership it already has. As of September 30, 2019, the Company does not have control of Glory and has accounted for Glory as an equity method investment.

The Company has performed a valuation analysis and allocated $23,000,000 and $1,380,000 of the consideration transferred to the equity method investment and the call option, respectively. The call option is accounted for as an equity security without readily determinable fair value. Pro forma results of operations for Glory have not been presented because they are not material to the consolidated results of operations. Glory is currently in the process of ramping up its operations.

The following table summarizes the income statement information of Glory as of September 30, 2019:

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Revenue	$2,041	$3,936
Gross Profit	1,379	769
Net loss from operations	173,465	354,502
Net loss	171,719	352,606
Net loss attributable to Glory	$95,477	$195,121

(f) Acquisition of Delaware Board of Trade Holdings, Inc. (“DBOT”)

In April 2019, the Company entered into a securities purchase agreement to acquire 6,918,547 shares in DBOT in exchange for 4,427,870 shares of the Company’s common stock at $2.11 per share. In July 2019, the Company entered into another securities purchase agreement to acquire an additional 2,224,937 shares in DBOT in exchange for 1,423,960 shares of the Company’s common stock at $2.11 per share. The two transactions, which increased the Company’s ownership in DBOT to 99.04%, were completed in July 2019. The securities purchase agreements required the Company to issue additional shares of the Company’s common stock (“True-Up Common Stock”) in the event the stock price of the common stock fall below $2.11 at the close of trading on the date immediately preceding the lock-up date, which is 9 months from the closing date. The Company accounted for the additional True-Up Common Stock consideration as a liability in accordance with ASC 480. We recorded this liability at fair value of $2,217,034 on the date of acquisition. As of September 30, 2019, we remeasured this liability to $2,327,919 and the remeasurement loss of $(110,885) was recorded in the other income/(expense) of the income statement.

DBOT operates three companies: (i) DBOT ATS LLC, an SEC recognized Alternative Trading System; (ii) DBOT Issuer Services LLC, focused on setting and maintaining issuer standards, as well as the provision of issuer services to DBOT designated issuers; and (iii) DBOT Technology Services LLC, focused on the provision of market data and marketplace connectivity.

The consolidated statements of operation for the three months ended September 30, 2019 include the results of DBOT. Supplemental information on an unaudited pro forma basis, as if the acquisition had been consummated as of January 1, 2018 is as follows:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenue	$43,798,865	$44,612,471	$363,004,917
Net Income (loss) attributable to IDEX common shareholders	$(7,818,047)	$10,582,474	$(21,387,162)

The unaudited pro forma results of operations do not purport to represent what the Company’s results of operations would actually have been had the acquisition occurred on January 1, 2018. Actual future results may vary considerably based on a variety of factors beyond the Company’s control.

For all intangible assets acquired, continuing membership agreements have useful life of 20 years and the customer list has useful life of 3 years.

The following table summarizes the acquisition-date fair value of assets acquired and liabilities assumed, as well as the fair value of the non-controlling interest in DBOT recognized:

Cash	$246,929
Other financial assets	1,686,464
Financial liabilities	(4,411,140)
Noncontrolling interest	(104,649)
Goodwill	9,323,189
Intangible asset – continuing membership agreement	8,255,440
Intangible asset – customer list	58,830
$15,055,063

Divestitures

The Company may divest certain businesses from time to time based upon review of the Company’s portfolio considering, among other items, factors relative to the extent of strategic and technological alignment and optimization of capital deployment, in addition to considering if selling the businesses results in the greatest value creation for the Company and for shareholders.

(g) Red Rock Global Capital LTD (“Red Rock”)

In May 2019, the Company determined to sell the Red Rock business and entered into an agreement with Redrock Capital Group Limited, an affiliate of Dr. Wu, to sell its entire interest in Red Rock for a consideration of $700,000. The Company decided to sell Red Rock primarily because it has incurred operating losses and its business is no longer needed based on our strategic plan. The transaction was completed in July 2019 and the company recorded a disposal gain of $552,215.

(h) Amer Global Technology Limited (“Amer”)

On June 30, 2019, the Company entered into an agreement with BCC Technology Company Limited (“BCC”) and Tekang Holdings Technology Co., Ltd (“Tekang ”) pursuant to which Tekang will inject certain assets in the robotics and electronic internet industry and IOT business consisting of manufacturing data, supply chain management & financing, and lease financing of industrial robotics into Amer in exchange for 71.81% of ownership interest in Amer. The parties subsequently entered into several amendments including (1) changing the name of Amer to Logistorm Technology Limited, (2) issuing 39,500 new shares in Amer or 71.81% ownership interest to BCC instead of Tekang, (3) issuing 5,500 new shares in Amer or 10% ownership interest to Merry Heart Technology Limited (“MHT”) and (4) the Company is responsible for 20% of any potential tax obligation associated with Amer, if Amer fails to be publicly listed in 36 months from the closing date of this transaction. The Company concluded that it’s not probable that this contingent liability would be incurred. As a result of this transaction, the Company’s ownership interest in Amer was diluted from 55% to 10%. The transaction was completed on August 31, 2019.

The Company recognized a disposal gain of $505,148 as a result of the deconsolidating Amer. $95,104 of the gain is attributable to the 10% ownership interest retained in Amer. In addition, on the date Amer was deconsolidated, the Company recorded a bad debt expense of $622,286 relating to a receivable due from Amer to a subsidiary of the Company.

The following table summarizes the Consolidated Statement of Operations for the three months and nine months ended September 30, 2018, on an unaudited pro forma basis, as if the dilution of the Company’s interest in Amer had been consummated as of January 1, 2018:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Revenue	$275,380	$260,547,120
Net loss from operations	(6,305,340)	(18,548,258)
Net loss	(7,390,597)	(19,351,526)
Net loss attributable to IDEX common shareholders	$(7,158,674)	$(18,945,524)

Pro forma results of operations for the period ended September 30, 2019 have not been presented because they are not material to the consolidated results of operations. Amer has no revenue and minimal operating expense in 2019.

Note 6.	Accounts Receivable

Accounts receivable is mainly from our Mobile Energy Group (formerly Wecast Services) business and consisted of the following:

	September 30,	December 31,
	2019	2018
Accounts receivable, gross	$2,941,348	$19,370,665
Less: allowance for doubtful accounts	(103)	-
Accounts receivable, net	$2,941,245	$19,370,665

The following table outlines the aging of the accounts receivable:

	September 30, 2019	December 31, 2018
Within 90 days	$2,941,245	$1,219,526
91-180 days	-	633
181-365 days	-	12,385,193
More than 1 year	-	5,765,313
Total	$2,941,245	$19,370,665

The decrease in balance is mainly due to the deconsolidation of Amer as of September 30, 2019 as disclosed in Note 5(h). Our payment term is usually within 180 days upon the receipts of the goods. The Company has reviewed the outstanding balance by customers and concluded that the outstanding balances are collectible.

Note 7.	Property and Equipment, net

The following is a breakdown of property and equipment:

	September 30,	December 31,
	2019	2018
Furnitures and office equipment	602,548	357,064
Vehicle	60,951	63,135
Leasehold improvements	239,781	200,435
Total property and equipment	903,280	620,634
Less: accumulated depreciation	(482,548)	(186,514)

Land	3,042,777	3,042,777
Building[1]	308,779	2,607,666
Assets Retirement Obligations - Environmental Remediation	8,000,000	8,000,000
Capitalized direct development cost	2,732,705	944,864
Construction in progress (Fintech Village)	14,084,261	14,595,307

Property and Equipment, net	$14,504,993	$15,029,427

Note

1 The $2.3 million decrease from the prior year represents the impairment charge recorded in connection with four of the five existing buildings on Fintech Village which are expected to be demolished.

The Company recorded depreciation expense, which is included in its operating expense, of $65,862 and $14,820 for the three months ended September 30, 2019 and 2018 and $102,991 and $32,941 for the nine months ended September 30, 2019 and 2018, respectively.

The Company recorded $8.0 million of Asset Retirement Obligations which are related to our legal contractual obligations in connection with the acquisition of Fintech Village. The Capitalized direct development costs mainly represent the architectural costs.

Note 8.	Goodwill and Intangible Assets

Goodwill

Changes in the carrying value of goodwill consist of following:

	Nine months ended September 30, 2019	Year Ended December 31, 2018
At the beginning of the year	704,884	-
Goodwill Acquired[1]	9,323,189	704,884
At the end of the period	10,028,073	704,884

Note

1 The change in carrying amount of goodwill in the current year was the result of the acquisition of DBOT as disclosed in Note 5(f).

Intangible Assets

Information regarding amortizing and indefinite lived intangible assets consisted of the following:

		September 30, 2019				December 31, 2018
	Weighted Average Remaining	Gross Carry	Accumulated	Accumulated Impairment	Net	Gross Carry	Accumulated	Accumulated Impairment	Net
	Useful Life	Amount	Amortization	Loss	Balance	Amount	Amortization	Loss	Balance
Amortizing Intangible Assets
Animation Copyright (Note 14 (b))	-	$-	$-	$-	$-	$301,495	$(64,606)	$-	$236,889
Software and licenses	-	97,308	(97,308)	-	-	97,308	(93,251)	-	4,057
SolidOpinion IP (Note 5 (a))	4.4	4,655,000	(543,084)	-	4,111,916	-	-	-	-
Fintalk intangible assets (Note 5 (b))	4.8	6,350,000	(317,500)	-	6,032,500	-	-	-	-
Influencer network	8.9	1,980,000	(214,500)	-	1,765,500	1,980,000	(66,000)	-	1,914,000
Customer contract[1]	2.0	558,830	(185,458)	-	373,372	500,000	(55,556)	-	444,444
Continuing Membership Agreement[1]	19.8	8,255,440	(103,193)	-	8,152,247	-	-	-	-
Trade name	13.9	110,000	(7,944)	-	102,056	110,000	(2,444)	-	107,556
Technology platform	5.9	290,000	(44,881)	-	245,119	290,000	(13,808)	-	276,192
Total amortizing intangible assets		$22,296,578	$(1,513,868)	$-	$20,782,710	$3,278,803	$(295,665)	$-	$2,983,138
Indefinite lived intangible assets
Website name		159,504	-	(134,290)	25,214	159,504	-	(134,290)	25,214
Patent		28,000	-	-	28,000	28,000	-	-	28,000
GTB (Note 14 (b))		61,124,407	-	-	61,124,407	-	-	-	-
Total intangible assets		$83,608,489	$(1,513,868)	$(134,290)	$81,960,331	$3,466,307	$(295,665)	$(134,290)	$3,036,352

Note

1 During the third quarter of 2019, the Company completed the acquisition of additional shares in DBOT which increased its ownership in DBOT to 99.04%. $8,314,270 of intangible assets were recognized on the date of acquisition as disclosed in Note 5(f).

Amortization expense relating to intangible assets was $764,010 and $276,692 for the three months ended September 30, 2019 and 2018 and $1,317,419 and $281,796 for the nine months ended September 30, 2019 and 2018, respectively.

The following table outlines the expected amortization expense for the following years:

Amortization to be
Years ending December 31,	recognized
2019 (excluding the nine months ended September 30, 2019)	$761,702
2020	3,046,811
2021	2,991,255
2022	2,870,339
2023	2,860,534
2024 and thereafter	8,252,069
Total amortization to be recognized	$20,782,710

Note 9.	Long-term Investments

Long-term investments consisted of Non-marketable Equity Investment and Equity Method Investment as below:

	September 30,	December 31,
	2019	2018
Non-marketable Equity Investment	$9,147,170	$9,452,103
Equity Method Investment	33,012,143	16,956,506
Total	$42,159,313	$26,408,609

Non-marketable equity investment

Our non-marketable equity investments are investments in privately held companies without readily determinable fair values. These investments are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

The Company reviews its equity securities without readily determinable fair values on a regular basis to determine if the investment is impaired. For purposes of this assessment, the Company considers the investee’s cash position, earnings and revenue outlook, liquidity and management ownership, among other factors, in its review. If management’s assessment indicates that an impairment exists, the Company estimates the fair value of the equity investment and recognizes in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount. There is no impairment for the nine months ended September 30, 2019.

Equity method investments

The Company’s investment in companies accounted for using the equity method of accounting consist of the following:

		September 30, 2019
						Foreign currency
		December 31,		Loss on	Reclassification	translation	September 30,
		2018	Addition	investment	to subsidiaries	adjustments	2019
Wecast Internet	(i)	$4,114	$-	$(5)	$-	$1,930	$6,039
Hua Cheng	(ii)	308,666	-	(32,890)	-	(37,210)	238,566
Shandong Media	(iii)	-	-	-	-	-	-
BDCG	(iv)	9,800,000	-	-	-	-	9,800,000
DBOT	(v)	6,843,726	-	(3,719,735)	(3,123,991)	-	-
Glory	(vi)	-	23,000,000	(32,462)	-	-	22,967,538

Total		$16,956,506	$23,000,000	$(3,785,092)	$(3,123,991)	$(35,280)	$33,012,143

All the investments above are privately held companies; therefore, quoted market prices are not available. We have not received any dividends since initial investments.

(i) Wecast Internet

Starting from October 2016, we have 50% interest in Wecast Internet Limited (“Wecast Internet”) and initial investment was invested RMB 1,000,000 (approximately $149,750). Wecast Internet is in the process of liquidation and the remaining carrying value is immaterial.

(ii)  Hua Cheng Hu Dong (Beijing) Film and Television Communication Co., Ltd.(“Hua Cheng”)

The Company held 39% equity ownership in Hua Cheng, a company established to provide integrated value-added service solutions for the delivery of VOD and enhanced content for cable providers.

(iii)  Shandong Lushi Media Co., Ltd (“Shandong Media”)

The Company held 30% equity ownership in Shandong Media, a print based media business, for Legacy YOD business. The accumulated operating loss of Shandong Media reduced the Company’s investment in Shandong Media to zero. The Company has no obligation to fund future operating losses.

(iv)  BBD Digital Capital Group Ltd. (“BDCG”)

In 2018, we signed a joint venture agreement with two unrelated parties, to establish BDCG located in the United States for providing block chain services for financial or energy industries by utilizing AI and big data technology in the United States. The Company received 40% equity ownership in BDCG from the initial joint venture agreement. On April 24, 2018, the Company acquired 20% equity ownership in BDCG from one noncontrolling party for a total consideration of $9.8 million which consists of $2 million in cash and $7.8 million paid in the form of the Company’s common stock (valued at $2.60 per share and equal to 3 million shares of the Company’s common stock), increasing the Company’s ownership to 60% in BDCG. The remaining 40% of BDCG are held by Seasail ventures limited (“Seasail”). The accounting treatment of the joint venture is based on the equity method due to variable substantive participating rights (in accordance with ASC 810-10-25-11) granted to Seasail. The new entity is currently in the process of ramping up its operations. In April 2019, the company rebranded the name of the BDCG joint venture to Intelligenta. As part of the rebranding, Intelligenta’s strategy will now include credit services, corporation services, index services and products, and capital market services and products.

(v)  Delaware Board of Trade Holdings, Inc. (“DBOT”)

Refer to Note 5(f).

(vi) Glory Connection Sdn. Bhd (“Glory”)

Refer to Note 5(e).

Note 10.	Leases

We lease certain office space and equipment from third parties. Leases with an initial term of 12 months or less are not recorded on the balance sheet and we recognize lease expense for these leases on a straight-line basis over the lease term. For leases beginning in 2019 and later, at the inception of a contract we assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. At inception of a lease, we allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. Leases entered into prior to January 1, 2019, are accounted for under ASC 840 and were not reassessed. We account for lease components (e.g., fixed payments including rent, real estate taxes and insurance costs) separately from the nonlease components (e.g.,common-area maintenance costs).

Most leases include one or more options to renew, with renewal terms that can extend the lease term from one year or more. The exercise of lease renewal options is at our sole discretion. Our leases do not include options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term. Certain of our lease agreements include rental payments adjusted periodically for inflation. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants. All our leases are operating lease. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less. The effect of short-term leases and initial direct costs on our right-of-use asset and lease liability was not material.

As of September 30, 2019, our operating lease right of use assets and operating lease liability are approximately $6.8 million and $7.2 million, respectively. The weighted-average remaining lease term is 6.6 years and the weighted-average discount rate is 7.5%.

For the three and nine months ended September 30, 2019, the components of lease expense were as follows:

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Operating Lease Cost	$390,577	$1,264,049
Short-Term Lease Cost	78,076	250,924
Sublease Income	(10,605)	(10,605)
Total Lease Cost	$458,048	$1,504,368

Supplemental information related to leases was as follows:

Nine Months Ended September 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$967,565

Right-of-use assets obtained in exchange for new operating lease liabilities	$935,242

Maturity of operating lease liability is as follows:

Maturity of Lease Liability	Operating Lease
2019 (excluding the nine months ended September 30, 2019)	$332,549
2020	1,307,783
2021	1,328,160
2022	1,422,965
2023	1,474,391
2024 and thereafter	3,377,653
Total lease payments	9,243,501
Less: Interest	(2,001,696)
Total	$7,241,805

Note 11.	Supplemental Financial Statement Information

Other Current Assets

“Other current assets” were approximately $2.4 million and $3.6 million as of September 30, 2019 and December 31, 2018, respectively. Components of "Other current assets" that were more than 5 percent of total current assets: (1) other receivable due from third parties in our subsidiaries located in PRC and Hong Kong in the amount of $1.7 million and $3.3 million for the period ended September 30, 2019 and December 31, 2018 and (2) $0.6 million receivable due from ID Venturas 7 relating to the convertible debenture executed on September 27, 2019. As disclosed in Note 12(c), we have received the $0.6 million in October.

Other Current Liabilities

“Other current liabilities” were approximately $9.1 million and $5.3 million as of September 30, 2019 and December 31, 2018, respectively. Components of "Other current liabilities" that were more than 5 percent of total current liabilities: (1) $2.3 million liability relating to additional True-Up Common Stock consideration from the DBOT acquisition as disclosed in Note 5 (f) and (2) other payable due to third parties in the amount of $5.1 million and $4.6 million for the period ended September 30, 2019 and December 31, 2018, respectively.

Note 12.	Convertible Note

The following is the summary of outstanding convertible notes as of September 30, 2019 and December 31, 2018:

	September 30,	December 31,
	2019	2018
Convertible Note-Mr. McMahon(Note 14 (a))	$3,229,808	$3,140,055
Convertible Note-SSSIG (Note 14 (a))	1,288,032	1,000,000
Convertible Note-Advantech	12,382,806	11,313,770
$2.05 million Senior Secured Convertible Note - ID Venturas 7	626,387	-
$2.5 million Senior Secured Convertible Note - ID Venturas 7	14,917	-
Total	$17,541,950	$15,453,825
Short-term Note	1,914,419	4,140,055
Long-term Note	15,627,531	11,313,770

(a) $12 million Convertible Note - Advantech

On June 28, 2018, the Company entered into a convertible note purchase agreement with Advantech Capital Investment II Limited (“Advantech”) in the aggregate principal amount of $12,000,000 (the Notes). The Notes bear interest at a rate of 8%, mature on June 28, 2021, and are convertible into approximately 6,593,406 shares of the Company’s common stock at a conversion price of $ 1.82 per share. The difference between the conversion price and the fair market value of the common stock on the commitment date (transaction date) resulted in a beneficial conversion feature recorded of approximately $1.4 million. For the three months ended September 30, 2019 and 2018, total interest expense recognized relating to the beneficial conversion feature was $117,000 and $112,000, respectively. For the nine months ended September 30, 2019 and 2018, total interest expense recognized relating to the beneficial conversion feature was $347,000 and $112,000, respectively. The agreement also requires the Company to comply with certain covenants, including restrictions on the use of the proceeds and other convertible note offering. As of September 30, 2019, the Company was in compliance with all ratios and covenants.

(b) $2.05 million Senior Secured Convertible Debenture due in August 2020 - ID Ventura 7

On February 22, 2019, the Company executed a security purchase agreement with ID Venturas 7, LLC (“IDV”), whereby the Company issued $2,050,000 of senior secured convertible note. The note bears interest at a rate of 10% per year payable either in cash or in kind at the option of the Company on a quarterly basis and matures on August 22, 2020. In addition, IDV is entitled to the following: (i) the convertible note is senior secured; (ii) convertible at $1.84 per share of Company common stock at the option of IDV (approximately 1,114,130 shares), subject to adjustments if subsequent equity shares have a lower conversion price, (ii) 1,166,113 shares of common stock of the Company and (iii) a warrant exercisable for 150% of the number of shares of common stock which the note is convertible into (approximately 1,671,196 shares) at an exercise price of $1.84 per share and will expire 5 years after issuance. On October 29, 2019 the Company entered into a letter agreement (the “Agreement”) with ID Venturas pursuant to which the Company agreed to reduce the conversion price of the Debentures and the exercise price of the Warrants to $1.00,

The Company received aggregate gross proceeds of $2 million, net of $50,000 for the issuance expenses paid by IDV. Total funds received were allocated to convertible note, common stocks and warrants based on their relative fair values in accordance with ASC 470-20-30. The value of the convertible note and common stocks was based on the closing price on February 22, 2019. The fair value of the warrants was determined using the Black-Scholes option-pricing model, with the following assumptions: expected life of 5 years, expected dividend rate of 0%, volatility of 111.83% and an interest rate of 2.48%.  The relative fair value of the warrants was recorded as additional paid-in capital and reduced the carrying amount of the convertible note. The Company recognized a beneficial conversion feature discount on convertible note at its intrinsic value, which was the fair value of the common stock at the commitment date for convertible note, less the effective conversion price. The Company recognized approximately $600,000 of beneficial conversion feature as an increase in additional paid in capital and reduced (discount on) the carrying amount of the convertible note in the accompanying consolidated balance sheet.

The discounts on the convertible note for the warrants and beneficial conversion feature are being amortized to interest expense, using the effective interest method over the term of the convertible note. As of September 30, 2019, the unamortized discount on the convertible note is approximately $1,424,000. Total interest expense recognized relating to the discount was approximately $175,000 and $626,000 for the three and nine months ended September 30, 2019, respectively.

Interest on the convertible note is payable quarterly starting from April 1, 2019. The convertible note is redeemable at the option of the Company in whole at an initial redemption price of the principal amount of the convertible note plus additional warrants and accrued and unpaid interest to the date of redemption.

The security purchase agreement contains customary representations, warranties and covenants. The convertible note is collateralized by the Company’s equity interest in Grapevine, which had a carrying amount of $2.4 million as of September 30, 2019. The Company has the right to request for the removal of the guarantee and collateral by issuance of additional 250,000 shares of common stock. On September 27, 2019, the Company issued 250,000 shares of common stock to IDV in exchange for the release of Grapevine as collateral.

IDV has registration rights that require the Company to file and register the common stock issued or issuable upon conversion of the convertible note or the exercise of the warrants, within 180 days following the closing of the transaction.

The Company is also subject to penalty fee at 8% per annum for late payments of interests and compensation for the loss of IDV on failure to timely deliver conversion shares upon conversion.

(c) $2.5 million Senior Secured Convertible Debenture due in March 2021 - ID Ventura 7

On September 27, 2019, the Company executed a security purchase agreement with ID Venturas 7, LLC (“IDV”), whereby the Company issued $2,500,000 of senior secured convertible note. The note bears interest at a rate of 10% per year payable either in cash or in kind at the option of the Company on a quarterly basis and matures on March 27, 2021. In addition, IDV is entitled to the following: (i) the convertible note is senior secured; (ii) convertible at $1.84 per share of Company common stock at the option of IDV (approximately 1,358,696 shares), subject to adjustments if subsequent equity shares have a lower conversion price, (ii) 1,000,000 shares of common stock of the Company and (iii) a warrant exercisable for 150% of the number of shares of common stock which the note is convertible into (approximately 2,038,043 shares) at an exercise price of $1.84 per share and will expire 5 years after issuance. On October 29, 2019 the Company entered into a letter agreement (the “Agreement”) with ID Venturas pursuant to which the Company agreed to reduce the conversion price of the Debentures and the exercise price of the Warrants to $1.00,

The Company will receive aggregate gross proceeds of $2.5 million, net of $66,195 for the issuance expenses paid by IDV. The Company received $1.8 million proceed in September and the remaining $633,805 was received in October. Total gross proceeds were allocated to convertible note, common stocks and warrants based on their relative fair values in accordance with ASC 470-20-30. The value of the convertible note and common stocks was based on the closing price on September 27, 2019. The fair value of the warrants was determined using the Black-Scholes option-pricing model, with the following assumptions: expected life of 5 years, expected dividend rate of 0%, volatility of 110.36% and an interest rate of 1.55%.  The relative fair value of the warrants was recorded as additional paid-in capital and reduced the carrying amount of the convertible note. The Company recognized a beneficial conversion feature discount on convertible note at its intrinsic value, which was the fair value of the common stock at the commitment date for convertible note, less the effective conversion price. The Company recognized approximately $989,000 of beneficial conversion feature as an increase in additional paid in capital and reduced (discount on) the carrying amount of the convertible note in the accompanying consolidated balance sheet.

The discounts on the convertible note for the warrants and beneficial conversion feature are being amortized to interest expense, using the effective interest method over the term of the convertible note. As of September 30, 2019, the unamortized discount on the convertible note is approximately $2,488,000. Total interest expense recognized relating to the discount was approximately $12,000 and $12,000 for the three and nine months ended September 30, 2019, respectively.

Interest on the convertible note is payable quarterly starting from October 1, 2019. The convertible note is redeemable at the option of the Company in whole at an initial redemption price of the principal amount of the convertible note plus additional warrants and accrued and unpaid interest to the date of redemption.

The security purchase agreement contains customary representations, warranties and covenants. The convertible note is collateralized by the Company’s equity interest in DBOT, which had a carrying amount of $14.3 million as of September 30, 2019.

IDV has registration rights that require the Company to file and register the common stock issued or issuable upon conversion of the convertible note or the exercise of the warrants, within 120 days following the closing of the transaction.

The Company is also subject to penalty fee at 8% per annum for late payments of interests and compensation for the loss of IDV on failure to timely deliver conversion shares upon conversion.

Note 13.	Stockholders’ Equity

Convertible Preferred Stock

Our board of directors has authorized 50 million shares of convertible preferred stock, $0.001 par value, issuable in series.

As of September 30, 2019 and December 31, 2018, 7,000,000 shares of Series A preferred stock were issued and outstanding and is convertible, at any time at the option of the holder, into 933,333 shares of common stock (subject to customary adjustments). The Series A preferred stock shall be entitled to ten vote per common stock on an as-converted basis and only entitled to receive dividends when and if declared by the board. On liquidation, both series of preferred stock are entitled to a liquidation preference of $0.50 per share. The shares are not redeemable except on liquidation or if there is a change in control of the Company or a sale of all or substantially all of the assets of the Company. The conversion price of the Series A may only be adjusted for standard anti-dilution, such as stock splits and similar events. The Series A preferred stocks are considered to be equity instruments and therefore the embedded conversion options have not been separated. Because the preferred stocks have conditions for their redemption that may be outside the control of the Company, they have been classified outside of Shareholders’ Equity, in the mezzanine section of our balance sheet.

Common Stock

Our board of directors has authorized 1,500 million shares of common stock, $0.001 par value.

Note 14.	Related Party Transactions

(a) Convertible Notes

$3.0 Million Convertible Note with Mr. Shane McMahon (“Mr. McMahon”)

On May 10, 2012, Mr. McMahon, our Vice Chairman, made a loan to the Company in the amount of $3,000,000. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3,000,000 (the “Note”) at a 4% interest rate computed on the basis of a 365-day year. We entered several amendments with respect to the effective conversion price (changed from $1.75 to $1.5), convertible stocks (changed from of Series E Preferred Stock to Common Stock) and extension of the maturity date to December 31, 2020.

For the three and nine months ended September 30, 2019, the Company recorded interest expense of approximately $30,000 and $90,000, respectively, related to the Note. For the three and nine months ended September 30, 2018, the Company also recorded interest expense of approximately $30,000 and $90,000, respectively, related to the Note. Interest payable was $229,808 and $140,055 as of September 30, 2019 and December 31, 2018, respectively.

$2.5 Million Convertible Promissory Note with SSSIG

On February 8, 2019, the Company entered into a convertible promissory note agreement with SSSIG, an affiliate of Dr. Wu, in the aggregate principal amount of $2,500,000. The convertible promissory note bears interest at a rate of 4%, matures on February 8, 2020, and is convertible into the shares of the Company’s common stock at a conversion price of $1.83 per share anytime at the option of SSSIG.

As of September 30, 2019, the Company received $1.3 million from SSSIG. The Company has not received the remaining $1.2 million as of the date of this report. For the three and nine months ended September 30, 2019, the Company recorded interest expense of approximately $13,000 and $36,000, respectively, related to the Note.

(b) Transactions with GTD

Disposal of Assets in exchange of GTB

In March 2019, the Company completed the sale of the following assets (with total carrying amount of approximately $20.4 million) to GTD, a minority shareholder based in Singapore, in exchange for 1,250,000 GTB. The Company considers the arrangement as a nonmonetary transaction and the fair values of GTB are not reasonably determinable due to the reasons described in Note 3. Therefore, GTB received are recorded at the carrying amount of the assets exchanged and the Company did not recognize any gain or loss based on ASC 845-10-30.

•	License content (net carrying amount approximately $17.0 million)

•	Approximately 13% ownership interest in Nanjing Shengyi Network Technology Co., Ltd (“Topsgame”) (carrying amount approximately $3.2 million which was included in long-term investment-Non-marketable Equity Investment)

•	Animation copy right (net carrying amount approximately $0.2 million which was included in intangible asset.)

Digital asset management services

Please refer to Note 3.

(c) Crude Oil Trading

For the nine months ended September 30, 2018, we purchased crude oil in the amount of approximately $244.1 million from three suppliers that a minority shareholder of the Company has significant influence upon because this minority shareholder has significant influence on both our Singapore joint venture and these three suppliers. The Company has recorded the purchase on a separate line item referenced as “Cost of revenue from related parties” in its financial statements. There is no outstanding balance due (in Accounts Payable) as of September 30, 2019. No such related party transactions occurred for the same period in 2019.

(d) Severance payments

On February 20, 2019, the Company accepted the resignation of former Chief Executive Officer, former Chief Investment Officer and former Chief Strategy Officer and agreed to pay approximately $837,000 in total for salary, severance and expenses. The Company paid $637,000 in the first quarter of year 2019 and recorded $200,000 in other current liabilities on our consolidated balance sheet as of September 30, 2019. The $837,000 severance expenses were recorded in the Selling, general and administrative expenses of the income statement.

(e) Borrowing from Dr. Wu. and his affiliates

During the third quarter of 2019, the Company’s net borrowings from Dr. Wu and his affiliates increased by $1.0 million. We recorded these borrowings in amount due to related parties on our consolidated balance sheet as of September 30, 2019. These borrowings bear no interest.

(f) Acquisition of Fintalk Assets

Please refer to Note 5(b).

(g)  Asset for Sale-Red Rock Global Capital LTD (“Red Rock”)

Please refer to Note 5(g).

(h) Acquisition of Grapevine Logic. (“Grapevine”)

Please refer to Note 5(c).

(i)  Amer Global Technology Limited (“Amer”)

Please refer to Note 5(h).

(j) Taxis commission revenue from Guizhou Qianxi Green Environmentally Friendly Taxi Service Co. (“Qianxi”)

Please refer to Note 3.

Note 15.	Share-Based Payments

As of September 30, 2019, the Company had 14,971,431 options, 55,586 restricted shares and 3,709,240 warrants outstanding.

The Company awards common stock and stock options to employees and directors as compensation for their services, and accounts for its stock option awards to employees and directors pursuant to the provisions of ASC 718, Stock Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes Merton valuation model. The Company recognizes the fair value of each option as compensation expense ratably using the straight-line attribution method over the service period, which is generally the vesting period.

Effective as of December 3, 2010 and amended on August 3, 2018, our Board of Directors approved the 2010 Stock Incentive Plan (“the 2010 Plan”) pursuant to which options or other similar securities may be granted. As of September 30, 2019, the maximum aggregate number of shares of our common stock that may be issued under the 2010 Plan is 31,500,000 shares. As of September 30, 2019, options and restricted shares available for issuance are 14,160,326 shares.

The company recorded share-based payments expense of $2,547,107 and $11,530 for the three months ended September 30, 2019 and 2018 and $6,474,227 and $3,372,447 for the nine months ended September 30, 2019 and 2018, respectively.

(a) Stock Options

Stock option activity for the nine months ended September 30, 2019 is summarized as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregated
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life (Years)	Value
Outstanding at January 1, 2019	1,706,431	$3.28	4.08	$-
Granted	14,325,000	1.98	8.75	-
Exercised	-	-	-	-
Expired	(83,333)	1.98	-	-
Forfeited	(976,667)	1.98	-	-
Outstanding at September 30, 2019	14,971,431	$2.13	8.72	$-
Vested and expected to be vested as of September 30, 2019	14,971,431	$2.13	8.72	$-
Options exercisable at September 30, 2019 (vested)	5,529,977	$2.38	7.55	$-

As of September 30, 2019, approximately $14,255,266 of total unrecognized compensation expense related to non-vested share options is expected to be recognized over a weighted average period of approximately 1.4 years. The total fair value of shares vested for the nine months ended September 30, 2019 and 2018 was $6,010,085 and $319,001, respectively.  Cash received from options exercised during the nine months ended September 30, 2019 and 2018 was approximately $0 and $2,632, respectively.

(b) Warrants

In connection with the Company’s financings, the Warner Brother Agreement and the service agreements, the Company issued warrants to service providers to purchase common stock of the Company. The warrants issued to Warner Brother were expired without exercise on January 31, 2019. The Company issued warrants to IDV in connection with senior secured convertible notes (See Note 12) and the weighted average exercise price was $1.84 and the weighted average remaining life was approximately 4.73 years.

	September 30, 2019	December 31, 2018
	Number of	Number of
	Warrants	Warrants
	Outstanding and	Outstanding and	Exercise	Expiration
Warrants Outstanding	Exercisable	Exercisable	Price	Date
2014 Broker Warrants (Series E Financing)	-	60,000	$1.75	1/31/19
$2.05 million IDV Senior Secured Convertible Debenture	1,671,196	-	$1.84	2/22/2024
$2.5 million IDV Senior Secured Convertible Debenture	2,038,044	-	1.84	9/27/2024
	3,709,240	60,000

On September 24, 2018, the Company entered into employment agreements with three executives. As part of their employment agreements, they are entitled to warrants for an aggregate of 8,000,000 shares at an exercise price of $5.375 per share (the “Exercise Price”), which is a 25% premium to the $4.30 per share closing market price of the Company’s common stock on September 7, 2018, the date upon which the terms of the employment agreements were mutually agreed. In February 2019, the rights to receive warrants were terminated due to the resignation of three executives.

(c) Restricted Shares

In January 2019, the Company granted 129,840 restricted shares to the two independent directors under the “2010 Plan” which was approved as part of the 2018 independent board compensation plan by the Board of Directors. The restricted shares were all vested immediately since commencement date. The aggregated grant date fair value of all those restricted shares was $161,001.

A summary of the unvested restricted shares is as follows:

		Weighted-average
	Shares	fair value
Non-vested restricted shares outstanding at January 1, 2019	87,586	$2.46
Granted	129,840	$1.24
Forfeited	(3,000)	$2.60
Vested	(158,840)	$1.49
Non-vested restricted shares outstanding at September 30, 2019	55,586	$2.37

As of September 30, 2019, there was $33,800 of unrecognized compensation cost related to unvested restricted shares. This amount is expected to be recognized over a weighted-average period of 0.51 years.

Note 16.	Earnings (Loss) Per Common Share

Basic earnings (loss) per common share attributable to our shareholders is calculated by dividing the net earnings (loss) attributable to our shareholders by the weighted average number of outstanding common shares during the period.

Diluted earnings (loss) per share is calculated by taking net earnings (loss), divided by the diluted weighted average common shares outstanding. The calculations of basic and diluted earnings (loss) per share for the three months and nine months ended, 2019 and 2018 are as follows:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Net earnings (loss) attributable to common stockholders	$(13,711,867)	$(7,186,847)	$11,506,861	$(19,228,240)
Interest expense attributable to convertible promissory note	-	-	125,485	-
Net earnings (loss) assuming dilution	(13,711,867)	(7,186,847)	11,632,346	(19,228,240)
Basic
Basic weighted average common shares outstanding	127,609,748	74,063,495	113,964,933	71,574,303
Effect of dilutive securities	-	-	-	-
Convertible preferred shares- Series A	-	-	933,333	-
Conversion of restricted shares and employee stock options	-	-	22,823	-
Convertible promissory notes	-	-	2,777,687	-
Contingently issuable shares	-	-	621,117	-
Diluted potential common shares	127,609,748	74,063,495	118,319,893	71,574,303

Net earnings (loss) per share:
Basic	$(0.11)	$(0.10)	$0.10	$(0.27)
Diluted	$(0.11)	$(0.10)	$0.10	$(0.27)

In 2018, diluted net loss per share equals basic net loss per share because the effect of securities convertible into common shares was anti-dilutive. The following table includes the number of shares that may be dilutive potential common shares in the future. The holders of these shares do not have a contractual obligation to share in our earnings (losses) and thus these shares were not included in the computation of diluted earnings (loss) per share because the effect was antidilutive.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Warrants	3,709,240	60,000	3,709,240	60,000
Options	14,971,431	1,797,017	14,965,598	1,797,017
Series A Preferred Stock	933,333	933,333	-	933,333
Convertible promissory note and interest	12,417,909	10,227,507	9,324,911	10,227,507
Contingently issuable shares	2,322,808	-	2,322,808	-
Total	34,354,721	13,017,857	30,322,557	13,017,857

Note 17.	Income Taxes

During the nine months ended September 30, 2019, the Company recorded an income tax benefit of $513,935, $152,876 resulting from losses of Grapevine Logic, Inc. offsetting deferred tax liabilities that were recognized on the acquisition of Grapevine Logic, Inc. and a $361,059 reduction of the valuation allowance on Ideanomics, Inc. deferred tax assets in excess of those reversed to offset Ideanomics, Inc.’s income. The reduction in valuation allowance resulted from Ideanomics, Inc.’s acquisition of additional ownership interests in Grapevine Logic, Inc. which caused Grapevine Logic, Inc. to be included in a consolidated tax return with Ideanomics, Inc. beginning June 30, 2019. This meant that $361,059 of Ideanomics, Inc.’s deferred tax assets could be utilized to offset Grapevine Logic Inc.’s remaining deferred tax liabilities. This resulted in an effective tax rate of (4.43%). The effective tax rate for the nine months ended September 30, 2019 differs from the U.S. statutory tax rate primarily due to the effect of taxes on foreign earnings, non-deductible expenses and the reduction in the beginning of the year deferred tax valuation allowance.

As of September 30, 2019, the Company had approximately $9.9 million of the U.S domestic cumulative tax loss carryforwards and approximately $30.9 million of the foreign cumulative tax loss carryforwards which may be available to reduce future income tax liabilities in certain jurisdictions. The remaining 2018 U.S. tax loss is not subject to expiration under the new Tax Law. The foreign tax loss carryforwards will expire beginning year 2019 through 2023.

There was no identified unrecognized tax benefit as of September 30, 2019.  We are not aware of any unrecorded tax liabilities which would impact our financial position or our results of operations.

Note 18.	Contingencies and Commitments

Lawsuits and Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Shareholder Class Action

On July 19, 2019, a purported class action, captioned Jose Pinto Claro Da Fonseca Miranda v. Ideanomics, Inc., was filed in the United States District Court for the Southern District of New York against the Company and certain of its current and former officers. While the Company believes that the Class Action is without merit and plans to vigorously defend itself against these claims, there can be no assurance that the Company will prevail in the lawsuits. The Company cannot currently estimate the possible loss or range of losses, if any, that it may experience in connection with these litigations.

Note 19.	Concentration, Credit and Other Risks

(a) PRC Regulations

The PRC market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to conduct wireless telecommunication services through contractual arrangements in the PRC since the industry remains highly regulated. The Company conducts legacy YOD business in China through a series of contractual arrangements (See Note 4). The Company believes that these contractual arrangements are in compliance with PRC law and are legally enforceable. If Sinotop Beijing, SSF or their respective legal shareholders fail to perform the obligations under the contractual arrangements or any dispute relating to these contracts remains unresolved, we can enforce its rights under the VIE contracts through PRC law and courts. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements. In particular, the interpretation and enforcement of these laws, rules and regulations involve uncertainties. If we had direct ownership of Sinotop Beijing and SSF, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Sinotop Beijing or SSF, which in turn could affect changes at the management level, subject to any applicable fiduciary obligations. However, under the current contractual arrangements, the Company relies on Sinotop Beijing, SSF and their respective legal shareholders to perform their contractual obligations to exercise effective control. The Company also gives no assurance that PRC government authorities will not take a view in the future that is contrary to the opinion of the Company. If the current ownership structure of the Company and its contractual arrangements with the VIEs and their equity holders were found to be in violation of any existing or future PRC laws or regulations, the Company's ability to conduct its business could be affected and the Company may be required to restructure its ownership structure and operations in the PRC to comply with the changes in the PRC laws which may result in deconsolidation of the VIEs.

From time to time the PRC government imposes regulations that limit the amount and timing of foreign payments from companies operating in the PRC. Our ability to repatriate cash held in the PRC, or obtain funding from sources in the PRC, may be restricted by such regulations.

In addition, the telecommunications, information and media industries remain highly regulated. Restrictions are currently in place and are unclear with respect to which segments of these industries foreign owned entities, like YOD WFOE, may operate. The PRC government may issue from time to time new laws or new interpretations on existing laws to regulate areas such as telecommunications, information and media, some of which are not published on a timely basis or may have retroactive effect. For example, there is substantial uncertainty regarding the Draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption and effective date of the final form of the law. Administrative and court proceedings in China may also be protracted, resulting in substantial costs and diversion of resources and management attention. While such uncertainty exists, the Company cannot assure that the new laws, when it is adopted and becomes effective, and potential related administrative proceedings will not have a material and adverse effect on the Company's ability to control the affiliated entities through the contractual arrangements. Regulatory risk also encompasses the interpretation by the tax authorities of current tax laws, and the Company’s legal structure and scope of operations in the PRC, which could be subject to further restrictions resulting in limitations on the Company’s ability to conduct business in the PRC.

(b) Major Customers

For the nine months ended September 30, 2018, one customer individually accounted for more than 10% of the Company’s revenue from third parties. One customer individually accounted for more than 10% of the Company’s net accounts receivables as of September 30, 2018, respectively.

For the nine months ended September 30, 2019, one customer individually accounted for more than 10% of the Company’s revenue. One customer individually accounted for more than 10% of the Company’s net accounts receivables as of September 30, 2019, respectively.

(c) Major Suppliers

For the nine months ended September 30, 2018, two suppliers individually accounted for more than 10% of the Company’s cost of revenues. Two suppliers individually accounted for more than 10% of the Company’s accounts payable and amount due to related parties as of September 30, 2018.

For the nine months ended September 30, 2019, one supplier individually accounted for more than 10% of the Company’s accounts payable as of September 30, 2019.

(d) Concentration of Credit Risks

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily consist of cash and accounts receivable. As of September 30, 2019 and December 31, 2018, the Company’s cash was held by financial institutions (located in the PRC, Hong Kong, the United States and Singapore) that management believes have acceptable credit. Accounts receivable are typically unsecured and are mainly derived from revenues from Mobile Energy Group (formerly Wecast Services). The risk with respect to accounts receivable is mitigated by regular credit evaluations that the Company performs on its distribution partners and its ongoing monitoring of outstanding balances.

(e) Foreign Currency Risks

We have certain operating transactions that are denominated in RMB and a portion of the Company’s assets and liabilities that is denominated in RMB. RMB is not freely convertible into foreign currencies. The value of the RMB is subject to changes in the central government policies and to international economic and political developments. In the PRC, certain foreign exchange transactions are required by laws to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to complete the remittance.

Cash consist of cash on hand and demand deposits at banks, which are unrestricted as to withdrawal.

Time deposits, which mature within one year as of the balance sheet date, represent interest-bearing certificates of deposit with an initial term of greater than three months when purchased. Time deposits which mature over one year as of the balance sheet date are included in non-current assets.

Cash and time deposits maintained at banks consist of the following:

	September 30,	December 31,
	2019	2018
RMB denominated bank deposits with financial institutions in the PRC	$110,005	$1,523,622
US dollar denominated bank deposits with financial institutions in the PRC	$30,666	$133,053
HKD denominated bank deposits with financial institutions in Hong Kong Special Administrative Region (“HK SAR”)	$17,985	$13,133
US dollar denominated bank deposits with financial institutions in Hong Kong Special Administrative Region (“HK SAR”)	$13,708	$44,182
US dollar denominated bank deposits with financial institutions in Singapore (“Singapore”)	$569,707	$697,099
SGD denominated bank deposits with financial institutions in Singapore	$70,432	-
US dollar denominated bank deposits with financial institutions in The United States of America (“USA”)	$874,093	$695,155
Total	$1,686,596	$3,106,244

As of September 30, 2019 and December 31, 2018, deposits of $855,915 and $0 were insured. To limit exposure to credit risk relating to bank deposits, the Company primarily places bank deposits only with large financial institutions in the PRC, HK SAR, USA, Singapore and Cayman with acceptable credit rating.

(f) Digital Currency Risks

As of September 30, 2019, the Company holds 8,333,333 GTB

•	Digital currency is highly volatile due to the limited trading history, and singular currency exchange platform;

•	Under the circumstances where governments prohibit or effectively prohibit the trading of digital currency, this will significantly impact the financial statements of the Company since the digital currency market is currently largely unregulated; and

•	To date the company has not been able to convert any of its crypto currency holdings to fiat. The Asia EDX exchange has indicated that it continues work towards providing exchangeability for coins held on the exchange into fiat. Management is unable to give any assurance as to when, if ever, the Asia EDX exchange will permit conversion of the company’s crypto currency holdings into fiat.

Note 20.	Defined Contribution Plan

For our U.S. employees, during 2019, the Company introduced a new 401(k) defined contribution plan which provides 100% employer matching up to 4% of each employee’s pay. Employee is eligible to participate after six months of employment. Company 401(k) matching contributions were approximately $8,700 and $487 for the three months ended September 30, 2019 and 2018 and $8,700 and $3,242 for the nine months ended September 30, 2019 and 2018, respectively.

Full time employees in the PRC participate in a government-mandated defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to make contributions based on certain percentages of the employees’ basic salaries. Other than such contributions, there is no further obligation under these plans. The total contribution for such PRC employee benefits was $113,654 and $235,811 for the three months ended September 30, 2019 and 2018 and $267,868 and $607,872 for the nine months ended September 30, 2019 and 2018, respectively.

Note 21.	Segments and Geographic Areas

The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

We operate our business in two operating segments: Legacy YOD and Mobile Energy Group (formerly Wecast Services). Segment disclosures are on a performance basis consistent with internal management reporting. The Company does not allocate expenses below segment gross profit since these segments share the same executive team, office space, occupancy expenses, information technology infrastructures, human resources and finance department.

Information about segments during the periods presented were as follows:

	Nine Months Ended
	September 30, 2019	September 30, 2018
Revenue
-Legacy YOD	$-	$-
-Mobile Energy Group (formerly Wecast Services)	44,503,562	362,628,296
Total revenue	44,503,562	362,628,296
Cost of revenue
-Legacy YOD	-	-
-Mobile Energy Group (formerly Wecast Services)	1,217,184	359,839,565
Gross profit	$43,286,378	$2,788,731

	September 30, 2019	December 31, 2018
TOTAL ASSETS
-Legacy YOD	$635,128	$26,442,810
-Mobile Energy Group (formerly Wecast Services)	164,128,548	51,592,929
-Unallocated assets	-	16,199,373
Total	$164,763,676	$94,235,112

Note 22.	Going Concern and Management’s Plans

As of September 30, 2019, the Company had cash and cash equivalents of approximately $1.7 million and the Company has incurred losses since its inception and must continue to rely on proceeds from debt and equity issuances to pay for ongoing operating expenses in order to execute its business plan.

Management has taken several actions below to ensure that the Company will continue as a going concern through November 30, 2020, including the cessation of YOD legacy segment related expenses and discretionary expenditures.

•	As discussed in Note 12, the Company executed a security purchase agreement with ID Venturas 7, LLC (“IDV”), whereby the Company issued $2,500,000 of senior secured convertible note during the third quarter.

•	As discussed in Note 5, the Company has received $0.7 million proceeds from the sale of Redrock.

The Company’s operating businesses are in the development and ramp up phase and are not yet cash generative as they generate minimal revenues and require investment to support their business plans. The Company intends to raise both debt and equity capital to cover its short and medium term capital needs.

Although the Company may attempt to raise funds by issuing debt or equity instruments, future financing may not be available to the Company on terms acceptable to the Company or at all or such resources may not be received in a timely manner. If the Company is unable to raise additional capital when required or on acceptable terms, the Company may be required to scale back or to discontinue certain operations, scale back or discontinue the development of new business lines, reduce headcount, sell assets, file for bankruptcy, reorganize, merge with another entity, or cease operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is in fact unable to continue as a going concern, the shareholders may lose their entire investment in the Company.

Note 23.	Fair Value Measurements

The following table presents information about our financial instruments measured at fair value on a recurring basis, grouped into level 1 to 3 based on the degree to which the fair value is observable:

	September 30, 2019
	Level I	Level II	Level III	Total
Contingent Consideration Liability[1]	-	-	2,327,919	2,327,919

Note

1 This represents the liability incurred in connection with the acquisition of DBOT shares during Q3 2019 as disclosed in Note 5(f).

The fair value of the contingent consideration liability at September 30, 2019 was valued using the Black-Scholes Merton method. The following table presents the significant inputs and assumptions used in the model:

September 30, 2019
Risk-free interest rate	1.8%
Expected volatility	30%
Expected term	0.5 year
Expected dividend yield	0%

The significant unobservable inputs used in the fair value measurement of the Company’s contingent consideration liability includes the risk-free interest rate, expected volatility, expected term and expected dividend yield. Significant increases or decreases in any of those inputs in isolation would result in a significantly different fair value measurement.

Reconciliation of level 3 fair value measurements:

Contingent Consideration Liability
January 1, 2019	$-
Addition	(2,217,034)
Remeasurement (loss)/gain recognized in the income statement	(110,885)
September 30, 2019	$(2,327,919)

Note 24.	Subsequent Events

Senior Secured Convertible Debentures - ID Ventura 7

On October 29, 2019, the Company entered into an Additional Issuance Agreement (the “Purchase Agreement”), with ID Venturas 7, LLC. (“ID Venturas”) an exempted company incorporated and existing under the laws of the Delaware, pursuant to which ID Venturas invested $400,000 of the up to $2,500,000 of additional investment rights granted to ID Venturas in the September SPA (as defined below) and received (i) a promissory note (the “Convertible Note”) which is senior secured and convertible at $1.00 per share of Company common stock, subject to anti-dilution adjustments and (ii) a warrant (the “Warrant”) exercisable for 150% of the number of shares of common stock which the Note is convertible into. The Convertible Note is convertible into common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $1.00, subject to anti-dilution adjustments. The Convertible Note matures on March 27, 2021, and accrues at a 10% interest rate.

In connection with the above transaction, the Company also entered into a registration rights agreement with ID Venturas (the “Registration Rights Agreement”) which grants ID Venturas demand registration rights.

As disclosed in Note 12, the Company entered into Securities Purchase Agreements, dated February 22, 2019 (“The Purchase Agreement”) and dated September 27, 2019 (“Convertible Note Agreement”) with ID Venturas pursuant to which ID Venturas purchased 10% Senior Secured Convertible Debentures (the “Debentures”) and common stock purchase warrants (the “Warrants”) and were granted additional investments rights to purchase up to an additional $2,500,000 of Debentures and Warrants (“Additional Investment Rights”). On October 29, 2019 Ideanomics, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with ID Venturas pursuant to which the Company agreed to reduce the conversion price of the Debentures and the exercise price of the Warrants to $1.00, subject to adjustment thereunder. The Agreement also reduced the conversion price of Debentures and the exercise price of the Warrants issuable pursuant to the Additional Investment Rights.

GTB Impairment review

On October 29, 2019, our digital currency, GTB tokens (see Note 1), had a one-time unexpected significant decline in quoted price from $17 to $1.84. The Company’s management is currently evaluating the risks and potential impacts of this incident and plans to perform its annual impairment test as of December 31, 2019. The Company is not able to make a meaningful estimate of the amount or range of potential impairment resulting from the subsequent decline in quoted price.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and Financial Industry Regulatory Authority, or FINRA, fee.

	Amount Paid or to be Paid
SEC registration fee	$17,422
Legal fees and expenses	$150,000	*
Accounting fees and expenses	$50,000	*
Transfer agent and registrar fees and expenses	$2,000	*
Blue Sky Fees and Expenses	$2,000	*
Miscellaneous fees and expenses	$3,578	*

Total	$225,000

*	Estimated Amount

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

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Our Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

We may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as s director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

On March 17, 2018, the Company entered into a subscription agreement (the “Subscription Agreement”) with GT Dollar Pte. Ltd. (“GTD”) for a private placement of a total amount of $40.0 million. Pursuant to the terms of the Subscription Agreement, the Company (i) will issue and sell to GTD, an aggregate of 13,773,010 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), for $1.82 per share, or a total purchase price of $25,066,878.20, and (ii) issue two convertible promissory notes (each a “Note” and together, the “Notes”) with a stated principal amount of $10 million and $4,933,121.80, respectively. The Subscription Agreement was subsequently amended and restated (the “Amended Agreement”) on June 28, 2018 to reduce the amount of such investment to $10.0 million and to terminate the two promissory notes. Pursuant to the terms of the Amended Agreement, the Company will issue and sell to GTD, an aggregate of 5,494,506 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), for $1.82 per share, or a total purchase price of $10,000,000.92. The Subscription Agreement contains customary representations, warranties and covenants and a 9 month lock-up period for GTD from the date of the Subscription Agreement. The Company has received $5.3 million as of the date hereof. The Company issued the shares of its Common Stock and the Notes in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

On March 4, 2018, the Company entered into a Stock Purchase Agreement (the “Sloves Purchase Agreement”) with Shawn Sloves (“Sloves”), China Broadband, Ltd., a wholly-owned subsidiary of Seven Stars Cloud Group, Inc. (the “Purchaser”) and Delaware Board of Trade Holdings, Inc. (“DBOT”) pursuant to which Sloves agreed to sell 500,000 shares of common stock of DBOT to the Purchaser and the Company issued an aggregate of 320,000 shares of Common Stock of the Company to Sloves. Sloves agreed to a 1 year lock up period for the shares of common stock of the Company received by Sloves pursuant to the Sloves Purchase Agreement. The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act. The Sloves Purchase Agreement has not yet closed pending the completion of the closing conditions, including regulatory approval.

On January 12, 2018, Company entered into a Stock Purchase Agreement (the “DBOT Purchase Agreement”) with Delaware Board of Trade Holdings, Inc. (“DBOT”) and DBOT-I LLC (the “Seller”) pursuant to which the Seller agreed to sell 500,000 shares of common stock of DBOT to the Company and the Company issued an aggregate of 320,000 shares of Common Stock of the Company to the Seller. The Seller agreed to a 1 year lock up period for the shares of common stock of the Company received by the Seller pursuant to the DBOT Purchase Agreement. The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act. The DBOT Purchase Agreement has not yet closed pending the completion of the closing conditions, including regulatory approval.

On December 18, 2017, the Company entered into a Stock Purchase Agreement (the “DBOT Purchase Agreement”) with Delaware Board of Trade Holdings, Inc. (“DBOT”) and each of the parties listed on the signature page of the DBOT Purchase Agreement (each a “Seller” and collectively referred to herein as the “Sellers”) pursuant to which each Seller agreed to sell such number of shares of common stock of DBOT set forth opposite each Seller’s name on Schedule A of the DBOT Purchase Agreement to the Company and the Company issued an aggregate of 1,627,869 shares of Common Stock of the Company to the Sellers. Pursuant to the terms of the DBOT Purchase Agreement, the Company’s President and Chief Revenue Officer, Robert G. Benya, will become a member of DBOT’s Board of Directors. Each Seller agreed to a 1 year lock up period for the Company shares of common stock received by each Seller pursuant to the DBOT Purchase Agreement. The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act. The DBOT Purchase Agreement has not yet closed pending the completion of the closing conditions, including regulatory approval.

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On December 7, 2017, the Company entered into a Securities Purchase Agreement (the “BBD Purchase Agreement”) with Tiger Sports Media Limited, a Hong Kong limited liability company (“Tiger”) pursuant to which the Company agreed to purchase Tiger’s 20% equity ownership in BBD Digital Capital Group Ltd. (“BBD Capital”), a New York corporation. SSC will purchase the 20% equity from Tiger for a total purchase price of $9.8 million (the “Transaction”) which consists of $2 million in cash and $7.8 million to be paid in the form of the Company’s capital stock (valued at $2.60 per share and equal to 3 million shares of the Company’s common stock). SSC’s Audit Committee has reviewed the terms and conditions of the BBD Purchase Agreement, approved the BBD Purchase Agreement and recommended that the Company obtain a valuation report in connection with the Transaction. The valuation report will be received post-signing of the BBD Purchase Agreement with both parties agreeing that there is no obligation to close the Transaction until a satisfactory valuation report has been received, evaluated and approved by the Company’s Audit Committee. The Company shall pay the $2 million in cash upon the execution of the BBD Purchase Agreement and will issue the 3 million shares of Company common stock upon the closing of the Transaction which is contingent upon the receipt of a valuation report satisfactory to the Audit Committee. If the closing conditions to the Transaction are not satisfied then Tiger has agreed to refund the $2 million cash payment to SSC within 15 days of notice from the Company. The valuation report of BDCG was received post-signing of the BDCG Purchase Agreement with both parties agreeing that there is no obligation to close the Transaction until a satisfactory valuation report has been received, evaluated and approved by the Company’s Audit Committee. On April 24, 2018, the Audit Committee approved the satisfactory valuation report provided by an independent third party and closed this transaction.

On October 23, 2017, the Company entered into a Securities Purchase Agreement (the “SPA”) with Hong Kong Guo Yuan Group Capital Holdings Limited (the “Purchaser”). Pursuant to the terms of the SPA, the Company has agreed to sell and issue 5,494,505 shares of the Company’s common stock (the “Shares”), to the Purchaser for $1.82 per share, or a total purchase price of $10.0 million (the “Purchase Price”). In addition, under the terms of the SPA, following the closing of the transaction, the Company’s Board of Directors (the “Board”) shall consist of at least 7 members and the Purchaser shall have the right to appoint one director to the Board.

The SPA also contains customary representations, warranties and covenants. The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

On May 19, 2017, the Company entered into a subscription agreement (the “Subscription Agreement”) with certain investors, including officers, directors and other affiliates of the Company (the “Investors”), pursuant to which the Company issued and sold to the Investors, in a private placement, an aggregate of 727,273 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), for $2.75 per share, or a total purchase price of $2.0 million. The Subscription Agreement contains customary representations, warranties and covenants. Investors in the private placement included Lan Yang, the wife of the Company’s chairman Bruno Wu, and China Telenet Ventures Limited, an entity owned and controlled by Sean Wang, a member of the Company’s Board of Directors. The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

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On January 30, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BT Capital Global Limited, a Hong Kong company (“BT”) and affiliate of the Company’s chairman Bruno Wu, pursuant to which the Company agreed to purchase and BT agreed to sell all of the outstanding capital stock (the “SVG Common Shares”) of Sun Video Group Hong Kong Limited, a Hong Kong corporation (“SVG”) for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note (the “Note”) with the principal and interest thereon convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Wecast Common Shares”) at a conversion rate of $1.50 per Wecast Common Share in exchange for a guarantee that SVG will achieve certain financial goals within 12 months of the closing, as described further below. The Company issued the Note and will issue the Wecast Common Shares upon conversion of the Note in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On November 11, 2016, the Company entered into a Common Stock Purchase Agreement (the “SPA”) with Sun Seven Stars Hong Kong Cultural Development Limited, a Hong Kong company (“SSSHKCD”) and an affiliate of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”). SSS is controlled by the chairman of the Company’s Board of Directors, Bruno Wu. Pursuant to the terms of the SPA, the Company has agreed to sell and issue 1,136,364 shares of the Company’s Common Stock, for $1.76 per share, or a total purchase price of $2.0 million to SSSHKCD. The SPA contains customary representations, warranties and covenants. Receipt of the $2.0 million is just pending receipt of ordinary course approval from the appropriate Chinese governmental authorities. The Company issued the shares of its Common Stock to SSSHKCD in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On July 6, 2016, the Company entered into a Common Stock Purchase Agreement (the “SPA”) with Seven Stars Works Co., Ltd., a Korea company (“SSW”) and an affiliate of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”). SSS is controlled by the chairman of the Company’s Board of Directors, Bruno Wu. Pursuant to the terms of the SPA, the Company has agreed to sell and issue 2,272,727 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for $1.76 per share, or a total purchase price of $4.0 million to SSW. The SPA contains customary representations, warranties and covenants. A total of $2.0 million has been received and closed, and the receipt of the remaining $2.0 million is just pending receipt of ordinary course approval from the appropriate Chinese governmental authorities. The Company issued the shares of its Common Stock to SSW in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On December 21, 2015, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Amended and Restated SSS Purchase Agreement”) with Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”), which amended and restated the Securities Purchase Agreement between the Company and SSS dated November 23, 2015 (the “SSS Securities Purchase Agreement”). Pursuant to the terms of the Amended and Restated SSS Purchase Agreement, on December 21, 2015, the Company issued and sold 4,545,454 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), for $2.20 per share, or a total purchase price of $10.0 million to SSS. In addition, the Company issued SSS two-year warrants (the “Warrant”) to acquire an additional 1,818,182 shares of Common Stock (the “Warrant Shares”), at an exercise price of $2.75 per share. Pursuant to the Amended and Restated SSS Purchase Agreement, the Company agreed to increase the size of its board of directors from five to eight members, and SSS will have the right to nominate up to three directors, such nomination rights intended to be proportional with its beneficial ownership. Accordingly, until such time as shareholder approval is received to permit exercise of the Warrant (described above), and the Note (defined and described below), SSS will not have full designation rights. SSS will have such proportional designation rights for so long as it beneficially owns at least 5% of the Common Stock.

In connection with the closing of the Amended and Restated SSS Purchase Agreement, on December 21, 2015, the Company entered into the Revised Content License Agreement with SSS (the “Revised Content License”), which amended certain terms of the Content License that was to have been entered into upon closing of the share issuances under the SSS Securities Purchase Agreement.

Pursuant to the terms of the Revised Content License, SSS granted the Company a non-exclusive, royalty-free content distribution right for certain assets valued at approximately $29.1 million, in exchange for a promissory note (the “Note”) that is convertible into 9,208,860 shares of Common Stock (the “IP Shares”). The licensed assets include, subject to certain restrictions, the right to (i) license, exhibit, distribute, reproduce, transmit, perform, display and otherwise exploit and make available certain movies and television programs (that the Company currently has no rights to with its own content agreements and arrangements) (the “Titles”) within mainland China, (ii) copy and dub the Titles and make or have made translations of the Titles, (iii) promote each Title in any manner or media, (iv) use the Titles for audience and marketing testing, sponsor/advertiser screening and reference and file purposes and (v) include the Company’s name, trademark and logo in the Titles to identify the Company as the exhibitor of the Titles. Additionally, SSS provided the Company the right of first negotiation on all live-action or animated feature-length movies that SSS develops or obtains the right to license during the term of the Revised Content License.

The Note had a stated principal amount of $17.7 million, bears interest at the rate of 0.56% per annum and matures May 21, 2016. In the event of default, the Note will become immediately due and payable. The Note was converted in July 2016.

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On December 21, 2015, the Company also entered into an Amended and Restated Share Purchase Agreement (the “Amended and Restated Tianjin Agreement”) with Tianjin Enternet Network Technology Limited, a PRC Company ("Tianjin"), an affiliate of SSS, which amended and restated the Share Purchase Agreement entered between the Company and Tianjin dated November 23, 2015(the “Tianjin Agreement”).

Pursuant to the terms of the Amended and Restated Tianjin Agreement, on December 21, 2015, Tianjin contributed 100% of the equity interests of Tianjin Sevenstarsflix Network Technology Limited, a PRC company (“SSF”), a newly-formed subsidiary of Tianjin to the Company. SSF will offer a branded pay content service delivered to consumers ubiquitously through all its platform partners, will track and share consumer payments and other behavior data, will operate a customer management and data-based service and will develop mobile social TV-based customer management portals.

In exchange for the sale of the equity interest in SSF and subject to certain conditions, Tianjin will receive shares of Common Stock over three years, with the exact amount based on an earn-out provision, such amounts not to exceed 5.0 million shares of Common Stock for each of 2016, 2017 and 2018 (the “Earn-Out Share Award”). Pursuant to the earn-out provision, 10,000,000 shares were issued to Tianjin in 2016. The Company issued the shares of its Common Stock and the Warrant and Note to SSS, and will issue the shares of its Common Stock upon exercise of the Warrant, and conversion of the Note, and to Tianjin (including upon conversion of the Tianjin Note, if applicable) in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, as amended to date [incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2012].

3.2	Second Amended and Restated Bylaws, adopted on January 31, 2014 [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on February 6, 2014].

3.3	Amendment No. 1 to the Second Amended and Restated Bylaws, adopted on March 26, 2015 [incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2015].

3.4	Amendment No. 2 to the Second Amended and Restated Bylaws, adopted on November 20, 2015. [incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on November 24, 2015]

3.5	Certificate of Designation of Series A Preferred Stock [incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on August 23, 2010].

3.6	Certificate of Designation of Series C Preferred Stock [incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on August 31, 2012].

3.7	Certificate of Designation of Series D 4% Convertible Preferred Stock [incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on July 11, 2013].

3.8	Certificate of Designation of Series E Convertible Preferred Stock [incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on February 6, 2014].

4.2	Form of Warrant issued on July 30, 2010 to Shane McMahon [incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed August 23, 2010].

4.4	Form of Warrant issued pursuant to the Securities Purchase Agreement dated August 30, 2012 [incorporated by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on August 31, 2012].

4.5	YOU On Demand Holdings, Inc. 2010 Equity Incentive Plan [incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 001-35561) filed on June 16, 2015]

4.6	Forms of Stock Option Agreement [incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 001-35561) filed on June 16, 2015]

4.7	Form of Restricted Stock Grant Agreement [incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 001-35561) filed on June 16, 2015]

4.8	Warrant issued on December 21, 2015 to Beijing Sun Seven Stars Culture Development Limited [incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

5.1**	Opinion of Sherman & Howard

10.1	Management Services Agreement, dated March 9, 2010, by and between Sinotop Beijing and Sinotop Hong Kong [incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 31, 2014].

10.2	Employment Agreement, dated January 31, 2014 between the Company and Shane McMahon [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on February 6, 2014].

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10.3	Form of Securities Purchase Agreement, dated August 30, 2012, by and among the Company, the Investors and Chardan Capital Management [incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on August 31, 2012].

10.4	Form of Registration Rights Agreement, dated August 30, 2012, by and between the Company and the Investors [incorporated by reference to exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on August 31, 2012].

10.5	Convertible Promissory Note in $3,000,000 principal amount issued to Shane McMahon [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on May 15, 2012].

10.6	Amendment No. 1 to Convertible Promissory Note in $3,000,000 principal amount issued to Shane McMahon [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on May 21, 2012].

10.7	Amendment No. 2 to Convertible Promissory Note in $3,000,000 principal amount issued to Shane McMahon [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on October 23, 2012].

10.8	Amendment No. 3 to Convertible Promissory Note in $3,000,000 principal amount issued to Shane McMahon [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on May 15, 2013].

10.9	Amendment No. 4 to Convertible Promissory Note in $3,000,000 principal amount issued to Shane McMahon [incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on February 6, 2014].

10.10	Amendment No. 5 to Convertible Promissory Note in $3,000,000 principal amount issued to Shane McMahon [incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on January 2, 2015].

10.11	Amendment No. 6 to the Convertible Promissory Note, dated December 31, 2016 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on January 6, 2017].

10.12	Amendment No. 7 to the Convertible Promissory Note, dated November 9, 2017 [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 10-Q (File No. 001-35561) filed on November 13, 2017].

10.13	Waiver, dated November 4, 2013, between Shane McMahon and the Company [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on November 8, 2013].

10.14	Form of Series E Preferred Stock Purchase Agreement, dated as of January 31, 2014, between the Company and certain investors [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on February 6, 2014].

10.15	Voting Agreement, dated as of November 23, 2015, by and between the Company and certain stockholders [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on November 24, 2015].

10.16	Amended and Restated Securities Purchase Agreement, dated as of December 21, 2015, between the Company and Beijing Sun Seven Stars Culture Development Limited [incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.17	Content License Agreement, dated as of December 21, 2015, by and between the Company and Beijing Sun Seven Stars Culture Development Limited [incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

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10.18	Amended and Restated Share Purchase Agreement, dated as of December 21, 2015, by and between the Company and Tianjin Enternet Network Technology Limited [incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.19	Convertible Promissory Note issued to Beijing Sun Seven Stars Culture Development Limited, dated December 21, 2015 [incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.20	Employment Agreement, dated as of March 28, 2016 by and between the Company and Mei Chen [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on March 30, 2016]

10.21	Employment Agreement, dated as of March 28, 2016 by and between the Company and Bing Yang [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on March 30, 2016]

10.22	Termination Agreement among Sinotop Beijing, YOD WFOE and Zhang Yan, dated January 22, 2016 [incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.23	Call Option Agreement among YOD WFOE, Sinotop Beijing, Bing Wu and Yun Zhu, dated as of January 25, 2016 [incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.24	Equity Pledge Agreement among YOD WFOE, Sinotop Beijing, Bing Wu and Yun Zhu, dated as of January 25, 2016 [incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.25	Power of Attorney agreements among YOD WFOE, Sinotop Beijing, Bing Wu and Yun Zhu, dated as of January 25, 2016 [incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.26	Technical Services Agreement among YOD WFOE and Sinotop Beijing, dated as of January 25, 2016 [incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.27	Spousal Consents, dated January 25, 2016 [incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.28	Letter of Indemnification among YOD WFOE, Bing Wu and Yun Zhu, dated as of January 25, 2016 [incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2016].

10.29	Equity Pledge Agreement among YOD WFOE, Lan Yang and Yun Zhu, dated April 5, 2016 [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on May 16, 2016].

10.30	Call Option Agreement among YOD WFOE, Tianjin Sevenstarflix Network Technology Limited, Lan Yang and Yun Zhu, dated April 5, 2016 [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on May 16, 2016].

10.31	Amendment No. 1 to Convertible Promissory Note issued to Beijing Sun Seven Stars Culture Development Limited, dated May 12, 2016 [incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on May 16, 2016].

10.32	Joint Venture Agreement by and between YOU on Demand (Asia) Limited, and Megtron Hongkong Investment Group Co., Limited, dated May 30, 2016 [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on August 15, 2016].

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10.33	Common Stock Purchase Agreement by and between the Company and Seven Stars Works Co., Ltd., dated July 6, 2016 [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on August 15, 2016].

10.34	Common Stock Purchase Agreement by and between the Company and Harvest Alternative Investment Opportunities SPC, dated August 11, 2016 [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on August 15, 2016].

10.35	Common Stock Purchase Agreement by and between the Company and Sun Seven Stars Hong Kong Cultural Development Limited, dated November 11, 2016 [incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 31, 2017].

10.36	Securities Purchase Agreement by and between the Company and BT Capital Global Limited, dated January 30, 2017 [incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 31, 2017].

10.37	Convertible Promissory Note issued BT Capital Global Limited, dated January 30, 2017 [incorporated by reference to Exhibit 10.55 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 31, 2017].

10.38	Securities Purchase Agreement by and between the Company, BT Capital Global Limited and Sun Seven Stars Media Group Limited, dated January 31, 2017 [incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 31, 2017].

10.39	English translation of Equity Agreement, dated March 31, 2017, by and between Shanghai Blue World Investment Management Consulting Limited and Shanghai Pulse Consulting Company Limited [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on May 15, 2017].

10.40	Form of Subscription Agreement, dated May 19, 2017, by and between Company and its certain investors, including officers, directors and other affiliates of the Company [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on August 14, 2017].

10.41	Securities Purchase Agreement, dated June 9, 2017, by and between the Company and Redrock Capital Group Limited [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on August 14, 2017].

10.42	Securities Purchase Agreement, dated June 30, 2017, by and between the Company and BT Capital Global Limited [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on August 14, 2017].

10.43	Form of Stockholder Proxy and Lock-Up Agreement, by and between Seven Stars Cloud Group, Inc., Bruno Wu and certain stockholders [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 13, 2017].

10.44	License Agreement, dated October 17, 2017, by and between Wecast Services Group Limited and Guangxi Dragon Coin Network Technology Co., Ltd [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 13, 2017].

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10.45	Amendment to Securities Purchase Agreement dated of June 30, 2017, by and between the Company and BT Capital Global Limited [incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.46	Securities Purchase Agreement, dated December 7, 2017, by and between Seven Stars Cloud Group, Inc., and Tiger Sports Media Limited [incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.47	Securities Purchase Agreement, dated December 7, 2017, by and among Seven Stars Cloud Group, Inc., Tianjin Sun Seven Stars Culture Development Co. Ltd., Beijing Nanbei Huijin Investment Co., Ltd. And Shanghai Guangming Investment Management Limited [incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.48	Stock Purchase Agreement, dated December 18, 2017, by and among Seven Stars Cloud Group, Inc., Certain existing DBOT shareholders, and Delaware Board of Trade Holdings, Inc. (“DBOT”) [incorporated by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.49	First Addendum to Stock Purchase Agreement, dated December 18, 2017, by and among Seven Stars Cloud Group, Inc., Certain existing DBOT shareholders, and Delaware Board of Trade Holdings, Inc. [incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.50	Second Addendum to Stock Purchase Agreement, dated December 18, 2017, by and among Seven Stars Cloud Group, Inc., Certain existing DBOT shareholders, and Delaware Board of Trade Holdings, Inc. [incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.51	Stock Puchase Agreement, dated January 12, 2018, by and among Seven Stars Cloud Group, Inc., Certain existing DBOT shareholders, and Delaware Board of Trade Holdings, Inc. [incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.52	Amendment No. 1 to Convertible Promissory Note issued to BT Capital Global Limited [incorporated by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.53	Stock Purchase Agreement, dated February 28, 2018, by and among Seven Stars Cloud Group, Inc., Certain existing DBOT Shareholders and Delaware Board of Trade Holdings, Inc. [incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.54	Employment Agreement, dated March 14, 2017, between the Company and Mr. Simon Wang. [incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.55	Employment Agreement, dated November 1, 2017, between the Company and Mr. Robert Benya. [incorporated by reference to Exhibit 10.55 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

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10.56	Subscription Agreement, dated March 17, 2018, by and between Seven Stars Cloud Group, Inc., and GT Dollar Pte. Ltd. [incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.57	Form of Convertible Promissory Note issued to GT Dollar Pte, Ltd.In the amount of U.S. $10 million [incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.58	Form of Convertible Promissory Note issued to GT Dollar Pte, Ltd.In the amount of U.S. $4,933,121.80 million [incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2018]

10.59	Securities Purchase Agreement, dated October 23, 2017, by and between Seven Stars Cloud Group, Inc., and Hong Kong Guo Yuan Capital Holdings Limited [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 13, 2017].

10.60	Employment Agreement, dated as of June 1, 2018, by and between Ideanomics, Inc. and Mr. Federico Tovar [incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K (File No. 001-35561) filed on June 7, 2018]

10.61	Purchase and Sale Agreement, dated July 11, 2018, by and between Seven Stars Cloud Group, Inc. and the State of Connecticut [incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.62	Assistance Agreement, dated July 11, 2018, y and between Seven Stars Cloud Group, Inc. and the State of Connecticut [incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.63	Share Purchase & Option Agreement, dated July 24, 2018, by and between Seven Stars Cloud Group, Inc. and Star Thrive Group Limited [incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.64	Agreement and Plan of Merger, dated July 18, 2018, by and among Seven Stars Cloud Group, Inc., Grapevine Logic, Inc., GLI Acquisition Corp., and Mr. Grant Deken, as the representative of the holders of capital stock of Grapevine Logic, Inc. [incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.65	Stock Option Agreement, effective August 31,2018, by and among Seven Stars Cloud Group, Inc. and Formalhut Limited [incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.66	Employment Agreement, dated September 24, 2018, by and between Ideanomics, Inc. and Mr. Brett McGonegal [incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.67	Amended and Restated Convertible Note Purchase Agreement, dated June 28, 2018, by and between Seven Stars Cloud Group, Inc. and Advantech Capital Investment II Limited [incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.68	Convertible Bond Agreement, dated June 28, 2018, by and between Seven Stars Cloud Group, Inc. and Advantech Capital Investment II Limited [incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.69	Amended and Restated 2010 Equity Incentive Plan, dated August 28, 2018 [incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 14, 2018].

10.70	Amended and Restated Subscription Agreement, dated June 21, 2018, by and between Seven Stars Cloud Group, Inc. and GT Dollar PTE Ltd. [incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 8-K (File No. 001-35561) filed on August 20, 2018].

10.71	Registration Rights Agreement, dated June 28, 2018, by and between Seven Stars Cloud Group, Inc. and Advantech Capital Investment II Limited [incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 8-K (File No. 001-35561) filed on August 20, 2018].

10.72	Supplementary Financial Advisory Agreement, dated December 24, 2018, by and among Ideanomics, Inc., Shenzhen National Transport Service Co., Ltd. and Shanghai Blue Investment Management Consulting Co. Ltd.

10.73	Financial Advisory Service Agreement, dated October 18, 2018, by and between Ideanomics, Inc. and Zhonjinhuifu Resources Co., Ltd.

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21	List of the Subsidiaries of the Registrant*

23.1	Consent of BF Borgers CPA PC**

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed with the initial filing of this registration statement with the Securities and Exchange Commission on April 20, 2018
**	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of February, 2020.

IDEANOMICS, INC.

By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. February 5, 2020

Signature	Title	Date

/s/ Alfred Poor
Alfred Poor	Chief Executive Officer (Principal Executive Officer)	February 13, 2020

/s/ Conor mccarthy
	Chief Financial Officer (Principal Financial Officer)	February 13, 2020

/s/ Bruno Wu
Bruno Wu	Chairman	February 13, 2020

*
Shane McMahon	Director	February 13, 2020

*
James Cassano	Director	February 13, 2020

*
John Wallace	Director	February 13, 2020

*
Jerry Fan	Director	February 13, 2020

*
Steven Fadem	Director	February 13, 2020

*
Chao Yang	Director	February 13, 2020

*
Harry Edelson	Director	February 13, 2020

* By:	/s/ Bruno Wu
as Attorney-In-Fact

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